     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1998


                                                      REGISTRATION NO. 333-44177

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            BRILL MEDIA COMPANY, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     52-2071822
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                          BRILL MEDIA MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     54-1877458
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)


                             ADVERTISERS P.S., LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 VIRGINIA                                      7398                                     38-3393217
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)


                               BMC HOLDINGS, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     52-2071824
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                             BRILL NEWSPAPERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     54-1170289
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                               BRILL RADIO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     54-1148743
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                           CADILLAC NEWSPAPERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      2710                                     54-1170305
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                    CENTRAL MICHIGAN DISTRIBUTION CO., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      2710                                     38-2438162
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                    CENTRAL MICHIGAN DISTRIBUTION CO., L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      7398                                     62-1356763
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                       CENTRAL MICHIGAN NEWSPAPERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      2710                                     54-1170307
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                      CENTRAL MISSOURI BROADCASTING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      4830                                     54-1163979
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)


                         CENTRAL PRINTING SERVICE, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 VIRGINIA                                      2710                                     38-3393221
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)


                                  CMB II, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     43-1671356
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                       CMN ASSOCIATED PUBLICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      2710                                     38-2438130
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                               CMN HOLDING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 VIRGINIA                                      6749                                     54-1170293
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)


                            GLADWIN NEWSPAPERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      2710                                     54-1170304
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                            GRAPH ADS PRINTING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      2710                                     38-2438126
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                              HURON HOLDINGS, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     54-1867829
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                             HURON NEWSPAPERS, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      2710                                     38-3372402
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                                HURON P.S., LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      7398                                     38-3372410
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                           MIDLAND BUYERS GUIDE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      2710                                     38-2438164
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                                  NB II, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     41-1803205
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                                  NCH II, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     54-1851918
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                                  NCR II, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      4830                                     84-1347311
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                                  NCR III, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      4830                                     54-1851920
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                        NORTHERN COLORADO HOLDINGS, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     54-1862076
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                         NORTHERN COLORADO RADIO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      4830                                     84-1091274
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                          NORTHLAND BROADCASTING, LLC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      4830                                     41-1862832
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                            NORTHLAND HOLDINGS, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      6749                                     54-1838750
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                              READING RADIO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      4830                                     54-1163978
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                           ST. JOHNS NEWSPAPERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      2710                                     38-3299223
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)

                          TRI-STATE BROADCASTING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 VIRGINIA                                      4830                                     35-1888093
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)


                         UPPER MICHIGAN HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 VIRGINIA                                      6749                                     54-1882775
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)



                          UPPER MICHIGAN HOLDINGS, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 VIRGINIA                                      6749                                     54-1882773
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)



                        UPPER MICHIGAN MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 VIRGINIA                                      6749                                     54-1882776
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)



                         UPPER MICHIGAN NEWSPAPERS, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 VIRGINIA                                      2710                                     38-3393224
     (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)               Classification Code Number)                     Identification No.)


                420 N.W. FIFTH STREET, EVANSVILLE, INDIANA 47708
                                 (812) 423-6200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ALAN R. BRILL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          BRILL MEDIA MANAGEMENT, INC.
                420 N.W. FIFTH STREET, EVANSVILLE, INDIANA 47708
                                 (812) 423-6200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ------------------------------

                                   COPIES TO:

            THOMPSON & MCMULLAN, P.C.                           CARTER, LEDYARD & MILBURN
                 100 Shockoe Slip                                     2 Wall Street
             Richmond, Virginia 23219                            New York, New York 10005
                  (804) 649-7545                                      (212) 732-3200
          Attention: Charles W. Laughlin                        Attention: John K. Whelan

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MARCH 4, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                            BRILL MEDIA COMPANY, LLC

      [LOGO]
                          BRILL MEDIA MANAGEMENT, INC.
                               OFFER TO EXCHANGE
                           12% SENIOR NOTES DUE 2007
                                      FOR
                       12% SERIES B SENIOR NOTES DUE 2007
                        AND APPRECIATION NOTES DUE 2007
                                      FOR
                      SERIES B APPRECIATION NOTES DUE 2007
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1998, UNLESS EXTENDED

    Brill Media Company, LLC, a Virginia limited liability company ("BMC") and Brill Media Management, Inc., a Virginia corporation (collectively with BMC, the "Issuer"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letters of Transmittal (the "Exchange Offer"), to exchange (i) its 12% Series B Senior Notes due 2007 (the "Exchange Notes") for an equal principal amount of its outstanding 12% Senior Notes due 2007 (the "Original Notes" and collectively with the Exchange Notes, the "Notes"), of which an aggregate of $105,000,000 in principal is outstanding as of the date hereof, and (ii) its Series B Appreciation Notes due 2007 (the "Exchange Appreciation Notes") for an equal principal amount of its outstanding Appreciation Notes due 2007 (the "Original Appreciation Notes" and, collectively with the Exchange Appreciation Notes, the "Appreciation Notes"), of which an aggregate of $3,000,000 in principal is outstanding as of the date hereof. The form and the terms of each of the Exchange Notes and the Exchange Appreciation Notes will be the same as the form and terms of each of the Original Notes and the Original Appreciation Notes, respectively, except that (i) each of the Exchange Notes and the Exchange Appreciation Notes will bear a "Series B" designation and will bear different CUSIP Numbers from the Original Notes and the Original Appreciation Notes, (ii) the Exchange Notes and the Exchange Appreciation Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear legends restricting their transfer, and (iii) holders of the Exchange Notes and the Exchange Appreciation Notes will not be entitled to certain rights of holders of Notes and Appreciation Notes, respectively, under the Registration Rights Agreements (as defined), which rights will terminate as to holders of the Exchange Notes and Exchange Appreciation Notes upon consummation of the Exchange Offer. Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the indenture (the "Indenture") dated as of December 30, 1997 governing the Original Notes and the Exchange Notes. Exchange Appreciation Notes will evidence the same debt as the Original Appreciation Notes and will be entitled to the benefits of the indenture (the "Appreciation
Note Indenture") dated as of December 30, 1997 governing the Appreciation Notes and the Exchange Appreciation Notes. The Original Notes and the Original Appreciation Notes are sometimes referred to herein collectively as the "Original Securities." The Exchange Notes and the Exchange Appreciation Notes are sometimes referred to herein collectively as the "Exchange Securities." The Original Securities and the Exchange Securities are sometimes referred to herein collectively as the "Securities."

    Interest on the Exchange Notes will accrue from and include their issuance date. Additionally, interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor or, if no interest has been paid on the Original Notes, from the date of original issuance of such Original Notes to but not including the issuance date of the Exchange Notes. Accordingly, holders who exchange their Original Notes will receive the same interest payment on the next interest payment date (expected to be June 15, 1998) that they would have received had they not accepted the Exchange Offer.

    The Notes will bear interest at a rate of 7 1/2% per annum from the date of original issue until December 15, 1999 and at a rate of 12% from and after such date until maturity. Interest on the Notes will be payable in cash semi-annually on June 15 and December 15 of each year, commencing June 15, 1998. The Notes will mature on December 15, 2007. Except as described below, the Issuer may not redeem the Notes prior to December 15, 2002. On or after such date, the Issuer may redeem the Notes, in whole or in part, at any time, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to December 15, 2000, in the event of the sale by BMC of at least $25.0 million of its equity securities in one or more Public Equity Offerings (as defined), the Issuer may, at its option, use the net proceeds of such sale to redeem up to 25% of the aggregate principal amount of the Notes, at a redemption price equal to 112.0% of the Accreted Value (as defined) of the Notes to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption; PROVIDED, HOWEVER, that after any such redemption the aggregate principal of the Notes outstanding must be at least $79.0 million. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), the Issuer will be required to make an offer to repurchase the Notes at a price equal to 101% of the Accreted Value in the case of an offer to purchase occurring prior to December 15, 1999, and thereafter at a purchase price equal to 101% of the principal amount thereof, in each case plus accrued and unpaid interest thereon to the date of repurchase. See "Description of Notes -- Optional Redemption" and "--Change of Control."


    The Notes will be senior unsecured obligations of the Issuer. The Notes will rank PARI PASSU with all existing and future senior indebtedness of the Issuer and will rank senior in right of payment to any future subordinated indebtedness of the Issuer. The Notes will be unconditionally guaranteed (the "Subsidiary Guarantees"), jointly and severally, by each of the Issuer's subsidiaries on the issue date of the Notes and by each Restricted Subsidiary (as defined) of the Issuer organized or acquired thereafter (collectively the "Subsidiary Guarantors"). The Guarantees will be senior unsecured obligations of the Subsidiary Guarantors and will rank PARI PASSU in right of payment with all other existing and future senior indebtedness of the respective Subsidiary Guarantors and senior in right of payment to all existing and future subordinated indebtedness of the respective Subsidiary Guarantors and may be released upon the occurence of certain events. The Notes and Subsidiary Guarantees will be effectively subordinated in right of payment to any secured debt of the Issuer and the Subsidiary Guarantors to the extent of the assets serving as security therefor. The Indenture permits the Issuer and its Subsidiaries to incur additional indebtedness (including senior indebtedness), subject to certain limitations. As of November 30, 1997, on a pro forma basis after giving effect to the Transactions, the Issuer had no outstanding secured indebtedness to which the Notes would have been effectively subordinated, and the aggregate amount of the Subsidiary Guarantors' outstanding senior secured indebtedness to which the Subsidiary Guarantees would have been effectively subordinated was approximately $4.8 million. See "Description of Notes."


    Each Appreciation Note will entitle the holder thereof to receive on December 15, 2007 a cash payment of principal and interest in an amount equal to
(i) the principal amount thereof plus (ii) the amount by which the Specified Percentage (as defined) of the Value (as defined) of BMC on such date exceeds the principal amount of such Appreciation Note. The Appreciation Notes will be subject to mandatory and optional redemption under certain circumstances. The Appreciation Notes will be senior subordinated obligations of the Issuer. The Appreciation Notes will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Issuer, including the Notes, and will rank senior in right of payment to any subordinated indebtedness of the Issuer. The Appreciation Notes will be unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors. The Guarantees of the Appreciation Notes will be senior subordinated obligations of the Subsidiary Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined) of the respective Subsidiary Guarantor, including the Subsidiaries Guarantees of the Notes. See "Description of the Appreciation Notes."


    SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR ORIGINAL SECURITIES IN THE EXCHANGE OFFER.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                     The date of this Prospectus is , 1998.

(CONTINUED FROM FRONT COVER)

    The Issuer will accept for exchange any and all validly tendered Original
Securities not withdrawn prior to 5:00 p.m., New York City time, on        ,
1998, unless extended by the Issuer in its sole discretion (the "Expiration Date"). Tenders of Original Securities may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes or any minimum aggregate principal amount of Original Appreciation Notes being tendered for exchange. In the event the Issuer terminates the Exchange Offer and does not accept for exchange any Original Securities, the Issuer will promptly return all previously tendered Original Securities to the holders thereof. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions." The Issuer has agreed to pay all expenses incident to the Exchange Offer. The Issuer will not receive any proceeds from the Exchange Offer.

    The Original Securities were originally issued and sold on December 30, 1997 in transactions (the "Offering") which were not registered under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act. Accordingly, the Original Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Securities are being offered hereunder to satisfy the obligations of the Issuer under the Registration Rights Agreements. See "The Exchange Offer--Purpose and Effect of Exchange Offer."

    Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Issuer believes the Exchange Notes and the Exchange Appreciation Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act), without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act, provided that such Exchange Securities are acquired in the ordinary course of such holder's business and that such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Securities. Eligible holders wishing to accept the Exchange Offer must represent to the Issuer that such conditions have been met. Each broker-dealer that receives Exchange Securities pursuant to the Exchange Offer in exchange for Securities acquired for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Securities received in exchange for Original Securities where such Original Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after consummation of the Exchange Offer, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    Holders of Original Securities whose Original Securities are not tendered and accepted in the Exchange Offer will continue to hold such Original Securities and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture and the Appreciation Note Indenture, respectively. Following consummation of the Exchange Offer, the holders of Original Securities will continue to be subject to the existing restrictions upon transfer thereof under the Securities Act.

    There has been no previous public market for the Securities. The Issuer does not intend to list the Exchange Securities on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Securities will develop. See "Risk Factors--Lack of Established Trading Market." Moreover, to the extent that Original Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Securities could be adversely affected.


    The Original Securities were issued as units, each of which was immediately separable into one Original Note and one Original Appreciation Note (the "Units"). The Exchange Notes and Exchange Appreciation Notes are being offered separately, and not as units. By submitting a Letter of Transmittal to tender Original Securities, or by electronically transmitting its acceptance of the Exchange Offer through ATOP (as defined), a holder of Units will request the separation of such Units into their component parts. See "The Exchange Offer--Procedures for Tendering."


    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUER ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF ORIGINAL SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    CERTAIN OF THE MATTERS DISCUSSED UNDER "PROSPECTUS SUMMARY," "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS CONCERNING THE ISSUER'S OPERATIONS, ECONOMIC PERFORMANCE AND FINANCIAL CONDITION, INCLUDING, AMONG OTHER THINGS, THE ISSUER'S BUSINESS STRATEGY. THESE STATEMENTS ARE BASED ON THE ISSUER'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED DUE TO A NUMBER OF FACTORS, INCLUDING THOSE IDENTIFIED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

                              RADIO INDUSTRY DATA

    Unless otherwise indicated herein, audience ratings and market radio advertising revenues have been obtained from INVESTING IN RADIO, 1997 MARKET REPORT--THIRD EDITION, BIA Publications Inc. ("BIA"). Revenue rankings in the Company's radio markets have been derived by comparing the Company's revenues in each market to the revenues for the Company's competitors (utilizing the estimated revenues for each competing radio station as provided by BIA). Metro rank for the Company's markets have been obtained from ARBITRON, RADIO MARKET REPORT, the Arbitron Company ("Arbitron").

    Audience rankings for the Fort Collins/Greeley/Loveland, Colorado market ("Fort Collins") and the Jefferson City/Columbia/Lake of Ozarks, Missouri market ("Jefferson City") have been taken from ARBITRON RADIO CUSTOM SURVEY RADIO AREA REPORT, MAY 1997. No published market revenues or revenue rankings on the Fort Collins and Jefferson City markets are available, and market revenues and revenue ranking in such markets have been estimated by the Company, without the benefit of any independent investigation or confirmation, on the basis of its knowledge of each market and published retail sales statistics.

                              CERTAIN DEFINITIONS


    Brill Media Company, LLC, a Virginia limited liability company ("BMC"), and its wholly-owned subsidiary, Brill Media Management, Inc., a Virginia corporation ("Media" and, collectively with BMC, the "Issuer"), are the co-issuers of the Securities. Media and BMC, collectively with BMC's direct subsidiary BMC Holdings, LLC, a Virginia limited liability company ("Holdings"), and the direct and indirect subsidiaries of Holdings, are referred to herein as the "Company." Certain management services are provided to the Company by Brill Media Company, L.P., a Virginia limited partnership and an affiliate of the Company ("BMCLP"). Radio station and newspaper affiliates that are managed by the Company pursuant to Managed Affiliates Management Agreements (as defined) are referred to collectively as "Managed Affiliates." See "Business--Structure and Governance," "Certain Transactions" and "Description of Notes--Certain Definitions."



    The subsidiaries of BMC (the "Subsidiaries") presently include the following entities, all of which are organized under the laws of Virginia: Holdings; Brill Newspapers, Inc.; Brill Radio Inc.; Advertisers P.S., LLC; Cadillac Newspapers, Inc.; Central Michigan Distribution Co., Inc.; Central Michigan Distribution Co., L.P.; Central Michigan Newspapers, Inc.; Central Missouri Broadcasting, Inc.; Central Printing Service, LLC; CMB II, Inc.; CMN Associated Publications, Inc.; CMN Holding, Inc.; Gladwin Newspapers, Inc.; Graph Ads Printing, Inc.; Huron Holdings, LLC; Huron Newspapers, LLC; Huron P.S., LLC; Midland Buyer's Guide, Inc.; NB II, Inc.; NCH II, LLC; NCR II, Inc.; NCR III, LLC; Northern Colorado Holdings, LLC; Northern Colorado Radio, Inc.; Northland Broadcasting, LLC; Northland Holdings, LLC; Reading Radio, Inc.; St. Johns Newspapers, Inc.; Tri-State Broadcasting, Inc.; Upper Michigan Holdings, Inc.; Upper Michigan Holdings, LLC; Upper Michigan Management, Inc.; and Upper Michigan Newspapers, LLC.


    "EBITDA" means operating income before depreciation and amortization expenses. References to "Media Cashflow" refer to EBITDA plus management fees, incentive plan expense, time brokerage agreement fees, acquisition related consulting expense and interest income from loans made by the Company to Managed Affiliates. Management fees payable to BMCLP are subordinated, to the extent provided in the Indenture, to the prior payment of the Issuer's obligations on the Notes. Although Media Cashflow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that these measures are useful to an investor in evaluating the Company because these measures are widely used in the media industry to evaluate a media company's operating performance. However, Media Cashflow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statements prepared in accordance with GAAP as measures of liquidity or profitability.

    "New Credit Facility" means a new senior secured credit facility which may be entered into by the Company in the aggregate principal amount not to exceed $15.0 million, as permitted by the Indenture. No assurances can be given that such New Credit Facility will be extended to the Company by any lender or that it will be made available to the Company on terms acceptable to the Company.

    The terms local marketing agreement ("LMA"), time brokerage agreement ("Time Brokerage Agreement") and joint sales agreement ("JSA") are referred to in various places in this Prospectus. An LMA or Time Brokerage Agreement refers to an agreement, although it may take various forms, under which one party agrees in consideration of a fee paid to provide, on a cooperative basis, the programming, sales, marketing and similar services for a separately owned radio station located in the same radio market and realize the financial benefit of such activities. A JSA refers to an agreement, similar to an LMA or Time Brokerage Agreement, under which a radio station agrees to provide the sales and marketing services for another station while the owner of such other radio station provides the programming for such other radio station. LMAs, Time Brokerage Agreements and JSAs are more fully described in "Business--Federal Regulation of Radio Broadcasting."

    The Company generally considers radio "middle markets" to be markets ranked 80 to 200 by Arbitron. The Company considers "middle markets" for purposes of its newspaper operations to be generally comparable to the smaller markets in such range.

    All references in this Prospectus to "senior" in reference to the Notes or other obligations of the Issuer or a Subsidiary Guarantor means obligations that are not subordinated to other unsecured obligations of the Issuer or such Subsidiary Guarantor but which may be subordinate to secured obligations of the Issuer to the extent of the security therefor.

                               PROSPECTUS SUMMARY

THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO APPEARING ELSEWHERE HEREIN. INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" PRIOR TO MAKING A DECISION TO TENDER ANY ORIGINAL SECURITIES IN EXCHANGE FOR EXCHANGE SECURITIES HEREUNDER.

                                  THE COMPANY

    The Company is a diversified media enterprise that acquires, develops, manages, and operates radio stations, newspapers and related businesses in middle markets. The Company presently owns, operates, or manages fifteen radio stations serving five markets located in Pennsylvania, Kentucky/Indiana, Colorado, Minnesota/Wisconsin, and Missouri, including three radio stations located in the Kentucky/Indiana market that are owned by Managed Affiliates (the twelve such stations which are not owned by Managed Affiliates being referred to herein as the "Stations"). The group of Stations and Managed Affiliates' stations operated by the Company in each market holds a first or second ranking in both combined audience ratings and combined revenues, compared to other groups, in such market. In addition, in each of its markets, the Stations and Managed Affiliates' stations individually have at least one of the top two rankings in both audience ratings and revenues. The Company's newspaper businesses (the "Newspapers") operate integrated newspaper publishing, printing and print advertising distribution operations, providing total-market print advertising coverage throughout a seventeen-county area in central Michigan. This operation offers a two-edition daily newspaper, thirteen weekly publications, a web offset printing operation for Newspapers' publications and outside customers, and a private distribution company. The Company, each of its Subsidiaries, BMCLP and the Managed Affiliates are wholly owned directly or indirectly by Alan R. Brill ("Mr. Brill" or the "Stockholder"), who founded the business and began its operations in 1981.


    For the year ended February 28, 1997, the Company's pro forma combined revenues, net loss and Media Cashflow, excluding the Missouri Properties which are under contract to be sold (see "Recent or Pending Transactions"), were $27.4 million, $8.3 million and $10.4 million, respectively. For the nine months ended November 30, 1997, such pro forma combined revenues, net loss and Media Cashflow were $22.6 million, $5.5 million and $8.8 million, respectively. The financial statements of the Managed Affiliates are not combined with those of the Company.


    Historically, the Company has focused on media properties located in middle markets, which the Company believes offer greater opportunities than larger markets to build and maintain consistently high market and revenue shares at reasonable costs. The Company believes its markets are generally less competitive than major markets and are characterized by a limited number of direct competitors, local owner/operators that are less sophisticated and have less financial resources, and fewer alternative advertising media. In such markets, the Company is able to target broader demographic groups and to sell its advertising to a wider customer base than in major markets. The Company believes that, relative to larger markets, a higher percentage of revenues in middle markets is derived from local advertising and therefore a correspondingly higher portion of its revenues can be directly generated by its own sales efforts. The Company believes that local advertisers in middle markets often make advertising decisions based primarily on customer relationships and service and advertising results. The Company's primary focus is to provide high-quality customer service with promotional activities that yield results for advertisers and to build and maintain superior local advertiser relationships.


    The Company's overall operations, including its sales and marketing strategy, long-range planning, and management support services are managed by BMCLP, a limited partnership indirectly owned by Mr. Brill (see "Certain Transactions"). The management support provided by BMCLP has been a key element in the Company's ability to achieve significant increases in Media Cashflow at each of its properties following their acquisition. Each of the Company's properties is managed on a day-to-day basis by an experienced local president/general manager. As of September 30, 1997, the Company had a workforce of approximately 340 full-time and 100 part-time employees, none of whom is unionized.


    The principal executive offices of the Company are located at 420 N.W. Fifth Street, Evansville, Indiana 47708, and its telephone number is (812) 423-6200.

RADIO PROPERTY OVERVIEW

    In each of its markets, the Company's Stations and the Managed Affiliates' stations as a group hold at least one of the top two rankings in both combined audience ratings and combined revenues. Furthermore, in each of its markets the Company's Stations and the Managed Affiliates' stations individually hold at least one of the top two audience and revenues rankings. Set forth below is a list of the Stations and the Managed Affiliates' stations specifying their broadcasting frequency, Federal Communications Commission ("FCC") class, format, control, market, market rank and group rank by ratings and revenues.

                                                                                                         STATION GROUP
                                                                                       ARBITRON               RANK
                               FCC                     OWNED/                           MARKET     --------------------------
STATION         FREQUENCY     CLASS      FORMAT       MANAGED         MARKET(S)          RANK       RATINGS      REVENUES
-------------  -----------  ---------  -----------  ------------  ------------------  -----------  ---------  ---------------
WIOV-FM            105.1    FM-B       Country      Owned         Lancaster, PA(1)           110       1                 1
                                                                  Reading, PA                130       2                 2

WBKR-FM             92.5    FM-C       Country      Owned         Evansville, IN             125(2)     1                1
WKDQ-FM             99.5    FM-C       Country      Managed(3)    and Owensboro/
WSTO-FM             96.1    FM-C       Adult Hits   Managed(3)    Henderson, KY
WOMI-AM             1490    AM-C       News/Talk    Owned
WVJS-AM             1420    AM-B       News/Talk    Managed(3)

KTRR-FM            102.5    FM-C2      Adult Hits   Managed(4)    Fort Collins/              135       1                 1
KUAD-FM             99.1    FM-C1      Country      Owned         Greeley/
                                                                  Loveland, CO

KKCB-FM            105.1    FM-C1      Country      Owned         Duluth, MN/                207       1                 1
KLDJ-FM            101.7    FM-C2      Oldies       Owned         Superior, WI
WEBC-AM              560    AM-B       News/Talk    Owned

KATI-FM             94.3    FM-C2      Country      Owned(5)      Jefferson City/             NR(6)     2                2
KTXY-FM            106.9    FM-C       Adult Hits   Owned(5)      Columbia/
KLIK-AM              950    AM-B       Country      Owned(5)      Lake of the
                                                                    Ozarks, MO

--------------------------

(1) WIOV-FM serves both Lancaster and Reading. The Company also owns and operates WIOV-AM, an AM-C station in Reading. Ratings and revenues ranks for WIOV-FM include WIOV-AM.

(2) The Company estimates that on a combined basis the Evansville/Owensboro/Henderson market would have an Arbitron rank of 125 based on separate rankings of 151 and 255 for Evansville and Owensboro, respectively.

(3) WKDQ-FM, WSTO-FM and WVJS-AM are owned by Managed Affiliates.

(4) The Company manages KTRR-FM pursuant to a Time Brokerage Agreement pending completion of its acquisition.


(5) Missouri Properties are under contract for sale. See "Recent or Pending Transactions." Accordingly, the pro forma financial statements presented herein do not include the operating results of such stations.


(6) The Jefferson City/Columbia/Lake of the Ozarks, Missouri market is not ranked by Arbitron. Columbia separately is ranked 237 by Arbitron, and KTXY-FM is the top-rated station by audience ranking in such market.

    LANCASTER AND READING, PENNSYLVANIA, which the Company estimates combined would have an Arbitron rank of 60, are served by WIOV-FM and WIOV-AM. WIOV-FM programs a Country music format and consistently is one of the region's top rated stations. WIOV-FM is the top-ranked radio station based on combined revenues in the Lancaster market. WIOV-AM serves the Reading market with a News/Talk format.

    EVANSVILLE, INDIANA, AND OWENSBORO/HENDERSON, KENTUCKY, which the Company estimates combined would have an Arbitron rank of 125, are served by WBKR-FM and WOMI-AM. These stations broadcast to the Tri-State area of southwestern Indiana, southern Illinois, and western Kentucky, which the Company believes is undergoing significant economic expansion. WBKR-FM is the region's most powerful and most listened to radio station. The five stations operated by the Company (including the Managed Affiliates' stations, WKDQ-FM, WSTO-FM and WVJS-AM) rank first in the market in terms of both their combined revenues and their combined ratings, and individually hold three of the top four audience and revenues rankings in the market.


    FORT COLLINS/GREELEY/LOVELAND, COLORADO, which has recently been designated as a market by Arbitron and is ranked 135, is served by KUAD-FM and KTRR-FM. KUAD-FM is northern Colorado's leading radio station in terms of audience ratings and advertising revenues, and in the nineteen months since the Company began operating it pursuant to a Time Brokerage Agreement, KTRR-FM has established a significant presence in the market. These Stations primarily serve Larimer and Weld counties in northern Colorado, which comprise a distinct market approximately 65 miles north of Denver. The Company believes that radio advertising in the area is significantly underutilized by potential advertisers based on national norms. The Stations focus on the Fort Collins/Greeley/Loveland "triangle," and reach a listener base that the Company believes is well-educated, has significant disposable income, and is served locally by few other radio stations.


    DULUTH, MINNESOTA AND SUPERIOR, WISCONSIN, which have a combined Arbitron rank of 207, are served by KKCB-FM, KLDJ-FM and WEBC-AM, which the Company believes is the premier combination of radio stations in this market based on revenues and audience ratings. KKCB-FM, which operates a Country format, is the highest-rated station in its market.


    JEFFERSON CITY/COLUMBIA/LAKE OF THE OZARKS, MISSOURI, is served by KATI-FM, KTXY-FM and KLIK-AM. These stations are currently under contract for sale and pending closing are being operated by the purchaser under the terms of a Time Brokerage Agreement. See "Recent or Pending Transactions."

PUBLICATIONS OVERVIEW

    Set forth below is a list of the Newspaper publications specifying the location and circulation of each.

NEWSPAPER                                               LOCATION        CIRCULATION
-------------------------------------------------  -------------------  -----------
MORNING SUN......................................  Mt. Pleasant, MI         12,700
MT. PLEASANT BUYERS GUIDE........................  Mt. Pleasant, MI         28,400
CLARE COUNTY BUYERS GUIDE........................  Clare, MI                13,000
ALMA REMINDER....................................  Alma, MI                 20,600
CADILLAC BUYERS GUIDE............................  Cadillac, MI             21,700
CARSON CITY REMINDER.............................  Carson City, MI          11,000
EDMORE ADVERTISER................................  Edmore, MI               17,500
HEMLOCK SHOPPERS GUIDE...........................  Hemlock, MI              12,500
GLADWIN BUYERS GUIDE.............................  Gladwin, MI              16,800
ISABELLA COUNTY HERALD...........................  Mt. Pleasant, MI         16,200
MIDLAND BUYERS GUIDE.............................  Midland, MI              28,000
ST. JOHNS REMINDER...............................  St. Johns, MI            16,200
THE NORTHEASTERN SHOPPER
  (NORTH EDITION)................................  Tawas City, MI           24,400
THE NORTHEASTERN SHOPPER
  (SOUTH EDITION)................................  Tawas City, MI           15,600
                                                                        -----------
      Total Circulation                                                    254,600
                                                                        -----------
                                                                        -----------

    The Newspapers serve a seventeen county area of small communities in central Michigan, where there are few other newspapers, no local television stations, and few radio stations. The Company has central offices and production facilities in Mt. Pleasant, Michigan and leads the central Michigan market in media billings.

    The Company's daily newspaper, the MORNING SUN, has a paid subscription base of 12,700 readers and is the only daily newspaper published in Gratiot, Isabella and southern Clare counties. The Company's weekly newspaper and twelve weekly shopping guides are delivered free to more than 240,000 households in the central Michigan area. The Company's multiple products and private delivery system permit advertisers to buy customized advertising coverage for the portion of the local market that best reaches their potential customers. The Company also publishes numerous niche publications such as vacation guides and a monthly business report. The Newspapers have a widely diversified base of advertising and printing customers and during the year ended February 28, 1997 no one customer represented more than 2% of the Company's revenues.

STRUCTURE AND GOVERNANCE

    In anticipation of the Offering, the ownership of the Stations and Newspapers was restructured to preserve certain historical tax benefits while permitting Mr. Brill the flexibility required to continue growing the business through acquisitions.

    Set forth below is a chart outlining the ownership of the Company and its principal affiliates. Certain intermediate entities have been omitted.

    [The chart, which is on file with the Issuer, shows that Mr. Brill is the sole ultimate owner of (i) BMCLP, (ii) the Managed Affiliates, (iii) the Subsidiaries (indirectly through BMC and Holdings) and (iv) Media (indirectly through BMC).]

    The Exchange Securities will be issued jointly by Brill Media Company, LLC, a Virginia limited liability company ("BMC"), and its wholly-owned subsidiary, Brill Media Management, Inc., a Virginia corporation ("Media"; collectively with BMC, the "Issuer"). BMC through Subsidiaries indirectly owns radio and newspaper properties, including those previously identified. The historical financial statements of The Radio and Newspaper Businesses of Alan R. Brill included elsewhere in this Prospectus include the financial position and results of operations of the radio and newspaper Subsidiaries on a combined basis. Each Subsidiary is wholly-owned directly or indirectly by BMC except that Mr. Brill indirectly owns up to a 2% interest in ten Subsidiaries.



    The Managed Affiliates are not subsidiaries of the Company, but are managed by the Company pursuant to Managed Affiliates Management Agreements. As of the date of this Prospectus, the Managed Affiliates operate radio stations WKDQ-FM, WSTO-FM and WVJS-AM in Evansville, Indiana and Owensboro/Henderson, Kentucky, which were acquired by Mr. Brill in 1997. While subject to a Managed Affiliate Management Agreement, funds may be advanced from time to time to these and future Managed Affiliates by the Company or its Subsidiaries in the form of unsecured loans ("Managed Affiliate Notes") subject to certain limitations. See "Description of Notes--Limitations on Affiliate Transactions."


    Local general managers operate the Stations and Newspapers on a day-to-day basis. Other management services, including benefit plan administration, risk management, finance, tax management, and strategic planning and operations oversight are provided to the Subsidiaries and the affiliates by BMCLP, which is owned indirectly by Mr. Brill. The fees charged by BMCLP are established on a contractual basis and, as set forth more fully under "Certain Transactions," such fees are payable to the extent set forth in the Description of the Notes.

BUSINESS STRENGTHS

    MIDDLE MARKET FOCUS. The Company operates media businesses in middle markets which generally are less competitive than larger markets and are characterized by a limited number of direct competitors, local owner/operators which are less sophisticated and have less financial resources, and fewer alternative media. The Company believes that in its markets the majority of its revenues are directly generated by its own sales efforts.

    STRONG AND GROWING MARKET SHARE. In each of its radio markets the Company's Stations or the Managed Affiliates' stations hold at least one of the top two rankings in both audience ratings and revenues. The Company believes that it is the leading advertising provider in its newspaper markets. The Company believes the Stations and Newspapers have strong community support and work to build and maintain strong middle market franchises.

    SUCCESSFUL ACQUISITION HISTORY. Mr. Brill has a history of identifying acquisition opportunities, initiating negotiations to buy such properties and developing creative structures by which to meet the requirements of the sellers of such properties. Mr. Brill and the management team have successfully developed acquired radio stations and newspapers and have improved Media Cashflow at each of the Company's properties following their acquisition.


    CONSISTENT MEDIA CASHFLOWS. The Company's Subsidiaries have a history of consistent media cashflows. The Company's Subsidiaries generated Media Cashflow margins (on a combined basis) of approximately 24%, 26%, and 30% for the one-year periods ended February 28, 1995, February 29, 1996, and February 28, 1997, respectively, and 39% for the nine-month period ended November 30, 1997. The Company believes that its Media Cashflow will continue to be strong and will enable the Company to continue its acquisition strategy. Furthermore, the Company's continuing operations currently require relatively small capital expenditures.

    EXPERIENCED AND COMMITTED MANAGEMENT TEAM. The Company's senior management team, provided by BMCLP, is highly experienced in the radio and newspaper industries. BMCLP has experienced little management turnover, and BMCLP's four senior operating executives have an average of 22 years each of experience in the media industry and have worked together since 1988. The Company has a decentralized management structure in which general managers make the key local operating decisions for each station or newspaper with support from BMCLP management.

    STRONG LOCAL ADVERTISER RELATIONSHIPS. Historically, the Company has created and maintained relationships directly with local advertisers in its markets, which enable the Company to respond immediately and creatively to meet customer needs. The Company believes that its marketing approach and customer relationships enable the Stations to generate greater revenues and margins than comparably ranked stations in their markets and enable the Newspapers to increase revenues and margins. To further strengthen its relationships with advertisers, the Company also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, an advertiser's business.

ACQUISITION STRATEGY

    The Company seeks to acquire underperforming middle market media businesses whose acquisition costs are low relative to potential revenues and cashflow. The Company focuses on developing significant long-term franchises in middle markets. The Company then seeks to improve revenues and cashflow, using its particular promotional, marketing, sales, programming and editorial approaches. The Company targets businesses that it believes operate in underdeveloped market segments with a low level of competition and a strong economic base, as well as stations with competitive technical facilities and businesses that are located in areas deemed desirable for relocation in terms of personnel recruitment.

    The Company believes that its acquisition strategy, properly implemented, has a number of specific benefits, including (i) diversification of revenues and cashflow across a broader base of industries, properties and markets, (ii) geographic clustering which has allowed improved cashflow margins through the consolidation of facilities, centralized newsgathering, cross-selling of advertising, elimination of redundant expenses, (iii) improved access to consultants and other industry resources, (iv) greater appeal to qualified industry management talent and (v) efficiencies from economies of scale.

OPERATING STRATEGY

    In order to appeal to advertising customers and maximize the revenues and cashflow of its properties, the Company's strategy is as follows:

    MARKETING PARTNERSHIPS. The Company believes that advertisers in its markets are attracted and retained through value-added customer services. While the Company seeks and achieves audience ratings and circulation as a means of attracting advertisers, its operations are distinguished by a particular emphasis on soliciting advertisers directly. The Company believes that in many middle markets the decision to advertise on a given radio station or in a given newspaper is driven in large measure by direct customer relationships and the level of customer success with past advertising programs and the marketing and sales effectiveness of the station or newspaper staff. The Company believes that building and solidifying marketing partnerships with advertisers and retaining such customers through effective results and high quality customer service are significant factors in maintaining leading revenue shares in its markets.

    OWNERSHIP OF STRONG MEDIA GROUPS. In each of its markets, the Company seeks to maintain and enhance its position as a market leader through its ownership of groups of stations or publications. Its ownership of groups of stations and publications allows the Company a variety of sales opportunities and customer demographics. By strategically coordinating customized programming, publishing, promotional, and selling strategies among a group of local stations or newspapers, the Company attempts to reach a wide range of demographic groups that appeal to advertisers. The Company believes that its wide range of advertising options permits it to offer pricing choices to suit customer needs and strengthen advertiser relationships.

    AGGRESSIVE SALES AND MARKETING. The Company seeks to maximize its share of local advertising revenues in each of its markets by implementing and maintaining strong direct sales and marketing programs. The Company tends to maintain separate sales forces for each of its Stations or Newspapers. The Company's Stations strive to maximize revenues by managing the on-air inventory of advertising time and adjusting prices based on local market conditions. Through its marketing efforts, the Company provides advertisers with an effective means of reaching a targeted demographic group. To further strengthen its relationships with radio advertisers, the Company also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, an advertiser's place of business and promotions in which listeners are encouraged to participate by visiting such place of business.

    EXPERIENCED LOCAL MANAGEMENT. The Company believes that each of its Stations and Newspapers is primarily a local business and that much of its success is the result of the efforts of local management and staff. Accordingly, the Company decentralizes its operations. Each of the Company's local media groups is managed by a team of experienced managers who understand the trends, demographics, and competitive opportunities of the particular market. Local managers are responsible for developing annual operating budgets, and a major portion of their compensation is linked to performance against operating targets. BMCLP approves each station or newspaper group's annual operating budgets and imposes strict financial reporting requirements to track performance and monitor operating trends. The Company seeks and motivates managers who thrive on the challenges presented by such autonomy. Its success in finding and developing such managers has enabled the Company to compete successfully in each of its local markets.

    CENTRALIZED SUPPORT AND OVERSIGHT. The Company believes that its ability to utilize existing senior management and sales resources of its media groups enhances the growth potential of both acquired start-up and underperforming properties. Additionally, this support reduces the risks associated with undertaking new means of improving performance, such as launching new formats. Furthermore, the Company seeks to achieve substantial cost savings through the consolidation of facilities, management and administrative personnel and human resources, as well as through the reduction of redundant expenses. BMCLP personnel regularly visit the Stations and Newspapers to review performance, assist local management with their programming, editorial, sales, recruiting and training efforts, and to develop and verify overall operating and marketing strategies, including cost management, designed to improve cashflow. These visits enable the Company to remain aware of developments in each Station's and Newspaper's market and to control and monitor costs while providing useful input to each local manager.

    COMMUNITY INVOLVEMENT. The Company believes that its marketing, sales and promotion efforts create direct relationships with its advertisers and audiences, making its Stations and Newspapers significant participants in the middle markets they serve. Each of the Company's Newspapers and Stations participates in numerous community programs, fund-raisers and activities that benefit a wide variety of organizations and produce revenues for the Company.


                         RECENT OR PENDING TRANSACTIONS



    The Offering, together with the transactions briefly described below, collectively comprise the "Transactions" as referred to in this Prospectus.


    The Company's Subsidiaries, Central Missouri Broadcasting, Inc. and CMB II, Inc. (collectively the "Missouri Properties") have entered into agreements for the sale of substantially all of the assets of the Missouri Properties for a net cash purchase price of approximately $7.4 million, plus assumed liabilities of

$256,000. The net book value of the assets is approximately $1.8 million at November 30, 1997. The Company expects to record a pre-tax gain of approximately $5.5 million after expenses. Pursuant to the terms of a Time Brokerage Agreement ("TBA") which provides for monthly payments of $50,000 to the Missouri Properties, the purchaser is providing operating and management services to the Missouri Properties pending closing of the purchase. Closing of the sale and purchase is expected to occur immediately upon the FCC granting requisite approval for transfer of the broadcast licenses associated with these Stations. Applications for transfer of the broadcast licenses of the Missouri Properties have been filed with the FCC by the purchasers. A local market competitor has objected to the transfer of the licenses and on December 12, 1997, filed with the FCC a Petition to Deny the license transfers and to terminate the Time Brokerage Agreement. No action has been taken on the Petition to Deny by the FCC, and the Company believes that even if the Petition to Deny were granted, the consequences would not be material to the Company. The Attorney General of the State of Missouri on January 9, 1998 filed a civil investigative demand on the Company to provide documents in order to consider whether the proposed transaction would violate federal or Missouri antitrust laws. The Company has complied with the demand.


    The Company's Subsidiary, NCR II Inc., presently provides management and programming services to radio station KTRR-FM in Loveland, Colorado pursuant to a Time Brokerage Agreement with Onyx Broadcasting, Inc., has executed an option to purchase substantially all of the assets of KTRR-FM for a purchase price of $2.0 million, and will enter into a covenant not to compete with the sellers, with a stated consideration of $500,000, payable over its five year term. It is expected that closing of the purchase of KTRR-FM will occur shortly after execution of a definitive asset purchase agreement for this transaction and required approval for transfer of the broadcast licenses by the FCC.


    Certain of the Subsidiaries and other affiliates were indebted under the terms of certain senior secured obligations guaranteed by Mr. Brill and payable to AMRESCO Funding Corporation ("Amresco") and Goldman Sachs Credit Partners L.P. ("Goldman Sachs"). These obligations were paid, along with accrued interest thereon and the applicable prepayment premium of $2.8 million, from the proceeds of the Offering as reflected in the pro forma combined financial statements contained in this Prospectus.


    On October 1, 1997 two of the Company's newspaper Subsidiaries acquired the assets of Huron Postal Service, Inc. ("Huron") and Northeastern Printers, Inc. ("Northeastern"), newspapers located on the coast of Lake Huron, Michigan for total consideration of $2.8 million.


    The Company loaned approximately $900,000 of the proceeds of the Offering to Managed Affiliates and received in return therefor Managed Affiliate Notes which are unsecured, mature on January 1, 2001 and bear interest at a rate of 12% per annum. Such amounts are in addition to the $15.4 million already loaned by the Company to the Managed Affiliates at November 30, 1997. The proceeds of such loans were used by the Managed Affiliates to purchase property, equipment, and intangibles and to provide working capital for operations. It is anticipated that similar relationships may be initiated with other affiliates in the future. The aggregate amount of Managed Affiliate Notes may not exceed $20 million unless the Issuer first obtains a written opinion of an independent investment bank of nationally recognized standing that such transaction is fair to the Issuer from a financial point of view.



    On February 24, 1998 the Company completed the asset acquisition of certain newspaper, printing and distribution operations located in northern Michigan. Total consideration amounted to approximately $8.5 million and included cash of $5.5 million and seller notes of $3.0 million. In addition, the Company entered into a non-compete agreement totaling approximately $365,000.



    The financial statements and pro forma impacts of this acquisition are expected to be included in a future filing on Form 8-K by the Company and accordingly are not included in the pro forma financial information included herein or in the definition of Transactions. In conjunction with such acquisition, the Company formed six new wholly-owned subsidiaries of Holdings, all of which are Subsidiary Guarantors of the Securities.

                               THE EXCHANGE OFFER

    CERTAIN CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN THEM IN "DESCRIPTION OF NOTES--CERTAIN DEFINITIONS."


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ISSUER............................  Brill Media Company, LLC and Brill Media Management,
                                    Inc., as co-issuers.

REGISTRATION RIGHTS AGREEMENT.....  The Original Securities were originally sold by the
                                    Issuer on December 30, 1997 in transactions exempt from
                                    the registration requirements of the Securities Act. The
                                    $3,000,000 aggregate principal amount of Original
                                    Appreciation Notes and $105,000,000 aggregate principal
                                    amount of the Original Notes were sold to NatWest
                                    Capital Markets Limited (the "Initial Purchaser")
                                    pursuant to a Purchase Agreement dated as of December
                                    22, 1997 by and among the Issuer, the Subsidiary
                                    Guarantors and the Initial Purchaser (the "Purchase
                                    Agreement"). The Initial Purchaser subsequently sold
                                    such Original Securities. The Issuer, the Subsidiary
                                    Guarantors and the Initial Purchaser entered into a
                                    Registration Rights Agreement dated December 30, 1997
                                    (the "Note Registration Rights Agreement") and an
                                    Appreciation Note Registration Rights Agreement dated
                                    December 30, 1997 (the "Appreciation Note Registration
                                    Rights Agreement" and, together with the Note
                                    Registration Rights Agreement, the "Registration Rights
                                    Agreements"), which grant the holders of the Original
                                    Securities certain exchange and registration rights. The
                                    Exchange Offer is intended to satisfy such rights. The
                                    holders of the Exchange Securities are not entitled to
                                    any exchange or registration rights with respect to the
                                    Exchange Securities. See "Notes Exchange Offer and
                                    Registration Rights" and "Appreciation Notes Exchange
                                    Offer and Registration Rights."

THE EXCHANGE OFFER................  The Issuer and the Subsidiary Guarantors are offering to exchange (i) an equal principal amount of Exchange Notes
                                    for each such principal amount of Original Notes that
                                    are properly tendered and accepted and (ii) an equal
                                    principal amount of Exchange Appreciation Notes for each
                                    such principal amount of Original Appreciation Notes
                                    that are properly tendered and accepted. The Issuer will
                                    issue Exchange Securities on or promptly after the
                                    Expiration Date. As of the date hereof, there is
                                    $105,000,000 aggregate principal amount of Original
                                    Notes outstanding and there is $3,000,000 aggregate
                                    principal amount of Original Appreciation Notes
                                    outstanding. The Exchange Offer is not conditioned upon
                                    any minimum aggregate principal amount of Original Notes
                                    or any minimum aggregate principal amount of Original
                                    Appreciation Notes being tendered for exchange. Based on
                                    no-action letters issued by the staff of the Commission
                                    to third parties, the Issuer believes the Exchange Notes
                                    and the Exchange Appreciation Notes issued pursuant to
                                    the Exchange Offer may be offered for resale, resold and
                                    otherwise transferred by any holder thereof (other than
                                    any such
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                                       9

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                                    holder that is an "affiliate" of the Company within the
                                    meaning of Rule 405 under the Securities Act) without
                                    further registration under the Securities Act and
                                    without delivery of a prospectus that satisfies the
                                    requirements of Section 10 of the Securities Act,
                                    provided that such Exchange Securities are acquired in
                                    the ordinary course of such holder's business and that
                                    such holder does not intend to participate, and has no
                                    arrangement or understanding with any person to
                                    participate, in the distribution of such Exchange
                                    Securities.

                                    Each Participating Broker-Dealer that receives Exchange
                                    Securities for its own account pursuant to the Exchange
                                    Offer in exchange for Original Securities where such
                                    Original Securities were acquired by such Participating
                                    Broker-Dealer as a result of market-making activities or
                                    other trading activities may be a statutory underwriter
                                    and must acknowledge that it will deliver a prospectus
                                    in connection with any resale of such Exchange
                                    Securities. The Letters of Transmittal state that by so
                                    acknowledging and by delivering a prospectus, a
                                    Participating Broker-Dealer will not be deemed to admit
                                    that it is an "underwriter" within the meaning of the
                                    Securities Act. This Prospectus, as it may be amended or
                                    supplemented from time to time, may be used by
                                    Participating Broker-Dealers in connection with such
                                    resales of Exchange Securities. The Issuer has agreed
                                    that, for a period of 180 days after consummation of the
                                    Exchange Offer, it will make this Prospectus available
                                    to any Participating Broker-Dealer for use in connection
                                    with any such resale. See "The Exchange Offer."

                                    Any holder who tenders in the Exchange Offer with the
                                    intention to participate, or for the purpose of
                                    participating, in a distribution of the Exchange
                                    Securities should not rely on the position of the staff
                                    of the Commission communicated in no-action letters and,
                                    in the absence of an exception therefrom, must comply
                                    with the registration and prospectus delivery
                                    requirements of the Securities Act in connection with
                                    any resale transaction. Failure to comply with such
                                    requirements in such instance may result in such holder
                                    incurring liability under the Securities Act for which
                                    the holder is not indemnified by the Issuer.

                                    The Original Securities were issued as units, each of
                                    which was immediately separable into one Original Note
                                    and one Original Appreciation Note (the "Units"). The
                                    Exchange Notes and Exchange Appreciation Notes are being
                                    offered separately, and not as units. By submitting a
                                    Letter of Transmittal to tender Original Securities, or
                                    by electronically transmitting its acceptance of the
                                    Exchange Offer through ATOP (as defined), a holder of
                                    Units will request the separation of such Units into
                                    their component parts. See "The Exchange
                                    Offer--Procedures for Tendering."
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                                       10

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EXPIRATION DATE...................  The Exchange Offer will expire at 5:00 p.m., New York
                                    City time, on       , 1998, unless the Exchange Offer is
                                    extended by the Issuer in its reasonable discretion, in
                                    which case the term "Expiration Date" shall mean the
                                    latest date and time to which the Exchange Offer is
                                    extended.

ACCRUED INTEREST ON THE EXCHANGE
  NOTES...........................  Interest on the Exchange Notes will accrue from and include their issuance date. Additionally, interest on
                                    the Exchange Notes will accrue from the last interest
                                    payment date on which interest was paid on the Original
                                    Notes surrendered in exchange therefor or, if no
                                    interest has been paid on the Original Notes, from the
                                    date of original issuance of such Original Notes to but
                                    not including the issuance date of the Exchange Notes.
                                    Accordingly, holders who exchange their Original Notes
                                    will receive the same interest payment on the next
                                    interest payment date (expected to be June 15, 1998)
                                    that they would have received had they not accepted the
                                    Exchange Offer.

CONDITIONS TO THE EXCHANGE
  OFFER...........................  The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions." The
                                    Issuer reserves the right to terminate or amend the
                                    Exchange Offer at any time prior to the Expiration Date
                                    upon the occurrence of any such conditions.

PROCEDURES FOR TENDERING ORIGINAL
  SECURITIES......................  Each participant (a "DTC Participant") in the Depository
                                    Trust Company ("DTC") holding Original Securities
                                    through DTC must (i) electronically transmit its
                                    acceptance to DTC through the DTC Automated Tender Offer
                                    Program ("ATOP"), for which the transaction will be
                                    eligible, and DTC will then edit and verify the
                                    acceptance, execute a book-entry delivery to the
                                    Exchange Agent's account at DTC and send an Agent's
                                    Message (as defined herein) to the Exchange Agent for
                                    its acceptance, or (ii) comply with the guaranteed
                                    delivery procedures set forth in this Prospectus and in
                                    the Letter of Transmittal. By tendering through ATOP,
                                    DTC Participants will expressly acknowledge receipt of
                                    the accompanying Letter of Transmittal and agree to be
                                    bound by its terms and the Company will be able to
                                    enforce such agreement against such DTC participants.
                                    See "The Exchange Offer--Procedures for
                                    Tendering--Original Securities held through DTC," and
                                    "--Guaranteed Delivery Procedures-- Original Securities
                                    held through DTC." Each holder of Original Securities
                                    wishing to accept the Exchange Offer must complete, sign
                                    and date the respective Letter of Transmittal, or a
                                    facsimile thereof, in accordance with the instructions
                                    contained herein and therein, and mail or otherwise
                                    deliver such Letter of Transmittal, or such facsimile,
                                    together with the Original Securities and any other
                                    required documentation to the Exchange Agent at the
                                    address set forth herein. A separate Letter of
                                    Transmittal is required for the tender of Original Notes
                                    and Original Appreciation Notes. Original Securities may
                                    be physically delivered, but
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                                       11

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                                    physical delivery is not required if a confirmation of a
                                    book-entry transfer of such Original Securities to the
                                    Exchange Agent's account at The Depository Trust Company
                                    is delivered in a timely fashion. By executing a Letter
                                    of Transmittal, each holder will represent to the Issuer
                                    that, among other things, the Exchange Securities
                                    acquired pursuant to the Exchange Offer are being
                                    obtained in the ordinary course of business of the
                                    person receiving such Exchange Securities, whether or
                                    not such person is the holder, that neither the holder
                                    nor any such other person is engaged in, or intends to
                                    engage in, or has an arrangement or understanding with
                                    any person to participate in, the distribution of such
                                    Exchange Securities and that neither the holder nor any
                                    such person is an "affiliate," as defined under Rule 405
                                    of the Securities Act, of the Issuer. Each Participating
                                    Broker-Dealer that receives Exchange Securities for its
                                    own account in exchange for Original Securities where
                                    such Original Securities were acquired by such
                                    Participating Broker-Dealer as a result of market-making
                                    activities or other trading activities, must acknowledge
                                    that it will deliver a prospectus in connection with any
                                    resale of such Exchange Securities. See "The Exchange
                                    Offer--Purpose and Effect of the Exchange Offer" and
                                    "Plan of Distribution."

SPECIAL PROCEDURES FOR BENEFICIAL
  OWNER...........................  Any beneficial owner whose Original Securities are registered in the name of a broker, dealer, commercial
                                    bank, trust company or other nominee and who wishes to
                                    tender should contact such registered holder promptly
                                    and instruct such registered holder to tender on such
                                    beneficial owner's behalf. If such beneficial owner
                                    wishes to tender on such owner's own behalf, such owner
                                    must, prior to completing and executing a Letter of
                                    Transmittal and delivering its Original Securities,
                                    either make appropriate arrangements to register
                                    ownership of the Original Securities in such owner's
                                    name or obtain a properly completed bond power for both
                                    the Original Notes and Original Appreciation Notes from
                                    the registered holder. The Transfer of registered
                                    ownership may take considerable time and may not be
                                    completed prior to the Expiration Date and if the
                                    beneficial owner has not instructed the record owner to
                                    tender its Original Securities, the beneficial owner
                                    will be unable to participate in the Exchange Offer and
                                    thereafter will have no registration rights. See "The
                                    Exchange Offer--Procedures for Tendering."

GUARANTEED DELIVERY PROCEDURES....  DTC Participants holding Original Securities through DTC who wish to cause their Original Securities to be
                                    tendered, but who cannot transmit their acceptances
                                    through ATOP prior to the Expiration Date, may effect a
                                    tender in accordance with the procedures set forth in
                                    this Prospectus and in the Letters of Transmittal. See
                                    "Exchange Offer--Guaranteed Delivery Procedures."
                                    Holders of Original Securities who wish to tender their
                                    Original Securities and whose Original Securities are
                                    not immediately available or who cannot deliver their
                                    Original Securities,
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                                       12

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                                    the Letters of Transmittal or any other documents
                                    required by the Letters of Transmittal to the Exchange
                                    Agent prior to the Expiration Date, must tender their
                                    Original Securities according to the guaranteed delivery
                                    procedures set forth in "The Exchange Offer--Guaranteed
                                    Delivery Procedures."

ACCEPTANCE OF THE ORIGINAL
  SECURITIES AND DELIVERY OF THE
  EXCHANGE
  SECURITIES......................  Subject to the satisfaction of the conditions to the
                                    Exchange Offer, the Issuer will accept for exchange any
                                    and all Original Securities which are properly tendered
                                    in the Exchange Offer prior to the Expiration Date. The
                                    Exchange Securities issued pursuant to the Exchange
                                    Offer will be delivered on the earliest practicable date
                                    following the Expiration Date. See "The Exchange
                                    Offer--Terms of the Exchange Offer."

WITHDRAWAL RIGHTS.................  Tenders of Original Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the
                                    Expiration Date. See "The Exchange Offer--Withdrawal of
                                    Tenders."

EFFECT ON HOLDERS OF THE
  SECURITIES......................  Following consummation of the Exchange Offer, holders of the Original Securities eligible to participate in the
                                    Exchange Offer but who do not tender their Original
                                    Securities will not have further exchange rights and
                                    such Original Securities will continue to be subject to
                                    certain restrictions on transfer. To the extent that
                                    Original Securities are tendered and accepted in the
                                    Exchange Offer, the liquidity of untendered Original
                                    Securities could be adversely affected.

CONSEQUENCES OF FAILURE TO
  EXCHANGE........................  The Original Securities that are not exchanged pursuant to the Exchange Offer will remain restricted securities.
                                    Accordingly, such Original Securities may be resold only
                                    (i) to the Issuer, (ii) pursuant to Rule 144A or Rule
                                    144 under the Securities Act or pursuant to another
                                    exemption under the Securities Act, (iii) outside the
                                    United States to a foreign person pursuant to the
                                    requirements of Rule 904 under the Securities Act or
                                    (iv) pursuant to an effective registration statement
                                    under the Securities Act. See "The Exchange
                                    Offer--Consequences of Failure to Exchange."

SHELF REGISTRATION STATEMENT......  In the event that (i) applicable law or interpretations of the staff of the Commission do not permit the Company
                                    to effect the Exchange Offer, (ii) for any other reason
                                    the Exchange Offer is not consummated on or before June
                                    26, 1998, (iii) under certain circumstances upon the
                                    request of the Initial Purchaser or (iv) any holder of
                                    Original Securities (other than the Initial Purchaser)
                                    is not able to make the representations set forth in the
                                    Letters of Transmittal and described above, the Issuer
                                    will, at its expense, register the Original Securities
                                    with a shelf registration statement and use its best
                                    efforts to cause it to be declared effective by the
                                    Commission. The Company has agreed to maintain the
                                    effectiveness of any such shelf registration statement
                                    for, under certain circumstances, a maximum of two
                                    years, to
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                                       13


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                                    cover resales of the Original Securities held by any
                                    such holders. See "The Exchange Offer--Purpose and
                                    Effect of the Exchange Offer."

EXCHANGE AGENT....................  The United States Trust Company of New York is serving as the Exchange Agent in connection with the Exchange
                                    Offer. See "The Exchange Offer--Exchange Agent."

                                         THE NOTES

GENERAL...........................  The Exchange Offer applies to $105 million aggregate principal amount of the Original Notes. The form and
                                    terms of the Exchange Notes will be the same as the form
                                    and terms of the Original Notes except that (i) the
                                    Exchange Notes will bear a "Series B" designation and a
                                    different CUSIP Number from the Notes, (ii) the Exchange
                                    Notes will have been registered under the Securities Act
                                    and, therefore, will not bear legends restricting the
                                    transfer thereof and (iii) holders of the Exchange Notes
                                    will not be entitled to certain rights of holders of
                                    Original Notes under the Note Registration Rights
                                    Agreement which rights will terminate as to holders of
                                    the Exchange Notes upon consummation of the Exchange
                                    Offer. The Exchange Notes will evidence the same debt as
                                    the Original Notes, will be entitled to the benefits of
                                    the Indenture and will be treated as a single class
                                    thereunder with the Original Notes. See "Description of
                                    Notes."

SECURITIES OFFERED................  $105 million principal amount of 12% Series B Senior
                                    Notes due 2007 (the "Exchange Notes").

INTEREST RATE.....................  The Notes will bear cash interest at a rate of 7 1/2%
                                    per annum on their principal amount until December 15,
                                    1999, and at a rate of 12% per annum on their principal
                                    amount from and after such date until maturity.

MATURITY..........................  December 15, 2007.

INTEREST PAYMENT DATES............  June 15 and December 15 of each year, commencing on June
                                    15, 1998.

RANKING...........................  The Notes are senior unsecured obligations of the
                                    Issuer. The Notes rank PARI PASSU in right of payment
                                    with all existing and future senior indebtedness of the
                                    Issuer and rank senior in right of payment to any
                                    subordinated indebtedness of the Issuer. The Notes (and
                                    the Subsidiary Guarantees) are effectively subordinated
                                    in right of payment to any secured debt of the Issuer
                                    and the Subsidiary Guarantors to the extent of the
                                    assets serving as security therefor. As of November 30,
                                    1997, on a pro forma basis after giving effect to the
                                    Transactions, the Issuer had no outstanding secured
                                    indebtedness to which the Notes would have been
                                    effectively subordinated, and the aggregate amount of
                                    the Subsidiary Guarantors' outstanding senior secured
                                    indebtedness to which the Subsidiary Guarantees would
                                    have been effectively subordinated was approximately
                                    $4.8 million. See "Description of Notes--Ranking" and
                                    "--Subordination."
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                                       14
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GUARANTEES........................  The Notes are unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors. The
                                    Subsidiary Guarantees are senior unsecured obligations
                                    of the Subsidiary Guarantors and rank PARI PASSU in
                                    right of payment with all other existing and future
                                    senior indebtedness of the respective Subsidiary
                                    Guarantors and senior in right of payment to all
                                    existing and future subordinated indebtedness of the
                                    respective Subsidiary Guarantors and may be released
                                    upon the occurrence of certain events. The Subsidiary
                                    Guarantees are effectively subordinated to any secured
                                    debt of the Subsidiary Guarantors to the extent of the
                                    assets serving as security therefor. See "Description of
                                    Notes--Ranking" and "--Subsidiary Guarantees."

OPTIONAL REDEMPTION...............  Except as described below and under "Change of Control,"
                                    the Issuer may not redeem the Notes prior to December
                                    15, 2002. On or after such date, the Issuer may redeem
                                    the Notes, in whole or in part, at any time at the
                                    redemption prices set forth herein, together with
                                    accrued and unpaid interest, if any, to the date of
                                    redemption. In addition, in the event of the sale by the
                                    Issuer prior to December 15, 2000, of its Capital Stock
                                    (other than Disqualified Stock) in one or more Public
                                    Equity Offerings the net cash proceeds of which are at
                                    least $25.0 million in the aggregate, the Issuer may, at
                                    its option, use the net cash proceeds of such sale or
                                    sales of Capital Stock to redeem up to 25% of the
                                    aggregate principal amount of the Notes at a redemption
                                    price in the case of a redemption date prior to December
                                    15, 1999, equal to 112% of the Accreted Value (as
                                    defined) of the Notes to be redeemed, together with
                                    accrued and unpaid interest, if any, to the date of
                                    redemption and for any redemption date on or after
                                    December 15, 1999, at a redemption price equal to 112%
                                    of the principal amount thereof plus accrued interest
                                    thereon, if any, to the date of redemption, PROVIDED,
                                    HOWEVER that after any such redemption the aggregate
                                    principal of the Notes outstanding must equal at least
                                    $79 million. See "Description of Notes--Optional
                                    Redemption."

CHANGE OF CONTROL.................  Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase
                                    all or any part of such holder's Notes, in the case of a
                                    repurchase date prior to December 15, 1999, at a
                                    purchase price in cash equal to 101% of the Accreted
                                    Value thereof plus any accrued and unpaid interest, if
                                    any, to the date of repurchase and for any repurchase
                                    date on or after December 15, 1999, at a purchase price
                                    in cash equal to 101% of the principal amount thereof
                                    plus accrued and unpaid interest, if any, to the date of
                                    repurchase. See "Description of Notes--Optional
                                    Redemption" and "--Change of Control."

RESTRICTIVE COVENANTS.............  The indenture under which the Original Notes were issued and the Exchange Notes will be issued (the "Indenture")
                                    contains certain covenants that, among other things,
                                    will limit (i) the incurrence of additional indebtedness
                                    by the Company,

                                    (ii) distributions and withdrawals of the capital of the
                                    Company and the redemption of certain subordinated
                                    obligations of the Company, (iii) investments, (iv)
                                    sales of assets and subsidiary stock, (v) transactions
                                    with affiliates and (vi) consolidations, mergers and
                                    transfers of all or substantially all the assets of the
                                    Company. The Indenture also contains certain
                                    restrictions on distributions by Subsidiaries. However,
                                    all of these limitations and prohibitions are subject to
                                    a number of important qualifications and exceptions. See
                                    "Description of Notes--Certain Covenants."

ORIGINAL ISSUE DISCOUNT...........  The Notes were considered to be issued with original issue discount ("OID") for United States federal income
                                    tax purposes. As a result, a U.S. Holder (defined in
                                    "Certain United States Federal Income Tax Consequences")
                                    generally will be required to include OID in gross
                                    income for United States federal income tax purposes as
                                    it accrues, in advance of the receipt of cash
                                    attributable to such income. See "Certain United States
                                    Federal Income Tax Consequences."

                             THE APPRECIATION NOTES


GENERAL...........................  The Exchange Offer applies to $3 million aggregate principal amount of the Original Appreciation Notes. The
                                    form and terms of the Exchange Appreciation Notes are
                                    the same as the form and terms of the Original
                                    Appreciation Notes except that (i) the Exchange
                                    Appreciation Notes will bear a "Series B" designation
                                    and a different CUSIP Number from the Original
                                    Appreciation Notes, (ii) the Exchange Appreciation Notes
                                    will have been registered under the Securities Act and,
                                    therefore, will not bear legends restricting the
                                    transfer thereof and (iii) holders of Exchange
                                    Appreciation Notes will not be entitled to certain
                                    rights of holders of Original Appreciation Notes under
                                    the Appreciation Note Registration Rights Agreement
                                    which rights will terminate as to holders of the
                                    Exchange Appreciation Notes upon consummation of the
                                    Exchange Offer. See "Description of the Appreciation
                                    Notes."

SECURITIES OFFERED................  $3 million principal amount of Series B Appreciation
                                    Notes due 2007 (the "Exchange Appreciation Notes"). Each
                                    Appreciation Note will entitle the holder thereof to
                                    receive on the Maturity Date (as defined) a cash payment
                                    of principal and interest in the amount equal to the
                                    greater of (i) the principal amount thereof or (ii) the
                                    Specified Percentage (as defined) of the Value (as
                                    defined) of BMC on the Maturity Date. The "Value" of BMC
                                    on the Maturity Date means an amount equal to the sum of
                                    (i) 12 times Media Cashflow (as defined) for the then
                                    most recent four fiscal quarters for which financial
                                    statements of BMC are available plus (ii) the cash and
                                    cash equivalents of BMC and its Subsidiaries on the
                                    Maturity Date, less the aggregate amount of Indebtedness
                                    (as defined) of BMC and its Subsidiaries on a
                                    consolidated basis outstanding on the Maturity Date.

                                    "Specified Percentage" of an Appreciation Note with a
                                    principal amount of $28.57 means 0.0000004761904761%, so
                                    that holders of all Appreciation Notes will be entitled
                                    to receive, in the aggregate, 5% of the Value of BMC.

MATURITY DATE.....................  December 15, 2007.

RANKING...........................  The Appreciation Notes are senior subordinated obligations of the Issuer. The Appreciation Notes are
                                    subordinated in right of payment to all existing and
                                    future Senior Indebtedness (as defined) of the Issuer,
                                    including the Notes, and rank senior in right of payment
                                    to any subordinated indebtedness of the Issuer. See
                                    "Description of Appreciation Notes--Ranking and Subordi-
                                    nation."

GUARANTEES........................  The Appreciation Notes are unconditionally guaranteed, jointly and severally, by each of the Subsidiary
                                    Guarantors. The guarantees of the Appreciation Notes are
                                    senior subordinated obligations of the Subsidiary
                                    Guarantors and are subordinated in right of payment to
                                    all existing and future Guarantor Senior Indebtedness
                                    (as defined) of the respective Subsidiary Guarantor,
                                    including the Subsidiary Guarantees of the Notes, and
                                    senior in right of payment to all existing and future
                                    subordinated indebtedness of the respective Subsidiary
                                    Guarantor and may be released upon the occurrence of
                                    certain events. See "Description of Appreciation
                                    Notes--Ranking and Subordination" and "--Subsidiary
                                    Guarantees."

MANDATORY REDEMPTION AT THE OPTION
  OF THE HOLDERS UPON THE OCCUR-
  RENCE OF A SPECIFIED EVENT......  The Appreciation Notes will be redeemable, at the option of the holders, upon the occurrence of (a) an Initial
                                    Public Offering (as defined), (b) a Sale of the Company
                                    (as defined), or (c) the liquidation of the Issuers in
                                    each case at the redemption price (the "Specified Event
                                    Redemption Price") equal to (i) in the case of a
                                    redemption with respect to an Initial Public Offering,
                                    the product of the imputed value of BMC, as established
                                    by the price at which membership interests in BMC (the
                                    "Membership Interests") are sold in such Initial Public
                                    Offering (less underwriting discounts and commissions,
                                    if any), multiplied by the Specified Percentage of the
                                    Appreciation Note being redeemed, (ii) in the case of a
                                    Sale of the Company covering assets (as defined in
                                    clause (i) of the definition thereof) the amount equal
                                    to the Specified Percentage of the Appreciation Note
                                    being redeemed of the sum of the aggregate fair market
                                    value of all consideration received by the Issuer and
                                    its Subsidiaries, net of any debt repaid therewith, net
                                    of ordinary and customary transaction expenses of the
                                    related transfer and the fair market value of BMC as
                                    determined after giving effect to such sale, (iii) in
                                    the case of a redemption with respect to a Sale of the
                                    Company concerning securities (as defined in clause (ii)
                                    of the definition thereof), the product of the imputed
                                    value of BMC, as established by the price at which
                                    Membership Interests are sold in

                                    such Sale of the Company, or in the transaction which
                                    resulted in such Sale of the Company, multiplied by the
                                    Specified Percentage of the Appreciation Note being
                                    redeemed, and (iv) in the case of a redemption with
                                    respect to a liquidation of the Issuer, an amount equal
                                    to the greater of (A) the fair market value of the
                                    distribution received by Membership Interests,
                                    multiplied by the Specified Percentage of the
                                    Appreciation Note being redeemed and (B) the Pro Rata
                                    Percentage (as defined) of such Appreciation Note of
                                    $3.0 million. See "Description of the Appreciation
                                    Notes--Mandatory Redemption at the Option of the Holders
                                    upon the Occurrence of Certain Events."

MANDATORY REDEMPTION AT THE OPTION
  OF THE HOLDERS ON SPECIFIED
  DATE............................  In addition, if an Initial Public Offering has not occurred on or before a date set forth below, the
                                    holders may require the Issuer to redeem its
                                    Appreciation Notes at a redemption price equal to the
                                    Pro Rata Percentage of such Appreciation Note of the
                                    amount set forth below opposite such date:


                                            REDEMPTION DATE       AMOUNT
                                            ----------------  ---------------
                                             June 30, 2003..  $  24.0 million
                                             June 30, 2004..  $  20.0 million
                                             June 30, 2005..  $  13.0 million

                                    If a holder so elects the Issuer shall redeem the
                                    relevant Appreciation Notes no later than the 90th day
                                    after the relevant redemption date. See "Description of
                                    the Appreciation Notes-- Mandatory Redemption at the
                                    Option of Holders on Specified Dates."

OPTIONAL REDEMPTION...............  The Issuer may not redeem the Appreciation Notes prior to June 15, 1999. Thereafter, if an Initial Public
                                    Offering has not occurred on or before a date set forth
                                    below, the Issuer may redeem the Appreciation Notes (in
                                    whole but not in part) on any date set forth below at a
                                    redemption price equal to the Pro Rata Percentage of
                                    each Appreciation Note of the amount the price set forth
                                    below opposite such date. See "Description of the
                                    Appreciation Notes--Optional Redemption."

                                            REDEMPTION DATE        AMOUNT
                                            ----------------  ----------------
                                             June 15, 1999..  $    3.0 million
                                             June 15, 2000..  $    8.3 million
                                             June 15, 2001..  $   12.8 million
                                             June 15, 2002..  $   18.0 million
                                             June 15, 2003..  $   24.0 million
                                              June 15, 2004   $   31.0 million
                                             June 15, 2005..  $   39.0 million
                                             June 15, 2006..  $   48.0 million
                                             June 15, 2007..  $   58.0 million


ORIGINAL ISSUE DISCOUNT...........  The Appreciation Notes were considered to be issued with original issue discount ("OID") for United States
                                    federal income tax purposes. As a result, a U.S. Holder
                                    (defined in "Certain United States Federal Income Tax

                                       18

                                    Consequences") generally will be required to include OID
                                    in gross income for United States federal income tax
                                    purposes as it accrues, in advance of the receipt of
                                    cash attributable to such income. See "Certain United
                                    States Federal Income Tax Consequences."

                    PRO FORMA MEDIA CASHFLOW AND OTHER DATA


    The following pro forma Media Cashflow and Other Data give effect to the Transactions as if they had been completed as of March 1, 1996 for results of operations data or on November 30, 1997 for balance sheet data. The information presented may not be indicative of the actual results had the Transactions occurred on such dates, and there can be no assurance that the Company will be able to achieve such results in the future. The pro forma Media Cashflow and Other Data presented below should be read in conjunction with the information contained in the combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill, "Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                       PRO FORMA
                                                           ----------------------------------
                                                                 (DOLLARS IN THOUSANDS)
                                                           ----------------------------------
                                                             YEAR ENDED
                                                            FEBRUARY 28,    NINE MONTHS ENDED
                                                                1997        NOVEMBER 30, 1997
                                                           ---------------  -----------------
Net loss.................................................     $   8,320         $   5,545
Media Cashflow (a).......................................        10,363             8,818
EBITDA (a)...............................................         5,908             5,288
Net interest expense (b).................................        12,721             9,551
Net cash interest expense (c)............................         7,362             5,532
Net debt (d).............................................        79,981            79,981
Ratio of Media Cashflow to net interest expense..........          0.81x             0.92x
Ratio of Media Cashflow to net cash interest expense.....          1.41x             1.59x
Ratio of net debt to Media Cashflow......................          7.72x             6.80x(e)


(a) "EBITDA" is defined as operating income before depreciation and amortization expenses. "Media Cashflow" is defined as EBITDA plus management fees, incentive plan expense, time brokerage agreement fees, acquisition related consulting expense and interest income from loans made by the Company to Managed Affiliates. Management fees payable to BMCLP are subordinated, to the extent provided in the Indenture, to the prior payment of the Issuer's obligations on the Notes. Although Media Cashflow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that these measures are useful to an investor in evaluating the Company because these measures are widely used in the media industry to evaluate a media company's operating performance. However, Media Cashflow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statements prepared in accordance with GAAP as measures of liquidity or profitability.


(b) Reflects interest expense on the Notes and Appreciation Notes and on other debt and capitalized leases. Net interest expense excludes $555,000 and $413,000 in non-cash amortization of deferred financing fees for the year ended February 28, 1997 and the nine months ended November 30, 1997, respectively. Net interest expense is also net of expected interest income, calculated at 5.5% on excess proceeds from the Transactions estimated to be $22.4 million at November 30, 1997, of $1,232,000 and $924,000 for the year ended February 28, 1997 and the nine months ended November 30, 1997, respectively.



(c) Reflects interest expense on the Notes and Appreciation Notes and on other debt and capitalized leases. Net cash interest expense excludes $555,000 and $413,000 in non-cash amortization of deferred financing fees for the year ended February 28, 1997 and nine months ended November 30, 1997, respectively and also excludes interest accrued at the effective rate of 12.2%, which is in excess of the current pay rate of 7.5% in each of years one and two by $4,960,000 ($3,720,000 for nine months) and excludes interest on the Appreciation Notes accreted at 17% totaling $399,000 for the year ended February 28, 1997 ($299,000 for nine months). Net cash interest expense is also net of expected interest income, calculated at 5.5% on excess proceeds from the Transactions estimated to be $22.4 million at November 30, 1997, of $1,232,000 and $924,000 for the year ended February 28, 1997 and the nine months ended November 30, 1997, respectively.



(d) Net debt includes total debt less the incentive plan liability and less cash and cash equivalents, all as of November 30, 1997, as significant portions of the cash and cash equivalents are held for future acquisitions.



(e) For purposes of this ratio the Media Cashflow for the nine months ended November 30, 1997 has been annualized. No assurance can be provided that such results will be achieved.

                        SUMMARY COMBINED FINANCIAL DATA


    The summary combined financial data presented below should be read in conjunction with the combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The summary combined financial data (except for the other financial and operating data) of The Radio and Newspaper Businesses of Alan R. Brill (i) as of and for the years ended February 28, 1993 and 1994 have been derived from schedules which primarily include information from the separate audited combined financial statements of The Broadcasting Businesses of Alan R. Brill and the separate audited consolidated financial statements of Central Michigan Newspapers, Inc., (ii) as of and for the years ended February 28, 1995, February 29, 1996 and February 28, 1997 have been derived from the audited combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill and (iii) as of and for the nine months ended November 30, 1996 and 1997 have been derived from the unaudited condensed combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill. The summary pro forma data presented below should be read in conjunction with the information contained in the historical financial statements included elsewhere herein and "Pro Forma Financial Information."


                                                       HISTORICAL
                              ------------------------------------------------------------
                                                                                   NINE
                                                                                  MONTHS
                                                                                  ENDED
                                    FISCAL YEAR ENDED FEBRUARY 28 OR 29          NOVEMBER
                              ------------------------------------------------     30,
                                1993      1994      1995      1996      1997       1996
                              --------  --------  --------  --------  --------  ----------
                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Radio.....................  $  9,764  $ 10,961  $ 12,650  $ 13,096  $ 13,596   $ 10,483
  Newspapers................    10,877    10,499    10,537    12,217    13,440     10,458
                              --------  --------  --------  --------  --------  ----------
      Total revenues........    20,641    21,460    23,187    25,313    27,036     20,941
Operating expenses:
  Operating departments.....    16,644    16,352    17,530    18,640    19,043     14,641
  Incentive plan............        25       176       634     1,467       628        471
  Other.....................     --        --        --           37        86         17
  Management fees...........       897     1,521     1,679     1,833     1,945      1,502
  Depreciation and
    amortization............     1,306     1,277     1,111     1,312     1,395      1,022
                              --------  --------  --------  --------  --------  ----------
      Total operating
      expenses..............    18,872    19,326    20,954    23,289    23,097     17,653
                              --------  --------  --------  --------  --------  ----------
Operating income............     1,769     2,134     2,233     2,024     3,939      3,288
Other income (expense):
  Interest expense, net.....    (4,484)   (4,645)   (5,842)   (7,130)   (7,432)    (5,565)
  Other, net................      (148)    3,463      (144)      (80)    1,007      1,018
                              --------  --------  --------  --------  --------  ----------
      Total other income
        (expense)...........    (4,632)   (1,182)   (5,986)   (7,210)   (6,425)    (4,547)
                              --------  --------  --------  --------  --------  ----------
Income (loss) before income
  taxes and extraordinary
  item......................    (2,863)      952    (3,753)   (5,186)   (2,486)    (1,259)
Income tax provision
  (benefit).................       112       168        68       (39)      286        121
                              --------  --------  --------  --------  --------  ----------
Income (loss) before
  extraordinary item........    (2,975)      784    (3,821)   (5,147)   (2,772)    (1,380)
Extraordinary item (b)......     --          245     --        6,915     --        --
                              --------  --------  --------  --------  --------  ----------
Net income (loss)...........  $ (2,975) $  1,029  $ (3,821) $  1,768  $ (2,772)  $ (1,380)
                              --------  --------  --------  --------  --------  ----------
                              --------  --------  --------  --------  --------  ----------
OTHER FINANCIAL AND
  OPERATING DATA:
Media Cashflow (c)..........  $  3,997  $  5,108  $  5,657  $  6,673  $  7,993   $  6,300
EBITDA (c)..................     3,075     3,411     3,344     3,336     5,334      4,310
Capital expenditures
  excluding acquisitions....       410       833       974       977     1,269        543
Net interest expense (d)....
Net cash interest
  expense (e)...............
Net debt (f)................
Ratio of Media Cashflow to
  net interest expense......
Ratio of Media Cashflow to
  net cash interest
  expense...................
Ratio of net debt to Media
  Cashflow..................
Ratio of earnings to fixed
  charges (h)...............     --         1.20x    --        --        --        --

                                                   PRO FORMA
                                           -------------------------
                                 NINE                        NINE
                                MONTHS                      MONTHS
                                ENDED          YEAR         ENDED
                               NOVEMBER       ENDED        NOVEMBER
                                 30,       FEBRUARY 28,      30,
                                 1997        1997 (A)      1997 (A)
                              ----------   ------------   ----------

STATEMENT OF OPERATIONS DATA
Revenues:
  Radio.....................   $ 11,854      $ 11,644      $10,210
  Newspapers................     11,121        15,771       12,373
                              ----------   ------------   ----------
      Total revenues........     22,975        27,415       22,583
Operating expenses:
  Operating departments.....     15,685        19,010       15,233
  Incentive plan............        545           628          545
  Other.....................        217        --            --
  Management fees...........      1,598         1,869        1,517
  Depreciation and
    amortization............      1,298         1,358        1,259
                              ----------   ------------   ----------
      Total operating
      expenses..............     19,343        22,865       18,554
                              ----------   ------------   ----------
Operating income............      3,632         4,550        4,029
Other income (expense):
  Interest expense, net.....     (6,519)      (12,550)      (9,420)
  Other, net................        (51)          (47)         (42)
                              ----------   ------------   ----------
      Total other income
        (expense)...........     (6,570)      (12,597)      (9,462)
                              ----------   ------------   ----------
Income (loss) before income
  taxes and extraordinary
  item......................     (2,938)       (8,048)      (5,433)
Income tax provision
  (benefit).................        103           272          112
                              ----------   ------------   ----------
Income (loss) before
  extraordinary item........     (3,041)       (8,320)      (5,545)
Extraordinary item (b)......     --            --            --
                              ----------   ------------   ----------
Net income (loss)...........   $ (3,041)     $ (8,320)     $(5,545)
                              ----------   ------------   ----------
                              ----------   ------------   ----------
OTHER FINANCIAL AND
  OPERATING DATA:
Media Cashflow (c)..........   $  7,290      $ 10,363      $ 8,818
EBITDA (c)..................      4,930         5,908        5,288
Capital expenditures
  excluding acquisitions....        610         1,336          601
Net interest expense (d)....                   12,721        9,551
Net cash interest
  expense (e)...............                    7,362        5,532
Net debt (f)................                   79,981       79,981
Ratio of Media Cashflow to
  net interest expense......                     0.81x        0.92x
Ratio of Media Cashflow to
  net cash interest
  expense...................                     1.41x        1.59x
Ratio of net debt to Media
  Cashflow..................                     7.72x        6.80x (g)
Ratio of earnings to fixed
  charges (h)...............     --            --            --


----------------------------------

                                                                                                                PRO FORMA
                                                             HISTORICAL                                       -------------
                         -----------------------------------------------------------------------------------
                                                                                    AS OF          AS OF          AS OF
                                        AS OF FEBRUARY 28 OR 29                 NOVEMBER 30,   NOVEMBER 30,   NOVEMBER 30,
                         -----------------------------------------------------  -------------  -------------  -------------
                           1993       1994       1995       1996       1997         1996           1997         1997 (A)
                         ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF FINANCIAL
  POSITION DATA:
Cash and cash
  equivalents..........  $     104  $     202  $     550  $   2,075  $     775    $     567      $     109      $  22,639
Working capital
  (deficit)............     (3,469)    (1,881)      (334)     2,398      1,014        2,227          1,859         24,486
Intangible assets......      4,103      5,219      5,099      7,374      7,583        7,547         12,174         17,415
Total assets...........     16,454     21,938     21,784     26,011     26,442       27,674         41,675         69,091
Total debt including
  due to affiliates
  (i)..................     49,796     55,160     58,715     61,636     50,475       49,782         81,106        107,320
Net capital deficiency
  (j)..................    (37,153)   (36,302)   (40,123)   (38,354)   (26,610)     (27,838)       (41,858)       (40,526)


------------------------


(a) The pro forma statement of operations and other financial and operating data for the year ended February 28, 1997 and for the nine months ended November 30, 1997 give effect to the Transactions as if they occurred March 1, 1996. The pro forma statement of financial position data give effect to the Transactions as if they had occurred on November 30, 1997. See "Pro Forma Financial Information."


(b) The extraordinary item in fiscal 1996 reflects an adjustment of accrued interest in the amount of $7.0 million related to subordinated debt for which contingent interest had been accrued at the maximum rate but was reduced at maturity pursuant to terms of an alternative valuation formula, as defined in the agreement. The gain was offset by the write-off of certain previously deferred financing fees of $131,000.

(c) "EBITDA" is defined as operating income before depreciation and amortization expenses. "Media Cashflow" is defined as EBITDA plus management fees, incentive plan expense, time brokerage agreement fees, acquisition related consulting expense and interest income from loans made by the Company to Managed Affiliates. Management fees payable to BMCLP are subordinated, to the extent provided in the Indenture, to the prior payment of the Issuer's obligations on the Notes. Although Media Cashflow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that these measures are useful to an investor in evaluating the Company because these measures are widely used in the media industry to evaluate a media company's operating performance. However, Media Cashflow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statements prepared in accordance with GAAP as measures of liquidity or profitability.


(d) Reflects interest expense on the Notes and Appreciation Notes and on other debt and capitalized leases. Net interest expense excludes $555,000 and $413,000 in non-cash amortization of deferred financing fees for the year ended February 28, 1997 and the nine months ended November 30, 1997, respectively. Net interest expense is also net of expected interest income, calculated at 5.5% on excess proceeds from the Transactions estimated to be $22.4 million at November 30, 1997, of $1,232,000 and $924,000 for the year ended February 28, 1997 and the nine months ended November 30, 1997, respectively.



(e) Reflects interest expense on the Notes and Appreciation Notes and on other debt and capitalized leases. Net cash interest expense excludes $555,000 and $413,000 in non-cash amortization of deferred financing fees for the year ended February 28, 1997 and nine months ended November 30, 1997, respectively and also excludes interest accrued at the effective rate of 12.2%, which is in excess of the current pay rate of 7.5% in each of years one and two by $4,960,000 ($3,720,000 for nine months) and excludes interest on the Appreciation Notes accreted at 17% totaling $399,000 for the year ended February 28, 1997 ($299,000 for nine months). Net cash interest expense is also net of expected interest income, calculated at 5.5% on excess proceeds from the Transactions estimated to be $22.4 million at November 30, 1997, of $1,232,000 and $924,000 for the year ended February 28, 1997 and nine months ended November 30, 1997, respectively.



(f) Net debt includes total debt less the incentive plan liability and less cash and cash equivalents, all as of November 30, 1997, as significant portions of the cash and cash equivalents are held for future acquisitions.



(g) For purposes of this ratio the Media Cashflow for the nine months ended November 30, 1997 has been annualized. No assurance can be provided that such results will be achieved.



(h) For purposes of this calculation, earnings are defined as income (loss) before income taxes and extraordinary item and fixed charges. Fixed charges are the sum of (i) interest costs (including the interest portion of operating leases) and (ii) amortization of deferred financing costs. Earnings were inadequate to cover fixed charges by approximately $2,863,000, $3,753,000, $5,186,000, $2,486,000, $1,259,000, $2,938,000, $8,048,000 and
    $5,433,000 for the historical fiscal years 1993, 1995, 1996, 1997, the historical nine months ended November 30, 1996 and 1997, the pro forma year ended February 28, 1997 and the pro forma nine months ended November 30, 1997, respectively.



(i) Total debt including due to affiliates includes the senior note, obligations under capital leases, unsecured and subordinated obligations, debt due to affiliates and, on a pro forma basis, the Notes and Appreciation Notes.



(j) The net capital deficiency as of November 30, 1997 and the pro forma net capital deficiency as of November 30, 1997 reflect the declaration and payment of distributions in the amount of $12.2 million, $8.0 million in cash and $4.2 million for purposes of satisfaction of affiliate notes receivable.

                                  RISK FACTORS

    Investors should carefully examine this entire Prospectus and should give particular attention to the risk factors set forth below in evaluating whether to tender their Original Securities for Exchange Securities in the Exchange Offer.

COMPANY STRUCTURE

    BMC is a holding company with no business operations of its own. Media, a wholly owned Subsidiary of BMC, is BMC's manager and, with BMC, co-issuer of the Securities (collectively, the "Issuer").


    BMC has lent the proceeds received by it from the Offering to Holdings in exchange for Holdings' unsecured promissory note (the "Holdings' Note"). BMC's only material assets are the Holdings' Note and its ownership of all membership interests of BMC Holdings, LLC ("Holdings"), a Subsidiary that directly and indirectly owns substantially all equity and membership interests in all of the other Subsidiaries. Accordingly, BMC will be dependent upon the earnings and cashflows of, and dividends and distributions from, its direct and indirect Subsidiaries to pay its expenses, meet its obligations and pay interest and principal on the Securities. There can be no assurance that these Subsidiaries will generate earnings and cashflows sufficient to pay dividends or distribute funds to BMC that will enable it to pay its expenses and meet its obligations to pay interest and principal on the Securities.


    Subject to applicable restrictions in the Indenture or the proposed New Credit Facility, acting pursuant to a revolving credit agreement (the "Revolving Credit Agreement") entered into by and among Holdings as lender and Holdings' Subsidiaries as borrowers thereunder, from time to time Holdings will lend and relend available funds to such Subsidiaries, in exchange for the Subsidiaries' unsecured promissory note (the "Subsidiaries' Note") payable to Holdings. From time to time Holdings and the Subsidiaries also will lend and relend available funds to the Managed Affiliates in exchange for the Managed Affiliates' unsecured notes. See "Description of Notes."

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS; NET LOSSES


    As of November 30, 1997, after giving effect to the Transactions on a pro forma basis, the Company had outstanding approximately $107 million of long term obligations. See "Capitalization." Holdings is a holding company with no business operations of its own, and the Newspapers' and Stations' operations are conducted through the Subsidiaries. The Subsidiaries are not required to make capital or other contributions to BMC or Holdings, and BMC's expected revenues and assets will consist almost entirely of interest, principal, and dividend or other payments or distributions to be received by BMC from the Subsidiaries through their payments to Holdings on the Subsidiaries' Note and Holdings' payments to BMC on the Holdings' Note. Media is a new corporation with negligible assets and no material sources of income and will be only an accommodation maker on the Securities, and BMC will be expected to pay all obligations on the Securities and to reimburse Media for any amounts it may pay on the Securities. BMC's ability to pay interest on the Securities when due and to satisfy its other obligations ultimately depends, therefore, in large part upon the future operating performance of the Subsidiaries, which ability necessarily will be affected by prevailing economic conditions, which in turn will depend upon and be affected by financial, business, market, technological, competitive, and other conditions, developments, pressures, and factors, many of which are and will continue to be beyond their knowledge or control. BMC, Holdings, and the Subsidiaries are and will be highly leveraged, and many of their competitors are believed to operate with much less leverage and to have significantly greater operating and financial flexibility and resources.


    The Company and its Subsidiaries are organized under the laws of the Commonwealth of Virginia. In addition to restrictions contained in agreements to which they are parties, due to restrictions imposed by applicable law on the payment of dividends or other distributions on capital stock (in the case of corporations) or membership interests (in the case of limited liability companies), a corporation or limited liability company may not make a distribution or dividend, if, after giving effect to such dividend or distribution, the corporation or limited liability company, as applicable, would not be able to pay its debts as they become due in the usual course of business or if the corporation's or limited liability company's total assets would then be less than the sum of its then total liabilities. In making such a determination of the ability of a corporation or limited liability company to make a dividend or distribution, applicable Virginia law permits the board of directors (in the case of a corporation) or the manager (in the case of a limited liability company) to base its determination in part on its determination of a then fair valuation of the entity's assets. There can be no assurance that any such dividends or distributions to BMC or Holdings will be allowed.

    While net income or loss may not be considered a meaningful measure of performance for media properties, in the past, depreciation, amortization, and interest charges have contributed significantly to periodic net losses suffered by the Subsidiaries, and it is expected that such net losses will continue in the future. On a combined basis, the Company and its predecessors reported a net loss in three of their last five fiscal years. In the fiscal year ended February 28, 1997, the Company and its predecessors reported a net loss of $2.8 million. While the Company expects that the Subsidiaries' cashflow will improve, the Company nonetheless expects that the Subsidiaries will continue to incur substantial net losses. There can be no assurance that the Subsidiaries will not continue to generate further net losses in the future, which ultimately could have a material, adverse effect on the Issuer's ability to pay interest or principal on the Securities when due.

    Media has nominal assets and no operations, and all representations as to Media's solvency are based upon the assumption that BMC will hold Media harmless from any claims asserted against Media on the Securities. The future of the Company and its Subsidiaries involves a high degree of risk.

DEPENDENCE ON SUBSIDIARIES' OPERATING RESULTS; EFFECTIVE SUBORDINATION

    While Holdings' Subsidiaries are obligated to pay principal and interest on the Subsidiaries' Note, as and to the extent therein provided, Holdings' Subsidiaries are legally distinct from Holdings and the Issuer, and none of the Subsidiaries has or has now undertaken any obligation, direct, indirect, contingent, or otherwise, to pay to holders of the Securities any amounts due thereon or to secure payment thereof, or to make any funds available to the Issuer or Holdings for any such purpose other than as may be required under each Subsidiary's guarantees of the Securities. Additionally, since the Subsidiaries own all operating assets of the Newspapers and Stations, the rights of holders of the Securities effectively will be subordinate and inferior to the rights of the secured creditors of each of the Subsidiaries to the extent of such Subsidiary's assets.

    Current levels of the Subsidiaries' operating results may not result in dividend, distribution, or debt service payments to BMC or Holdings in amounts sufficient, from that source alone, to meet all of BMC's expenses and debt service requirements on the Securities, and the Subsidiaries may need to achieve future increases in their operating results if BMC is to repay the Securities or its other obligations when due. There can be no assurance that the Subsidiaries can achieve such necessary increases or can sustain historical rates of growth in revenues and operating results.

    If the Company is unable to service its obligations in the ordinary course, inevitably it will be forced to adopt alternative financial or operating strategies, which may include using its working capital, reducing or delaying capital expenditures, selling assets, restructuring or refinancing obligations, or seeking equity capital. There can be no assurance that the Company can effect any of these strategies on satisfactory terms, if at all.

RANKING OF THE SECURITIES AND THE SUBSIDIARY GUARANTEES, ABILITY TO INCUR
  ADDITIONAL SECURED DEBT;
  PRIORITY OF LIEN CREDITORS

    The Notes are senior unsecured obligations of the Issuer and rank junior to all secured indebtedness of the Issuer to the extent of the assets serving as security therefor. As senior unsecured obligations of the Issuer, the Notes rank PARI PASSU in right of payment with all other existing and future senior unsecured indebtedness of the Issuer. Under the terms of the Indenture and the Appreciation Note Indenture, the

Company is permitted, upon the satisfaction of certain conditions, to incur secured indebtedness. The rights of holders of the Notes as against the Company's assets will be subordinate and inferior to all existing and future liens or secured indebtedness or other secured obligations of the Company or any Subsidiary, including any secured indebtedness under the proposed New Credit Facility, the rights of judgment or other secured or lien creditors as against the assets of the Company or any Subsidiary, and any prior, secured, or judgment liens against the Company's assets, or any part thereof. In certain circumstances, provisions of applicable secured indebtedness effectively could prohibit or prevent either or both of (a) the Subsidiaries making debt service or other payments to Holdings on the Subsidiaries' Note or (b) Holdings making debt service or other payments to BMC on the Holdings' Note, and, as a result, the Issuer might have insufficient funds available to make required payments due to holders of the Notes. The Subsidiary Guarantors have unconditionally guaranteed the payment of principal and interest on the Notes when due. The Subsidiary Guarantees rank PARI PASSU with all existing and future senior indebtedness of the Issuer and the Subsidiary Guarantors. The Subsidiary Guarantees are unsecured and thus, in effect, would rank junior to any secured indebtedness of the Subsidiary Guarantors. Upon completion of the Transactions, the Subsidiary Guarantors will have approximately $4.8 million in aggregate principal amount of secured indebtedness outstanding. The Indenture permits the Issuer and its Subsidiaries (including the Subsidiary Guarantors) to incur additional secured debt under certain circumstances. Some or all of such additional indebtedness may rank PARI PASSU with the Subsidiary Guarantees, and the holders of such indebtedness may have a claim to assets of a Subsidiary Guarantor superior to that of the holders of the Notes because such additional indebtedness is secured by liens on assets of such Subsidiary Guarantor. Although there are certain limitations on the ability of the Subsidiary Guarantors to secure such debt, the incurrence of such additional debt might adversely affect the Subsidiary Guarantors' ability to meet their obligations under the Subsidiary Guarantees. See "Description of the Notes--Subsidiary Guarantees." Consequently, in the event of dissolution, liquidation or reorganization of, or similar proceeding relating to, any Subsidiary Guarantor, such Subsidiary Guarantor's secured lenders would be entitled to receive payment to the extent of the value of their collateral or in full, whichever is less, prior to any payment in respect of such Subsidiary Guarantee.



    The Appreciation Notes are unsecured, subordinated obligations of the Issuer and are subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer. Similarly, the Indebtedness evidenced by the Guarantees of the Appreciation Notes by the Subsidiary Guarantors is subordinated to the prior payment in full of all existing and future Guarantor Senior Indebtedness (as defined under "Description of Appreciation Notes"). As of November 30, 1997, after giving effect to the Offering and the use of proceeds therefrom, the Issuer and the Subsidiary Guarantors would have had approximately $99.3 million of Senior Indebtedness outstanding. The Issuer and the Subsidiary Guarantors can also incur additional Senior Indebtedness under the terms of the Appreciation Notes. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Issuer and the Subsidiary Guarantors, assets of the Issuer and the Subsidiary Guarantors will be available to pay obligations on the Appreciation Notes only after all Senior Indebtedness has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on all or any of the Appreciation Notes. See "Description of Appreciation Notes--Ranking and Subordination" and "--Subsidiary Guarantees."


    In the event of bankruptcy, liquidation, dissolution and winding up, or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes or the Appreciation Notes only after all secured indebtedness of the Company (or effectively any indebtedness of its Subsidiaries) has been paid in full, and there may not be sufficient assets then remaining to pay amounts due on any or all Notes or Appreciation Notes then outstanding. Also, in any bankruptcy proceeding the rights of the holders of the Notes or the Appreciation Notes as against the Company's assets are subject to being equitably subordinated to the rights of other creditors. In like fashion, the rights of BMC on the Holdings' Note and of Holdings on the Subsidiaries' Note effectively will be subordinate and inferior to the rights of all holders of secured indebtedness of the Company. Secured indebtedness may be incurred by the Company from time to time in an aggregate amount up to $15.0 million under the proposed New Credit Facility, subject to certain restrictions, and may be secured by substantially all of the Company's assets. In addition, the Company may incur additional indebtedness in accordance with the terms of the Notes and the Indenture, the proceeds of which indebtedness may or may not benefit the Company's future operating results. See "Description of Notes--Certain Covenants--Limitations on Indebtedness."

FRAUDULENT CONVEYANCE

    The incurrence and servicing by the Issuer of the obligations evidenced by the Notes and the Appreciation Notes, the Issuer's and Holdings' use of the proceeds of the Offering, Holdings' incurrence and servicing of obligations to BMC on Holdings' Note, and the Subsidiaries' incurrence and servicing of obligations to Holdings on the Subsidiaries' Note, each may be subject to review under applicable federal and state fraudulent or voluntary conveyance laws and similar laws and statutes enacted for the protection of creditors, and such laws and statutes may be utilized by a court to subordinate or avoid such obligations, payments, and transfers in favor of other existing or future creditors of the Company.

    If a court or other tribunal were to find (a) that when any of the Notes, the Appreciation Notes, Holdings' Note, or the Subsidiaries' Note (collectively and individually, the "Obligations"), as the case may be, were entered into or issued, or (b) that when any advance or any payment of principal or interest was made on any of them, that Media, the Company, or any Subsidiary taking such action then was acting (i) with the intent of hindering, delaying, or defrauding such actor's current or future creditors or (ii) that (x) such entity received less than reasonably equivalent value or fair consideration for taking such actions, making any such advance, transfer, or payment, or issuing such indebtedness, or for issuing or paying interest or principal on any of the Obligations, and that (y) Media, the Company or its Subsidiary or Subsidiaries, as then applicable, then either (1) was insolvent or was rendered insolvent by reason of such actions, (2) was engaged, or was about to engage, in a business or transaction for which its assets constituted unreasonably small capital or
(3) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under relevant fraudulent or voluntary conveyance or bankruptcy laws or statutes), such court could, among other things, declare void, voidable, or avoid one or more of such payments, advances, transfers, or indebtednesses, or the Obligations, or any one or more of them, or subordinate, avoid, or postpone the enforcement thereof, in whole or in part, in favor of other creditors.

    The measure of insolvency for purposes of the foregoing considerations will vary depending upon the laws being applied. Generally, however, any one of Media, the Company or its Subsidiaries would be considered insolvent if, at the relevant time, either (a) the fair market value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they became absolute and matured or (b) that it was incurring debt beyond its ability to pay at maturity.

    As described above, a court could, therefore, declare void, avoid, or subordinate or postpone payment or enforcement of the Obligations, or any of them, to the prior satisfaction of other obligations or other creditors, the satisfaction of which obligations or creditors may be beyond the capacity of the Company.

    As to these transactions, Media, the Company and the Subsidiaries believe that at all relevant times each was and will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to pay its debts as the same mature or become due and to operate its business effectively, and (c) incurring debt within its ability to pay as it matures in the ordinary course. In reaching the foregoing conclusions, the Company has relied upon analyses of financial and other information currently available to it and upon internal projections and estimated values and amounts of assets and liabilities of the Company and its Subsidiaries (including any applicable rights of contribution, or indemnification as between them). There can be no assurance, however, that such conclusions and assumptions are correct or that a court or other tribunal passing on such questions would reach the same results.

    In addition, the Guarantees of the Notes and the Appreciation Notes by the Subsidiary Guarantors may be subject to review under relevant federal and state fraudulent conveyance and similar statues in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that such Guarantees could also be subject to the claim that, since such Guarantees were incurred for the benefit of the Issuer (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could avoid a Subsidiary Guarantor's obligation under its Guarantees, subordinate such Guarantee to other indebtedness of a Subsidiary Guarantor or take other action detrimental to the holders of the Notes and/or the Appreciation Notes.

    To the extent any Guarantee of a Subsidiary Guarantor was avoided as a fraudulent conveyance, limited as described above, or held unenforceable for any other reason, holders of the Notes and the Appreciation Notes would, to such extent, cease to have a claim in respect of such Subsidiary Guarantee and, to such such extent, would be creditors solely of the Issuer and any Subsidiary Guarantor whose Guarantee was not avoided, limited or held unenforceable. In such event, the claims of the holders of the Notes and the Appreciation Notes against the issuer of an avoided, limited or unenforceable Guarantee would be subject to the prior payment of all liabilities of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of Notes and/or the Appreciation Notes.

ABILITY TO EXECUTE ACQUISITION STRATEGY

    Historically, the Company has achieved significant growth through acquisitions. In order for the Company to achieve needed future growth in revenues and earnings and to replace the revenues and earnings of properties that may be sold by one or more of the Subsidiaries from time to time, additional acquisitions may be necessary. Meeting this need for acquisitions will depend upon several factors, including the continued availability of suitable financing and the ability to identify and acquire businesses on a cost-effective basis, as well as the Company's ability effectively to integrate acquired personnel, operations, products, and technologies, to retain and motivate key personnel, and to retain the goodwill and customers of acquired properties. There can be no assurance that the Company can or will successfully acquire and integrate future operations. In connection with future acquisition opportunities, the Company, or one or more of its Subsidiaries, may need to incur additional indebtedness or issue additional equity or debt instruments. There can be no assurance that debt or equity financing for such acquisitions will be available on acceptable terms, or that the Company will be able to identify or consummate any new acquisitions.

    If and when achieved, new acquisitions may adversely affect near-term operating results due to increased capital requirements, transitional management and operating adjustments, increased interest costs associated with acquisition debt, and other factors. Any future acquisitions may be highly-leveraged, and such acquisitions well may increase the Company's overall leveraged position. Any failure to make necessary acquisitions, or the making of unsuccessful acquisitions, could have a material, adverse effect on the future financial condition and operating results of the Company and each of its Subsidiaries.

    To date, the Company's principal investments and acquisitions have been confined to acquiring newspaper publishing, printing, and radio broadcasting properties and related businesses as sole owners in middle markets. See "Business."

RESTRICTIVE DEBT COVENANTS; PROPOSED NEW CREDIT FACILITY

    It is expected that the proposed New Credit Facility, if and when put in place, will contain certain restrictive covenants that, among other things, may limit the Company's ability to incur additional indebtedness, create liens, or make investments and capital expenditures. The proposed New Credit Facility also may require that the Company comply with certain financial ratios and tests requiring that the Company achieve certain financial and operating results. The Company's ability to meet such financial ratios and tests may be affected by events beyond its control, and there can be no assurance that such ratios and tests will be met. In the event of such a failure or a default under the proposed New Credit Facility, the lenders thereunder may terminate their lending commitments and may declare any indebtedness then existing under the proposed New Credit Facility to be immediately due and payable, which could result in a default on the Notes. As a result of the priority and security to be afforded to others under the proposed New Credit Facility, to prior liens of secured creditors, and to prior rights of the Subsidiaries' creditors by reason of effective subordination as described above, in such circumstances there can be no assurance that the Issuer then would have sufficient assets remaining and available to pay indebtedness then outstanding under the Securities. Any refinancing of the proposed New Credit Facility is likely to contain similar restrictive covenants. See "Description of Notes--Restrictions on Indebtedness."

DEPENDENCE ON KEY PERSONNEL; CONTROL BY MR. BRILL

    The Company's businesses depend to a significant extent upon the efforts, abilities, and expertise of Mr. Brill, Donald C. TenBarge, Alan L. Beck, and Clifton E. Forrest. The loss of any of these executives of BMCLP potentially would have an adverse effect on the Company. Moreover, Mr. Brill owns and controls the Company, and such control may have the effect of discouraging transactions involving a potential change of control of the Company. Neither BMCLP, the Issuer, Holdings nor any of the Subsidiaries has any long-term employment contract with Mr. Brill or any other executive officer. Mr. Brill has procured key man insurance on his life in the face amount of $5.0 million for the Company's benefit.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control as defined in the Indenture, each holder of a Note may seek to require the Issuer to repurchase all or a portion of such holder's Notes. If a Change of Control were to occur, there can be no assurance that the Issuer would then have sufficient financial resources (or would be able to arrange financing) to pay the repurchase price for all Notes tendered by holders thereof. Further, the Indenture's provisions may not afford protection to holders of Notes in the event of a highly leveraged transaction, reorganization, debt restructuring, merger, or similar transaction involving the Company that ultimately may adversely affect holders of the Notes, even though such a transaction may not have resulted in a Change of Control as such. In addition, terms of the proposed New Credit Facility may limit the Issuer's ability to purchase any Notes and also may identify certain events that would constitute a Change of Control, as well as certain other events with respect to the Company that would constitute an event of default under any New Credit Facility. Any future credit or other agreements relating to other Indebtedness to which the Company, or any of them, may become a party may contain similar restrictions and provisions. See "Description of Notes."

    In the event a Change of Control occurs at a time when the Issuer is contractually prohibited from purchasing Notes, the Issuer could seek consent for the Issuer to purchase Notes, or could attempt to refinance any borrowings containing such prohibitions. If the Issuer does not obtain such consent or effect such a refinancing, the Issuer could remain prohibited from purchasing Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which may, in turn, constitute a default under the terms of other indebtedness that the Issuer may have entered into from time to time, including secured indebtedness.

LACK OF ESTABLISHED TRADING MARKET

    There has not been any public market for the Original Securities. The Exchange Securities will constitute a new issue of securities with no established trading market. The Issuer does not intend to list the Exchange Securities on any securities exchange or to seek their admission to trading in any automated quotation system. The Initial Purchaser has advised the Issuer that it currently intends to make a market in the Exchange Securities, but it is not obligated to do so and may discontinue such market-making at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and at certain other times. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Securities or as to the liquidity of the trading market for the Exchange Securities. If a trading market does not develop or is not maintained, holders of the Exchange Securities may experience difficulty in reselling the Exchange Securities or may be unable to sell them at all. If a market for the Exchange Securities develops, any such market may be discontinued at any time.

    If a public trading market develops for the Exchange Securities, future trading prices of the Exchange Securities will depend on many factors, including, among other things, prevailing interest rates, the Issuer's operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Issuer, the Exchange Securities may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE

    Issuance of the Exchange Securities in exchange for the Original Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Issuer of such Original Securities, properly completed and duly executed Letters of Transmittal and all other required documents. Therefore, holders of the Original Securities desiring to tender such Original Securities in exchange for Exchange Securities should allow sufficient time to ensure timely delivery. The Issuer is under no duty to give notification of defects or irregularities with respect to the tenders of Original Securities for exchange. Original Securities that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreements will terminate. In addition, any holder of Original Securities who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Securities may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each holder of the Original Securities (other than certain specified holders) who wishes to exchange the Original Securities for Exchange Securities in the Exchange Offer will be required to represent in the Letters of Transmittal that
(i) it is not an affiliate of the Issuer, (ii) the Exchange Securities to be received by it are being acquired in the ordinary course of its business and
(iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities. Each Participating Broker-Dealer that receives Exchange Securities for its own account in exchange for Original Securities, where such Original Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution." To the extent that Original Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Securities could be adversely affected. See "The Exchange Offer."

ORIGINAL ISSUE DISCOUNT


    The Exchange Securities will be considered to be issued with original issue discount (the difference between the stated redemption price at maturity of a debt instrument and the issue price of such debt instrument) for United States federal income tax purposes. The Original Notes had original issue discount of approximately $10.5 million and the Original Appreciation Notes had original issue discount of approximately $651,000, both as of December 30, 1997. Original issue discount will accrue from the issue date of the Exchange Securities and generally will be includable as interest income in the U.S. Holder's (defined in "Certain United States Federal Income Tax Consequences") gross income for United States federal income tax purposes in advance of the cash payments to which the income is attributable. For a more detailed discussion of the United States federal income tax consequences to the holders of the purchase, ownership and disposition of the Exchange Securities, see "Certain United States Federal Income Tax Consequences."

    If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code (the "Bankruptcy Code") after the issuance of the Exchange Securities, the claim of a holder of any of the Exchange Securities with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price allocable to such debt instrument and (ii) the portion of original issue discount which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

GOVERNMENTAL REGULATIONS

    The radio broadcasting industry is subject to extensive and changing regulation. Among other things, the Communications Act of 1934, as amended (the "Communications Act"), and rules, regulations, and policies of the Federal Communication Commission (the "FCC") require FCC consent to assignments of FCC licenses or transfers of control of FCC licensees. Each of the Stations operates pursuant to one or more licenses issued by the FCC, which expire at different times. Each licensee may apply to renew applicable licenses prior to their expiration. Third parties may challenge these applications or file competing applications by filing petitions with the FCC seeking to deny the renewal application. The FCC must grant the renewal application if it determines that during the preceding license term: (i) the station served the public interest, convenience and necessity; (ii) the licensee has committed no serious violation of the Communications Act or the FCC's rules; and (iii) there have been no other violations of the Act or such rules which taken together would indicate a pattern of abuse.

    If a substantial and material question of fact concerning a renewal application is raised by the FCC or other interested parties, or if for any reason the FCC cannot determine on the basis of the application and related pleadings that renewal would serve the public interest, convenience and necessity, the FCC will hold an evidentiary hearing on the application. If the FCC denies the renewal application upon conclusion of the hearing, third parties may then file applications for a license to operate those facilities. In determining whether to renew a station license, the FCC may not consider whether the public interest, convenience, and necessity would be better served by the grant of a license to a party other than the renewal applicant.


    In connection with the Company's proposed sale of the Missouri Properties, a competitor of the purchaser has filed a Petition to Deny the FCC's approval of the requisite transfer of the broadcast licenses of the Missouri Properties. The Company cannot now predict the outcome of such petition with any certainty. See "Recent or Pending Transactions."


    There have been a number of petitions to deny and competing applications filed with respect to broadcast license renewal applications. In the vast majority of cases, the FCC has renewed incumbent operators' station licenses. Such a filing presently is pending against station KUAD-FM located in Windsor, Colorado, which is owned and operated by Northern Colorado Radio, Inc., one of the Subsidiaries, which filing the Company believes is without a significant basis. Although the Company believes that this and the Stations' other licenses will be renewed, there can be no assurance that this will occur.

    The Company is aware that the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "DOJ"), which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets.

    For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Act (the "HSR Act") and the rules promulgated thereunder require the parties to file Notification and Report Forms with the FTC and the DOJ and to observe specified waiting period requirements before consummating the acquisition. During the initial 30 day period after the filing, the agencies decide which of them will investigate the transaction. If the investigating agency determines that the transaction does not raise significant antitrust issues, then it will either terminate the waiting period or allow it to expire after the initial 30 days. On the other hand, if the agency determines that the transaction requires a more detailed investigation, then prior to or at the conclusion of the initial 30 day period, it will issue a formal request for additional information ("Second Request"). The issuance of a Second Request extends the waiting period until the twentieth calendar day after the date of substantial compliance by all parties to the acquisition. Thereafter, such waiting period may only be extended by court order or with the consent of the parties. In practice, complying with a Second Request can take a significant amount of time. In addition, if the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including but not limited to persuading the agency that the proposed acquisition would not violate the antitrust laws, restructuring the proposed acquisition, divestiture of other assets of one or more parties, or abandonment of the transaction. Such discussions and negotiations can be time consuming, and the parties may agree to delay consummation of the acquisition during their pendency.

    At any time before or after the consummation of a proposed acquisition, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business acquired or other assets of the acquiring company. Acquisitions that are not required to be reported under the HSR Act may be investigated by the FTC or the DOJ under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.


    As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that LMAs, JSAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the HSR Act could violate the HSR Act because they may constitute acquisitions or joint ventures subject to the filing and waiting period provisions of the HSR Act.


    If the Company should grow in size, whether through acquisitions or otherwise, it will become increasingly vulnerable to scrutiny under various antitrust and similar regulatory laws administered by various federal and state authorities, laws and regulations in which considerations of absolute or relative size or market share may be relevant if not controlling. Such laws and regulations are quite complex and subject to amendment and to frequent variations in interpretation or enforcement. The radio broadcast industry has been subject to increased scrutiny by the Antitrust Division of the DOJ. As a result of such increased scrutiny, the Company could experience delays, increased costs, and compelled changes in connection with future transactions. If it were to be determined that one or more of the Company or its Subsidiaries had violated or were violating one or more of such laws or regulations, in addition to liability for resulting damages, any affected entity could face potential regulatory or court-ordered divestiture of one or more properties. Any such result could have a material, adverse effect upon the Company. See "Business--Federal Regulation of Radio Broadcasting--Federal Antitrust Considerations."

CHANGES IN THE RADIO BROADCASTING INDUSTRY

    The profitability of the Stations is subject to various factors that influence the radio broadcasting industry as a whole. The Stations may be affected by changes in audience taste, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements, proposals to limit the tax deductibility of expenses incurred by advertisers, changes in the willingness of financial institutions and other lenders to finance radio station acquisitions and operations, and the development of competitive technologies. The Company cannot predict which, if any, of these factors might have a significant impact on the radio broadcasting industry in the future, nor can it predict what impact, if any, the occurrence of these events might have on the Company or on the Subsidiaries' operations.

ECONOMIC CONDITIONS; SEASONALITY

    Radio broadcasting is a highly competitive business, and the Stations operate in highly competitive markets. Their financial success in each market depends, to a significant degree, upon audience characteristics and ratings, signal strength, each operator's share of the overall radio sales within its geographic market, the number and economic strength of other stations in the market, the economic health of the market, in particular its retailers, and the popularity and audience ratings of each competitor in the market. Any material adverse change in one or more of these conditions in a particular market ultimately could have a material effect on the Company's resulting revenues and cashflow. There can be no assurance that the Stations will be able to maintain or increase their current audience ratings or revenues. During a general economic recession or downturn, advertising expenditures tend to decline. In addition, because substantial portions of the Stations' or Newspapers' revenues are derived from local advertisers, operating results in individual geographic markets could be adversely affected by short or long-term local or regional economic downturns. See "Business."

    Seasonal revenue fluctuations also are common in the newspaper and radio broadcasting industries, caused by localized fluctuations in advertising expenditures. Accordingly, the Stations' and Newspapers' quarterly operating results have fluctuated in the past and will fluctuate in the future as a result of various factors, including seasonal demands of retailers and the timing and size of advertising purchases. Generally, in each calendar year the lowest level of advertising revenues occurs in the first quarter and the highest levels occur in the second and fourth quarters.

COMPETITION; NEW TECHNOLOGIES; PROPOSED REGULATIONS

    The Stations and Newspapers compete for audience share and advertising revenues with other newspapers, magazines, direct mail, free shoppers, outdoor advertising, other FM and AM radio stations, television and cable television stations, and other media present within their respective markets. Radio broadcasting and newspaper distribution also are exposed to competition from developing media technologies, such as the delivery of audio programming through cable television or telephone wires, the introduction of digital radio broadcasting, which may provide a medium for the delivery by satellite or terrestrial means of multiple audio programming formats to local and national audiences, the increasing development and use of direct mail advertising, the growth of wireless communications and fiber optic delivery systems, the development of televised shopping programs, the potential for televised "newspapers," and the increasing growth of the internet. The Stations and Newspapers also may encounter competition from future, unforeseen developments in technology that subsequently may be commercialized, and at all times they will face potential, additional competition from new or expanding market entrants. The Company cannot predict what effect, if any, these or other new technologies or competitors may have on the Company. See "Business--Competition."

    From time to time, the Congress and the FCC have considered, and in the future may consider and adopt, new or revised laws, regulations, and policies regarding a wide variety of matters that, directly or indirectly, could affect the operation, ownership, and profitability of the Stations, result in the loss of audience share and advertising revenues for the Stations, or affect the Company's ability to acquire additional radio stations or to finance such acquisitions. Such matters include: proposals to impose spectrum use or other fees on FCC licensees; the FCC's equal employment opportunity rules and matters relating to political broadcasting; technical and frequency allocation matters; proposals to restrict or prohibit the advertising of beer, wine, and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership, and cross-ownership policies; changes to broadcast technical requirements; proposals to allow telephone or cable television companies to deliver audio and video programming to the home through existing phone lines; proposals to limit the tax deductibility of advertising expenses by advertisers; and proposals to auction the right to use the radio broadcast spectrum to the highest bidder, instead of granting FCC licenses and subsequent license renewals without such bidding.

    On April 2, 1997, the FCC awarded two licenses for the provision of satellite digital audio radio services ("DARS"). Under rules adopted for this service, licensees must begin construction of their space stations within one year, begin operating within four years, and be operating their entire system within six years. The Company cannot predict whether the service will be subscription or advertiser supported. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and, on March 17, 1997, adopted an allotment plan for the expanded band that identified the 88 AM radio stations selected to move into the band. At the end of a five-year transition period, those licensees will be required to return to the FCC either the license for their existing AM band station or the license for the expanded AM band station.

    The Company cannot predict whether any proposed changes will be adopted or what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on the Company.

    The foregoing brief description does not purport to be comprehensive and reference should be made to the Communications Act, the FCC's rules, and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations.

COST OF NEWSPRINT

    Newsprint represents the Newspapers' single largest raw material expense and is one of the Newspapers' most significant operating costs. Newsprint costs are cyclical and vary widely from period to period. For example, newsprint costs increased approximately 40% per metric ton in late 1994 and 1995 on an industry-wide basis. Newsprint costs decreased significantly, however, in the second half of 1996. Future increases in the price of newsprint may have an adverse effect on the Newspapers' operating results. The Newspapers have no effective ability to hedge their exposure to such price fluctuations.

POTENTIAL CONFLICTS OF INTEREST

    BMCLP will provide management services to certain of the Subsidiaries, and Holdings will provide loans to the Subsidiaries. In addition, BMCLP may provide such services to other affiliates, and Holdings or the Subsidiaries are expected to provide loans to the Managed Affiliates. Mr. Brill owns and controls, directly or indirectly, all of such entities, which also may enter into other contractual relationships from time to time. Such relationships may present a conflict between Mr. Brill's interests, as the ultimate owner of all parties to such relationships, and the interest of the holders of the Securities. The Indenture includes certain provisions that are intended to prevent unfair transactions between the Issuer and affiliates. See "Certain Transactions" and "Description of Notes--Certain Covenants--Limitation on Affiliate Transactions."


    BMCLP, which provides management services, including benefit plan administration, risk management, finance and tax management services and strategic planning and operations oversight, is owned by Mr. Brill, directly or indirectly, and provides similar services to other entities owned by Mr. Brill. The fees charged by BMCLP are established on a contractual basis, as set forth more fully under "Certain Transactions," and are payable to the extent set forth in the "Description of Notes." BMCLP charged the Company approximately $1.6 million and $1.9 million for the nine months ended November 30, 1997 and year ended February 28, 1997, respectively, for such services. Any failure by BMCLP (and its management team) to continue providing such services to the Company or the diversion of BMCLP's efforts to other businesses of Mr. Brill could have a material adverse effect upon the Company.



    In addition, from time to time certain of the Subsidiaries will enter into management agreements (the "Managed Affiliate Management Agreements") with certain affiliates of the Company. The Company charged the Managed Affiliates $180,000 and $40,000 for the nine months ended November 30, 1997 and year ended February 28, 1997, respectively, for such services.



    Such Managed Affiliates also will issue Managed Affiliate Notes payable to certain of the Subsidiaries. As of November 30, 1997, the Company had loaned $15.4 million to the Managed Affiliates. Total interest income earned by the Company on these loans totalled $1,220,225 and $3,606 for the nine months ended November 30, 1997 and year ended February 28, 1997, respectively. The aggregate amount of the Managed Affiliate Notes may not exceed $20 million unless the Issuer first obtains a written opinion of an independent investment bank of recognized national standing that such transaction is fair to the issuer from a financial point of view. See "Description of Notes--Certain Covenants--Limitation on Affiliate Transactions." Any default in payment of one or more of the Managed Affiliate Notes or under any Managed Affiliate Management Agreement could have a material adverse effect on the Company.



    The Company is subject to provisions of Virginia law that restrict transactions between the Company and its directors and officers, but the Company does not additionally have a conflicts policy.


FORWARD-LOOKING STATEMENTS

    The forward-looking statements contained in this Prospectus are subject to certain risks and uncertainties. Such statements are based on the Company's and its Subsidiaries' past experience and what they believe to be reasonable assumptions. Past experience does not necessarily accurately foretell future events. Also, such statements are based upon the underlying fundamental assumptions that business, economic, and regulatory conditions over the foreseeable future will remain relatively stable. There can be no assurance that this will occur or that actual results will not differ materially and adversely from those suggested by or inherent in such forward-looking statements as a result of various factors, including, but not limited to: risks associated with acquisitions and expansions of operations, unforeseen inability to obtain or retain competent personnel, intense competition, unaccounted-for variations in national or local markets, unpredictable market or regulatory developments, unforeseen or unaccounted-for economic changes, unexpected management mistakes or failures, unexpected variations in operating results or technological changes, unforeseen cash or capital shortages or requirements, unforeseen and unexpected uninsured torts or breaches of contract, and uncertainties as to the nature and extent of future governmental regulation.

    Such forward-looking statements are not statements of fact but of the Company's and Issuer's opinions as to future events, opinions held, in their view, with a reasonable degree of certainty based upon assumptions and information then available to them, assumptions that, while considered by the Company to be reasonable, are inherently subject to significant business, economic, competitive, and regulatory uncertainty and contingencies that are subject to change and beyond control of the Company. Such forward-looking statements may prove to have been materially incorrect when made and may not properly have reflected all variables that may turn out to have been material, including unexpected material deviations in assumed general economic trends, events, or components. Inevitably, certain of these expectations will not materialize or will prove to have been materially unfounded, and unanticipated events may materially and adversely affect actual results. The Company's actual results of operations in future years undoubtedly will vary from that inherent in such statements, and such variations may be negative or positive and well may be material. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    It is vital that all forward-looking statements be understood and considered only in context with all other information contained in this Prospectus and that such statements not be considered in isolation or taken out of context. While the Company believes such statements have a reasonable basis, these statements may prove to have been materially incorrect when made and in no way are they, or are they to be taken as, predictions or forecasts of future results.

                                USE OF PROCEEDS


    The Exchange Offer is intended to satisfy certain of the Issuer's obligations under the Registration Rights Agreements. The Issuer will not receive any cash proceeds from the issuance of the Exchange Securities in the Exchange Offer. The net proceeds to the Issuer from the issuance of $105,000,000 aggregate principal amount of the Original Notes and $3,000,000 aggregate principal amount of the Original Appreciation Notes, and the sale of the Missouri Properties, and the uses of such proceeds on a pro forma basis as of November 30, 1997 are summarized below:



                                                                                                        (DOLLARS IN
                                                                                                        THOUSANDS)
                                                                                                        -----------
Source of Funds:
  Proceeds from issuance of Original Securities.......................................................   $  96,810
  Proceeds from sale of Missouri Properties (a).......................................................       6,366
  Available cash on hand..............................................................................         109
                                                                                                        -----------
                                                                                                         $ 103,285
                                                                                                        -----------
                                                                                                        -----------
Uses of Funds:
  Repayment of existing senior note and related fees and expenses (b).................................   $  73,704
  Loans to Managed Affiliates (b).....................................................................         893
  Payment for acquisition of KTRR-FM..................................................................         549
  Fees and expenses related to the issuance of Original Securities (c)................................       5,500
  Cash available for operations and acquisitions (d)..................................................      22,639
                                                                                                        -----------
                                                                                                         $ 103,285
                                                                                                        -----------
                                                                                                        -----------


------------------------


(a) Applications for transfer of the broadcast licenses of the Missouri Properties have been filed with the FCC by the buyers. A local market competitor has objected to the transfer of the licenses and on December 12, 1997, filed with the FCC a Petition to Deny the license transfers and to terminate the Time Brokerage Agreement. No action has been taken on the Petition to Deny by the FCC, and the Company believes that, even if the Petition to Deny were granted, the consequences to the Company would not be material.



(b) Certain of the Subsidiaries and other affiliates were indebted, as co-obligors, under the terms of certain senior secured obligations payable to Amresco and Goldman Sachs. The senior note bore interest at 10% payable monthly and additional interest at 7.5% due upon final maturity of the senior note. As of November 30, 1997, the Company had loaned $15.4 million of the proceeds of such obligations to the Managed Affiliates. On a pro forma basis as of November 30, 1997, the Company used $73.7 million of the proceeds of the Offering to repay such obligations to Amresco and Goldman Sachs, including the $2.8 million prepayment penalty, and amended the terms of its loans to the Managed Affiliates to provide for an interest rate of 12.0% per annum. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."



(c) Includes Initial Purchaser's fee ($4.2 million), legal, accounting, printing and other costs associated with the issuance of the Original Securities.



(d) Represents cash available on a pro forma basis as of November 30, 1997.

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company as of November 30, 1997 (a) on a historical basis, and (b) on a pro forma basis to give effect to the Transactions as if the Transactions had been consummated on November 30, 1997. This table should be read in conjunction with the Pro Forma Financial Statements and notes thereto and the separate historical combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill and notes thereto included elsewhere in this Offering Memorandum.


                                                                                            AS OF NOVEMBER 30, 1997
                                                                                            -----------------------
                                                                                              ACTUAL     PRO FORMA
                                                                                            ----------  -----------

                                                                                            (DOLLARS IN THOUSANDS)
Cash and cash equivalents.................................................................  $      109   $  22,639
                                                                                            ----------  -----------
                                                                                            ----------  -----------

12% Senior notes due 2007.................................................................  $   --       $  94,461
Senior notes (a)..........................................................................      70,904      --
Other senior secured obligations..........................................................       1,311       2,356
Mortgages and purchase money..............................................................       1,049         876
Obligations under capital leases..........................................................         868         506
Subordinated secured obligations..........................................................       1,055       1,055
Appreciation Notes........................................................................      --           2,349
Unsecured obligations.....................................................................       1,219       1,017
Incentive plan liability..................................................................       4,700       4,700
                                                                                            ----------  -----------
    Total long-term debt (including current maturities)...................................      81,106     107,320

Capital...................................................................................           8           7
Additional paid in capital................................................................       1,793       1,793
Accumulated deficit.......................................................................     (43,659)    (42,326)
                                                                                            ----------  -----------
    Net capital deficiency (b)............................................................     (41,858)    (40,526)
                                                                                            ----------  -----------
    Total capitalization..................................................................  $   39,248   $  66,794
                                                                                            ----------  -----------
                                                                                            ----------  -----------


(a) Interest only payable monthly at the rate of 10% per annum, due September 30, 1999. Additional interest accrues at the rate of 7.5% per annum, due September 30, 1999.


(b) The net capital deficiency as of November 30, 1997 and the pro forma net capital deficiency as of November 30, 1997, reflect the declaration and payment of distributions in the amount of $12.2 million, $8.0 million in cash and $4.2 million for purposes of satisfaction of affiliate notes receivable.

                        PRO FORMA FINANCIAL INFORMATION


    The following unaudited pro forma condensed combined balance sheet of the Company gives effect to the Transactions as if they had occurred on November 30, 1997. The following unaudited condensed combined statements of operations for the year ended February 28, 1997 and the nine months ended November 30, 1997 give effect to the Transactions as if they had occurred March 1, 1996.


    The acquisitions which comprise part of the Transactions will be accounted for using the purchase method of accounting. The total cost of such acquisitions will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the respective purchase prices of such acquisitions included in the pro forma financial information is preliminary and is subject to revisions when additional information concerning certain asset valuations is obtained and such revisions could be material.

    The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable under the circumstances. The pro forma financial information should be read in conjunction with the separate historical combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill, and related notes thereto, included elsewhere in this Prospectus. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and do not purport to be indicative of the results that actually would have been obtained had the Transactions occurred as of the assumed dates and for the periods presented, and are not intended to be a projection of future results or trends.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                     STATEMENT OF OPERATIONS AND OTHER DATA
                          YEAR ENDED FEBRUARY 28, 1997


                                                              ACQUISITIONS
                                                                  AND
                                                              DISPOSITIONS--
                                                COMPANY--      HISTORICAL     PRO FORMA                COMBINED PRO
                                                HISTORICAL        (A)        ADJUSTMENTS                  FORMA
                                               ------------   ------------   ------------             --------------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Broadcasting...............................  $ 13,555,820   $(2,151,413)   $    --                  $   11,404,407
  Newspaper..................................    13,440,395     2,330,070         --                      15,770,465
  Management fees............................        40,000       --              200,000(k)                 240,000
                                               ------------   ------------   ------------             --------------
    Total revenues...........................    27,036,215       178,657         200,000                 27,414,872
Operating expenses:
  Operating departments......................    19,042,885       317,397        (350,276)(g)             19,010,006
  Incentive plan.............................       627,966       --              --                         627,966
  Management fees............................     1,944,699      (192,047)        116,504(e)               1,869,156
  Time brokerage agreement fee, net..........       (54,500)       82,500         (28,000)(f)               --
  Consulting.................................       140,992       (22,992)       (118,000)(f)               --
  Depreciation...............................     1,025,543      (180,082)        (26,615)(h)                818,846
  Amortization...............................       369,484       (83,929)        253,928(i)                 539,483
                                               ------------   ------------   ------------             --------------
    Total operating expenses.................    23,097,069       (79,153)       (152,459)                22,865,457
                                               ------------   ------------   ------------             --------------
Operating income.............................     3,939,146       257,810         352,459                  4,549,415
Other income (expense):
  Interest--Managed Affiliates...............       --            --            1,957,915(d)               1,957,915
  Interest--stockholder and affiliates,
    net......................................       246,909       133,937        (380,846)(l)               --
  Interest--other, net.......................    (7,190,504)      961,656      (7,724,607)(b)(c)(j)      (13,953,455)
  Amortization of deferred financing costs...      (488,712)       76,348        (142,540)(b)(c)            (554,904)
  Gain on sale of assets, net................     1,076,181    (1,067,360)        --                           8,821
  Other, net.................................       (68,689)       13,095         --                         (55,594)
                                               ------------   ------------   ------------             --------------
    Total other income (expense).............    (6,424,815)      117,676      (6,290,078)               (12,597,217)
                                               ------------   ------------   ------------             --------------
Loss before income taxes.....................    (2,485,669)      375,486      (5,937,619)                (8,047,802)
Income tax provision.........................       286,504       (14,300)        --                         272,204
                                               ------------   ------------   ------------             --------------
Net loss.....................................  $ (2,772,173)  $   389,786    $ (5,937,619)            $   (8,320,006)
                                               ------------   ------------   ------------             --------------
                                               ------------   ------------   ------------             --------------


 See Accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of
                                   Operations

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED FEBRUARY 28, 1997


    (a) To reflect the inclusion of the results of operations of Clinton Distribution, Inc. ("Clinton") (acquisitions closed July, 1996) and Huron Postal Service, Inc. ("Huron") and Northeastern Printers, Inc. ("Northeastern") (acquisitions closed October, 1997) in the period prior to their respective acquisitions and combination with the Company. To reflect the elimination of the results of operations of radio stations KQWB-FM and KQFN-AM located in Fargo, North Dakota and Moorhead, Minnesota (sale closed August, 1996). To reflect the elimination of the results of operations of Central Missouri Broadcasting, Inc. and CMB II, Inc. in the period prior to their respective sales and dissolution with the Company. Applications for transfer of the broadcast licenses of the Missouri Properties have been filed with the FCC by the buyers. A local market competitor has objected to the transfer of the licenses and on December 12, 1997, filed with the FCC a Petition to Deny the license transfers and to terminate the Time Brokerage Agreement. No action has been taken on the Petition to Deny by the FCC and the Company believes that even if the Petition to Deny were granted, the consequences would not be material to the Company. The Attorney General of the State of Missouri on January 9, 1998 filed a civil investigative demand on the Company to provide documents in order to consider whether the proposed transaction would violate federal or Missouri antitrust laws. The Company has complied with the demand.


    (b) To reflect the elimination of interest expense in the amount of $5,891,548 and deferred financing amortization of $407,460 relating to the existing senior notes.

    (c) To reflect interest expense of $12,834,872 (at 12.2% assumed effective rate) associated with the Notes and $399,283 (at 17% assumed effective rate) associated with the Appreciation Notes and deferred financing amortization of $550,000.

    (d) To reflect a $16.3 million loan made during fiscal 1998 and related interest income at the assumed effective rate of 12% of $1,957,915 related to the Managed Affiliates (WSTO-FM, WVJS-AM and WKDQ-FM).

    (e) To reflect the additional management fee expense calculated at 5% of revenues in the period prior to the acquisition and combination with the Company for Clinton, Huron and Northeastern.

    (f) To reflect the elimination of time brokerage and consulting expenses recorded in operations for KTRR-FM prior to the acquisition and combination with the Company.


    (g) To reflect the elimination of operating expenses which represent prior owners' compensation and benefits of $213,372, terminated benefit plans of $40,215, cost savings due to "in-house" printing of the publications of $77,578 and performance of certain accounting writeup functions of $19,111, which were previously outsourced, of Huron and Northeastern prior to acquisition and combination with the Company. These outsourcing contracts are being terminated in conjunction with the acquisition.


    (h) To reflect depreciation expense for purchase accounting allocations made for the acquisitions based on preliminary allocations of consideration as follows:

                                                                          KTRR-FM            HURON AND NORTHEASTERN
                                                                 -------------------------  ------------------------
                                                                  ALLOCATED    PRO FORMA    ALLOCATED    PRO FORMA
                                                                    COST      DEPRECIATION     COST     DEPRECIATION
                                                                 -----------  ------------  ----------  ------------
Property and equipment.........................................   $  --        $   --       $  275,000   $   19,000
                                                                 -----------                ----------
                                                                 -----------                ----------
Less depreciation reported.....................................                    --                        45,615
                                                                              ------------              ------------
Pro forma adjustment...........................................                $   --                    $  (26,615)
                                                                              ------------              ------------
                                                                              ------------              ------------

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED STATEMENT OF OPERATIONS (CONTINUED)
                          YEAR ENDED FEBRUARY 28, 1997

    (i) To reflect amortization expense for purchase accounting allocations made for the acquisitions based on preliminary allocations of consideration as follows:

                                                                    KTRR-FM              HURON AND NORTHEASTERN
                                                           --------------------------  --------------------------
                                                            ALLOCATED     PRO FORMA     ALLOCATED     PRO FORMA
                                                               COST      AMORTIZATION      COST      AMORTIZATION
                                                           ------------  ------------  ------------  ------------
FCC licenses and/or goodwill.............................  $  2,000,000   $   50,000   $  1,339,037   $   33,476
Noncompete agreements....................................       179,850       35,970        672,411      134,482
                                                           ------------  ------------  ------------  ------------
                                                           $  2,179,850       85,970   $  2,011,448      167,958
                                                           ------------                ------------
                                                           ------------                ------------

Less amortization reported...............................                     --                          --
                                                                         ------------                ------------
Pro forma adjustment.....................................                 $   85,970                  $  167,958
                                                                         ------------                ------------
                                                                         ------------                ------------

    (j) To reflect interest expense for Huron and Northeastern in the amount of $214,000 and KTRR-FM in the amount of $168,000 related to debt incurred to finance their respective acquisitions.


    (k) To reflect income from the Managed Affiliates Management Agreements with the Managed Affiliates prior to their respective effective dates of December 1, 1996 for the WSTO-FM and WVJS-AM stations and February 1, 1997 for the WKDQ-FM station.



    (l) To reflect the elimination of interest income from affiliate notes receivable satisfied through distributions to the Stockholder.

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
                          OF OPERATIONS AND OTHER DATA
                      NINE MONTHS ENDED NOVEMBER 30, 1997



                                                              ACQUISITIONS
                                                                  AND
                                                              DISPOSITIONS--
                                                COMPANY--      HISTORICAL     PRO FORMA                  COMBINED
                                                HISTORICAL        (A)        ADJUSTMENTS                PRO FORMA
                                               ------------   ------------   ------------             --------------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Broadcasting...............................  $ 11,674,292   $(1,643,944)   $    --                  $   10,030,348
  Newspaper..................................    11,120,715     1,251,816         --                      12,372,531
  Management fees............................       180,000       --              --                         180,000
                                               ------------   ------------   ------------             --------------
    Total revenues...........................    22,975,007      (392,128)        --                      22,582,879
Operating expenses:
  Operating departments......................    15,685,093      (247,440)       (204,809)(g)             15,232,844
  Incentive plan.............................       545,000       --              --                         545,000
  Management fees............................     1,598,431      (143,695)         62,591(e)               1,517,327
  Time brokerage agreement fee, net..........        36,000       --              (36,000)(f)               --
  Consulting.................................       180,994       (14,994)       (166,000)(f)               --
  Depreciation...............................       772,720      (134,268)         (5,367)(h)                633,085
  Amortization...............................       525,165       (61,838)        162,454(i)                 625,781
                                               ------------   ------------   ------------             --------------
    Total operating expenses.................    19,343,403      (602,235)       (187,131)                18,554,037
                                               ------------   ------------   ------------             --------------
Operating income.............................     3,631,604       210,107         187,131                  4,028,842
Other income (expense):
  Interest--Managed Affiliates...............     1,220,225       --              248,212(d)               1,468,437
  Interest--stockholder and affiliates,
    net......................................       193,318        93,391        (286,709)(k)               --
  Interest--other, net.......................    (7,450,455)      879,928      (3,904,853)(b)(c)(j)      (10,475,380)
  Amortization of deferred financing costs...      (481,824)       81,388         (12,064)(b)(c)            (412,500)
  Loss on sale of assets, net................        (6,592)      --              --                          (6,592)
  Other, net.................................       (44,808)        9,238         --                         (35,570)
                                               ------------   ------------   ------------             --------------
    Total other income (expense).............    (6,570,136)    1,063,945      (3,955,414)                (9,461,605)
                                               ------------   ------------   ------------             --------------
Loss before income taxes.....................    (2,938,532)    1,274,052      (3,768,283)                (5,432,763)
Income tax provision.........................       102,750         9,275         --                         112,025
                                               ------------   ------------   ------------             --------------
Net loss.....................................  $ (3,041,282)  $ 1,264,777    $ (3,768,283)            $   (5,544,788)
                                               ------------   ------------   ------------             --------------
                                               ------------   ------------   ------------             --------------


 See Accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of
                                   Operations

                          NOTES TO UNAUDITED PRO FORMA

                   CONDENSED COMBINED STATEMENT OF OPERATIONS


                      NINE MONTHS ENDED NOVEMBER 30, 1997



    (a) To reflect the inclusion of the results of operations of Huron and Northeastern in the period prior to their respective acquisitions and combination with the Company (acquisition closed October, 1997). To reflect the elimination of the results of operations of Central Missouri Broadcasting, Inc. and CMB II, Inc. in the period prior to their sale and dissolution with the Company. Applications for transfer of the broadcast licenses of the Missouri Properties have been filed with the FCC by the buyers. A local market competitor has objected to the transfer of the licenses and on December 12, 1997, filed with the FCC a Petition to Deny the license transfers and to terminate the Time Brokerage Agreements. No action has been taken on the Petition to Deny by the FCC, and the Company believes that, even if the Petition to Deny were granted, the consequences to the Company would not be material. The Attorney General of the State of Missouri on January 9, 1998 filed a civil investigative demand on the Company to provide documents in order to consider whether the proposed transaction would violate federal or Missouri antitrust laws. The Company has complied with the demand.



    (b) To reflect the elimination of interest expense in the amount of $6,271,597 and deferred financing amortization of $400,436 related to the existing senior notes.



    (c) To reflect interest expense of $9,626,154 (at 12.2% assumed effective rate) associated with the Notes and $299,463 (at 17% assumed effective rate) associated with the Appreciation Notes and deferred financing amortization of $412,500.



    (d) To reflect a $16.3 million loan made during fiscal 1998 and additional related interest income at the assumed effective rate of 12% of $248,212 related to the Managed Affiliates (WSTO-FM, WVJS-AM and WKDQ-FM).


    (e) To reflect the additional management fee expense calculated at 5% of revenues in the period prior to the acquisition and combination with the Company for Huron and Northeastern.

    (f) To reflect the elimination of time brokerage and consulting expenses recorded in operations for KTRR-FM prior to the acquisition and combination with the Company.


    (g) To reflect the elimination of operating expenses which represent prior owners' compensation and benefits of $120,625, terminated benefit plans of $24,228, cost savings due to "in-house" printing of the publications of $48,728, and performance of certain accounting writeup functions of $11,228, which were previously outsourced, of Huron and Northeastern prior to acquisition and combination with the Company. These outsourcing contracts are being terminated in conjunction with the acquisition.


    (h) To reflect depreciation expense for purchase accounting allocations made for the acquisitions based on preliminary allocations of consideration as follows:


                                                                         KTRR-FM               HURON AND NORTHEASTERN
                                                               ----------------------------  --------------------------
                                                                ALLOCATED      PRO FORMA      ALLOCATED     PRO FORMA
                                                                  COST       DEPRECIATION        COST      DEPRECIATION
                                                               -----------  ---------------  ------------  ------------
Property and equipment.......................................   $  --          $  --          $  275,000    $   11,083
                                                                    -----                    ------------
                                                                    -----                    ------------
Less depreciation reported...................................                     --                            16,450
                                                                                   -----                   ------------
Pro forma adjustment.........................................                  $  --                        $   (5,367)
                                                                                   -----                   ------------
                                                                                   -----                   ------------

                          NOTES TO UNAUDITED PRO FORMA

                      NINE MONTHS ENDED NOVEMBER 30, 1997


    (i) To reflect amortization expense for purchase accounting allocations made for the acquisitions based on preliminary allocations of consideration as follows:


                                                                     KTRR-FM              HURON AND NORTHEASTERN
                                                            --------------------------  --------------------------
                                                             ALLOCATED     PRO FORMA     ALLOCATED     PRO FORMA
                                                                COST      AMORTIZATION      COST      AMORTIZATION
                                                            ------------  ------------  ------------  ------------
FCC licenses and/or goodwill..............................  $  2,000,000   $   37,500    $1,339,037    $   19,528
Noncompete agreements.....................................       179,850       26,978       672,411        78,448
                                                            ------------  ------------  ------------  ------------
                                                            $  2,179,850       64,478    $2,011,448        97,976
                                                            ------------                ------------
                                                            ------------                ------------
Less amortization reported................................                     --                          --
                                                                          ------------                ------------
Pro forma adjustment......................................                 $   64,478                  $   97,976
                                                                          ------------                ------------
                                                                          ------------                ------------



    (j) To reflect interest expense for Huron and Northeastern in the amount of $124,833 and KTRR-FM in the amount of $126,000 related to debt incurred to finance their respective acquisitions.



    (k) To reflect the elimination of the interest income from affiliate notes receivable satisfied through distributions to the Stockholder.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 BALANCE SHEET
                            AS OF NOVEMBER 30, 1997



                                                              ACQUISITIONS
                                                                  AND
                                                COMPANY--     DISPOSITIONS--  PRO FORMA                  COMBINED
                                                HISTORICAL    HISTORICAL(A)  ADJUSTMENTS                PRO FORMA
                                               ------------   ------------   ------------             --------------
                   ASSETS
Current assets:
  Cash and cash equivalents..................  $    109,155   $ 5,816,205    $16,713,211(b)(c)(d)     $   22,638,571
  Accounts receivable, net of allowance for
    doubtful accounts........................     4,026,176      (186,874)       --                        3,839,302
  Inventories................................       483,374       --             --                          483,374
  Other current assets.......................       412,553       (75,727)       --                          336,826
                                               ------------   ------------   ------------             --------------
      Total current assets...................     5,031,258     5,553,604     16,713,211                  27,298,073

Notes receivable from Managed Affiliates.....    15,423,339       --             892,623(d)               16,315,962

Property and equipment.......................    17,383,715    (2,613,302)       --                       14,770,413
Less accumulated depreciation................    (8,561,054)    1,844,659        --                       (6,716,395)
                                               ------------   ------------   ------------             --------------
      Net property and equipment.............     8,822,661      (768,643)       --                        8,054,018

Goodwill and FCC licenses, net...............     6,670,508     1,253,221        --                        7,923,729
Covenants not to compete, net................     3,650,786        99,960        --                        3,750,746
Other assets, net............................     1,852,769      (150,790)     4,038,133(b)(c)             5,740,112
Other long term assets.......................       223,349      (214,672)       --                            8,677
                                               ------------   ------------   ------------             --------------
                                                 12,397,412       987,719      4,038,133                  17,423,264
                                               ------------   ------------   ------------             --------------
Total assets.................................  $ 41,674,670   $ 5,772,680    $21,643,967              $   69,091,317
                                               ------------   ------------   ------------             --------------
                                               ------------   ------------   ------------             --------------

   LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
  Short term notes...........................  $    500,000   $   --         $   --                   $      500,000
  Due to affiliates..........................       110,245        (2,845)       --                          107,400
  Accounts payable...........................     1,199,183      (112,287)       --                        1,086,896
  Other accrued expenses.....................       617,254       (13,692)       --                          603,562
  Current maturities of long-term
    obligations..............................       745,855      (232,031)       --                          513,824
                                               ------------   ------------   ------------             --------------
      Total current liabilities..............     3,172,537      (360,855)       --                        2,811,682

Long-term obligations:
  Senior notes...............................    70,904,166       --          23,557,110(b)(c)            94,461,276
  Secured seller obligations.................     1,311,138     1,045,217        --                        2,356,355
  Mortgages and purchase money...............     1,048,712      (173,174)       --                          875,538
  Obligations under capital leases...........       868,267      (362,095)       --                          506,172
  Secured subordinated obligations...........     1,055,050       --             --                        1,055,050
  Appreciation Notes.........................       --            --           2,348,724                   2,348,724
  Unsecured obligations......................     1,218,900      (202,515)       --                        1,016,385
  Incentive plan liability...................     4,700,000       --             --                        4,700,000
  Less current maturities of long-term
    obligations..............................      (745,855)      232,031        --                         (513,824)
                                               ------------   ------------   ------------             --------------
                                                 80,360,378       539,464     25,905,834                 106,805,676

Capital deficiency:
  Capital....................................         7,770        (1,100)       --                            6,670
  Additional paid-in capital.................     1,792,852       --             --                        1,792,852
  Accumulated deficit........................   (43,658,867)    5,595,171     (4,261,867)(b)             (42,325,563)
                                               ------------   ------------   ------------             --------------
      Net capital deficiency.................   (41,858,245)    5,594,071     (4,261,867)                (40,526,041)
                                               ------------   ------------   ------------             --------------
                                               $ 41,674,670   $ 5,772,680    $21,643,967              $   69,091,317
                                               ------------   ------------   ------------             --------------
                                               ------------   ------------   ------------             --------------


 See Accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

                          NOTES TO UNAUDITED PRO FORMA
                        CONDENSED COMBINED BALANCE SHEET
                            AS OF NOVEMBER 30, 1997



(a) To reflect the purchase of assets of KTRR-FM for $2 million and the sale of all of the operating assets of Central Missouri Broadcasting, Inc. and CMB II, Inc. for a net cash price of $7,419,000 and assumed liabilities of $256,000. The $2 million purchase price of KTRR-FM will be allocated to goodwill and FCC licenses. The acquisition will be financed with cash of $750,000 ($200,000 already on deposit) and a $1,250,000 note payable to the seller. The Company will also enter into a 5 year $500,000 covenant not to compete. In connection with the sale of the Missouri Properties, the Company will repay approximately $1.1 million of long-term debt. The pretax gain on the sale is expected to be approximately $5.5 million, net of related expenses. Applications for transfer of the broadcast licenses of the Missouri Properties have been filed with the FCC by the buyers. A local market competitor has objected to the transfer of the licenses and on December 12, 1997, filed with the FCC a Petition to Deny the license transfers and to terminate the TBA. No action has been taken on the Petition to Deny by the FCC, and the Company believes that, even if the Petition to Deny were granted, the consequences to the Company would not be material. The Attorney General of the State of Missouri on January 9, 1998 filed a civil investigative demand on the Company to provide documents in order to consider whether the proposed transaction would violate federal or Missouri antitrust laws. The Company has complied with the demand.



(b) To reflect payment of the senior note in the amount of $70,904,166, related prepayment penalty of $2,800,000 and corresponding write-off of net book value of deferred financing costs of $1,461,867.



(c) To reflect proceeds from the Notes and Appreciation Notes of $96,810,000 net of $5,500,000 to be applied towards deferred financing costs. The Appreciation Notes have been valued at an estimated fair value of $2,348,724 based on an assumed 17% discount rate and $3,000,000 payout on the first call date of June 15, 1999.



(d) To reflect an additional loan of $892,623 to the Managed Affiliates (WSTO-FM, WVJS-AM, and WKDQ-FM).



CASH TRANSACTIONS
-----------------------------------------------------------------------------------
Payment of senior note...............................................  $(70,904,166)  (see b)
Payment of senior note--prepayment penalty...........................    (2,800,000)  (see b)
Net proceeds from the Notes and Appreciation Notes...................    91,310,000   (see c)
Loans to Managed Affiliates..........................................      (892,623)  (see d)
                                                                       ------------
                                                                       $ 16,713,211
                                                                       ------------
                                                                       ------------

ACCUMULATED DEFICIT TRANSACTIONS
----------------------------------------------------------------------------------------------
Senior note--prepayment penalty......................................  $  2,800,000   (see b)
Write-off of deferred financing costs................................     1,461,867   (see b)
                                                                       ------------
                                                                       $  4,261,867
                                                                       ------------
                                                                       ------------

                        SELECTED COMBINED FINANCIAL DATA


    The selected combined financial data presented below should be read in conjunction with the combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected combined financial data (except for the other financial and operating data) of The Radio and Newspaper Businesses of Alan R. Brill (i) as of and for the years ended February 28, 1993 and 1994 have been derived from schedules which primarily include information from the separate audited combined financial statements of The Broadcasting Businesses of Alan R. Brill and the separate audited consolidated financial statements of Central Michigan Newspapers, Inc., (ii) as of and for the years ended February 28, 1995, February 29, 1996 and February 28, 1997 have been derived from the audited combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill and (iii) as of and for the nine months ended November 30, 1996 and 1997 have been derived from the unaudited condensed combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill. The selected pro forma data presented below should be read in conjunction with the information contained in the historical financial statements included elsewhere herein and "Pro Forma Financial Information."


                                                                   HISTORICAL                                       PRO FORMA
                                ---------------------------------------------------------------------------------  ------------
                                                                                       NINE MONTHS   NINE MONTHS       YEAR
                                         FISCAL YEAR ENDED FEBRUARY 28 OR 29              ENDED         ENDED         ENDED
                                -----------------------------------------------------  NOVEMBER 30,  NOVEMBER 30,  FEBRUARY 28,
                                  1993       1994       1995       1996       1997         1996          1997        1997 (A)
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Radio.......................  $   9,764  $  10,961  $  12,650  $  13,096  $  13,596   $   10,483    $   11,854    $   11,644
  Newspapers..................     10,877     10,499     10,537     12,217     13,440       10,458        11,121        15,771
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
      Total revenues..........     20,641     21,460     23,187     25,313     27,036       20,941        22,975        27,415
Operating expenses:
  Operating departments.......     16,644     16,352     17,530     18,640     19,043       14,641        15,685        19,010
  Incentive plan..............         25        176        634      1,467        628          471           545           628
  Other.......................     --         --         --             37         86           17           217        --
  Management fees.............        897      1,521      1,679      1,833      1,945        1,502         1,598         1,869
  Depreciation and
    amortization..............      1,306      1,277      1,111      1,312      1,395        1,022         1,298         1,358
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
      Total operating
        expenses..............     18,872     19,326     20,954     23,289     23,097       17,653        19,343        22,865
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
Operating income..............      1,769      2,134      2,233      2,024      3,939        3,288         3,632         4,550
Other income (expense):
Interest expense, net.........     (4,484)    (4,645)    (5,842)    (7,130)    (7,432)      (5,565)       (6,519)      (12,550)
Other, net....................       (148)     3,463       (144)       (80)     1,007        1,018           (51)          (47)
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
      Total other income
        (expense).............     (4,632)    (1,182)    (5,986)    (7,210)    (6,425)      (4,547)       (6,570)      (12,597)
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
Income (loss) before income
  taxes and extraordinary
  item........................     (2,863)       952     (3,753)    (5,186)    (2,486)      (1,259)       (2,938)       (8,048)
Income tax provision
  (benefit)...................        112        168         68        (39)       286          121           103           272
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
Income (loss) before
  extraordinary item..........     (2,975)       784     (3,821)    (5,147)    (2,772)      (1,380)       (3,041)       (8,320)
Extraordinary item (b)........     --            245     --          6,915     --           --            --            --
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
Net income (loss).............  $  (2,975) $   1,029  $  (3,821) $   1,768  $  (2,772)  $   (1,380)   $   (3,041)   $   (8,320)
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
                                ---------  ---------  ---------  ---------  ---------  ------------  ------------  ------------
OTHER FINANCIAL AND OPERATING
  DATA:
Net cash provided by (used in)
  Operating activities........  $     810  $      79  $     920  $      37  $    (513)  $   (1,500)   $      654    $       na
  Investing activities........       (363)    (3,377)      (120)    (1,167)        59          940       (15,035)           na
  Financing activities........         59      3,377       (452)     2,654       (845)        (948)       13,715            na
Cash dividends declared.......         60        500     --         --            520       --            12,215            na
Media Cashflow (c)............      3,997      5,108      5,657      6,673      7,993        6,300         7,290        10,363
EBITDA (c)....................      3,075      3,411      3,344      3,336      5,334        4,310         4,930         5,908
Capital expenditures excluding
  acquisitions................        410        833        974        977      1,269          543           610         1,336
Net interest expense (d)......                                                                                          12,721
Net cash interest
  expense (e).................                                                                                           7,362
Net debt (f)..................                                                                                          79,981
Ratio of Media Cashflow to net
  interest expense............                                                                                            0.81x
Ratio of Media Cashflow to net
  cash interest expense.......                                                                                            1.41x
Ratio of net debt to Media
  Cashflow (f)................                                                                                            7.72x
Ratio of earnings to fixed
  charges (h).................     --           1.20x    --         --         --           --            --            --


                                 NINE MONTHS
                                    ENDED
                                NOVEMBER 30,
                                  1997 (A)
                                -------------

STATEMENT OF OPERATIONS DATA:
Revenues:
  Radio.......................    $  10,210
  Newspapers..................       12,373
                                -------------
      Total revenues..........       22,583
Operating expenses:
  Operating departments.......       15,233
  Incentive plan..............          545
  Other.......................       --
  Management fees.............        1,517
  Depreciation and
    amortization..............        1,259
                                -------------
      Total operating
        expenses..............       18,554
                                -------------
Operating income..............        4,029
Other income (expense):
Interest expense, net.........       (9,420)
Other, net....................          (42)
                                -------------
      Total other income
        (expense).............       (9,462)
                                -------------
Income (loss) before income
  taxes and extraordinary
  item........................       (5,433)
Income tax provision
  (benefit)...................          112
                                -------------
Income (loss) before
  extraordinary item..........       (5,545)
Extraordinary item (b)........
                                -------------
Net income (loss).............    $  (5,545)
                                -------------
                                -------------
OTHER FINANCIAL AND OPERATING
  DATA:
Net cash provided by (used in)
  Operating activities........    $      na
  Investing activities........           na
  Financing activities........           na
Cash dividends declared.......           na
Media Cashflow (c)............        8,818
EBITDA (c)....................        5,288
Capital expenditures excluding
  acquisitions................          601
Net interest expense (d)......        9,551
Net cash interest
  expense (e).................        5,532
Net debt (f)..................       79,981
Ratio of Media Cashflow to net
  interest expense............         0.92x
Ratio of Media Cashflow to net
  cash interest expense.......         1.59x
Ratio of net debt to Media
  Cashflow (f)................         6.80x(g)
Ratio of earnings to fixed
  charges (h).................       --

                                                                                                                         PRO FORMA
                                                                                                                       -------------
                                                                                             AS OF          AS OF          AS OF
                                                 AS OF FEBRUARY 28 OR 29                 NOVEMBER 30,   NOVEMBER 30,   NOVEMBER 30,
                                  -----------------------------------------------------  -------------  -------------  -------------
                                    1993       1994       1995       1996       1997         1996           1997         1997 (A)
                                  ---------  ---------  ---------  ---------  ---------  -------------  -------------  -------------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF FINANCIAL POSITION
  DATA:
Cash and cash equivalents.......  $     104  $     202  $     550  $   2,075  $     775    $     567            109      $  22,639
Working capital (deficit).......     (3,469)    (1,881)      (334)     2,398      1,014        2,227          1,859         24,486
Intangible assets...............      4,103      5,219      5,099      7,374      7,583        7,547         12,174         17,415
Total assets....................     16,454     21,938     21,784     26,011     26,442       27,674         41,675         69,091
Total debt including due to
  affiliates (i)................     49,796     55,160     58,715     61,636     50,475       49,782         81,106        107,320
Net capital deficiency (j)......    (37,153)   (36,302)   (40,123)   (38,354)   (26,610)     (27,838)       (41,858)       (40,526)


------------------------

(a) The pro forma statement of operations and other financial and operating data for the year ended February 28, 1997 and for the nine months ended November 30, 1997 give effect to the Transactions as if they occurred March 1, 1996. The pro forma statement of financial position data give effect to the Transactions as if they had occurred on November 30, 1997. See "Pro Forma Financial Information."


(b) The extraordinary item in fiscal 1996 reflects an adjustment of accrued interest in the amount of $7.0 million related to subordinated debt for which contingent interest had been accrued at the maximum rate but was reduced at maturity pursuant to terms of an alternative valuation formula, as defined in the agreement. The gain was offset by the write-off of certain previously deferred financing fees of $131,000.


(c) "EBITDA" is defined as operating income before depreciation and amortization expenses. "Media Cashflow" is defined as EBITDA plus management fees, incentive plan expense, time brokerage agreement fees, acquisition related consulting expense and interest income from loans made by the Company to Managed Affiliates. Management fees payable to BMCLP are subordinated, to the extent provided in the Indenture, to the prior payment of the Issuer's obligations on the Notes. Although Media Cashflow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that these measures are useful to an investor in evaluating the Company because these measures are widely used in the media industry to evaluate a media company's operating performance. However, Media Cashflow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statements prepared in accordance with GAAP as measures of liquidity or profitability. In addition, "EBITDA" and "Media Cashflow" as determined by the Company may not be comparable to related or similar measures as reported by other companies and do not represent funds available for discretionary use.



(d) Reflects interest expense on the Notes and Appreciation Notes and on other debt and capitalized leases. Net interest expense excludes $555,000 and $413,000 in non-cash amortization of deferred financing fees for the year ended February 28, 1997 and the nine months ended November 30, 1997, respectively. Net interest expense is also net of expected interest income, calculated at 5.5% on excess proceeds from the Transactions estimated to be $22.4 million at November 30, 1997, of $1,232,000 and $924,000 for the year ended February 28, 1997 and the nine months ended November 30, 1997, respectively.



(e) Reflects interest expense on the Notes and Appreciation Notes and on other debt and capitalized leases. Net cash interest expense excludes $555,000 and $413,000 in non-cash amortization of deferred financing fees for the year ended February 28, 1997 and nine months ended November 30, 1997, respectively and also excludes interest accrued at the effective rate of 12.2%, which is in excess of the current pay rate of 7.5% in each of years one and two by $4,960,000 ($3,720,000 for nine months) and excludes interest on the Appreciation Notes accreted at 17% totaling $399,000 for the year ended February 28, 1997 ($299,000 for nine months). Net cash interest expense is also net of expected interest income, calculated at 5.5% on excess proceeds from the Transactions estimated to be $22.4 million at November 30, 1997, of $1,232,000 and $924,000 for the year ended February 28, 1997 and nine months ended November 30, 1997, respectively.



(f) Net debt includes total debt less the incentive plan liability and less cash and cash equivalents, all as of November 30, 1997, as significant portions of the cash and cash equivalents are held for future acquisitions.



(g) For purposes of this ratio the Media Cashflow for the nine months ended November 30, 1997 has been annualized. No assurance can be provided that such results will be achieved.



(h) For purposes of this calculation, earnings are defined as income (loss) before income taxes and extraordinary item and fixed charges. Fixed charges are the sum of (i) interest costs (including the interest portion of operating leases) and (ii) amortization of deferred financing costs. Earnings were inadequate to cover fixed charges by approximately $2,863,000, $3,753,000, $5,186,000, $2,486,000, $1,259,000, $2,938,000, $8,048,000 and
    $5,433,000 for the historical fiscal years 1993, 1995, 1996, 1997, the historical nine months ended November 30, 1996 and 1997, the pro forma year ended February 28, 1997 and the pro forma nine months ended November 30, 1997, respectively.


(i) Total debt including due to affiliates includes the senior note, obligations under capital leases, unsecured and subordinated obligations, debt due to affiliates and, on a pro forma basis, the Notes and Appreciation Notes.


(j) The net capital deficiency as of November 30, 1997 and the pro forma net capital deficiency as of November 30, 1997 reflect the declaration and payment of distributions in the amount of $12.2 million, $8.0 million in cash and $4.2 million for purposes of satisfaction of affiliate notes receivable.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The following discussion and analysis of the financial condition and results of operations of the Company should be read in conjunction with the combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill and notes thereto included elsewhere in this Prospectus. This Prospectus contains forward-looking statements, including statements regarding, among other items,
(i) the realization of the Company's business strategy, (ii) the sufficiency of cashflow to fund the Company's debt service requirements and working capital needs and (iii) anticipated trends in the radio broadcasting and newspaper industries. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from those contemplated by these forward-looking statements as a result of factors including those described herein. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this Prospectus will in fact transpire. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to update or revise any forward-looking statements. See "Risk Factors."


    BMC was organized in 1997 to be an Issuer of the Notes and to own numerous companies (C-corporations, S-corporations, limited partnerships and limited liability companies) that were previously owned separately by Mr. Brill. The Subsidiaries include various radio, newspaper and related businesses. The Stations own and operate FM and AM radio stations in Pennsylvania, Colorado, Indiana/Kentucky, Minnesota/Wisconsin, and Missouri. The Newspapers own and operate a daily and numerous weekly publications in Michigan along with printing and advertising distribution businesses. The historical financial statements of The Radio and Newspaper Businesses of Alan R. Brill included elsewhere in this Prospectus include the financial position and results of operations of the Subsidiaries on a combined basis.


    The Stations' revenues are derived primarily from advertising revenues. In general, each Station receives revenues for advertising sold for placement within the Station's programming. Advertising is sold in time increments and is priced primarily based on a Station's program's popularity within the demographic group an advertiser desires to reach, as well as quality of service provided to the customer, creativity in marketing the client's products and services, the personal relationship between the Station's account executive and the client, and the client's view of the popularity of the Station among its target customer base. In addition, advertising rates are affected by the number of advertisers competing for available time, the size and demographic make-up of the markets served by the Stations and the availability of alternative advertising media in the market area. Rates are highest during the most desirable listening hours, with corresponding reductions during other hours.

    During the year ended February 28, 1997, over 90% of the Stations' revenues were generated from local advertising, which is sold primarily by a Station's sales staff. The remainder of the advertising revenues represent national advertising and network compensation payments. In addition to any commissions paid to its sales staff, the Stations generally pay commissions to advertising agencies on local and national advertising and to sales representation firms on national advertising. The advertising revenues of a Station generally are highest in the second and fourth calendar quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to and including the holiday season. During the year ended February 28, 1997, no single customer in any of the Stations' markets provided more than 2% of the Company's revenues.

    In the broadcasting industry, radio stations often utilize trade (or barter) agreements to exchange advertising time for goods or services (such as other media advertising, travel or lodging), in lieu of cash. In order to preserve most of its on-air inventory for cash advertising, the Company generally enters into trade agreements only if the goods or services bartered to the Company will be used in the Company's business. The Company has minimized its use of trade agreements and has sold over 90% of its advertising time for cash for the year ended February 28, 1997. In addition, it is the Company's general policy not to pre-empt advertising spots paid for in cash with advertising spots paid for in trade.

    Each Station's financial results depend on a number of factors, including the general strength of the local and national economies, population growth, the ability to provide popular programming, local market and regional competition, the relative efficiency of radio broadcasting compared to other advertising media, signal strength and government regulation and policies.

    The Newspapers' revenues are derived primarily from advertising and subscription revenues and to a lesser extent, from printing revenues. In general, newspaper publications receive revenue for advertising sold to reach readership within its geographical distribution area and its customers' marketing areas. The combined coverage and timing of the numerous weekly publications and the daily publications provide the Newspapers with flexibility and efficiencies to create a competitive advantage in attracting advertisers. As an inducement to its customers, the Newspapers offer advertisers more efficient buys when they purchase ad placement in multiple publications. The Newspapers have a widely diversified customer base, and for the year ended February 28, 1997, no single customer of the Newspapers represented more than 2% of the Company's revenues. The Newspapers' financial results are dependent on a number of factors, particularly those that impact local retail sales, including the general strength of the local and national economies, population growth, local and regional market competition and the perceived relative efficiency of newspapers compared to other advertising media.

    The following table sets forth the percentage of revenues generated by the Company's Stations and Newspapers.

                                                                           YEAR ENDED FEBRUARY 28 OR 29,
                                                          ---------------------------------------------------------------
REVENUES                                                     1993         1994         1995         1996         1997
--------------------------------------------------------     -----        -----        -----        -----        -----
Stations................................................          47%          51%          55%          52%          50%
Newspapers..............................................          53           49           45           48           50
                                                                 ---          ---          ---          ---          ---
                                                                 100          100          100          100          100
                                                                 ---          ---          ---          ---          ---
                                                                 ---          ---          ---          ---          ---


                                                            NINE MONTHS ENDED
REVENUES                                                    NOVEMBER 30, 1997
--------------------------------------------------------  ---------------------
Stations................................................               52%
Newspapers..............................................               48
                                                                      ---
                                                                      100
                                                                      ---
                                                                      ---


    The primary operating expenses incurred in the ownership and operation of the Stations include employee salaries and commissions, programming expenses and advertising and promotion expenses. For the Newspapers the primary operating expenses are employee salaries and commissions, newsprint and delivery charges. The Company also incurs and will continue to incur significant depreciation, amortization and interest expense as a result of completed and future acquisitions of radio stations and newspapers and due to existing borrowings and future borrowings, including the Notes and any borrowings under the New Credit Facility. The combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill tend not to be directly comparable from period to period due to the Company's acquisition activity.

INCOME TAXES

    The Company includes "C" corporations, "S" corporations, limited partnerships and limited liability companies. The taxable income or loss for federal and state income tax purposes of the S Corporations, limited partnerships and limited liability companies is passed through to the stockholders, partners and members, respectively. The "C" corporations are in loss carryforward positions at February 28, 1997 for income tax purposes. Accordingly, the Company will not have a statutory rate income tax provision for the entire group due to the tax consequences of the individual companies.

IMPACT OF YEAR 2000



    The Company has developed a plan to modify its information technology to recognize the year 2000 and has identified critical data processing systems which will be replaced with new systems. The Company expects the project to be substantially complete by 1999 and the cost is not expected to be material as a portion of the upgrades are covered by software support agreements with the vendors. The Company does not expect the project to have a significant effect on its operations.


RESULTS OF OPERATIONS


NINE MONTHS ENDED NOVEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED NOVEMBER 30,
  1996.



    Revenues for the nine months ended November 30, 1997 totaled $23.0 million, a 10.0% increase over $20.9 million for the nine months ended November 30, 1996. Of this $2.1 million increase, the Stations contributed $1.4 million and the Newspapers contributed approximately $700,000. The Stations' revenues for the nine months ended November 30, 1997 totaled $11.9 million, a 13.1% increase compared to the nine months ended November 30, 1996, due to the development of new Stations in Minnesota, Missouri and Colorado, which increased revenues by approximately $1,060,000 and revenue growth of the existing Stations which increased by $312,000 due to increased demand for advertising at those Stations.



    Operating expenses for the nine months ended November 30, 1997 totaled $19.3 million, an increase of $1.6 million or 9.0% over $17.7 million for the nine months ended November 30, 1996, primarily due to increases in operating department expenses, incentive plan expenses, other operating expenses, management fees and amortization expense. Operating department expenses increased $1,044,000 largely due to the commencement of operations at the newly acquired Stations described above and a newly acquired Newspaper. Incentive plan expenses increased $74,000 in connection with improvements in performance at certain Subsidiaries which increased incentive plan accruals under the performance incentive plan. Other operating expenses increased $200,000 due to consulting and Time Brokerage Agreement payments for a radio station in Colorado partially offset by other operating income in connection with a Time Brokerage Agreement for radio stations in Fargo, North Dakota and Moorhead, Minnesota ("Fargo/Moorhead"), which were sold in August 1996. Management fees increased $96,000 due to increased revenues during the period. Amortization expense increased by $241,000 due mainly to amortization of a non-compete agreement entered into in July 1997.



    Operating income for the nine months ended November 30, 1997 totaled approximately $3.6 million, a 9.1% increase over $3.3 million for the nine months ended November 30, 1996, primarily due to increased revenues.



    Interest expense, net for the nine months ended November 30, 1997 totaled $6.5 million, an increase of $953,000 or 17.0% over $5.6 million for the nine months ended November 30, 1996, due to increased borrowing levels to fund acquisitions and capital expenditures as well as higher effective interest rates during the period.



    Other income, net for the nine months ended November 30, 1996 of $1.1 million includes the $1.1 million gain on the sale of the Fargo/Moorhead stations.


YEAR ENDED FEBRUARY 28, 1997 COMPARED TO YEAR ENDED FEBRUARY 29, 1996.

    Revenues for the year ended February 28, 1997 totaling $27.0 million increased $1.7 million or 6.8% from $25.3 million for the year ended February 29, 1996. The Stations' revenues totaled $13.6 million, an increase of $500,000 or 3.8% from $13.1 million for the prior period, and the Newspapers' revenues totaled $13.4 million, an increase of $1.2 million or 10% from $12.2 million for the prior period. The increase in the Stations' revenues can be attributed primarily to overall revenue growth of $1.4 million or 11.4% in connection with continuing operations which was partially offset by the loss of revenues of $895,000 for stations in Fargo/Moorhead which were sold in 1996.

    Operating expenses for the year ended February 28, 1997 totaled $23.1 million, a decrease of $192,000 or 0.8% from $23.3 million for the year ended February 29, 1996. This decrease was primarily attributed to a $839,000 decrease in incentive plan expense in connection with a lower rate of operating performance growth at certain Subsidiaries, offset by increased operating department expenses of $403,000 due primarily to additional operating expenses of acquired companies which more than offset the reductions of operating expenses on the other companies including the Fargo/Moorhead stations sold in 1996 and increased management fees of $112,000, resulting from increased revenues.

    Operating income for the year ended February 28, 1997 totaling $3.9 million increased $1.9 million or 94.6% from $2.0 million for the year ended February 29, 1996. This increase was due primarily to increased operating revenues and decreased charges for incentive plan expense as noted previously.

    Interest expense, net for the year ended February 28, 1997 totaled $7.4 million, an increase of $302,000 or 4.2% over $7.1 million for the year ended February 29, 1996, due to increased borrowing levels to fund the acquisition of Stations located in Missouri and Minnesota and the acquisition of a Newspaper in Michigan as well as higher effective interest rates during the period.

    Other income, net for the six months ended August 31, 1996 of $1.0 million includes the $1.1 million gain on the sale of the Fargo/Moorhead stations.

    The extraordinary item in fiscal 1996 reflects an adjustment of accrued interest in the amount of $7.0 million related to subordinated debt for which contingent interest had been accrued at the maximum rate but was reduced at maturity pursuant to terms of an alternative valuation formula, as defined in the agreement. The gain was partially offset by the write-off of certain previously deferred financing fees of $131,000.

YEAR ENDED FEBRUARY 29, 1996 COMPARED TO YEAR ENDED FEBRUARY 28, 1995

    Revenues for the year ended February 29, 1996 totaling $25.3 million increased $2.1 million, or 9.2% from $23.2 million for the year ended February 28, 1995. The Stations' revenues increased $446,000 or 3.5% from $12.7 million for the prior period, and the Newspapers' revenues increased $1.7 million, or 15.9% from $10.5 million for the prior period. The net increase in the Stations' revenues was composed primarily of additional revenues from the acquisition of Stations in Missouri and Minnesota. The increase in the Newspapers' revenues resulted primarily from operating growth and price increases passed through to customers due to increased newsprint costs.

    Operating expenses for the year ended February 29, 1996 totaled $23.3 million, an increase of $2.3 million or 11.1% over $21.0 million for the year ended February 28, 1995 primarily due to increases in operating department expenses, incentive plan expenses and management fees. Operating department expenses for fiscal 1996 increased $1.1 million, or 6.3%, from $17.5 million for fiscal 1995. This increase results primarily from increased newsprint costs, additional operating expenses of three new Stations and increased promotional and other expenses due to a new direct competitor in Duluth, Minnesota. Incentive plan expense for fiscal 1996 increased $833,000 from $634,000 for fiscal 1995, in connection with improvements in the performance at certain Subsidiaries which increased incentive plan accruals under the performance incentive plan. Management fees in fiscal 1996 increased $154,000 or 9.2% from $1.7 million in fiscal 1995 due to a corresponding increase in operating revenues in fiscal 1996. Depreciation and amortization for the year ended February 29, 1996 totaled $1.3 million, a $201,000 increase over $1.1 million for the year ended February 28, 1995 due to the acquisitions of stations in Minnesota and Missouri and increased capital expenditures in fiscal 1995.

    Operating income for fiscal 1996 totaled $2.0 million, a decrease of $209,000, or 9.4% from $2.2 million in fiscal 1995. This decrease was due primarily to increased charges for incentive plan expense noted above.

    Interest expense for the year ended February 29, 1996 increased $1.3 million, or 22.1%, over $5.8 million for the year ended February 28, 1995 due to increased borrowings to finance the acquisitions in Missouri and Minnesota and an increase in interest accruals on subordinated debt.

    The extraordinary item in fiscal 1996 reflects an adjustment of accrued interest in the amount of $7.0 million related to subordinated debt, for which contingent interest had been accrued at the maximum rate but was reduced at maturity pursuant to the terms of an alternative valuation formula, as defined in the agreement. The gain was partially offset by a write-off of certain previously deferred financing fees of $131,000.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's primary liquidity needs are to fund capital expenditures, provide working capital, meet debt service requirements and make acquisitions. The Company's principal sources of liquidity are expected to be cashflow from operations, excess proceeds from borrowings under the Notes and the New Credit Facility, and consummation of the sale of the Missouri Properties.

    Generally the Company's operating expenses are paid more quickly than its advertising revenues are collected. As a result of this time lag, working capital requirements have increased as the Company has grown and will likely increase further in the future.


    Net cash provided by (used in) operating activities was $(513,000), $37,000 and $920,000 for the years ended February 28, 1997, February 29, 1996 and February 28, 1995, respectively. The decrease in cash provided from operating activities over the three years resulted primarily from increased payments for management fees and interest.



    Net cash provided by (used in) operating activities was $654,000 and ($1,500,000) for the nine months ended November 30, 1997 and 1996, respectively. The improvement in the 1997 period is primarily the result of improvements in operations and reduced payments for management fees.



    Net cash provided by (used in) investing activities was $59,000, ($1,167,000), and $120,000 for the years ended February 28, 1997, February 29, 1996 and February 28, 1995, respectively. The cash generated in 1997 compared to the cash used in 1996 is due to the $1.9 million of proceeds on the sale of a radio station in 1997 offset by increased capital expenditures and loans to managed affiliates. The 1995 balance benefited from the increase in restricted cash balances.



    Net cash provided by (used in) investing activities was ($15,035,000) and $940,000 for the nine months ended November 30, 1997 and 1996, respectively. The uses in 1997 consisted primarily of $14.6 million in loans to Managed Affiliates and $3.0 million in payment of a non-competition agreement, neither of which occured in 1996, offset by radio station sales proceeds of $1.9 million in 1996.



    Net cash provided by (used in) financing activities was ($845,000), $2,654,000 and ($452,000) for the years ended February 28, 1997, February 29, 1996 and February 28, 1995, respectively. The cash provided in 1996 is basically attributable to higher net borrowings during the period as compared to other years.



    Net cash provided by (used in) financing activities was $13,715,000 and ($948,000) for the nine months ended November 30, 1997 and 1996, respectively. The additional proceeds in the 1997 period were generated from additional borrowings of $26.8 million offset by $12.2 million of dividends.



    The Company loaned approximately $900,000 of the proceeds of the Offering to Managed Affiliates and received in return therefor Managed Affiliate Notes which are unsecured, mature on January 1, 2001 and bear interest at a rate of 12% per annum. Such amounts are in addition to the $15.4 million already loaned by the Company to the Managed Affiliates at November 30, 1997. The proceeds of such loans were used by the Managed Affiliates to purchase property, equipment, and intangibles and to provide working capital for operations. It is anticipated that similar relationships may be initiated with other affiliates in the future. The aggregate amount of Managed Affiliate Notes may not exceed $20 million unless the Issuer first obtains a written opinion of an independent investment bank of nationally recognized standing that such transaction is fair to the Issuer from a financial point of view.



    The sale of the Original Securities resulted in refinancing the Company's indebtedness with Amresco and Goldman Sachs. Because of a reduction in the interest rate, the Company's cash interest requirements will increase only marginally for each of the first two years following the sale of the Original Securities, even with a substantial increase in the Company's overall debt. Additionally, the added borrowings and completion of the Transactions resulted in approximately $22.4 million of excess cash on a pro forma basis as of November 30, 1997.



    In addition to its debt service obligations, the Company will require liquidity for capital expenditures and working capital needs. Capital expenditures in fiscal 1997 totaled approximately $1,269,000 of which approximately $337,000 related to existing Station operations and approximately $932,000 related to existing Newspaper operations. The Newspaper expenditures, which were financed with insurance proceeds, included approximately $500,000 to replace fire damaged property. The Company has budgeted $900,000 for capital expenditures of existing operations in fiscal 1998, approximately $610,000 of which had been expended as of November 30, 1997. Of the budgeted fiscal 1998 expenditures, approximately $450,000 are dedicated to Stations and $450,000 to Newspapers. The Company anticipates that capital expenditures in fiscal 1999 and fiscal 2000 will approximate $600,000 each year for existing properties.


    The Indenture limits the Company's ability to incur additional indebtedness. In addition to certain other permitted Indebtedness, the Indenture permits the Company to incur Indebtedness under revolving credit facilities. Limitations in the Indenture on the Company's ability to incur additional Indebtedness, together with the highly leveraged nature of the Company, could limit operating activities, including the Company's ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities. However, the Company believes that its significant cash balances will currently enable it to continue significant growth through acquisitions as well as provide ample working capital for contingencies. See "Description of Notes--Certain Covenants."

    The Company believes that its cash on hand and cashflow from operations will be sufficient to enable the Company to meet all of its cash operating requirements for the next twelve months.

SEASONALITY

    The advertising revenues of the Company generally are lowest in the first calendar quarter and highest in the second and fourth calendar quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to and including the holiday season.

INFLATION

    The Company believes that inflation affects its business no more than it generally affects other similar businesses.

                                    BUSINESS

THE COMPANY

    The Company is a diversified media enterprise that acquires, develops, manages, and operates radio stations, newspapers and related businesses in middle markets. The Company presently owns, operates, or manages fifteen radio stations serving five markets located in Pennsylvania, Kentucky/Indiana, Colorado, Minnesota/Wisconsin, and Missouri, including three radio stations located in the Kentucky/Indiana market that are owned by Managed Affiliates. The group of Stations and Managed Affiliates' stations operated by the Company in each market holds a first or second ranking in both combined audience ratings and combined revenues, compared to other groups, in such market. In addition, in each of its markets, the Stations and Managed Affiliates' stations individually have at least one of the top two rankings in both audience ratings and revenues. The Newspapers operate integrated newspaper publishing, printing and print advertising distribution operations, providing total-market print advertising coverage throughout a seventeen-county area in central Michigan. This operation offers a two-edition daily newspaper, thirteen weekly publications, a web offset printing operation for Newspapers' publications and outside customers, and a private distribution company. The Company, each of its Subsidiaries, BMCLP and the Managed Affiliates are wholly owned directly or indirectly by Mr. Brill, who founded the business and began its operations in 1981.


    For the year ended February 28, 1997, the Company's pro forma combined revenues, net loss and Media Cashflow, excluding the Missouri Properties which are under contract to be sold (see "Recent or Pending Transactions"), were $27.4 million, $8.3 million and $10.4 million, respectively. For the nine months ended November 30, 1997, such pro forma combined revenues, net loss and Media Cashflow were $22.6 million, $5.5 million and $8.8 million, respectively. The financial statements of the Managed Affiliates are not combined with those of the Company.


    Historically, the Company has focused on media properties located in middle markets, which the Company believes offer greater opportunities than larger markets to build and maintain consistently high market and revenue shares at reasonable costs. The Company believes its markets are generally less competitive than major markets and are characterized by a limited number of direct competitors, local owner/operators that are less sophisticated and have less financial resources, and fewer alternative advertising media. In such markets, the Company is able to target broader demographic groups and to sell its advertising to a wider customer base than in major markets. The Company believes that, relative to larger markets, a higher percentage of revenues in middle markets is derived from local advertising and therefore a correspondingly higher portion of its revenues can be directly generated by its own sales efforts. The Company believes that local advertisers in middle markets often make advertising decisions based primarily on customer relationships and service and advertising results. The Company's primary focus is to provide high-quality customer service with promotional activities that yield results for advertisers and to build and maintain superior local advertiser relationships.


    The Company's overall operations, including its sales and marketing strategy, long-range planning, and management support services are managed by BMCLP, a limited partnership indirectly owned by Mr. Brill (see "Certain Transactions"). The management support provided by BMCLP has been a key element in the Company's ability to achieve significant increases in Media Cashflow at each of its properties following their acquisition. Each of the Company's properties is managed on a day-to-day basis by an experienced local president/general manager. As of September 30, 1997, the Company had a workforce of approximately 340 full-time and 100 part-time employees, none of whom is unionized.


    The principal executive offices of the Company are located at 420 N.W. Fifth Street, Evansville, Indiana 47708, and its telephone number is (812) 423-6200.

RADIO PROPERTY OVERVIEW

    In each of its markets, the Company's Stations and the Managed Affiliates' stations as a group hold at least one of the top two rankings in both combined audience ratings and combined revenues. Furthermore, in each of its markets the Company's Stations and the Managed Affiliates' stations individually hold at least one of the top two audience and revenues rankings. Set forth below is a list of the Stations and the Managed Affiliates' stations specifying their broadcasting frequency, FCC class, format, control, market, market rank and group rank by ratings and revenues.

                                                                                                        STATION GROUP
STATION                                                                               ARBITRON               RANK
                           FCC                     OWNED/                              MARKET     --------------------------
             FREQUENCY    CLASS      FORMAT       MANAGED           MARKET(S)           RANK       RATINGS      REVENUES
----------------------  ---------  -----------  ------------  ---------------------  -----------  ---------  ---------------
----------------------
  WIOV-FM     105.1     FM-B       Country      Owned         Lancaster, PA(1)              110       1                 1
                                                              Reading, PA                   130       2                 2

   WBKR-FM     92.5     FM-C       Country      Owned         Evansville, IN                125(2)     1                1
   WKDQ-FM     99.5     FM-C       Country      Managed(3)    and Owensboro/
   WSTO-FM     96.1     FM-C       Adult Hits   Managed(3)    Henderson, KY
   WOMI-AM     1490     AM-C       News/Talk    Owned
   WVJS-AM     1420     AM-B       News/Talk    Managed(3)

   KTRR-FM    102.5     FM-C2      Adult Hits   Managed(4)    Fort Collins/                 135       1                 1
   KUAD-FM     99.1     FM-C1      Country      Owned         Greeley/
                                                              Loveland, CO

   KKCB-FM    105.1     FM-C1      Country      Owned         Duluth, MN/                   207       1                 1
   KLDJ-FM    101.7     FM-C2      Oldies       Owned         Superior, WI
   WEBC-AM      560     AM-B       News/Talk    Owned

   KATI-FM     94.3     FM-C2      Country      Owned(5)      Jefferson City/                NR(6)     2                2
   KTXY-FM    106.9     FM-C       Adult Hits   Owned(5)      Columbia/
   KLIK-AM      950     AM-B       Country      Owned(5)      Lake of the
                                                                Ozarks, MO

--------------------------

(1) WIOV-FM serves both Lancaster and Reading. The Company also owns and operates WIOV-AM, an AM-C station in Reading. Ratings and revenues ranks for WIOV-FM include WIOV-AM.

(2) The Company estimates that on a combined basis the Evansville/Owensboro/Henderson market would have an Arbitron rank of 125 based on separate rankings of 151 and 255 for Evansville and Owensboro, respectively.

(3) WKDQ-FM, WSTO-FM and WVJS-AM are owned by Managed Affiliates.

(4) The Company manages KTRR-FM pursuant to a Time Brokerage Agreement pending completion of its acquisition.

(5) The Missouri Properties are under contract for sale. See "Certain Transactions." Accordingly, the pro forma financial statements presented herein do not include the operating results of such stations.

(6) The Jefferson City/Columbia/Lake of the Ozarks, Missouri market is not ranked by Arbitron. Columbia separately is ranked 237 by Arbitron, and KTXY-FM is the top-rated station by audience ranking in such market.

    LANCASTER AND READING, PENNSYLVANIA, which the Company estimates combined would have an Arbitron rank of 60, are served by WIOV-FM and WIOV-AM. WIOV-FM programs a Country music format and consistently is one of the region's top rated stations. WIOV-FM is the top-ranked radio station based on combined revenues in the Lancaster market. WIOV-AM serves the Reading market with a News/Talk format.

    EVANSVILLE, INDIANA, AND OWENSBORO/HENDERSON, KENTUCKY, which the Company estimates combined would have an Arbitron rank of 125, are served by WBKR-FM and WOMI-AM. These stations broadcast to the Tri-State area of southwestern Indiana, southern Illinois, and western Kentucky, which the Company believes is undergoing significant economic expansion. WBKR-FM is the region's most powerful and most listened to radio station. The five stations operated by the Company (including the Managed Affiliates' stations, WKDQ-FM, WSTO-FM and WVJS-AM) rank first in the market in terms of both their combined revenues and their combined ratings, and individually hold three of the top four audience and revenues rankings in the market.


    FORT COLLINS/GREELEY/LOVELAND, COLORADO, which has recently been designated as a market by Arbitron and is ranked 135, is served by KUAD-FM and KTRR-FM. KUAD-FM is northern Colorado's leading radio station in terms of audience ratings and advertising revenues, and in the nineteen months since the Company began operating it pursuant to a Time Brokerage Agreement, KTRR-FM has established a significant presence in the market. These Stations primarily serve Larimer and Weld counties in northern Colorado, which comprise a distinct market approximately 65 miles north of Denver. The Company believes that radio advertising in the area is significantly underutilized by potential advertisers based on national norms. The Stations focus on the Fort Collins/Greeley/Loveland "triangle," and reach a listener base that the Company believes is well-educated, has significant disposable income, and is served locally by few other radio stations.


    DULUTH, MINNESOTA AND SUPERIOR, WISCONSIN, which have a combined Arbitron rank of 207, are served by KKCB-FM, KLDJ-FM and WEBC-AM, which the Company believes is the premier combination of radio stations in this market based on revenues and audience ratings. KKCB-FM, which operates a Country format, is the highest-rated station in its market.


    JEFFERSON CITY/COLUMBIA/LAKE OF THE OZARKS, MISSOURI, is served by KATI-FM, KTXY-FM and KLIK-AM. These stations are currently under contract for sale and pending closing are being operated by the purchaser under the terms of a Time Brokerage Agreement. See "--Recent or Pending Transactions."


PUBLICATIONS OVERVIEW

    Set forth below is a list of the Newspaper publications specifying the location and circulation of each.

NEWSPAPER                                               LOCATION        CIRCULATION
-------------------------------------------------  -------------------  -----------
MORNING SUN......................................  Mt. Pleasant, MI         12,700
MT. PLEASANT BUYERS GUIDE........................  Mt. Pleasant, MI         28,400
CLARE COUNTY BUYERS GUIDE........................  Clare, MI                13,000
ALMA REMINDER....................................  Alma, MI                 20,600
CADILLAC BUYERS GUIDE............................  Cadillac, MI             21,700
CARSON CITY REMINDER.............................  Carson City, MI          11,000
EDMORE ADVERTISER................................  Edmore, MI               17,500
HEMLOCK SHOPPERS GUIDE...........................  Hemlock, MI              12,500
GLADWIN BUYERS GUIDE.............................  Gladwin, MI              16,800
ISABELLA COUNTY HERALD...........................  Mt. Pleasant, MI         16,200
MIDLAND BUYERS GUIDE.............................  Midland, MI              28,000
ST. JOHNS REMINDER...............................  St. Johns, MI            16,200
THE NORTHEASTERN SHOPPER
  (NORTH EDITION)................................  Tawas City, MI           24,400
THE NORTHEASTERN SHOPPER
  (SOUTH EDITION)................................  Tawas City, MI           15,600
                                                                        -----------
      Total Circulation                                                    254,600
                                                                        -----------
                                                                        -----------

    The Newspapers serve a seventeen county area of small communities in central Michigan , where there are few other newspapers, no local television stations, and few radio stations. The Company has central offices and production facilities in Mt. Pleasant, Michigan and leads the central Michigan market in media billings.

    The Company's daily newspaper, the MORNING SUN, has a paid subscription base of 12,700 readers and is the only daily newspaper published in Gratiot, Isabella and southern Clare counties. The Company's weekly newspaper and twelve weekly shopping guides are delivered free to more than 240,000 households in the central Michigan area. The Company's multiple products and private delivery system permit advertisers to buy customized advertising coverage for the portion of the local market that best reaches their potential customers. The Company also publishes numerous niche publications such as vacation guides and a monthly business report. The Newspapers have a widely diversified base of advertising and printing customers and during the year ended February 28, 1997 no one customer represented more than 2% of the Company's revenues.

STRUCTURE AND GOVERNANCE

    In anticipation of the Offering, the ownership of the Stations and Newspapers was restructured to preserve certain historical tax benefits while permitting Mr. Brill the flexibility required to continue growing the business through acquisitions.

    Set forth below is a chart outlining the ownership of the Company and its principal affiliates. Certain intermediate entities have been omitted.

    [The chart, which is on file with the Issuer, shows that Mr. Brill is the sole ultimate owner of (i) BMCLP, (ii) the Managed Affiliates, (iii) the Subsidiaries (indirectly through BMC and Holdings) and (iv) Media (indirectly through BMC).]


    The Exchange Securities will be issued jointly by the Issuer. BMC through Subsidiaries directly and indirectly owns radio and newspaper properties, including those previously identified. The historical financial statements of The Radio and Newspaper Businesses of Alan R. Brill included elsewhere in this Prospectus include the financial position and results of operations of the radio and newspaper Subsidiaries on a combined basis. Each Subsidiary is wholly-owned directly or indirectly by BMC except that Mr. Brill indirectly owns up to a 2% interest in ten Subsidiaries.



    The Managed Affiliates are not subsidiaries of the Company, but are managed by the Company pursuant to Managed Affiliates Management Agreements. As of the date of this Prospectus, the Managed Affiliates operate radio stations WKDQ-FM, WSTO-FM and WVJS-AM in Evansville, Indiana and Owensboro/Henderson, Kentucky, which were acquired by Mr. Brill in 1997. While subject to a Managed Affiliate Management Agreement, funds may be advanced from time to time to these and future Managed Affiliates by the Company or its Subsidiaries in the form of Managed Affiliate Notes. See "Description of Notes--Limitations on Affiliate Transactions."


    Local general managers operate the Stations and Newspapers on a day-to-day basis. Other management services, including benefit plan administration, risk management, finance, tax management, and strategic planning and operations oversight are provided to the Subsidiaries and the affiliates by BMCLP, which is owned indirectly by Mr. Brill. The fees charged by BMCLP are established on a contractual basis and, as set forth more fully under "Certain Transactions," such fees are payable to the extent set forth in the Description of the Notes.

    A table setting forth the revenues, operating income, identifiable assets, depreciation and amortization expense and capital expenditures of the Company's two business segments is included in Note 11 of the Combined Financial Statements included in this Prospectus.

BUSINESS STRENGTHS

    MIDDLE MARKET FOCUS. The Company operates media businesses in middle markets which generally are less competitive than larger markets and are characterized by a limited number of direct competitors, local owner/operators which are less sophisticated and have less financial resources, and fewer alternative media. The Company believes that in its markets the majority of its revenues are directly generated by its own sales efforts.

    STRONG AND GROWING MARKET SHARE. In each of its radio markets the Company's Stations or the Managed Affiliates' stations hold at least one of the top two rankings in both audience ratings and revenues. The Company believes that it is the leading advertising provider in its newspaper markets. The Company believes the Stations and Newspapers have strong community support and work to build and maintain strong middle market franchises.

    SUCCESSFUL ACQUISITION HISTORY. Mr. Brill has a history of identifying acquisition opportunities, initiating negotiations to buy such properties and developing creative structures by which to meet the requirements of the sellers of such properties. Mr. Brill and the management team have successfully developed acquired radio stations and newspapers and have improved Media Cashflow at each of the Company's properties following their acquisition.


    CONSISTENT MEDIA CASHFLOWS. The Company's Subsidiaries have a history of consistent media cashflows. The Company's Subsidiaries generated Media Cashflow margins (on a combined basis) of approximately 24%, 26%, and 30% for the one-year periods ended February 28, 1995, February 29, 1996, and February 28, 1997, respectively, and 39% for the nine-month period ended November 30, 1997. The Company believes that its Media Cashflow will continue to be strong and will enable the Company to continue its acquisition strategy. Furthermore, the Company's continuing operations currently require relatively small capital expenditures.


    EXPERIENCED AND COMMITTED MANAGEMENT TEAM. The Company's senior management team, provided by BMCLP, is highly experienced in the radio and newspaper industries. BMCLP has experienced little management turnover, and BMCLP's four senior operating executives have an average of 22 years each of experience in the media industry and have worked together since 1988. The Company has a decentralized management structure in which general managers make the key local operating decisions for each station or newspaper with support from BMCLP management.

    STRONG LOCAL ADVERTISER RELATIONSHIPS. Historically, the Company has created and maintained relationships directly with local advertisers in its markets, which enable the Company to respond immediately and creatively to meet customer needs. The Company believes that its marketing approach and customer relationships enable the Stations to generate greater revenues and margins than comparably ranked stations in their markets and enable the Newspapers to increase revenues and margins. To further strengthen its relationships with advertisers, the Company also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, an advertiser's business.

ACQUISITION STRATEGY

    The Company seeks to acquire underperforming middle market media businesses whose acquisition costs are low relative to potential revenues and cashflow. The Company focuses on developing significant long-term franchises in middle markets. The Company then seeks to improve revenues and cashflow, using its particular promotional, marketing, sales, programming and editorial approaches. The Company targets businesses that it believes operate in underdeveloped market segments with a low level of competition and a strong economic base, as well as stations with competitive technical facilities and businesses that are located in areas deemed desirable for relocation in terms of personnel recruitment.

    The Company believes that its acquisition strategy, properly implemented, has a number of specific benefits, including (i) diversification of revenues and cashflow across a broader base of industries, properties and markets, (ii) geographic clustering which has allowed improved cashflow margins through the consolidation of facilities, centralized newsgathering, cross-selling of advertising, elimination of redundant expenses, (iii) improved access to consultants and other industry resources, (iv) greater appeal to qualified industry management talent and (v) efficiencies from economies of scale.

OPERATING STRATEGY

    In order to appeal to advertising customers and maximize the revenues and cashflow of its properties, the Company's strategy is as follows:

    MARKETING PARTNERSHIPS. The Company believes that advertisers in its markets are attracted and retained through value-added customer services. While the Company seeks and achieves audience ratings and circulation as a means of attracting advertisers, its operations are distinguished by a particular emphasis on soliciting advertisers directly. The Company believes that in many middle markets the decision to advertise on a given radio station or in a given newspaper is driven in large measure by direct customer relationships and the level of customer success with past advertising programs and the marketing and sales effectiveness of the station or newspaper staff.

    The Company believes that building and solidifying marketing partnerships with advertisers and retaining such customers through effective results and high quality customer service are significant factors in maintaining leading revenue shares in its markets.

    OWNERSHIP OF STRONG MEDIA GROUPS. In each of its markets, the Company seeks to maintain and enhance its position as a market leader through its ownership of groups of stations or publications. Its ownership of groups of stations and publications allows the Company a variety of sales opportunities and customer demographics. By strategically coordinating customized programming, publishing, promotional, and selling strategies among a group of local stations or newspapers, the Company attempts to reach a wide range of demographic groups that appeal to advertisers. The Company believes that its wide range of advertising options permits it to offer pricing choices to suit customer needs and strengthen advertiser relationships.

    AGGRESSIVE SALES AND MARKETING. The Company seeks to maximize its share of local advertising revenues in each of its markets by implementing and maintaining strong direct sales and marketing programs. The Company tends to maintain separate sales forces for each of its Stations or Newspapers. The Company's Stations strive to maximize revenues by managing the on-air inventory of advertising time and adjusting prices based on local market conditions. Through its marketing efforts, the Company provides advertisers with an effective means of reaching a targeted demographic group. To further strengthen its relationships with radio advertisers, the Company also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, an advertiser's place of business and promotions in which listeners are encouraged to participate by visiting such place of business.

    EXPERIENCED LOCAL MANAGEMENT. The Company believes that each of its Stations and Newspapers is primarily a local business and that much of its success is the result of the efforts of local management and staff. Accordingly, the Company decentralizes its operations. Each of the Company's local media groups is managed by a team of experienced managers who understand the trends, demographics, and competitive opportunities of the particular market. Local managers are responsible for developing annual operating budgets, and a major portion of their compensation is linked to performance against operating targets. BMCLP approves each station or newspaper group's annual operating budgets and imposes strict financial reporting requirements to track performance and monitor operating trends. The Company seeks and motivates managers who thrive on the challenges presented by such autonomy. Its success in finding and developing such managers has enabled the Company to compete successfully in each of its local markets.

    CENTRALIZED SUPPORT AND OVERSIGHT. The Company believes that its ability to utilize existing senior management and sales resources of its media groups enhances the growth potential of both acquired start-up and underperforming properties. Additionally, this support reduces the risks associated with undertaking new means of improving performance, such as launching new formats. Furthermore, the Company seeks to achieve substantial cost savings through the consolidation of facilities, management and administrative personnel and human resources, as well as through the reduction of redundant expenses. BMCLP personnel regularly visit the Stations and Newspapers to review performance, assist local management with their programming, editorial, sales, recruiting and training efforts, and to develop and verify overall operating and marketing strategies, including cost management, designed to improve cashflow. These visits enable the Company to remain aware of developments in each Station's and Newspaper's market and to control and monitor costs while providing useful input to each local manager.

    COMMUNITY INVOLVEMENT. The Company believes that its marketing, sales and promotion efforts create direct relationships with its advertisers and audiences, making its Stations and Newspapers significant participants in the middle markets they serve. Each of the Company's Newspapers and Stations participates in numerous community programs, fund-raisers and activities that benefit a wide variety of organizations and produce revenues for the Company.

RADIO INDUSTRY OVERVIEW

    Radio stations generate the majority of their revenue from the sale of advertising time to local and national spot advertisers and national network advertisers. Radio serves primarily as a medium for local advertising. During the past decade, local advertising revenue as a percentage of total radio advertising revenue has ranged from approximately 74% to 78%. The growth in total radio advertising revenue tends to be fairly stable and has generally grown at a rate faster than the Gross Domestic Product. Total radio advertising revenue in 1996 of $12.4 billion represented an 8.2% increase over 1995, as reported by the Radio Advertising Bureau ("RAB").

    Radio is considered an efficient means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format, such as country, adult contemporary, oldies or news/ talk. A station's format and style of presentation enable it to target certain demographic and geographic groups. By capturing a specific listening audience share of a market's radio audience, with particular concentration in a targeted demographic group, a station is able to market its broadcasting time to advertisers seeking to reach a specific audience. Advertisers and stations utilize data published by audience measuring services, such as Arbitron, to estimate how many people within particular geographic markets and demographic groups listen to specific stations.

    Stations determine the number of advertisements broadcast hourly that will maximize available revenue dollars without jeopardizing listening levels. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

    A station's local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station will engage a firm that specializes in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising obtained.

    According to the RAB'S RADIO MARKETING GUIDE AND FACT BOOK FOR ADVERTISERS, 1997, radio reaches approximately 95% of all Americans over the age of 12 each week. More than one-half of all radio listening is done outside the home, in contrast to other advertising media, and three out of four adults are reached by car radio each week. Industry studies indicate that the average listener spends approximately three hours and 20 minutes per day listening to radio. The highest portion of radio listenership occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. This morning "drive time" period reaches more than 80% of people over 12 years of age and, as a result, radio advertising sold during this period commands premium advertising rates.

    Radio listeners have gradually shifted over the years from AM (amplitude modulation) to FM (frequency modulation) stations. FM reception, as compared to AM, is generally clearer and provides greater tonal range and higher fidelity. FM's listener share is now in excess of 75%, despite the fact that the number of AM and FM commercial stations in the United States is approximately equal.

    While this description is representative of the radio industry as a whole on a national basis, the Company believes that the description characterizes particularly that portion of the industry that operates in major markets. It believes that the radio business in middle markets differs significantly from that of the major markets.

    This distinction is characterized by the fewer number of radio stations in smaller markets, the fewer number of advertising alternatives, the greater relevance of any single business (or radio station) to the market's life, the greater proportion of advertising that is sold locally as opposed to national accounts and the much smaller proportion of advertising that is controlled by agencies. For these reasons, in middle markets a radio station has greater flexibility in competitive and sales strategy and has greater control, through its own direct marketing efforts, on its own outcome, as compared to major markets.

    With fewer competitors in a middle market a station can pursue listeners on a broader basis and serve a broader spectrum of advertisers, be less subject to competitive changes of competitors and, most importantly, deal directly with customers and around agencies if necessary to demonstrate and convince advertisers of the effectiveness of advertising on the station. The station does not have to wait for programming to be successful to draw customers when it can deal with potential clients directly on an effectiveness basis.

    As a result of ownership deregulation (see "--Federal Regulation of Radio Broadcasting" and "Risk Factors--Governmental Regulation"), middle market owners also can achieve the mass and efficiencies of major market operations through multiple station ownership. Such deregulation has greatly increased opportunities for ownership of stations in middle markets and has greatly increased the liquidity of station trading in the marketplace and, therefore, the liquidity that the financing markets are willing to offer.

    The Company believes that these factors and distinctions have greatly enhanced the ability of middle market broadcasters to achieve very favorable operating margins with attractive revenue levels on a reasonable cost basis and with fewer disruptions caused by radio competitors and other advertising alternatives. Furthermore, the greater relevance in a middle market of a single radio business offers great opportunities for the radio station to interact directly with its potential customers.

NEWSPAPER INDUSTRY OVERVIEW

    Newspaper publishing is one of the oldest and largest segments of the media industry. Newspapers are an important medium for local advertising. The newspaper industry in the United States is comprised of the following segments: national and major metropolitan dailies; small metropolitan suburban dailies; suburban and community non-dailies; and free circulation "total market coverage" publications and shoppers ("Shoppers").

    In many communities, the local newspapers provide a combination of social and economic linkages which make it attractive for readers and advertisers alike. The Company believes that small metropolitan and suburban dailies as well as suburban and community non-dailies and Shoppers are generally effective in addressing the needs of local readers and advertisers under widely varying economic conditions. The Company believes that because small metropolitan and suburban daily newspapers rely on a broad base of local retail and local classified advertising rather than more volatile national and major account advertising, their advertising revenues tend to be relatively stable. In addition, the Company believes such newspapers tend to publish information which is of particular interest to the local reader and which national and major metropolitan newspapers, television and radio generally do not report to the same extent. Most small metropolitan and suburban daily newspapers are the only daily local newspaper in the communities they serve. The Company believes that relatively few daily newspapers have been established in recent years due to the high cost of starting a daily newspaper operation and building a franchise identity.

    Shoppers provide nearly 100% penetration in their areas of distribution and generally derive revenues solely from advertising. These publications have limited or no news or editorial content.

    The newspaper industry, as represented by larger markets at one end and smaller markets on the other, is composed of two distinct sub-industries. They differ particularly because of the influences of size, alternative claims on readers' attention, alternative advertising vehicles, alternative newspaper competitors, methods and costs of distribution, labor costs and flexibility, other cost structures, and significance of the product to its readers and customers. In all of these parameters the Company believes that in middle markets, these factors are more favorable to the financial results and stability of a newspaper business. These factors also create a more vital product for the readers in a middle market than newspapers may be in a major market, which typically has numerous and diverse information and entertainment sources.

DESCRIPTION OF THE STATIONS AND THEIR MARKETS

    LANCASTER AND READING, PENNSYLVANIA. The Company owns and operates one FM and one AM radio station serving Lancaster and Reading, Pennsylvania.

                                                                                     STATION
                                                                                   PROGRAMMING           YEAR
STATION CALL LETTERS                                                                 FORMAT          ACQUIRED/LMA
-----------------------------------------------------------------------------  -------------------  ---------------
WIOV-FM......................................................................        Country                1984
WIOV-AM......................................................................       News/Talk               1981

    Lancaster has an Arbitron rank of 110 and Reading has an Arbitron rank of
130. The Company estimates that combined, Lancaster and Reading would have an Arbitron rank of 60, with an age 12+ metro population of 663,600. Lancaster and Reading had market revenues of approximately $20.0 million in 1996, an increase of approximately 7.0% over 1995. There are 18 stations in the Lancaster and Reading market, but only (by the Company's estimates) two fully competitive FM stations in Reading and 6 fully competitive FM stations in Lancaster. The two stations owned and operated by the Company rank first in Lancaster in audience ratings and revenues and second in Reading in such categories.

    The licensed location of WIOV-FM in Ephrata, Pennsylvania provides the Station with the unique capability to broadcast with a "city grade" signal into both Lancaster and Reading from its transmitter site. Due to the limited availability of frequencies in the Pennsylvania area, such opportunity is not available to the Company's competitors. Nevertheless, mountains between the two markets hamper the Station's signal in Reading. The Station is now building a booster transmitter to establish a parity signal in the Reading market.

    WIOV-AM in 1994 took the call letters of its sister FM station to exploit the popularity of the FM station. Also in 1994, WIOV changed its format from Country to News/Talk.

    WIOV-FM has achieved a high level of recognition by listeners and advertisers in the Lancaster and Reading community through numerous promotional activities, including its sponsorship of an annual free Country music concert, which in 1997 was attended by approximately 55,000 people. The Company believes the Lancaster region represents one of the best middle markets in the country due to the region's strong and vibrant economy, attractive demographics, and desirable competitive environment.

    EVANSVILLE, INDIANA AND OWENSBORO/HENDERSON, KENTUCKY. The Company owns and operates one FM and one AM radio station and manages two FM radio stations and one AM radio station in the region of southwestern Indiana, western Kentucky and southern Illinois, surrounding Evansville, Indiana and Owensboro, Kentucky (the "Tri-State Region").

                                                                                     STATION
                                                                                   PROGRAMMING           YEAR
STATION CALL LETTERS                                                                 FORMAT          ACQUIRED/LMA
-----------------------------------------------------------------------------  -------------------  ---------------
WBKR-FM......................................................................        Country                1993
WSTO-FM......................................................................      Adult Hits               1997
WKDQ-FM......................................................................        Country                1997
WOMI-AM......................................................................       News/Talk               1993
WVJS-AM......................................................................       News/Talk               1997

    Evansville has an Arbitron rank of 151 and Owensboro has an Arbitron rank of
255. The Company believes that the Tri-State Region comprises a single economic market, and estimates that the combined Tri-State Region would have an Arbitron rank of 125, with an age 12+ metro population of 310,600. The Tri-State Region had market revenues of approximately $17.1 million in 1996, an approximate 3.6% increase over 1995. There are 33 stations in the Tri-State Region market of which, the Company estimates, 8 to 10 are fully competitive commercial FM stations. The five stations operated by the Company (including the Managed Affiliates WKDQ-FM, WSTO-FM and WVJS-AM) rank first in the market in terms of both combined gross revenues and combined ratings, and individually hold three of the top four ratings ranking in the market.

    The Company entered the market in 1993 with the purchase of WBKR-FM and WOMI-AM, and more than tripled the Media Cashflow of those Stations by the end of its first full fiscal year of ownership, principally by implementing its aggressive direct sales strategies.


    In addition, the Company has entered into Managed Affiliate Management Agreements with the Managed Affiliates, and had loaned, as of November 30, 1997, $15.4 million to them. See "Certain Transactions."


    The Company believes that the Managed Affiliates complement its existing strengths in the Tri-State Region. WBKR-FM ranks first in the Owensboro metro and regional markets and in the Evansville regional market, while such affiliated stations rank first in the Evansville metro market. Management believes that WBKR-FM, WSTO-FM and WKQD-FM have the best technical facilities in the greater Evansville and Owensboro market, providing strong regional signal coverage to the Tri-State Region.

    FORT COLLINS/GREELEY/LOVELAND, COLORADO. The Company owns and operates one FM radio station and manages one FM radio station in the area of Fort Collins, Greeley and Loveland, Colorado ("Fort Collins/ Greeley/Loveland"), approximately 65 miles north of Denver.

                                                                                        STATION
                                                                                      PROGRAMMING        YEAR
STATION CALL LETTERS                                                                     FORMAT      ACQUIRED/LMA
------------------------------------------------------------------------------------  ------------  ---------------
KUAD-FM.............................................................................    Country             1988
KTRR-FM.............................................................................   Adult Hits           1996

    Fort Collins/Greeley/Loveland has recently been designated an Arbitron market and ranked 135. The Company believes that there are only four fully competitive local commercial FM stations in the market. While market information has not been published for this market, the Company believes that KUAD-FM would be ranked first in the market in ratings and revenues, and that its Stations as a group would be ranked first in ratings and revenues in the market.

    The Company entered the market in 1988 with the purchase of KUAD-FM, and shortly afterward changed the format of that Station to Country in order to distinguish it from a number of competing stations in the market. The Company found a high level of resistance to the use of radio advertising among potential advertisers in Fort Collins/Greeley/Loveland, which the Company believes resulted from a failure of other radio station operators in the region to develop trust and recognition of the effectiveness of radio among the market's retailers. To address such resistance, the Company has sponsored seminars, educational programs and media consultants for potential advertisers, distributed newsletters to potential advertisers and persistently pursued advertiser relationships. In part because of such customer education efforts, the Company has increased the Media Cashflow of KUAD-FM by more than ten times since its acquisition. The Company began to program KTRR-FM of Loveland, Colorado, in August, 1996 under a Time Brokerage Agreement and has developed it from a "stick" into a significant station in the market. The Company has exercised an option to purchase the assets of KTRR-FM, and expects to close the transaction in the near future (subject to the timely receipt of necessary regulatory approvals). The level of radio advertising revenue in the Fort Collins/Greeley/Loveland market, as a percentage of retail sales, remains significantly below national levels, and the Company believes that significant increases in market radio revenue are possible as it develops the market.

    The license location of KUAD-FM in Windsor, Colorado, enables the Station to broadcast into all of Fort Collins, Greeley and Loveland without being identified with any one of such communities to the exclusion of the others.

    DULUTH, MINNESOTA AND SUPERIOR, WISCONSIN. The Company owns and operates two FM radio stations and one AM radio station in Duluth, Minnesota.

                                                                                        STATION
                                                                                      PROGRAMMING        YEAR
STATION CALL LETTERS                                                                     FORMAT      ACQUIRED/LMA
------------------------------------------------------------------------------------  ------------  ---------------
KKCB-FM.............................................................................    Country             1984
KLDJ-FM.............................................................................     Oldies             1995
WEBC-AM.............................................................................   News/Talk            1984

    The market of Duluth, Minnesota and Superior, Wisconsin ("Duluth") has an Arbitron rank of 207. Duluth had market revenue of approximately $6.6 million in 1996, an approximate 4.8% increase over 1995. There are 24 stations in the Duluth market, of which, the Company believes, only 8 are fully competitive commercial FM stations. The three stations owned and operated by the Company rank first in the market in terms of their combined ratings and revenues, and KKCB-FM ranks first in the market in ratings and revenues.

    The Company entered the market in 1984 with the purchase of KKCB-FM and WEBC-AM, and additionally acquired KLDJ in 1995, which it has developed from a "stick." By aggressively implementing its strategies of developing marketing partnerships with advertisers, assembling an experienced local management team and providing centralized support and oversight, the Company has built the Stations into the leading stations in the Duluth market according to revenue share and ratings.


    JEFFERSON CITY/COLUMBIA/LAKE OF THE OZARKS, MISSOURI. The Company has entered into definitive agreements to sell substantially all of the Missouri Properties (including market-leading KTXY-FM) for a net cash purchase price of $7,419,000, plus $256,000 of assumed liabilities. See "Recent or Pending Transactions."

THE NEWSPAPER OPERATIONS

    GENERAL.

    Central Michigan Newspapers, Inc. and its affiliates ("CMN," or "Newspapers") own and operate an integrated newspaper publishing, printing, and advertising distribution operation in central Michigan. CMN was founded in 1981, and the Company believes that CMN is the leading media company in its central Michigan market. CMN offers a two-edition daily newspaper, thirteen weekly publications, a web offset printing operation for Newspapers' publications and outside customers, and a private distribution company for its products and those of varied customers. Due to the close integration of all its operations and its private distribution system, CMN can provide customized market coverage to its advertisers to efficiently reach any of the more than 240,000 homes in its 120 mile by 140 mile market through its multiple product advertising buys.

    CMN relies on aggressively selling comprehensive total-market advertising coverage through its multiple publications and seeks to support its products with an aggressive operating strategy which emphasizes quality, consistency, creativity and integrity. The Newspapers operate in an attractive market with very favorable economic conditions and trends and a favorable competitive environment.

    CMN's superior operating capabilities were demonstrated in February 1994, when a fire destroyed its printing equipment, yet all the publications were printed and delivered on time the next day, even though CMN was forced to use outside printers. Another key to CMN's success is the strength of its distribution system, providing on-time, reliable and independently audited delivery service to more than 240,000 homes in its market place at a fraction of the cost of the U.S. post office. The distribution system includes several hundred well-supervised independent contractor delivery personnel and enables an advertiser to buy any part of the company's distribution area that best serves the advertiser's needs.

    The economic recession and loss of a major client had a dampening effect on financial results during the early 1990s. Although a major customer representing several million dollars of revenues went out of business, management was able to maintain overall Newspaper revenues and results, delivering increased cash flow in that year and the following year. No single customer of the Newspapers represented more than 2% of the Company's revenues, for the year ended February 28, 1997. Further, its cash flow has steadily increased from its fiscal 1993 low.

    Recently purchased printing and production equipment as a result of the fire loss has added new production and press capacity and doubled the printing speed of CMN, providing the Newspapers with much greater scheduling and technical flexibility and cost competitiveness. The new equipment has lead to increased printing jobs produced more efficiently for the Newspapers and their customers.

DESCRIPTION OF NEWSPAPERS

    MORNING SUN. The MORNING SUN, published every day except Saturday, is delivered in Gratiot, Isabella and southern Clare counties. The service area has a combined household count of approximately 32,000. The MORNING SUN appears in two editions for each of the area's primary communities, Mt. Pleasant and Alma. According to an audit by Audit Bureau of Circulations, paid circulation is approximately 12,000 daily and 13,000 Sunday. As the area's only local, daily newspaper, the MORNING SUN is the local community's principal medium for news and information. Although approximately 80 percent of its articles, written by staff writers, concern matters of local interest, the Newspaper carries articles from the Associated Press, as well as syndicated features, including Clarence Page, Andy Rooney, and George Will.

    The MORNING SUN is staffed by 42 employees, including 18 in the editorial department and 14 in the display and classified advertising department. The Newspaper is established in the area and is widely recognized as the source for local news, sports, and coverage of a variety of opinions. It has won numerous awards, including awards from the Associated Press and Michigan Press Association, such as first place for sports coverage and second place for local news reporting and photography, and first place in the overall newspaper awards for the last two years.

    WEEKLY SHOPPERS AND WEEKLY NEWSPAPER. The Newspapers publish thirteen weekly publications in contiguous markets, including twelve weekly shopping guides ("Shoppers") and a weekly newspaper, the ISABELLA COUNTY HERALD. The Shoppers provide advertisers weekly contact with many households at the lowest possible cost. While the Shoppers contain minimal news content, consumers rely mainly on them for retail information, given the absence of other media. The Shoppers are delivered free to more than 224,000 households in the Newspapers' market area. The ISABELLA COUNTY HERALD offers local news and information and is delivered free to approximately 16,200 households in the Mt. Pleasant area.

    By pooling together numerous Shoppers in contiguous areas, Newspapers derive economies of scale in printing, publishing, sales, and distribution to benefit both itself and its customers.

    ST. JOHNS REMINDER. ST. JOHNS REMINDER, published continuously since September 1947, was acquired by the Company in 1996. The ST. JOHNS REMINDER is distributed free each Sunday to 16,200 homes primarily in Clinton County and serves a growing agrarian market near Michigan's state capital, Lansing. Benefitting from an already strong retail business base, the ST. JOHNS REMINDER is positioned to capture the considerable retail growth taking place between Lansing and St. Johns.

    Significant revenues are expected to come from cross sales to existing advertisers of other Newspapers into St. Johns, because of its proximity to other Company markets and publications. Additionally, St. Johns is included in the Newspapers' classified and telemarketing network, offering its advertisers up to 240,000 Michigan households.

    NORTHEASTERN SHOPPER (NORTH AND SOUTH EDITION). In October 1997 the Company acquired the NORTHEASTERN SHOPPER, expanding the Newspapers' core market area by 40,000 households to the northeast. Established in 1954, these shopping guides, in separate northern and southern editions, are delivered free each Sunday in the central Michigan counties of Iosco, Ogemaw, Alcona, Arenac, and a portion of Bay County. The NORTHEASTERN SHOPPER serves an area with a flourishing retail market and strong year-round tourism appeal and fits strategically with the Company's other properties in the region.

    OTHER PUBLICATIONS. The Company also publishes COUNTRY ROADS, a monthly publication focusing on agriculture, and CENTRAL MICHIGAN BUSINESS, a monthly publication which is delivered to area businesses and which reports on activities and events of particular interest to the business community.

    The Newspapers use state-of-the-art web printing capabilities to perform commercial printing for third parties, typically in press runs of 30,000 to 200,000 copies. Much of this commercial printing is performed for the publications' advertising customers. Other commercial printing customers include other publishers of newspapers and shopping guides, specialty publications such as real estate guides, entertainment publications, and publications of national associations and schools. Examples of third party printing are CENTRAL MICHIGAN UNIVERSITY LIFE, a school newspaper, and AUTO SHOPPER, a weekly classified paper.

    MARKET OVERVIEW. The Newspapers' market covers an area approximately 120 miles by 140 miles, containing a total population in excess of 700,000 people. The area's relatively low population density makes print the only medium to serve the market efficiently. The Newspapers' market coverage consists of a seventeen-county area in central Michigan with Isabella and Gratiot counties at its core and includes the Michigan counties of Clare, Gladwin, Midland, Saginaw, Montcalm, Mecosta, Osceola, Wexford, Missaukee, Iosco, Clinton, Arenac, Ogemaw, Alcona, and part of Bay.

    With a population in excess of 100,000, the area of Isabella and Gratiot counties enjoys a thriving economy and a high quality of life. Mt. Pleasant, a city of 25,000 is home to Central Michigan University and its 17,000 students and has enjoyed steady population growth over the past two decades. Alma, a small college community of nearly 10,000 people in Gratiot County, is approximately 20 miles south of Mt. Pleasant. The area is diversified economically and industrially, including major employers in retail trade, agriculture, oil and gas production and field service, diversified manufacturing, tourism, and education. Traditionally, unemployment in the area has been much lower than average for the State of Michigan.

    CUSTOMER BASE. The Newspapers are well-positioned to prosper in the future, particularly with an improving economy and increasing advertising spending. The customer base is diversified and dispersed with both local and regional businesses, including retail, food, automotive, furniture, lumber companies, and education industries. The Company's reputation for service and quality is evidenced by the long-term and expanding relationships it has with many of its customers, as well as the numerous awards the Newspapers have received.

    SALES AND PROMOTION. The Newspapers currently employ 43 sales representatives who are responsible for generating display and supplement advertising sales from customers. Each Shopper has at least one salesperson located in the area where the weekly is distributed. Each salesperson seeks to maximize advertising revenues by maintaining a local presence and establishing relationships with area businesses. In addition to a significant promotion budget the Company also participates in over 20 county fairs, the United Way, the Downtown Business Association, and numerous Chambers of Commerce.

    FACILITIES. As a result of a fire in 1994, the Newspapers had to purchase a full line of new equipment. The printing operation was moved to a temporary facility in Mt. Pleasant that has several truck docks for shipping and receiving and is used to store paper and finished goods.

    The Newspapers' office in Mt. Pleasant is located in leased space, which houses management, sales, marketing, editorial, composition, accounting, and other administrative functions. The Company believes that major savings can be achieved annually by relocating to a single plant, gaining efficiency in operations, improving communications and interaction among the departments, and saving by elimination of duplicate staffs and supervisory functions, and has identified a prospective facility for such a plant. See "Certain Transactions."

    EQUIPMENT. The Newspapers have new state-of-the-art press, editorial, classified, composing, and camera equipment. An investment of approximately $3 million was made in 1994 to acquire a new Goss Community press line and new production equipment. The web press doubles the speed at which the Newspapers can print jobs, thereby making the Newspapers much more competitive for contract printing opportunities. This new equipment has resulted in reduced labor requirements and greatly improved efficiency and financial performance.

    DISTRIBUTION. In addition to delivering its publications, the Newspapers also deliver over 60 million advertising insert pieces per year to residents in central Michigan. Customized delivery to a particular zone can be specifically created for an advertiser to reach as few as 150 households or more than 240,000 households on a given day at less than half the cost charged by the post office.

    MANAGEMENT AND STAFF. Under the Company's guidance, the Newspapers operate autonomously, with their staff directly responsible for most managerial, operating, and administrative decisions and functions. The Newspapers' activities are organized into approximately sixteen profit centers participating in a fully integrated print marketing operation. Each management team is experienced, capable, and committed to the growth and profitability of the company. In addition to experience gained in growing a highly successful company, most managers have substantial prior experience in the newspaper business.

    As of September 30, 1997, the Newspapers had 194 full-time employees and 51 part-time employees. This number does not include the several hundred independent contractor delivery personnel that distribute the Newspapers' publications.

    The Company has not experienced problems in securing qualified labor from the central Michigan area. There are no unions at the Newspapers, and all sales representatives and department heads are under non-competition agreements. The Company believes the salary and benefit structure has been effective in reducing supervisory costs and improving productivity.

ADVERTISING SALES

    Virtually all of the Company's revenue is generated from local, regional and national advertising for its Stations and Newspapers. During the year ended February 28, 1997, approximately 90% of the Company's revenues were generated from the sale of local and regional advertising. Additional revenue is generated from the sale of national advertising, network compensation payments and other miscellaneous transactions. The major categories of the Company's advertisers include retailers, restaurants, fast food, automotive and grocery. Each local sales staff solicits advertising either directly from the local advertiser or indirectly through an advertising agency with emphasis placed on direct contact. In so doing, the Company seeks to address individual advertiser needs and more effectively design an advertising campaign to help the advertiser sell its product. The Company employs personnel in each of its markets to produce advertisements for the customers. National sales are made by a firm specializing in advertising sales on the national level in exchange for a commission from the Company that is based on the Company's gross revenues from the advertising obtained. Regional and local sales, which the Company defines as sales in regions surrounding the Company's markets to companies that advertise in the Company's markets, are generally made by the Company's local sales staff.

    RADIO STATIONS. The Company's Stations strive to maximize revenue by managing the on-air inventory of advertising time and adjusting prices based on local market conditions and by utilizing the Company's ability, through its marketing efforts, to provide advertisers with an effective means of reaching a targeted demographic group. Each of the Company's stations has a general target level of on-air inventory that it makes available for advertising. This target level of inventory for sale may vary at different times of the day but tends to remain stable over time. Much of the Company's radio advertising pricing is based on demand for its radio stations' on-air inventory and, in general, the Company responds to this demand by varying prices rather than by varying its target inventory level for a particular station. Therefore, most changes in revenue in a mature station are explained by demand-driven pricing changes rather than by changes in the available inventory.

    The Company believes that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by radio stations are based primarily on (i) the effectiveness of a station's sales staff, (ii) the station's share of audiences in the demographic groups targeted by advertisers (as measured by ratings surveys estimating the number of listeners tuned to the station at various times), (iii) the number of stations in the market competing for the same demographic groups, (iv) the supply of and demand for radio advertising time and
(v) certain qualitative factors. Rates are generally highest during morning and afternoon commuting hours.

    A station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to the station and the time they spend listening. Each station's ratings may be used by its advertisers and advertising representatives to consider advertising with the station and are used by the Company to chart audience growth, set advertising rates and adjust programming. The radio broadcast industry's principal ratings service is Arbitron, which publishes periodic ratings surveys for significant domestic radio markets. These surveys are the Company's primary source of ratings data. While the Company seeks and achieves ratings as a means of attracting advertisers, its operations are distinguished by a particular emphasis on soliciting advertisers directly.

    NEWSPAPERS. The Company believes that the combined coverage of the Newspapers is an important competitive advantage in attracting advertisers because it permits them to cover the entire market area or specifically target any part of the market in central Michigan. The Company offers discounts on combination buys and coordination of all orders through one central office. The Newspapers are recognized as the number one medium for advertising throughout central Michigan, and the marketing focus is to generate revenues from each potential advertiser. The Company is focused on raising rates when appropriate, increasing volume, generating new business, and gaining additional market share. Some of the Newspapers have been in existence for over 50 years, with the ALMA REMINDER beginning in 1938, the MT. PLEASANT BUYERS GUIDE in 1946, and ST. JOHN'S REMINDER in 1947.

COMPETITION

    GENERAL. Each of the Company's Stations and Newspapers competes in varying degrees with radio, television, newspapers, direct marketing and other communications and advertising media having local, regional or national audiences.

    RADIO. The radio broadcasting industry is highly competitive. The success of each of the Company's Stations in its middle markets depends largely upon its direct marketing and sales efforts supported by its audience ratings and its share of the overall advertising revenue within its market. The Company's audience ratings and advertising revenues are subject to change, and any adverse change in a particular market affecting advertising expenditures or in the relative market positions of the stations located in that market could have a material adverse effect on the revenue of the Company's Stations located in that market. There can be no assurance that any one of the Company's Stations will be able to maintain or increase its current audience ratings or advertising revenue market share.

    The Company's Stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of a specific demographic group in each of its markets, the Company provides support to its sales and marketing efforts to attract advertisers seeking to reach those listeners. Operators of radio stations must be alert to the possibility of another station changing its format to compete directly for listeners and advertisers. Another station's decision to convert to a format similar to that of one of the Company's radio stations in the same geographic area may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower broadcast cashflow for the Company, but in middle markets with fewer stations the frequency of such events may be less than in major markets.

    Factors that are material to a radio station's competitive position include management experience, the effectiveness of its marketing plan and sales force, the Station's local audience rank in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. The Company attempts to improve its competitive position in each market by constantly building its sales staff, researching its Stations' programming, by implementing advertising campaigns aimed at the demographic groups for which its Stations program and by managing its sales efforts to attract a larger share of advertising dollars. However, the Company competes with some organizations that have greater financial resources than the Company.

    Recent changes in the FCC's policies and rules permit increased ownership and operation of multiple local radio stations. Management believes that radio stations that operate under common management or elect to take advantage of joint arrangements such as LMAs or JSAs may in certain circumstances have lower operating costs and may be able to offer advertisers more attractive rates and services. Although the Company currently operates multiple stations in each of its markets and intends to pursue the creation of additional multiple station groups, the Company's competitors in certain markets include operators of multiple stations or operators who already have entered into LMAs or JSAs. The Company also competes with other radio station groups to purchase additional stations. Some of these groups are owned or operated by companies that have substantially greater financial and other resources than the Company.

    Although the radio broadcasting industry is highly competitive, some barriers to entry exist (which can be mitigated to some extent by changing existing radio station formats and upgrading power, among other actions). The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market, as well as by the FCC's multiple ownership rules regulating the number of stations that may be owned and controlled by a single entity. The FCC's multiple ownership rules have changed significantly as a result of the Telecommunications Act. For a discussion of FCC regulation and the provisions of the Telecommunications Act, see "--Federal Regulation of Radio Broadcasting."

    The Company's stations also compete for advertising revenue with other media, including newspapers, broadcast television, cable television, magazines, direct mail, coupons and outdoor advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by digital audio broadcasting ("DAB"). DAB may deliver by satellite to nationwide and regional audiences, multi-channel, multi-format, digital radio services with sound quality equivalent to compact discs. The delivery of information through the presently unregulated Internet also could create a new form of competition. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as broadcast television, cable television, audio tapes and compact disks. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

    The FCC has recently authorized a spectrum for the use of a new technology, satellite digital audio radio services ("DARS"), to deliver audio programming. DARS may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. It is not known at this time whether this digital technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies.

    The Company cannot predict what other matters might be considered in the future by the FCC, nor can it assess in advance what impact, if any, the implementation of any of these proposals or changes might have on its business. See "--Federal Regulation of Radio Broadcasting."

    NEWSPAPERS. The Company's Newspapers compete primarily with other daily and weekly newspapers, shoppers, shared mail packages and other local advertising media. The Newspapers also compete in varying degrees for advertisers and readers with magazines, radio, broadcast television, directories and other communications media that operate in their markets. The Company believes that its production systems and technologies, which enable it to publish separate editions in narrowly targeted zones, allow it to compete effectively in its markets.

FEDERAL REGULATION OF RADIO BROADCASTING

    GENERAL. The ownership, operation and sale of broadcast stations, including those licensed to the Company, are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act. The Communications Act was amended in 1996 by the Telecommunications Act to make changes in several broadcast laws. Among other things, the FCC assigns frequency bands for broadcasting; issues station licenses; determines whether to approve changes in ownership or control of station licensees; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules under the Communications Act.

    The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short" (less than the maximum) license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional broadcast properties. Reference should be made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

    LICENSE GRANT AND RENEWAL. Until recently, radio broadcast licenses were granted for maximum terms of seven years but, acting under the authority of the Telecommunications Act, the FCC recently revised its rules to extend the maximum term for future renewals to eight years. Licenses may be renewed through an application to the FCC. Prior to the Telecommunications Act, during certain periods when a renewal application was pending, competing applicants could file for the radio frequency being used by the renewal applicant. The Telecommunications Act prohibits the FCC from considering such competing applications if the FCC finds that the station has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC, and that there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

    Petitions to deny license renewals can be filed by interested parties, including members of the public. Such petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Also, during certain periods when a renewal application is pending, the transferability of the applicant's license is restricted. Such a petition presently is pending against KUAD-FM, one of the Company's Stations, which broadcasts from Windsor, Colorado. The Company is not currently aware of any facts that would prevent the timely renewal of its licenses to operate any of its other Stations and Managed Affiliates, although there can be no assurance that the Company's licenses will be renewed.

    The FCC classifies each AM and FM station. An AM station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as either: Class A stations, which operate on an unlimited time basis and are designated to render primary and secondary service over an extended area; Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; and Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power. A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous thereto. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

    The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, B, C3, C2, C1 and C. The parameters for each classification are as follows:

                            MAXIMUM ANTENNA HEIGHT
               MAXIMUM              (HAAT)*
   CLASS        POWER              IN METERS
   -----     -----------  ---------------------------
         A         6 kw                  100
        B1        25 kw                  100
         B        50 kw                  150
        C3        25 kw                  100
        C2        50 kw                  150
        C1       100 kw                  299
         C       100 kw                  600

------------------------

*   Height Above Average Terrain

    The following table sets forth the market, call letters, FCC license classification, HAAT, power and frequency of each of the stations owned, operated or managed by the Company, assuming the consummation of the Pending Transactions, and the date on which each station's FCC license expires.

                                                                        HAAT                                           EXPIRATION
                                                            FCC          IN            POWER IN                         DATE OF
MARKET                                     STATION         CLASS       METERS          KILOWATTS        FREQUENCY     FCC LICENSE
-------------------------------------  ----------------  ---------  -------------  -----------------  -------------  --------------
Lancaster/Reading                      WIOV-FM               B              212               25      105.1 mhz            8/1/98
  Pennsylvania                         WIOV-AM               C               NA                1      1240 khz             8/1/98
Evansville, Indiana/                   WBKR-FM               C              320              100      92.5  mhz            8/1/04
  Owensboro/Henderson,                 WOMI-AM               C               NA                1      1490 khz             8/1/04
  Kentucky                             WVJS-AM               B               NA                5      1420 khz             8/1/03
                                       WSTO-FM               C              303              100      96.1  mhz            8/1/03
                                       WKDQ-FM               C              300              100      99.5  mhz            8/1/03
Fort Collins/Greeley/Loveland,         KUAD-FM              C1              200              100      99.1  mhz            4/1/97*
  Colorado                             KTRR-FM              C2              150               50      102.5 mhz            8/2/04
Duluth,                                WEBC-AM               B               NA                5      560  khz             4/1/05
  Minnesota/Superior,                  KKCB-FM              C1              240              100      105.1 mhz            4/1/05
  Wisconsin                            KLDJ-FM              C2              251               25      101.7 mhz            4/1/05

------------------------

*   Renewal application pending

    OWNERSHIP MATTERS. The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast licensee without the prior approval of the FCC. In determining whether to assign, transfer, grant or renew a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, the "character" of the licensee and those persons holding "attributable" interests therein, compliance with the Communications Act, including the limitation on alien ownership, as well as compliance with other FCC rules and policies, including equal employment opportunity requirements.

    Once a station purchase agreement has been signed, an application for FCC consent to assignment of license or transfer of control (depending upon whether the underlying transaction is an asset purchase or stock acquisition) is filed with the FCC. Approximately 10 to 15 days after this filing, the FCC publishes a notice assigning a file number to the application and advising that the application has been "accepted for filing." This notice begins a 30-day statutory waiting period, which provides the opportunity for third parties to file formal petitions to deny the transaction; informal objections may be filed any time prior to grant of an application. The FCC staff will normally review the application in this period and seek further information and amendments to the application if it has questions.

    Once the 30-day public notice period ends, the FCC's staff will complete its processing, assuming that no formal petitions or informal objections were received and that the application is otherwise consistent with FCC rules. The staff often grants the application by delegated authority approximately 10 days after the public notice period ends. At this point, the parties are legally authorized to close the purchase, although the FCC action is not legally a "final order." If there is a backlog of applications, the 10-day period can extend to 30 days or more.

    Public notice of the FCC staff grant is usually issued about a week after the grant is made, stating that the grant was effective when the staff made the grant. On the date of this notice, another 30-day period begins, within which time interested parties can file petitions seeking either staff reconsideration or full FCC review of the staff action. During this time the grant can still be modified, set aside or stayed, and is not a "final order." In the absence of a stay, however, the seller and buyer are not prevented from closing, at their own risk, despite the absence of a final order. Also, within 40 days after the public notice of the grant, the full FCC can review and reconsider the staff's grant on its own motion. Thus, during the additional 10 days beyond the 30-day period available to third parties, the grant is still not "final." In the event that review by the full FCC is requested and the FCC subsequently affirms the staff's grant of the application, interested parties may thereafter seek judicial review in the United States Court of Appeals for the District of Columbia Circuit within thirty days of public notice of the full FCC's action. In the event the Court affirms the FCC's action, further judicial review may be sought by seeking rehearing en banc from the Court of Appeals or by certiorari from the United States Supreme Court.

    In the absence of the submission of a timely request for reconsideration, administrative review or judicial review, the FCC staff's grant of an application becomes final by operation of law. Upon the occurrence of that event, counsel is able to deliver an opinion that the FCC's grant is no longer subject to administrative or judicial review, although such action can nevertheless be set aside in rare circumstances, such as fraud on the agency by a party to the application.

    The pendency of a license renewal application will alter the aforementioned timetables because the FCC will not issue an unconditional assignment grant if the station's license renewal is pending.

    The Communications Act and FCC rules also generally restrict the common ownership, operation or control of radio broadcast stations serving the same local market, of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under these "cross-ownership" rules, absent waivers, the Company would not be permitted to acquire any daily newspaper or television broadcast station (other than low power television) in a local market where it then owned any radio broadcast station. The FCC's rules provide for the liberal grant of a waiver of the rule prohibiting common ownership of radio and television stations in the same geographic market in the top 25 television markets if certain conditions are satisfied. The Telecommunications Act extends this waiver policy to stations in the top 50 television markets, although the FCC has not yet implemented this change.

    In response to the Telecommunications Act, the FCC amended its multiple ownership rules to eliminate the national limits on ownership of AM and FM stations. The FCC's broadcast multiple ownership rules restrict the number of radio stations one person or entity may own, operate or control on a local level. These limits are:

        (i) in a market with 45 or more commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (FM or AM);

        (ii) in a market with between 30 and 44 (inclusive) commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service;

        (iii) in a market with between 15 and 29 (inclusive) commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service;

        (iv) in a market with 14 or fewer commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market.

None of these multiple ownership rules requires any change in the Company's current ownership of radio broadcast stations or precludes consummation of the Transactions. However, these rules will limit the number of additional stations which the Company may acquire in the future in its markets.

    The FCC generally applies its television/radio/newspaper cross-ownership rules and its broadcast multiple ownership rules by considering the "attributable," or cognizable interests held by a person or entity. A person or entity can have an attributable interest in a radio station, television station or daily newspaper by being an officer, director, partner or shareholder of a company that owns that station or newspaper. Whether that interest is cognizable under the FCC's ownership rules is determined by the FCC's attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as the "owner" of the radio station, television station or daily newspaper in question, and therefore subject to the FCC's ownership rules.

    With respect to a corporation, officers and directors and persons or entities that directly or indirectly can vote 5% or more of the corporation's stock (10% or more of such stock in the case of insurance companies, investment companies, bank trust departments and certain other "passive investors" that hold such stock for investment purposes only) generally are attributed with ownership of whatever radio stations, television stations and daily newspapers the corporation owns.

    With respect to a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is "materially involved" in the media-related activities of the partnership. Debt instruments, nonvoting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not "materially involved" in the media-related activities of the partnership, and minority (under 5%) voting stock, generally do not subject their holders to attribution. However, the FCC is currently reviewing its rules on attribution of broadcast interests, and it may modify its criteria. See "--Proposed Changes" below.

    Since under the doctrine of attributed ownership all of the Company's Stations are deemed to be owned by Alan R. Brill, the FCC multiple ownership rules could serve to limit to some extent the ability of the Company to acquire additional stations in some markets.

    PROGRAMMING AND OPERATION. The Communications Act requires broadcasters to serve the "public interest." Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints also may be filed and considered at any time.

    Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification and technical operations (including limits on radio frequency radiation). In addition, licensees must develop and implement programs designed to promote equal employment opportunities for women and minorities and must submit reports to the FCC on these matters annually and in connection with a renewal application. The broadcast of contests and lotteries is regulated by FCC rules.

    Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short" (less than the maximum) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

    In 1985, the FCC adopted rules regarding human exposures to levels of radio frequency radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modifications of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to radio frequency radiation in excess of certain guidelines. More restrictive radiation limits became effective on October 15, 1997. The Company anticipates that such regulations will not have a material effect on its business.

    LOCAL MARKETING AGREEMENTS. Over the past five years, a number of radio stations, including certain of the Company's stations, have entered into what commonly are referred to as "local marketing agreements" ("LMAs") or "time brokerage agreements." These agreements take various forms. Separately-owned and licensed stations may agree to function cooperatively in terms of programming, advertising sales and other matters, subject to compliance with the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each station maintain independent control over the programming and other operations of its own station. The FCC has held that such agreements do not violate the Communications Act as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast station and otherwise ensures compliance with applicable FCC rules and policies and that the entity providing the programming is in compliance with the FCC local ownership rules.

    A station that brokers substantial time on another station in its market or engages in an LMA with a station in the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's ownership rules, discussed above. As a result, a broadcast station may not enter into an LMA that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's local multiple ownership rules. FCC rules also prohibit the broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns one and programs the other through an LMA arrangement.

    Another example of a cooperative agreement between differently owned radio stations in the same market is a joint sales agreement ("JSA"), whereby one station sells advertising time in combination, both on itself and on a station under separate ownership. In the past, the FCC has determined that issues of joint advertising sales should be left to antitrust enforcement. Currently, JSAs are not deemed by the FCC to be attributable for the purpose of its multiple ownership rules. However, the FCC has outstanding a notice of proposed rulemaking, which, if implemented, could require certain radio station operators to terminate any JSA it might have with a radio station with which such operator could not have an LMA.

    PROPOSED CHANGES. In December, 1994, the FCC initiated a proceeding to solicit comment on whether it should revise its radio and television ownership "attribution" rules by among other proposals (i) raising the basic benchmark for attributing ownership in a corporate licensee from 5% to 10% of the licensee's voting stock, (ii) increasing from 10% to 20% of the licensee's voting stock the attribution benchmark for "passive investors" in corporate licensees, (iii) restricting the availability of the attribution exemption when a single party controls more than 50% of the voting stock; and (iv) considering LMAs, JSAs, debt and non-voting stock interests to be attributable under certain circumstances. No decision has been made by the FCC in these matters. At this time, no determination can be made as to what effect, if any, this proposed rulemaking will have on the Company.

EMPLOYEES


    At September 30, 1997, the Company employed approximately 340 persons full-time and 100 persons part-time. None of such employees is covered by collective bargaining agreements, and the Company considers its relations with its employees to be good.


    The Company employs several on-air personalities with large loyal audiences in their respective markets. The Company generally enters into employment agreements with these personalities to protect its interests in those relationships that it believes to be valuable. The loss of one of these personalities could result in a short-term loss of audience share, but the Company does not believe that any such loss would have a material adverse effect on the Company's financial condition or results of operations.

PROPERTIES AND FACILITIES

    The types of properties required to support the Stations include offices, studios, transmitter sites and antenna sites. A Station's studios are generally housed with its offices in business districts, while transmitter sites and antenna sites are generally located so as to provide maximum market coverage.

    After giving effect to the Transactions, the Company will own studio facilities in Ephrata, Pennsylvania; Owensboro, Kentucky; Windsor, Colorado; and Duluth, Minnesota; and own transmitter and antenna sites in Reading, Pennsylvania; Owensboro; and Duluth. The Company leases its remaining studio and office facilities, and leases certain transmitter and antenna sites. The Company does not anticipate any difficulties in renewing any facility leases or in leasing alternative or additional space, if required. The Company owns substantially all of its other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment.

    Substantially all of the Company's properties and equipment may be encumbered and serve as collateral for the Company's obligations hereinafter incurred by the Company under the New Credit Facility.

    No one property is material to the Company's operations. The Company believes that its properties are generally in good condition and suitable for its operations; however, it continually looks for opportunities to upgrade its properties and intends to upgrade studios, office space, and transmission facilities in certain markets.

                               LEGAL PROCEEDINGS

    Currently and from time to time the Company is involved in litigation incidental to the conduct of its business, but it is not a party to any lawsuit or proceeding that, in the opinion of the Company, is likely to have a material adverse effect on the Company.

                                   MANAGEMENT

    Directors of the Company's corporate manager, Brill Media Management, Inc. ("Media"), are elected annually by its sole shareholder, Alan R. Brill. Executive officers of Media are elected by, and serve at the pleasure of, Media's board of directors. The following table sets forth certain information with regard to Media's principal executive officers and directors as of the date of this Offering Memorandum:

NAME                                                  AGE                          POSITION
------------------------------------------------      ---      ------------------------------------------------
Alan R. Brill                                             55   Director, President, Chief Executive Officer and
                                                                 Treasurer
Robert M. Leich                                           54   Director
Philip C. Fisher                                          59   Director
Clifton E. Forrest                                        49   Director, Vice President (Newspapers), and
                                                                 Assistant Secretary
Charles W. Laughlin                                       69   Director
Alan L. Beck                                              46   Vice President (Radio)
Donald C. TenBarge                                        40   Vice President, Controller, Secretary and
                                                                 Assistant Treasurer

    Information concerning the experience and affiliations of the directors and executive officers of Media is as set forth below.

    ALAN R. BRILL, DIRECTOR, PRESIDENT, CHIEF EXECUTIVE OFFICER AND TREASURER. Mr. Brill founded the Company's predecessor beginning in 1981 and has worked in the media industry for 24 years. Prior to starting the Company, after Peace Corps service in Ecuador, Mr. Brill joined Arthur Young & Co. in New York City where he practiced as a CPA with a diversified clientele. In 1972, he joined a new, publicly-traded real estate investment trust in Atlanta as a senior financial and administrative executive. The trust was involved in short and long-term real estate loans, primarily to proprietary hospitals. In 1973, he was recruited by Worrell Newspapers, Inc., a large, privately-owned newspaper group headquartered in Charlottesville, Virginia, as its chief financial officer and named to the company's Board of Directors. As a senior executive in the company, Mr. Brill was involved in or responsible for all the company's numerous acquisitions and financings, had a role in most significant operating matters and built a small television group for the company. Soon after the founder transferred his ownership interest to his son and withdrew from the business, Mr. Brill left Worrell to form Brill Media Company, Inc. in 1981. Mr. Brill earned a B.A. in economics and mathematics from DePauw University and an M.B.A. from Harvard Business School. Mr. Brill is a Certified Public Accountant.

    ROBERT M. LEICH, DIRECTOR. Mr. Leich is President of Diversified Healthcare, Inc., successor to Charles Leich & Co., one of the country's largest independent drug distributors. He is a director of Old National

Bank, Evansville, Indiana and of the National Wholesale Druggists Association. He has served on the board of numerous civic and business organizations. Mr. Leich graduated from Yale University and received his M.B.A. degree from Indiana University at Bloomington.

    PHILIP C. FISHER, DIRECTOR. Dr. Fisher is Dean of Business, University of Southern Indiana and has published extensively on the case study method for entrepreneurial businesses. He has held numerous civic and business posts, including the board of the Evansville Chamber of Commerce and the executive committee of the Indiana Council for Economic Education. He received his undergraduate degree from Wayne State College, an M.B.A. from the University of South Dakota, and a Ph.D. from the Graduate School of Business of Stanford University.

    CLIFTON E. FORREST, DIRECTOR, VICE PRESIDENT (NEWSPAPERS) AND ASSISTANT SECRETARY. Mr. Forrest joined the Company's predecessors in 1981 as publisher of CMN. In 1987, he moved to Evansville to become a senior officer of BMCLP. His responsibilities consist of managing the publishing, printing and distribution areas and overseeing employee benefit plans, risk management programs, personnel issues, and certain other matters. Mr. Forrest has 33 years of industry experience including 10 years at Worrell Newspapers, Inc. where he served in various roles publishing daily and weekly newspapers in five different states. Mr. Forrest earned a B.A. degree with an emphasis in journalism, marketing, advertising and industrial sociology from Wichita State University.

    CHARLES W. LAUGHLIN, DIRECTOR. Mr. Laughlin is a lawyer and presently of counsel to Thompson & McMullan, P.C., a law firm in Richmond, Virginia. Mr. Laughlin received his undergraduate degree from the College of William & Mary and his J.D. from the University of Virginia. After completing a clerkship with the United States Court of Appeals for the Fourth Circuit, he has practiced law in Richmond, Virginia since 1956 and has served as counsel to the Company since its inception.

    ALAN L. BECK, VICE PRESIDENT (RADIO). Mr. Beck joined the Company's predecessor in 1985 as President/General Manager of the Pennsylvania Stations. After two years, he moved to the BMCLP where he became Vice President-Radio Group Operations. Currently, his major responsibilities include supervising the Stations and promotional companies through the general managers, and acting as a resource for other operations. Mr. Beck has 22 years of experience in all facets of the radio and television industries. Mr. Beck earned a B.A. degree in marketing from Southern Illinois University.

    DONALD C. TENBARGE, VICE PRESIDENT, CONTROLLER, SECRETARY AND ASSISTANT TREASURER. Mr. TenBarge joined BMCLP in 1988. He is responsible for the financial management and reporting of all operations and companies. In addition to managing the information systems, Mr. TenBarge also participates in financing activities and acquisitions. Prior to joining BMCLP, Mr. TenBarge was a manager in a regional CPA firm where he spent nine years engaged in many aspects of audit, tax, systems, and financial planning. Mr. TenBarge earned a B.S. in Accounting from the University of Evansville and is a Certified Public Accountant.

    To the full extent permitted by applicable Virginia law, Media is obligated to indemnify its officers and directors for liabilities and expenses incurred by them because of their status as officers or directors of Media.


                             EXECUTIVE COMPENSATION



    The following table sets forth the compensation paid by the Company to Mr. Brill, as its President, Chief Executive Officer and Treasurer, in all capacities during the periods indicated. The Company did not pay any of its executive officers salary and bonus in excess of $100,000 in fiscal 1997.

SUMMARY COMPENSATION TABLE


                                                                                 ANNUAL COMPENSATION
                                                             ------------------------------------------------------------
                                                                                                             OTHER
                                                                                                            ANNUAL
                                                                           SALARY          BONUS         COMPENSATION
                NAME AND PRINCIPAL POSITION                    YEAR           $              $                 $
-----------------------------------------------------------  ---------     ------         ------      -------------------
Alan R. Brill..............................................       1997            0              0                 0
  President, Chief Executive Officer,
  Treasurer and Director(1)

                                                                  ALL OTHER
                                                                COMPENSATION
                NAME AND PRINCIPAL POSITION                           $
-----------------------------------------------------------  -------------------
Alan R. Brill..............................................               0
  President, Chief Executive Officer,
  Treasurer and Director(1)


------------------------


(1) Mr. Brill received no compensation from the Company, and the other executive officers of the Company received no significant compensation from the Company. All such persons also serve as officers of, and receive compensation from, BMCLP. BMCLP provides management services to the Company and also to affiliated and unaffiliated entities other than the Company pursuant to administrative management agreements. During fiscal 1995, fiscal 1996 and fiscal 1997, BMCLP earned approximately $1.7 million, $1.8 million and $1.9 million, respectively, for such services to the Company. See "Certain Transactions."



OPTIONS/SAR GRANTS IN FISCAL 1997



    The following table sets forth certain information with respect to option grants made to Mr. Brill for the fiscal year ended February 28, 1997.


                                                                                                                        POTENTIAL
                                                                                                                       REALIZABLE
                                                                                                                        VALUE AT
                                                                                                                         ASSUMED
                                                                                                                     ANNUAL RATES OF
                                                                                                                          STOCK
                                                                                                                          PRICE
                                                       NUMBER         PERCENT OF TOTAL                                APPRECIATION
                                                    OF SECURITIES       OPTIONS/SARS                                       FOR
                                                     UNDERLYING          GRANTED TO       EXERCISE                     OPTION TERM
                                                    OPTIONS/ SARS       EMPLOYEES IN        PRICE      EXPIRATION    ---------------
NAME                                                   GRANTED           FISCAL YEAR       ($/SH)         DATE             5%
-----------------------------------------------  -------------------  -----------------  -----------  -------------  ---------------
Alan R. Brill..................................               0                 N/A             N/A           N/A       $       0


NAME                                                   10%
-----------------------------------------------  ---------------
Alan R. Brill..................................     $       0



AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997 AND 1997
  FISCAL YEAR-END OPTION/SAR VALUES


                                                                                      NUMBER OF SECURITIES
                                                                                     UNDERLYING UNEXERCISED
                                                 SHARES                                  OPTIONS/SARS AT
                                               ACQUIRED ON                              FISCAL YEAR-END,
                                                EXERCISE             VALUE          EXERCISABLE/UNEXERCISABLE
NAME                                             (#)(1)          REALIZED ($)                  (#)
------------------------------------------  -----------------  -----------------  -----------------------------
Alan R. Brill.............................              0          $       0                        0


                                                 VALUE OF UNEXERCISED
                                               IN-THE-MONEY OPTIONS/SARS
                                                  AT FISCAL YEAR-END,
NAME                                           EXERCISABLE/UNEXERCISABLE
------------------------------------------  -------------------------------
Alan R. Brill.............................             $       0



    Media made no grants to Mr. Brill of options or stock appreciation rights, and Mr. Brill did not exercise any stock or appreciation rights, in the fiscal year ended February 28, 1997. Mr. Brill held no options or SARs of Media as of February 28, 1997.



INCENTIVE PLAN AGREEMENTS AND COMPENSATION OF DIRECTORS



    The Company has entered into performance incentive plan agreements (the "Plans") with Clifton E. Forrest with respect to the Newspapers business and Alan L. Beck with respect to the Stations' business (the "Executives") in their capacities as executives of the Company. The Plans accumulate increments annually based on certain defined performance criteria. As of February 28, 1997, vested interests of the Executives in the Plans totaled $1,785,000 for Mr. Forrest, and $1,700,000 for Mr. Beck. Payments under the Plans will commence only upon fulfillment of certain contingencies, including the Executive's death, disability, retirement, or employment termination and can be paid, at the Company's option, in amounts not to exceed quarterly payments of 2.5% of the Executive's vested amount. The Company also participates in a defined contribution profit sharing plan to which all Company employees may make voluntary contributions.


    In the year ended February 28, 1997, Thompson & McMullan, P.C. (to which Mr. Laughlin is of counsel) received approximately $170,000 in fees from the Company.

                              CERTAIN TRANSACTIONS

    Alan R. Brill directly or indirectly owns and controls the Issuer, the Company and each of the Company's Subsidiaries, Managed Affiliates and other affiliates.


    BMCLP is a limited partnership whose limited partners are Alan R. Brill and Northwest Radio, Inc., an affiliate owned by Mr. Brill, and whose general partner is Brill Media Company, Inc., also an affiliate of the Company. Since their organization or acquisition, each Subsidiary or affiliate owner of a Newspaper or Station has paid management fees to BMCLP pursuant to management agreements (the "Administrative Management Agreements"). Acting pursuant to such Administrative Management Agreements, BMCLP is responsible for and provides to the Stations and Newspapers long-range strategic planning, management support and oversight, establishment of primary policies and procedures, resource allocation, accounting and auditing, regulatory and legal compliance and support, license renewals and the evaluation of potential acquisitions. In addition, executives of BMCLP visit the Company's Stations and Newspapers on a frequent basis to review performance, to assist local management with programming, production, sales, and recruiting efforts, to develop, implement, and verify overall Station and Newspaper operating and marketing strategies, and, most importantly, to remain aware of developments in each market. The executives of BMCLP are the same persons that are executives of BMC (see "Management"), for which they presently receive no compensation from the Issuer or the Company. None of these executives has any interest in such Administrative Management Agreements, except for Alan R. Brill's indirect interest as owner of BMCLP, as indicated.



    Pursuant to such Administrative Management Agreements, BMCLP earns an annual fee, paid monthly as permitted, equal to ten percent of each Station's net cash revenues and five percent of each of the Newspapers' net cash revenues. Non-operating Subsidiaries and affiliates pay a nominal flat fee for any such service received. For the Company's nine months ended November 30, 1997 and years ended February 28, 1997, February 29, 1996 and February 28, 1995 the aggregate amount of such Administrative Management Agreement fees charged to Subsidiaries was approximately $1.6 million, $1.9 million, $1.8 million and $1.7 million, respectively. As and to the extent provided in the Indenture, the future payment of such fees will be subordinate to the prior payment of the Company's obligations on the Notes. See "Description of Notes--Certain Covenants--Limitations on Restricted Payments."


    Pursuant to reimbursement agreements, from time to time third-party services or products (such as insurance coverage) may be provided to one or more of the Company, its Subsidiaries, or their affiliates, in which case such costs are reimbursed on a ratable basis to the provider, which may be BMCLP, the Company, or another Subsidiary or affiliate.


    Pursuant to Managed Affiliate Management Agreements from time to time one or more of the Subsidiaries may provide management services to a Managed Affiliate on an agreed fee basis for services rendered. Such fees generally consist of a nominal fixed fee plus a variable additional fee based upon the Managed Affiliate's performance. One of the Company's Subsidiaries, Tri-State Broadcasting, Inc. ("Tri-State") has entered into such Managed Affiliate Management Agreements (the "Tri-State Agreements") with two Managed Affiliates, TSB III, LLC, the owner and operator of radio stations WSTO-FM and WVJS-AM licensed to Owensboro, Kentucky and TSB IV, LLC, the owner and operator of radio station WKDQ-FM, licensed to Henderson, Kentucky, each an entity wholly owned by Mr. Brill. Pursuant to the Tri-State Agreements, Tri-State will receive from each of the Managed Affiliates a monthly fee of $10,000 and an additional annual fee based upon such Managed Affiliate's financial performance. The Company charged the Managed Affiliates $180,000 and $40,000 for the nine months ended November 30, 1997 and year ended February 28, 1997, respectively.



    Prior to November 30, 1997, the Company declared and paid a distribution of $8.0 million in cash to Mr. Brill and $4.2 million for purposes of satisfaction of affiliate notes receivable owing from Mr. Brill. See "Capitalization."


    Pursuant to Member Management Agreements, Huron Management, Inc., an affiliate owned and controlled by Mr. Brill, acts as member-manager of two of the Company's Subsidiaries, Huron P.S., LLC, and Huron Newspapers, LLC. Nominal charges are made by the management company for this management oversight and for the costs associated therewith. In a like arrangement, Northland Management, Inc., an affiliate controlled by Mr. Brill, is manager on a fee basis to another Subsidiary, Northland Broadcasting, LLC.

    On a temporary basis, at a present cost of approximately $70,000 per year, a Subsidiary, Central Michigan Newspapers, Inc. ("CMN"), presently leases space from the current owner of a facility that will be owned by CMR Investments, L.P. ("CMR") a limited partnership affiliate of the Company (in which BMCLP's and the Company's executives, Mr. Brill, Clifton E. Forrest, and Alan L. Beck each has an interest as a limited partner) after closing of the purchase of such property by CMR. CMN has advanced to CMR the sum of $500,000 (a portion of the insurance proceeds resulting from a fire loss at CMN's prior production facilities) for CMN's share of the "build out" costs of new quarters that CMN will lease from CMR and will occupy after CMR has acquired and renovated the property. After renovation is complete, CMR and CMN will effect the long-term lease for occupancy of the improved property for use as the Newspapers' main office and production facility, all at a cost no greater than that required for comparable space elsewhere in that market, if available, and CMN will be relieved of its present several facility commitments.

    DRI, LLC, an affiliate owned indirectly by Mr. Brill, recently acquired title to a building in Duluth, Minnesota (the "Duluth Building"). It is anticipated that DRI, LLC will enter into a lease on market rental terms with the Subsidiaries Northland Broadcasting, LLC and NBII, Inc. for use of a portion of the Duluth Building as a studio facility for the Duluth, Minnesota/Superior Wisconsin Stations.


    From time to time various Company Subsidiaries and affiliates have entered into loan transactions between themselves, which transactions are duly recorded in the appropriate Company books and records and the annual effects of which are fully reflected in the Company's financial statements.



    Certain of the Subsidiaries and other affiliates were indebted under the terms of certain senior secured obligations guaranteed by Mr. Brill and payable to AMRESCO Funding Corporation ("Amresco") and Goldman Sachs Credit Partners L.P. ("Goldman Sachs"). These obligations were paid, along with accrued interest thereon and a prepayment premium of $2.8 million, from the proceeds of the Offering as reflected in the pro forma combined financial statements contained in this Prospectus.



    The Company loaned approximately $900,000 of the proceeds of the Offering to Managed Affiliates and received in return therefor Managed Affiliate Notes which are unsecured, mature on January 1, 2001 and bear interest at a rate of 12% per annum. Such amounts are in addition to the $15.4 million already loaned by the Company to the Managed Affiliates at November 30, 1997. The proceeds of such loans were used by the Managed Affiliates to purchase property, equipment, and intangibles and to provide working capital for operations. Total interest income earned by the Company on these loans totalled $1,220,225 and $3,606 for the nine months ended November 30, 1997 and year ended February 28, 1997, respectively. It is anticipated that similar relationships may be initiated with other affiliates in the future. The aggregate amount of Managed Affiliate Notes may not exceed $20 million unless the Issuer first obtains a written opinion of an independent investment bank of nationally recognized standing that such transaction is fair to the Issuer from a financial point of view.



    The Company is subject to provisions of Virginia law that restrict transactions between the Company and its directors and officers, but the Company does not additionally have a conflicts policy.

                         RECENT OR PENDING TRANSACTIONS



    On February 24, 1998 the Company completed the asset acquisition of certain newspaper, printing and distribution operations located in northern Michigan. Total consideration amounted to approximately $8.5 million and included cash of $5.5 million and seller notes of $3.0 million. In addition, the Company entered into a non-compete agreement totaling approximately $365,000.



    The financial statements and pro forma impacts of this acquisition are expected to be included in a future filing on Form 8-K by the Company and accordingly are not included in the pro forma financial information included herein or in the definition of Transactions. In conjunction with such acquisition, the Company formed six new wholly-owned subsidiaries of Holdings, all of which are guarantors of the Securities.



    The Missouri Properties have entered into agreements for the sale of substantially all of the assets of the Missouri Properties for a net cash purchase price of approximately $7.4 million, plus assumed liabilities of $256,000. The net book value of the Assets is approximately $1.8 million at November 30, 1997. The Company expects to record a pretax gain of approximately $5.5 million after expenses. Pursuant to the terms of a Time Brokerage Agreement which provides for monthly payments of $50,000 to the Missouri Properties, the purchaser is operating and managing the Missouri Properties pending closing of the purchase. Closing of the sale and purchase is expected to occur immediately upon the FCC granting requisite approval for transfer of the broadcast licenses associated with these Stations. Applications for transfer of broadcast licenses of the Missouri Properties have been filed with the FCC by the purchasers. A local market competitor has objected to the transfer of the licenses and on December 12, 1997, filed with the FCC a Petition to Deny the license transfers and to terminate the Time Brokerage Agreement. No action has been taken on the Petition to Deny by the FCC, and the Company believes that even if the Petition to Deny were granted, the consequences would not be material to the Company. The Attorney General of the State of Missouri on January 9, 1998 filed a civil investigative demand on the Company to provide documents in order to consider whether the proposed transaction would violate federal or Missouri antitrust laws. The Company has complied with the demand.



    The Company's Subsidiary, NCR II Inc., presently manages and programs radio station KTRR-FM in Loveland, Colorado pursuant to a Time Brokerage Agreement with Onyx Broadcasting, Inc., has executed an option to purchase substantially all of the assets of KTRR-FM for a purchase price of $2.0 million, and will enter into a covenant not to compete with the sellers, with a stated consideration of $500,000, payable over its five year term. It is expected that closing of the purchase of KTRR-FM will occur shortly after execution of a definitive asset purchase agreement for this transaction and required approval for transfer of the broadcast licenses by the FCC.



    On October 1, 1997 two of the Company's newspaper Subsidiaries acquired the assets of Huron and Northeastern, newspapers located on the coast of Lake Huron, Michigan, for a total consideration of $2.8 million.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Original Securities were originally sold by the Issuer on December 30, 1997 in transactions exempt from the registration requirements of the Securities Act. The $3,000,000 aggregate principal amount of the Original Appreciation Notes and $105,000,000 aggregate principal amount of the Original Notes were sold to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold such Securities. The Issuer, the Subsidiary Guarantors, and the Initial Purchaser entered into the Registration Rights Agreements pursuant to which the Issuer and the Subsidiary Guarantors agreed, for the benefit of the holders, that they would, at their own expense, (i) file within 60 days after December 30, 1997, the original issue date of the Securities (the "Issue Date"), one or more registration statements (the "Exchange Offer Registration Statement") with the Commission with respect to the Exchange Offer for the Exchange Securities and (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective by the Commission under the Securities Act within 150 days after the Issue Date and (iii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to remain effective until the closing of the Exhange Offer and (iv) use their reasonable best efforts to consummate the Exchange Offer no later than 180 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Issuer will commence the Exchange Offer. The Issuer will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to the holders of the Securities. For each Original Note surrendered pursuant to the Exchange Offer, the holder who surrendered such Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note. Interest on each Exchange Note will accrue from the last date on which interest was paid on the Original Note surrendered in exchange therefor or, if no interest has been paid on such Original Note, from the Issue Date. For each Original Appreciation Note surrendered pursuant to the Exchange Offer, the holder who surrendered such Original Appreciation Note will receive an Exchange Appreciation Note having a principal amount equal to that of the surrendered Original Appreciation Note. Under existing interpretations of the staff to the Commission contained in several no-action letters to third parties, the Exchange Securities would generally be freely transferable by holders thereof other than Affiliates of the Issuer after the Exchange Offer without further registration under the Securities Act only if (i) the Exchange Securities were acquired in the ordinary course of business of such holder or such other person, (ii) neither such holder nor such other person is engaging in or intends to engage in a distribution of the Exchange Securities and (iii) neither such holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Securities. However, any purchaser of Securities who is an Affiliate of the Issuer or who intends to participate in the Exchange Offer for the purpose of distribution of the Exchange Securities (i) will not be able to rely on the position of the staff of the Commission, (ii) will not be able to tender its Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Securities, unless such sale or transfer is made pursuant to an exemption from such requirements.

    Each holder of the Original Securities that wishes to exchange such Original Securities for Exchange Securities in the Exchange Offer will be required to represent in the Letters of Transmittal that (i) the Exchange Securities are to be acquired by the holder or the person receiving such Exchange Securities, whether or not such person is the holder, in the ordinary course of business,
(ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the Exchange Securities, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, (iv) neither the holder nor any such other person is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the

Exchange Securities it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Securities and cannot rely on those no-action letters. As indicated above, in connection with any resales of Exchange Securities, any broker-dealer (a "Participating Broker-Dealer") that acquired the Original Securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. Based on existing interpretations of the staff of the Commission, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Securities (other than a resale of an unsold allotment from the original sale of the Securities) with this Prospectus. Under the Registration Rights Agreements, the Issuer is required to make this Prospectus available to Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements, for a period of 180 days after consummation of the Exchange Offer for use in connection with the resale of Exchange Securities. See "Plan of Distribution."


    In the event that (i) applicable law or interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, (ii) for any other reason the Exchange Offer is not consummated within 180 days after the Issue Date, (iii) under certain circumstances upon the request of the Inital Purchaser or (iv) any holder of Original Securities (other than the Initial Purchaser) is not able to make the representations set forth in the Letter of Transmittal and described above, the Issuer will, at its expense, (a) as promptly as reasonably practicable file a registration statement (the "Shelf Registration Statement") relating to the offer and sale of the then outstanding Original Securities, (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th day after the Issue Date (or promptly in the event of a request by the Initial Purchaser pursuant to clause (iii) above) and (c) use its reasonable best efforts to keep the Shelf Registration Statement effective until the earlier of two years from the Issue Date (or one year from the date the Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of the Initial Purchaser pursuant to clause
(iii) above) or such shorter period which will terminate when all of the Original Securities become eligible for resale pursuant to Rule 144 under the Securities Act without volume restriction (the "Effectiveness Period").


TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letters of Transmittal, the Issuer will accept any and all Original Securities validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuer will issue an equal principal amount of Exchange Notes in exchange for such principal amount of outstanding Original Notes accepted in the Exchange Offer and an equal principal amount of Exchange Appreciation Notes in exchange for such principal amount of outstanding Original Appreciation Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Securities pursuant to the Exchange Offer. Notes may be tendered only in integral multiples of $1,000; provided, however, that a holder holding any Original Note in a denomination of other than an integral multiple of $1,000 may tender the principal amount of such Original Note that is not an integral multiple of $1,000 in addition to tendering, in integral multiples of $1,000, the remaining principal amount, if any, of such Original Note.

    The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes and the form and terms of the Exchange Appreciation Notes are the same as the form and terms of the Original Appreciation Notes except that (i) the Exchange Notes and the Exchange Appreciation Notes will bear a "Series B" designation and different CUSIP Numbers from the Securities, (ii) the Exchange Notes and the Exchange Appreciation Notes will have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes and the Exchange Appreciation Notes will not be entitled to certain rights of holders of Notes and Appreciation Notes under the Registration Rights Agreements, which rights will terminate as to holders of the Exchange Securities when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Notes Indenture. The Exchange Appreciation Notes will evidence the same debt as the Original Appreciation Notes and will be entitled to the benefits of the Appreciation Notes Indenture.

    As of the date of this Prospectus, $105,000,000 aggregate principal amount of Original Notes are outstanding and $3,000,000 aggregate principal amount of Original Appreciation Notes are outstanding. The Issuer has fixed the close of
business on            , 1998 as the date for purposes of determining the
persons to whom this Prospectus and the Letters of Transmittal will be mailed initially.

    The Issuer shall be deemed to have accepted validly tendered Original Securities when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Securities from the Issuer.

    If any tendered Original Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Original Securities will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Original Securities in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letters of Transmittal, transfer taxes with respect to the exchange of Original Securities pursuant to the Exchange Offer. The Issuer will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
      , 1998, unless the Issuer, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


    The Exchange Offer may be extended as necessary to resolve whether holders who participate in the Exchange Offer will receive freely tradeable securities, and if an extension occurs, tendered securities may be withdrawn after the original Expiration Date but before the expiration of the extended period.


    In order to extend the Exchange Offer, the Issuer will notify the Exchange Agent of any extension by written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    The Issuer reserves the right, in its sole discretion, (i) to delay accepting any Original Securities, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE SECURITIES

    Interest on each Exchange Note will accrue from the last date on which interest was paid on the Original Note surrendered in exchange therefor or, if no interest has been paid on such Original Note, from the Issue Date. Holders whose Original Notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on such Original Notes. Accordingly, holders who exchange their Original Notes will receive the same interest payment on the next interest payment date (expected to be June 15, 1998) that they would have received had they not accepted the Exchange Offer. Interest on the Exchange Notes is payable semi-annually on each June 15 and December 15 commencing on June 15, 1998.

PROCEDURES FOR TENDERING

    Only a holder of Original Securities may tender such Original Securities in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the appropriate Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Original Securities and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. A separate Letter of Transmittal is required for the tender of Original Notes and for the tender of Original Appreciation Notes. To be tendered effectively, the Original Securities, Letters of Transmittal and other required documents must be completed and received by the Registrar at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Original Securities may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date. Notwithstanding the foregoing, DTC Participants tendering through ATOP will be deemed to have made valid delivery where the Exchange Agent receives an Agent's Message (defined below) prior to the Expiration Date.


    The Exchange Agent will review Letters of Transmittal and inform the tendering parties of defects therein.


    By executing a Letter of Transmittal, each holder will make to the Issuer the representations set forth above in the second paragraph under the heading "--Purpose and Effect of the Exchange Offer."

    The tender by a holder and the acceptance thereof by the Issuer will constitute the agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letters of Transmittal.


    The Original Securities were issued as units, each of which was immediately separable into one Original Note and one Original Appreciation Note (the "Units"). The Exchange Notes and Exchange Appreciation Notes are being offered separately, and not as units. By submitting a Letter of Transmittal to tender Original Securities, or by electronically transmitting its acceptance of the Exchange Offer through ATOP, a holder of Units will request the separation of such Units into their component parts.


    THE METHOD OF DELIVERY OF ORIGINAL SECURITIES AND THE LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SECURITIES SHOULD BE SENT TO THE ISSUER. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    ORIGINAL SECURITIES HELD THROUGH DTC. Each beneficial owner holding Original Securities through a DTC Participant must instruct such DTC Participant to cause its Original Securities to be tendered in accordance with the procedures set forth in this Prospectus.

    Pursuant to an authorization given by DTC to the DTC Participants, each DTC Participant holding Original Securities through DTC must (i) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an Agent's Message to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "--Guaranteed Delivery Procedures."

    The Exchange Agent will (promptly after the date of this Prospectus) establish accounts at DTC for purposes of the Exchange Offer with respect to Original Securities held through DTC, and any financial institution that is a DTC Participant may make book-entry delivery of interests in Original Securities into the Exchange Agent's account through ATOP. However, although delivery of interests in the Original Securities may be effected through book-entry transfer into the Exchange Agent's account through ATOP, an Agent's Message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the Exchange Agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The confirmation of a book-entry transfer into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

    The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participants have received a Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and that the Issuer may enforce such agreement against such DTC Participants.

    Cede & Co., as the Holder of the global certificates representing the Original Notes and the Original Appreciation Notes (each a "Global Security," or together, the "Global Securities"), will tender a portion of each of the Global Securities equal to the aggregate principal amount due at the stated maturity or number of shares for which instructions to tender are given by DTC Participants.

    ORIGINAL SECURITIES HELD BY HOLDERS. Any beneficial owner whose Original Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letters of Transmittal.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Original Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

    If a Letter of Transmittal is signed by a person other than the registered holder of any Original Securities listed therein, such Original Securities must be endorsed or accompanied by a properly completed bond power for both the Original Notes and Original Appreciation Notes, signed by such registered holder as such registered holder's name appears on such Original Securities with the signature thereon guaranteed by an Eligible Institution.

    If a Letter of Transmittal or any Original Securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Issuer of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Original Securities and withdrawal of tendered Original Securities will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Original Securities not properly tendered or any Original Securities the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Original Securities. The Issuer's interpretation of the terms and conditions of the Exchange Offer

(including the instructions in the Letters of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Securities must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of Original Securities, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Original Securities will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Securities received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letters of Transmittal, as soon as practicable following the Expiration Date.


    Any beneficial owner whose Original Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Original Securities, either make appropriate arrangements to register ownership of the Original Securities in such owner's name or obtain a properly completed bond power for both the Original Notes and Original Appreciation Notes from the registered holder. The Transfer of registered ownership may take considerable time and may not be completed prior to the Expiration Date and if the beneficial owner has not instructed the record owner to tender its Original Securities, the beneficial owner will be unable to participate in the Exchange Offer and thereafter will have no registration rights.


GUARANTEED DELIVERY PROCEDURES

    ORIGINAL SECURITIES HELD THROUGH DTC. DTC Participants holding Original Securities through DTC who wish to cause their Original Securities to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may cause a tender to be effected if:

        (a) guaranteed delivery is made by or through an Eligible Institution;

        (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided by the Company herewith; and

        (c) Book-Entry Confirmation and an Agent's Message in connection therewith (as described above) are received by the Exchange Agent within three NYSE trading days after the date of the execution of the Notice of Guaranteed Delivery.

    ORIGINAL SECURITIES HELD BY HOLDERS. Holders who wish to tender their Original Securities and (i) whose Original Securities are not immediately available, (ii) who cannot deliver their Original Securities, the Letters of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

        (a) the tender is made through an Eligible Institution;

        (b) prior to the Expiration Date, the Registrar receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Original Securities and the principal amount of Original Notes and/or principal amount of Original Appreciation Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letters of Transmittal (or facsimiles thereof) together with the certificate(s) representing the Original Securities, and any other documents required by the Letters of Transmittal will be deposited by the Eligible Institution with the Registrar; and

        (c) such properly completed and executed Letters of Transmittal (or facsimiles thereof), as well as the certificate(s) representing all tendered Original Securities in proper form for transfer, and all other documents required by the Letters of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Original Securities according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Original Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Original Securities in the Exchange Offer, a letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal by a DTC Participant must contain the name and number of the DTC Participant, the principal amount due at the stated maturity of Original Appreciation Notes to which such withdrawal relates and the signature of the DTC Participant. Any such notice of withdrawal by a Holder of Original Securities must (i) specify the name of the person having deposited the Original Securities to be withdrawn (the "Depositor"), (ii) identify the Original Securities to be withdrawn (including the certificate number(s) and principal amount of Original Notes and/ or principal amount of Original Appreciation Notes) (iii) be signed by the holder in the same manner as the original signature on the Letters of Transmittal by which such Original Securities were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Exchange Agent with respect to the Original Notes and the Original Appreciation Notes register the transfer of such Original Securities into the name of the person withdrawing the tender and (iv) specify the name in which any such Original Securities are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Original Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Securities will be issued with respect thereto unless the Original Securities so withdrawn are validly retendered. Any Original Securities which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Securities may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Issuer shall not be required to accept for exchange, or exchange Exchange Securities for, any Original Securities, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Original Securities, if the Exchange Offer, or the making of any exchange by a holder of Original Securities, violates applicable law or any applicable interpretation of the staff of the Commission.

EXCHANGE AGENT

    The United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letters of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                               For Information by Telephone:
                                       1-800-548-6565
By Registered or Certified Mail:               By Hand Before 4:30 p.m.:
United States Trust Company of New York        United States Trust Company of New York
  P.O. Box 843 Cooper Station                  111 Broadway
  New York, New York 10276                     New York, New York 10006
  Attention: Corporate Trust Services          Attention: Lower Level Corporate
                                               Trust Window

By Overnight Courier and                       By Facsimile Transmission:
  By Hand After 4:30 p.m.:                     (212) 780-0592
United States Trust Company of New York        Attention: Customer Service
  770 Broadway, 13th Floor
  New York, New York 10003                     Confirm by Telephone to:
                                               (800) 548-6565

    Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service.

    Delivery to an address or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

    The United States Trust Company of New York also acts as Trustee under the
Note Indenture and as Appreciation Note Indenture and as Registrar and Paying Agent with regard to the Notes and the Appreciation Notes.

FEES AND EXPENSES


    The expenses of soliciting tenders will be borne by the Issuer. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Issuer and its affiliates.


    The Issuer has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer. Such expenses include fees and expenses of the Exchange Agent, Trustee, Registrar and Paying Agent, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT


    The Exchange Notes and the Exchange Appreciation Notes will be recorded at the same carrying value as the Original Notes and the Original Appreciation Notes as reflected in the Issuer's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuer. The expenses of the Exchange Offer will be amortized over the remaining term of the Securities.


CONSEQUENCES OF FAILURE TO EXCHANGE

    Original Securities that are not exchanged for Exchange Securities pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Securities may be resold only (i) to the Issuer (upon redemption thereof or otherwise), (ii) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, (iii) in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuer), (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE SECURITIES

    With respect to resales of Exchange Securities, based on no-action letters issued by the staff of the Commission to third parties, the Issuer believes that a holder or other person who receives Exchange Securities, whether or not such person is the holder (other than a person who is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act), who receives Exchange Securities in exchange for Original Securities in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Securities, will be allowed to resell the Exchange Notes and Exchange Appreciation Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Securities a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Securities in the Exchange Offer for the purpose of distributing or participating in a distribution of Exchange Securities, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Securities for its own account in exchange for Original Securities where such Original Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    As contemplated by these no-action letters and the Registration Rights Agreements, each holder accepting the Exchange Offer is required to represent to the Issuer in the Letter of Transmittal that (i) the Exchange Securities are to be acquired by the holder or the person receiving such Exchange Securities, whether or not such person is the holder, in the ordinary course of business,
(ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the Exchange Securities, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, (iv) neither the holder nor any such other person is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Securities it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Securities and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Securities for its own account in exchange for Original Securities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

    The Issuer, will, in the event of the filing of the Shelf Registration Statement, provide to each holder of the Original Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes. A holder of Original Notes that sells its Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver such prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder).

    If the Issuer and the Subsidiary Guarantors fail to comply with the above provisions or if such registration statements fail to become effective, then, as the sole liquidated damages for such failure by the Issuer and the Subsidiary Guarantors, additional interest (the "Additional Interest") shall become payable with respect to the Securities as follows:

        (i) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 150 days following the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest, and Appreciation Notes Additional Interest shall accrue on $3,000,000, in each case at a rate of 0.50% per annum for the first 120 days commencing on the 151st day after the Issue Date, such Additional Interest rate and Appreciation Notes Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; or

        (ii) if (A) the Issuer has not exchanged all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Securities have been sold thereunder) then Additional Interest shall accrue on the Notes over and above the stated interest, and Appreciation Notes Additional Interest shall accrue on $3,000,000, in each case at a rate of 0.50% per annum for the first 30 days commencing on (x) the 181st day after the Issue Date with respect to the Notes or Appreciation Notes, as the case may be, validly tendered and not exchanged by the Issuer, in the case of (A) above, or (y) the day the Exchange Offer Registration ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

PROVIDED HOWEVER, that in no event may the rate of interest for any Additional Interest on the Notes or Appreciation Notes Additional Interest on the Appreciation Notes exceed, in the aggregate, 1.5% per annum; and PROVIDED FURTHER, that (1) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (i) above), or (2) upon the exchange of Exchange Offer Notes for all Notes tendered (in the case of clause (ii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective in the case of clause (ii)(B) above, or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (ii)(C) above), Additional Interest on the Notes as a result of such clause or the relevant subclause thereof, as the case may be, shall cease to accrue.

    Any amounts of Additional Interest due pursuant to clauses (i) or (ii) above will be payable and will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.


    While the Company believes that the foregoing summary of certain provisions of the Registration Rights Agreement is materially complete, it is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                              DESCRIPTION OF NOTES

GENERAL

    The Original Notes were issued, and the Exchange Notes are to be issued, under an indenture, dated as of December 30, 1997 (the "Indenture"), between the Issuer and United States Trust Company of New York, as trustee (the "Trustee"), a copy of which is available upon request to the Issuer. The following is a summary of certain provisions of the Indenture and the Notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Notes. The definition of certain capitalized terms used in the following summary are set forth below under "Certain Definitions".

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee in New York, New York), except that, at the option of the Issuer, payment of interest may be made by check mailed to the address of the holders of the Notes as such address appears in the Note Register. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Issuer may change any Paying Agent and Registrar without notice to holders of the Notes.

    The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF NOTES

    The Notes are limited to $105.0 million in aggregate principal amount and will mature on December 15, 2007. The Notes will bear cash interest at a rate of 7 1/2% per annum from the date of original issuance until December 15, 1999, and at a rate of 12% per annum from and including December 15, 1999 until maturity. Interest on each Note will be payable semiannually on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing on June 15, 1998, to holders of record at the close of business on the June 1st or December 1st immediately preceding the Interest Payment Date. In addition, prior to December 15, 1999, original issue discount will accrete on the Notes such that the yield to maturity will be 12% per annum, compounded on the basis of semi-annual compounding. The interest rate on the Notes is subject to increase under certain circumstances. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any Original Notes that remain outstanding after consummation of the Exchange Offer and any Exchange Notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Note Indenture. The Notes will not be entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

    Except as set forth below, the Notes will not be redeemable at the option of the Issuer prior to December 15, 2002. On and after such date, the Notes will be redeemable, at the Issuer's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing on December 15th of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                                                                                   REDEMPTION
PERIOD                                                                                PRICE
---------------------------------------------------------------------------------  -----------
2002.............................................................................      106.00%
2003.............................................................................      104.00%
2004.............................................................................      102.00%
2005 and thereafter..............................................................      100.00%

    OPTIONAL REDEMPTION UPON EQUITY OFFERING. In addition, in the event of the sale by the Issuer prior to December 15, 2000 of its Capital Stock (other than Disqualified Stock) in one or more Public Equity Offerings the Net Cash Proceeds of which are at least $25.0 million in the aggregate, the Issuer may, at its option, use the Net Cash Proceeds of such sale or sales of Capital Stock to redeem up to 25% of the aggregate principal amount of the Notes at a redemption price in the case of a redemption date prior to December 15, 1999, equal to 112.0% of the Accreted Value thereof plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date) and for any redemption date on or after December 15, 1999, at a redemption price equal to 112.0% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least $79.0 million. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock, the Issuer shall make such redemption not more than 90 days after the consummation of any such sale or sales of Capital Stock.

    SELECTION. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; PROVIDED, HOWEVER, that if a partial redemption is made with proceeds of a sale of Capital Stock, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a PRO RATA basis, unless such method is otherwise prohibited. Notes may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 but not more than 60 days (unless a shorter period is acceptable to the Trustee) prior to the date fixed for redemption to each holder whose Notes are to be redeemed at the last address for such holder then shown on the registry books. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or part thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

RANKING


    The Notes will be senior unsecured obligations of the Issuer. The Notes will rank PARI PASSU in right of payment with all existing and future senior unsecured indebtedness of the Issuer and will rank senior in right of payment to any subordinated indebtedness of the Issuer (including the Appreciation Notes). The Notes and the Subsidiary Guarantees will be effectively subordinated in right of payment to secured debt of the Issuer and the Subsidiary Guarantors to the extent of the assets serving as security therefor. As of November 30, 1997 on a pro forma basis, after giving effect to the Transactions, the Issuer had no outstanding secured indebtedness to which the Notes would have been effectively subordinated, and the aggregate amount of the Subsidiary Guarantors' outstanding senior secured indebtedness to which the Subsidiary Guarantees would have been effectively subordinated was approximately $4.8 million.


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SUBSIDIARY GUARANTEES

    Each Subsidiary Guarantor unconditionally guarantees, jointly and severally, to each holder and the Trustee, on a senior basis, the full and prompt payment of principal of and interest on the Notes, and of all other obligations of the Issuer under the Indenture.

    The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a PRO RATA amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

    Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Subsidiary Guarantor without limitation. Upon the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person which is not a Subsidiary Guarantor, which sale or disposition is otherwise in compliance with the Indenture (including the covenant described under "Certain Covenants--Limitations on Sales of Assets and Subsidiary Stock"), such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall terminate; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its Subsidiary Guarantors of, and under all of its pledges of assets or other security interests which secure any other Indebtedness of the Issuer shall also terminate upon such release, sale or transfer.

    Subsequent to the Issue Date, separate financial information for the Subsidiary Guarantors will not be provided except to the extent required by Regulation S-X under the Securities Act.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to purchase all or any part of such holder's Notes, in the case of a repurchase date prior to December 15, 1999, at a purchase price in cash equal to 101% of the Accreted Value thereof plus any accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and for any repurchase date on or after December 15, 1999, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) (such applicable purchase price being here in after referred to as the "Change of Control Purchase Price").

    Within 30 days following any Change of Control, unless the Issuer has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Issuer shall mail a notice to each holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder's Notes at a purchase price in cash equal to the Change of Control Purchase Price;
(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by the Issuer, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

    The Issuer shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict

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with provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

    The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of the Issuer and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the law which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Issuer is required to make an offer to repurchase the Notes as described above.

    There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required under the Indenture upon a Change of Control (as well as may be required pursuant to other securities of the Issuer which might be outstanding at the time). The above provisions requiring the Issuer to repurchase the Notes pursuant to a Change of Control will, unless consents are obtained, require the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

CERTAIN COVENANTS

    The Indenture contains certain covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS.

    (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; PROVIDED, HOWEVER, that: (i) the Issuer and its Restricted Subsidiaries may Incur Indebtedness which is expressly subordinated to the Notes and the Subsidiary Guarantees if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and the Consolidated Leverage Ratio would not be greater than 7.00 to 1.00 and (ii) the Issuer and its Restricted Subsidiaries may Incur unsecured Indebtedness ranking on a parity with the Notes if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and the Consolidated Senior Leverage Ratio would not be greater than 6.50 to 1.00, PROVIDED, HOWEVER, that as provided in the definition of Permitted Liens Indebtedness Incurred pursuant to this clause (ii) may be secured by a Lien if at the time of such Incurrence the Consolidated Senior Secured Leverage Ratio would not be greater than 3.00 to 1.00.

    (b) Notwithstanding the foregoing paragraph (a), the Issuer and its Restricted Subsidiaries may Incur the following Indebtedness:

        (i) Indebtedness Incurred which does not exceed $15.0 million at any time outstanding, less the aggregate principal amount thereof permanently repaid with the net proceeds of Asset Dispositions;

        (ii) Indebtedness of the Issuer owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Wholly-Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

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        (iii) Indebtedness represented by (A) the Notes and the Subsidiary
    Guarantees, (B) the Appreciation Notes and the Guarantees thereof, (C) Existing Indebtedness and (D) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (other than clause (B)) or Incurred pursuant to paragraph (a) above.

        (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired , directly or indirectly, by the Issuer (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Issuer); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (ii) of paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

        (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Issuer or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Issuer or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

        (vi) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED, HOWEVER, that such Currency Agreements and Interest Rate Agreements are entered into for BONA FIDE hedging purposes of the Issuer or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Issuer) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Issuer or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Issuer or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

        (vii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Issuer or (other than Guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Issuer for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Issuer or any of its Restricted Subsidiaries in connection with such disposition; PROVIDED, HOWEVER, that the principal amount of any Indebtedness Incurred pursuant to this clause (vii) when taken together with all Indebtedness Incurred pursuant to this clause (vii) and then outstanding, shall not exceed $1.0 million;

        (viii) Indebtedness consisting of (A) Guarantees by the Issuer (so long as the Issuer could have Incurred such Indebtedness directly without violation of the Indenture) and (B) Guarantees by a Restricted Subsidiary of Indebtedness Incurred by the Issuer without violation of the Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture);

        (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Issuer or any of its Subsidiaries drawn against insufficient

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    funds in the ordinary course of business in an amount not to exceed $250,000 at any time, PROVIDED, HOWEVER that such Indebtedness is extinguished within two business days of its incurrence; and

        (x) Indebtedness (other than Indebtedness described in clauses (i)-(ix)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (x) and then outstanding, will not exceed $5.0 million (it being understood that any Indebtedness Incurred under this clause (x) shall cease to be deemed Incurred or outstanding for purposes of this clause (x) (but shall be deemed to be Incurred for purposes of paragraph (a)) from and after the first date on which the Issuer or its Restricted Subsidiaries could have Incurred such Indebtedness under the foregoing paragraph (a) without reliance upon this clause (x)).

    (c) Notwithstanding the foregoing, neither the Issuer nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Issuer or a Restricted Subsidiary unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

    (d) Notwithstanding the foregoing, no Restricted Subsidiary shall incur any Indebtedness under clause (i) of paragraph (a) if such Indebtedness is sold pursuant to Rule 144A under the Securities Act or a public offering registered under the Securities Act.

    (e) The Issuer will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

    (f) For purposes of determining any particular amount of Indebtedness under the "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with the "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) except
(A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (B) dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer which holds any equity interest in the paying Restricted Subsidiary (and if the Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a PRO RATA basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer held by Persons other than a Wholly-Owned Subsidiary of the Issuer or any Capital Stock of a Restricted Subsidiary of the Issuer held by any Affiliate of the Issuer, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), (iv) make any Investment (other than a Permitted Investment) in any Person, (v) make any payment under any Performance Compensation Agreement or (vi) make any payment to Alan R. Brill (including under a Performance Compensation Agreement or in his capacity as an employee of the Issuer or any Subsidiary) except for reimbursement for advances or other out-of-pocket costs and expenses incurred in the ordinary course of business (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Investment or payment as described in preceding clauses (i) through (vi) being referred to as a "Restricted

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Payment"); if at the time the Issuer or such Restricted Subsidiary makes such
Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Issuer is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) (ii) under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of (x) the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) less (y) the aggregate amount of Restricted Payments made pursuant to clause (v) of paragraph (b); (B) the aggregate Net Cash Proceeds received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to (x) a Subsidiary of the Issuer, (y) an employee stock ownership plan or similar trust or (z) management employees of the Issuer or any Subsidiary of the Issuer (other than sales of Capital Stock (other than Disqualified Stock) to management employees of the Issuer pursuant to BONA FIDE employee stock option plans of the Issuer); PROVIDED, HOWEVER, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $1.0 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the amount by which Indebtedness of the Issuer is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or other property, distributed by the Issuer upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Issuer or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Issuer or any Restricted Subsidiary of the Issuer or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income.

    (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations (including, without limitation, the Appreciation Notes) of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary, an employee stock ownership plan or similar trust for management employees of the Issuer or any Subsidiary of the Issuer); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the aggregate amount of Restricted Payments for purposes of clause (3) of paragraph (a) and (B) the Net Cash Proceeds from such sale shall be excluded in the calculation of the amount of aggregate Net Cash Proceeds from clause (3) (B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer in compliance with the "Limitation on Indebtedness" covenant; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the aggregate amount of Restricted Payments for purposes of clause (3) of paragraph
(a); (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "-- Limitation on Sales of Assets and Subsidiary Stock" below; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the aggregate amount of Restricted Payments for

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purposes of clause (3) of paragraph (a); (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments for purposes of clause (3) of paragraph (a); (v) for so long as the Issuer is not treated for tax purposes as a corporation or an association taxable as a corporation or other entity that is subject to an entity level tax for income tax purposes, distributions to each Member, as soon as practicable after the end of each calendar quarter, of an amount reasonably determined to be necessary to permit such Member to pay any federal, state or local income taxes imposed on such Member's allocable share of income from the Issuer; PROVIDED, HOWEVER, that in no event shall any distribution to a Member exceed the Tax Allowance Amount for such Member in respect of such quarter and the Issuer shall cause the Accountants to deliver to the Trustee a certificate setting forth the determination of each Member's Tax Allowance Amount within 60 days of the end of each fiscal year; (vi) payments under the Performance Compensation Agreements (other than any Performance Compensation Agreement with Alan R. Brill) not exceeding in the aggregate $500,000 in any fiscal year PROVIDED, HOWEVER, that any such payment pursuant to this clause (vi) shall be included in the calculation of the aggregate amount of Restricted Payments for purposes of clause 3 of paragraph (a); and (vii) payments in respect of the redemption of the Appreciation Notes under the Appreciation Note Indenture, PROVIDED, HOWEVER, that the Issuer is able to Incur an additional $1.00 of Subordinated Indebtedness pursuant to (a) (i) under "--Limitation on Indebtedness", and PROVIDED, FURTHER, that such payments shall be included in the calculation of the aggregate amount of Restricted Payments for purposes of clause (3) of paragraph (a); and PROVIDED, FURTHER, that in the case of clauses (i), (ii),
(iii) and (vii) and clause (vi) with respect to Performance Compensation Agreements entered into after the Issue Date, no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

    (c) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, PROVIDED, HOWEVER, that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment, PROVIDED, FURTHER, that
(i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment in an aggregate amount in excess of $1.0 million, a written opinion as to the fairness of the valuation thereof (as determined by the Issuer) for purposes of determining compliance with the "Limitation on Restricted Payments" covenant in the Indenture shall be issued by an independent investment banking firm of national standing.

    (d) Not later than the date of making any Restricted Payment or Permitted Investment described in clause (xii) of the definition thereof, the Issuer shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment or Permitted Investment, as the case may be, complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Issuer's latest available quarterly financial statements and a copy of any required investment banker's opinion.

    LIMITATION ON LIENS. The Issuer will not and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Liens except for Permitted Liens.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Issuer or another Restricted Subsidiary, (ii) make any loans or advances to the Issuer or another Restricted Subsidiary or (iii) transfer any of its property or assets to the Issuer or another Restricted Subsidiary, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered

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into on the Issue Date; (b) any encumbrance or restriction with respect to a
Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer and outstanding on such date (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Issuer or was acquired by the Issuer); (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause
(c); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Issuer, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any of its Restricted Subsidiaries in any manner material to the Issuer or any such Restricted Subsidiary; (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) in the case of clause (iii) above, any instrument governing or evidencing Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary of the Issuer at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; PROVIDED, HOWEVER, that such Indebtedness is not incurred in connection with or in contemplation of such acquisition; (g) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (h) encumbrances or restrictions arising or existing by reason of applicable law.

    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a)The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Issuer's Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents other than in the case where the Issuer or a Restricted Subsidiary is exchanging all or substantially all of the assets of one or more broadcast stations operated by the Issuer or such Restricted Subsidiary, as the case may be, (including by way of the transfer of Capital Stock) for all or substantially all of the assets (including by way of the transfer of Capital Stock) constituting one or more broadcast stations operated by another Person (an "Asset Swap"), PROVIDED, HOWEVER, that at least 80% of the consideration, if any, received by the Issuer and its Restricted Subsidiaries in such Asset Swap, other than the stock and assets of broadcast station(s), is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Issuer or any Restricted Subsidiary elects (or is required by the terms of any Senior Secured Indebtedness), (x) to prepay, repay or purchase senior

                                      100
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secured indebtedness in each case owing to a Person other than the Issuer or any of its Subsidiaries or (y) to the investment in or acquisition of Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, within 365 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Notes, at 100% of Accreted Value thereof if such purchase date occurs prior to December 15, 1999, and at 100% of the principal amount thereof if such purchase date occurs on or after December 15, 1999, in each case plus accrued and unpaid interest, if any, thereon; (C) THIRD, within 90 days after the later of the application of Net Available Cash in accordance with clauses
(A) and (B) and the date that is 365 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to prepay, repay or repurchase Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Issuer or a Subsidiary); and (D)
FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (w) the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments, (y) the prepayment, repayment or purchase of Indebtedness of the Issuer (other than Indebtedness owing to any Subsidiary of the Issuer) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Issuer or any of its Subsidiaries) or (z) any other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A), (B) and (C) or the date that is 365 days from the receipt of such Net Available Cash; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (C) or (D) above, the Issuer or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Issuer and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceeds $10.0 million. The Issuer shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Notwithstanding the foregoing, the Issuer will not be required to comply with the terms of this covenant to the extent such Asset Disposition consists of a sale of the Missouri Properties; PROVIDED, HOWEVER, that if the Net Available Cash from such Asset Disposition exceeds $7.5 million, the Issuer will be required to apply the amount of such excess in accordance with the provision of this covenant.

    For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption by the transferee of Senior Secured Indebtedness of the Issuer, or Senior Secured Indebtedness of any Restricted Subsidiary of the Issuer and the release of the Issuer or such Restricted Subsidiary from all liability on such Senior Secured Indebtedness in connection with such Asset Disposition (in which case the Issuer shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Issuer or any Restricted Subsidiary of the Issuer from the transferee that are promptly (and in any event within 60 days) converted by the Issuer or such Restricted Subsidiary into cash.

    (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a) (iii) (B), the Issuer will be required to purchase Notes tendered pursuant to an offer by the Issuer for the Notes at a purchase price of 101% of the Accreted Value thereof or 101% of the principal amount thereof, as applicable under clause (a)(iii)(B), and in each case plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Issuer will apply the remaining Net Available Cash in accordance with clauses (a) (iii) (C) or (D) above.

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    (c) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

    LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Issuer, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $200,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the Issuer has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

    (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Issuer, (iii) loans or advances to employees in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 to any employee or $1.0 million in the aggregate at any time, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Issuer and the Issuer's Restricted Subsidiaries and indemnification agreements with, or for the benefit of, officers and employees of BMCLP to the extent related to the performance of management services for the Issuer or any of its Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements in existence on the Issue Date (other than with BMCLP) which are (x) described in this Offering Memorandum or (y) otherwise, in the aggregate, immaterial to the Issuer and its Restricted Subsidiaries taken as a whole, (vii) any employment, non-competition or confidentiality agreements entered into by the Issuer or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) the issuance of Capital Stock of the Issuer (other than Disqualified Stock); (ix) the acquisition of Managed Affiliate Notes provided that the aggregate principal amount thereof (including the Managed Affiliate Notes outstanding on the Issue
Date) does not exceed $20 million at any time outstanding ; (x) the Managed Affiliate Management Agreements; and (xi) provided that no Default or Event of Default shall have occurred and be continuing, payments to BMCLP for services rendered to the Issuer and the Restricted Subsidiaries under the Administrative Management Agreements not to exceed in any fiscal year in the aggregate the remainder of (A) the lesser of (1) the greater of $2 million or 15% of Media Cashflow for such fiscal year or (2) $5 million over (B) the payments to BMCLP under management agreements between BMCLP and Managed Affiliates in such fiscal year provided that the obligations to make such payments to BMCLP under the Administrative Management Agreements constitute Subordinated Obligations and the terms of such subordination are no less favorable to the holders of senior indebtedness (including the Notes) than the terms set forth in the Administrative Management Agreements between the Issuer and BMCLP on the Issue Date.

    LIMITATION ON ISSUANCES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Issuer shall not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Issuer or a Wholly-Owned Subsidiary of the Issuer) or permit any Person (other than the Issuer or a Wholly-Owned Subsidiary of the Issuer) to own any Capital Stock of a Restricted Subsidiary of the Issuer, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Issuer; PROVIDED, HOWEVER, that this provision shall not prohibit (x) the Issuer or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture.

    LIMITATION ON SALE/LEASEBACK TRANSACTIONS. Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (i) the Issuer or such Restricted Subsidiary, as the case may be, would be entitled, pursuant to the Indenture, to Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (ii) the net cash proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $1.0 million, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors of the Issuer as evidenced by a resolution of such Board) and (iii) the net cash proceeds of such Sale/Leaseback Transaction are applied in accordance with the provisions described under "--Limitation on Sales of Assets and Subsidiary Stock."

    SEC REPORTS. The Issuer will file with the Trustee and provide to the holders of the Notes, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Issuer files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Issuer is not required to file such reports with the Commission pursuant to the Exchange Act, the Issuer will nevertheless deliver such Exchange Act information to the holders of the Notes within 15 days after it would have been required to file it with the Commission.

    LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Issuer may designate any Subsidiary of the Issuer (other than a Subsidiary of the Issuer which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

        (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

        (b) the Issuer would be permitted under the Indenture to make an Investment in Unrestricted Subsidiaries at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Issuer and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Issuer and the Restricted Subsidiaries in such Subsidiary on such date; and

        (c) except in the case of a newly formed or a newly acquired Subsidiary, the Issuer would be permitted to incur $1.00 of additional Indebtedness pursuant to clause (a)(ii) of the covenant described under "--Limitation on Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

    In the event of any such Designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture (including, without limitation, the definition of Permitted Investment) in the Designation Amount. The Indenture will further provide that the Issuer shall not, and

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shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

    The Issuer may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

        (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

    All Designations and Revocations must be evidenced by Board Resolutions of the Issuer delivered to the Trustee certifying compliance with the foregoing provisions.

    FUTURE NOTE GUARANTORS. The Issuer will cause each newly organized or acquired Restricted Subsidiary to execute and deliver to the Trustee a Subsidiary Guarantee.

    LIMITATION ON BUSINESS. The Issuer will not and will not permit any of its Restricted Subsidiaries to directly or indirectly engage in any business other than a Permitted Business.

    MERGER AND CONSOLIDATION. The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company (A) shall have a Consolidated Net Worth equal or greater to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (B) shall be able to incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a)(ii) of the covenant described under "Limitation on Indebtedness"; (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and (v) there has been delivered to the Trustee an Opinion of Counsel to the effect that holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, but, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of and interest on the Notes.

                                      104
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    Notwithstanding the foregoing clauses (ii) and (iii), any Restricted
Subsidiary of the Issuer may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any other Restricted Subsidiary.

EVENTS OF DEFAULT

    Each of the following constitutes an Event of Default under the Indenture:
(i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal or premium of any Note when due at its Stated Maturity, upon optional or mandatory redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Issuer to comply with its obligations under the "--Mergers and Consolidations" covenant described under "--Certain Covenants" above or the failure to make or consummate an offer to purchase the Notes in accordance with the "-- Change of Control" or "--Limitations on Sale of Assets and Subsidiary Stock" covenants described under "--Certain Covenants" above, (iv) the failure by the Issuer to comply for 30 days after notice with any of its obligations under the covenants described under "--Certain Covenants" above, other than "Merger and Consolidation," (v) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Issuer or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $1.0 million and such default shall not have been cured after a 10-day period, (vii) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $1.0 million (to the extent not covered by insurance) is rendered against the Issuer or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee and such Default continues for 10 days. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of all outstanding series of Notes, voting as a single class, notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (iv) or (v) after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of all outstanding series of Notes, voting as a single class, by notice to the Issuer may declare to be immediately due and payable, (i) in the case of a declaration that occurs prior to December 15, 1999, the Accreted Value of all the Notes then outstanding plus accrued interest on the Notes to the date of acceleration, and (ii) in the case of a declaration that occurs on or after December 15, 1999, the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration. Upon such a declaration, such principal and premium and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of and premium and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of all outstanding series of Notes, voting as a single class, may rescind any such acceleration with respect to the Notes and its consequences.

                                      105
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    Subject to the provisions of the Indenture relating to the duties of the
Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of all outstanding series of Notes, voting as a single class, have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of all series of outstanding Notes, acting as a single class, have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of all outstanding series of Notes, voting as a single class, are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Issuer is required to deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of all outstanding series of Notes, voting as a single class, then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of all outstanding series of Notes, voting as a single class. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" above,
(v) make any note payable in money other than that stated in the Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or
(vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

    Without the consent of any holder, the Issuer and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Issuer under the Indenture (provided that there has been delivered to the Trustee an Opinion of Counsel to the effect that holders of

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Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such assumption had not occurred), to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163 (f) (2) (B) of the Code), to the Notes, to secure the Notes, to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

    The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, the Issuer is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

    The Issuer at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its obligations under covenants described under "--Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Events of Default" above and the limitations contained in clauses (iii) and
(iv) under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

    The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (ix) under "--Events of Default" above or because of the failure of the Issuer to comply with clause (iii) or (iv) under "--Certain Covenants--Merger and Consolidation" above.

    In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

SATISFACTION AND DISCHARGE OF THE INDENTURE

    The Indenture will cease to be of further effect (except as otherwise expressly provided for in the Indenture) when either (i) all outstanding Notes have been delivered (other than lost, stolen or destroyed Notes which have been replaced) to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to the terms of the Indenture and the Issuer has irrevocably deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon (other than lost, stolen, mutilated or destroyed Notes which have been replaced), and, in either case, the Issuer has paid all other sums payable under the Indenture. The Trustee is required to acknowledge satisfaction and discharge of the Indenture on demand of the Issuer accompanied by an Officer's Certificate and an Opinion of Counsel at the cost and expense of the Issuer.

TRANSFER AND EXCHANGE

    Upon any transfer of a Note, the registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The registrar is not required to transfer or exchange any Notes selected for redemption nor is the registrar required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note may be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

    United States Trust Company of New York is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Trustee's current address is 114 West 47th Street, New York, New York.

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

    The holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured) the Trustee will be required, in the exercise of its power, to use the degree of care that a prudent man in the conduct of his own affairs would use. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes issued thereunder unless they shall have offered to the Trustee security and indemnity satisfactory to it.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    "Accountants" means Ernst & Young LLP or such other nationally recognized firm of independent certified public accountants that is reasonably acceptable to the Trustee.

    "Accreted Value" means, as of any date, with respect to each $1,000 principal amount at maturity of Notes: (A) if such date is prior to December 15, 1999, the sum of (1) the initial offering price of such Notes and (2) the portion of the original issue discount for such Notes (which for this purpose shall be deemed to be the excess of the principal amount over such initial offering price) which shall be amortized with respect to such Notes to but not including such date, such original issue discount to be so amortized at a rate,

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
which together with cash interest paid on the Notes, represents a yield to maturity of 12% per annum using semiannual compounding of such rate on each June 15 and December 15, commencing June 15, 1998 (the "Semi-Annual Accrual Date") from the Issue Date but not including the date of determination (the following table indicates the Accreted Value at the semiannual compounding dates of the
Notes:

                                  SEMI-ANNUAL                                      ACCRETED
                                 ACCRUAL DATE                                        VALUE
-------------------------------------------------------------------------------  -------------
June 15, 1998..................................................................   $    939.82
December 15, 1998..............................................................   $    958.71
June 15, 1999..................................................................   $    978.73
December 15, 1999..............................................................   $  1,000.00

and (B) if such date occurs on or after December 15, 1999, $1,000.

    At any time prior to December 15, 1999 and between two Semi-Annual Accrual Dates, the Accreted Value will be the sum of (1) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the date of determination, and
(2) the Proportionate Share (as defined below). The "Proportionate Share" is an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Date times (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the date of such determination, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

    "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary of the Issuer;
(iii) Capital Stock constituting a minority interest in any person that at such time is a Restricted Subsidiary of the Issuer; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

    "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

    "Affiliate" of any specified person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Appreciation Notes" means the Appreciation Notes due 2007.

    "Appreciation Note Indenture" means the Indenture, dated as of the Issue Date, between the Issuer and the United States Trust Company of New York relating to the Appreciation Notes as in effect on the Issue Date and without giving effect to any modification or amendment thereto made after the Issue Date.

    "Asset Acquisition" means (i) an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or (ii) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

    "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Issuer or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1.0 million, and (v) transactions permitted under "--Certain Covenants-- Merger and Consolidation" above. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with the "Limitation on Restricted Payments" covenant shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Leverage Ratio.

    "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Board of Directors" means, as to the Issuer (i) so long as BMC or any successor to BMC is a limited liability company or partnership, the board of directors of Brill Media Management, Inc. which is the manager of BMC and (ii) at any other time the Board of Directors of the Issuer.

    "Capital Stock" of any Person means any and all shares, membership and other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

    "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (iv) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

    "Change of Control" means, (i) any sale, lease, exchange or other transfer (collectively, a "Transfer") (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer or the Issuer and its Restricted Subsidiaries on a consolidated basis or (ii) a majority of the Board of Directors of the Issuer or of any direct or indirect holding company thereof shall consist of Persons who are not Continuing Directors of the Issuer; or (iii) the acquisition by any Person or Group (other than Alan R. Brill or any Related Brill Party) of the power, directly or indirectly, to vote or direct the voting of securities having more than 35% of the ordinary voting power for the election of directors of the Issuer, or any direct or indirect holding company thereof; PROVIDED, HOWEVER that no Change of Control shall be deemed to occur pursuant to this clause (iii), so long as Alan
R. Brill and the Related Brill Parties collectively own an amount of securities representing the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Issuer or of any direct or indirect holding company thereof.

    "Consolidated EBITDA" means, for any period an amount equal to Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense (including the amortization of debt issuance costs), (v) all other non-cash items reducing Consolidated Net Income for such period (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes or amortization of a pre-paid cash expense that was paid in a prior period), minus (b) all non-cash items increasing Consolidated Net Income for such period, in each case for the Issuer and its Restricted Subsidiaries for such period determined in accordance with GAAP, PROVIDED, HOWEVER, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Managed Affiliate Note) of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Issuer and its Restricted Subsidiaries determined in accordance with GAAP, PLUS, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations, (ii) capitalized interest, (iii) non-cash interest expense, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Issuer or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vi) net payments (whether positive or negative) pursuant to Interest Rate Agreements, (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust and (viii) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Issuer held by Persons other than the Issuer or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Issuer, that was not a

Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

    "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date (other than Indebtedness under the Appreciation Notes) less the cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries on a consolidated basis on such Transaction Date to (ii) the amount of Media Cashflow for the then most recent four fiscal quarters for which financial statements of the Issuer have been filed with the Commission or provided to the Trustee pursuant to the "SEC Reports" covenant described in the Indenture (such four fiscal quarter period being the "Four Quarter Period"); PROVIDED, HOWEVER that, in making the foregoing calculation, (A) PRO FORMA effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date; (B) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through and including the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset disposition or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED, FURTHER that to the extent that clause (B) or (C) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

    "Consolidated Net Income" means, for any period, the consolidated net income
(loss) of the Issuer and its consolidated Restricted Subsidiaries determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any person acquired by the Issuer or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Issuer if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Issuer and other than restrictions that are created or exist in compliance with the "Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Issuer or its consolidated Restricted Subsidiaries (including pursuant to any Sale/ Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Issuer or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Issuer or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, (x) there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a) (3) (D) thereof and (y) there shall be added to Consolidated Net Income the amount of any accruals under the Performance Compensation Agreements to the extent deducted in determining such Consolidated Net Income.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Issuer and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Issuer ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Issuer plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Consolidated Senior Leverage Ratio" means, on any Transaction Date, the Consolidated Leverage Ratio on such Transaction Date; PROVIDED, HOWEVER, that the reference to "Indebtedness" in clause (i) of the definition of Consolidated Leverage Ratio shall be deemed to be a reference to "Senior Indebtedness."

    "Consolidated Senior Secured Leverage Ratio" means, on any Transaction Date, the Consolidated Leverage Ratio on such Transaction Date; PROVIDED, HOWEVER, that the reference to "Indebtedness" in clause (i) of the definition of Consolidated Leverage Ratio shall be deemed to be a reference to "Senior Secured Indebtedness."

    "Consolidated Unrestricted Subsidiary Advance Leverage Ratio" means, on any Transaction Date, the Consolidated Leverage Ratio on such Transaction Date; PROVIDED, HOWEVER, that clause (i) of the definition of Consolidated Leverage Ratio shall be deemed to be a reference to "Unrestricted Subsidiary Advances."

    "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of the Indenture or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

    "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final Stated Maturity of the Notes.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, or any successor statute or statutes thereto.

    "Existing Indebtedness" means Indebtedness of the Issuer or its Restricted Subsidiaries in existence on the Issue Date, plus interest accrued thereon, after application of the net proceeds of the Notes as described in this Offering Memorandum.

    "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Issuer delivered to the Trustee.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

    "Group" means any "group" for purposes of Section 13(d) of the Exchange Act.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Incur" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v) ) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except (x) trade payables and accrued expenses (including accrued management fees under the Administrative Managment Agreements) incurred in the ordinary course of business and (y) contingent or "earnout" payment obligations in respect of any Permitted Business acquired by the Issuer or any Restricted Subsidiary), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Issuer, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the final Stated Maturity of the Notes (but excluding, in each case, accrued dividends) with the amount of

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Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; PROVIDED, HOWEVER, that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Issuer and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. Notwithstanding the foregoing, Indebtedness shall not include any accrued obligations under Performance Compensation Agreements.

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the portion (proportionate to the Issuer's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

    "Issue Date" means the date on which the Notes are originally issued.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Managed Affiliate", solely for purposes of this Description of Notes, means a Person at least 90% of the Capital Stock of which is owned, directly or indirectly, by Alan R. Brill; PROVIDED HOWEVER, that (i) such Person is engaged solely in a Permitted Business, (ii) such Person is a party to a Managed Affiliate Management Agreement and (iii) except in the case of TSB III, LLC and TSB IV, LLC the business of such Person is acquired by Alan R. Brill, directly or indirectly, after the Issue Date.

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
    "Managed Affiliate Notes" mean any promissory notes of a Managed Affiliate, issued to the Issuer or a Restricted Subsidiary, each of which promissory notes shall (i) mature on a day no later than the third anniversary of the date of issuance thereof, (ii) become immediately due and payable upon (w) the default by such Managed Affiliate under the Managed Affiliate Management Agreement to which it is party or (x) the issuer thereunder ceasing to constitute a Managed Affiliate or (y) the acceleration of the Notes or (z) on the bankruptcy, insolvency or reorganization of the Issuer and (iii) bear interest payable in cash no less often than semi-annually at a rate per annum no less than the rate of interest payable on the Notes. Each Managed Affiliate Note shall provide that the payment of any management fee by the relevant Managed Affiliate pursuant to any management agreement (other than a Managed Affiliate Management Agreement) with an Affiliate of the Issuer or such Managed Affiliate shall be subordinated to the obligations of the relevant Managed Affiliate under such Managed Affiliate Note to the same extent as the obligations of the Issuer and the Subsidiary Guarantors under the Administrative Management Agreements are subordinated to the obligations of such persons under the Notes and the Subsidiary Guarantees.

    "Managed Affiliate Management Agreement" means any agreement between a Restricted Subsidiary, on the one hand, and a Managed Affiliate, on the other hand, providing for the payment by such Managed Affiliate to one or more Restricted Subsidiaries of a cash management fee payable at least semi annually equal to a specified percentage of the excess cash flow of such Managed Affiliate as defined in such agreement.

    "Media Cashflow" for any period means for any Person an amount equal to Consolidated EBITDA for such period plus interest income received in respect of the Managed Affiliate Notes during such period and the following to the extent deducted in calculating such Consolidated EBITDA (i) management fees charged by BMCLP under the Administrative Management Agreements, (ii) expenses accruing under Performance Compensation Agreements , (iii) consulting fees payable in connection with acquisitions and (iv) fees paid under Time Brokerage Agreements.

    "Member" means any Person who holds a membership interest in the Issuer.

    "Missouri Properties" means the radio stations KLIK-AM, KTXY-FM and KATI-FM serving Jefferson City, MO.


    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary of the Issuer after such Asset Disposition, PROVIDED, HOWEVER, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Issuer or any Restricted Subsidiary.


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
    "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees or expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

    "Non-Recourse Debt" means Indebtedness (i) as to which neither the Issuer nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

    "Officer" means the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer or the Secretary of the Issuer.

    "Officer's Certificate" means a certificate signed by two Officers of the Issuer at least one of whom shall be the principal executive, financial or accounting officer of the Issuer.

    "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Trustee, from legal counsel who is acceptable to the Trustee.

    "Paying Agent" means United States Trust Company of New York.

    "Performance Compensation Agreement" means any agreements between the Issuer or any Restricted Subsidiary and any executive officer of such Subsidiary pursuant to which such Subsidiary provides deferred compensation to such officer by crediting amounts (as determined under a formula set forth in such agreement) to an identified account for the benefit of such executive officer. Future Performance Compensation Agreements shall provide that no payment shall be required to be made by the Issuer or any Restricted Subsidiary thereunder if such payment is not permitted under the Indenture and that the Issuer's and the Restricted Subsidiary's obligations to make payments thereunder shall be subordinated to (i) the obligations of the Issuer and the Subsidiary Guarantors under the Notes and the Subsidiary Guarantees and (ii) the obligations of the Issuer and the Subsidiary Guarantors under the Appreciation Notes and the Guarantees thereof.

    "Permitted Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Issuer and its Restricted Subsidiaries on the date of the Indenture, as reasonably determined by the Issuer's Board of Directors.

    "Permitted Investment" means an Investment by the Issuer or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Issuer; PROVIDED, HOWEVER, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Issuer or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Wholly-Owned Subsidiary of the Issuer; PROVIDED, HOWEVER, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Issuer or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $250,000 to any one employee or $1.0 million in the aggregate; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of

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business and owing to the Issuer or any of its Restricted Subsidiaries or in
satisfaction of judgments or claims; (viii) a Person engaged in a Permitted Business or a loan or advance by the Issuer the proceeds of which are used solely to make an investment in a Person engaged in a Permitted Business or a Guarantee by the Issuer of Indebtedness of any Person in which such Investment has been made PROVIDED, HOWEVER, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause
(viii), exceed $5.0 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (ix) Persons to the extent such Investment is received by the Issuer or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with the covenant described under "Certain Covenants--Limitations on Sales of Assets and Subsidiary Stock"; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Issuer and its Restricted Subsidiaries, (xi) the Managed Affiliate Note; PROVIDED, HOWEVER, that the aggregate principal amount thereof (including any Managed Affiliate Notes outstanding on the Issue Date) does not exceed $20 million at any time outstanding, (xii) loans to Unrestricted Subsidiaries; PROVIDED, HOWEVER, that
(1) no Default or Event of Default shall have occurred and be continuing at the time of the Incurrence thereof by the relevant Unrestricted Subsidiary or would occur as a consequence thereof and the Consolidated Unrestricted Subsidiary Advance Leverage Ratio would not be greater than 2.00 to 1.00, (2) such advances are senior to all other Indebtedness of the relevant Unrestricted Subsidiary other than Capitalized Lease Obligations, mortgage financing or purchase money obligations outstanding on the date on which such Unrestricted Subsidiary was acquired, directly or indirectly, by the Issuer or the date such Subsidiary was designated an Unrestricted Subsidiary (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Unrestricted Subsidiary became a Subsidiary or was otherwise acquired by the Issuer or was designated as an Unrestricted Subsidiary) and (3) such Unrestricted Subsidiary is engaged primarily in a Permitted Business; and (xiii) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

    "Permitted Liens" means: (i) pledges or deposits by the Issuer or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws, other types of social security benefits or similar legislation, or good faith deposits in connection with bids, tenders or contracts (other than for the payment of Indebtedness) or leases to which the Issuer or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations or deposits of cash or United States government bonds to secure surety or appeal bonds to which the Issuer or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred by the Issuer or any Restricted Subsidiary in the ordinary course of business consistent with past practice; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due from the Issuer or any Restricted Subsidiary or being contested in good faith by appropriate proceedings by the Issuer or any Restricted Subsidiary, as the case may be, or other Liens arising out of judgments or awards against the Issuer or any Restricted Subsidiary with respect to which the Issuer or such Restricted Subsidiary, as the case may be, will then be prosecuting an appeal or other proceedings for review; (iii) Liens for property taxes or other taxes, assessments or governmental charges of the Issuer or any Restricted Subsidiary not yet due or payable or subject to penalties for nonpayment or which are being contested by the Issuer or such Restricted Subsidiary, as the case may be, in good faith by appropriate proceedings; (iv) Liens in favor of issuers of performance bonds and surety bonds issued pursuant to clause (b)(v) under "--Certain Covenants--Limitation on Indebtedness"; (v) survey exceptions, encumbrances, easements or, reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property of the Issuer or any Restricted Subsidiary incidental to the ordinary course of conduct of the business of

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the Issuer or such Restricted Subsidiary or as to the ownership of properties of the Issuer or any Restricted subsidiary, which, in either case, were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer or any Restricted subsidiary; (vi) Liens to secure Indebtedness permitted under clause (b)(i) under "--Certain Covenants--Limitation on Indebtedness"; (vii) Liens outstanding immediately after the Issue Date as set forth on Schedule II to the Indenture (and not otherwise permitted by clause (vi)); (viii) Liens on property, assets or shares of stock of any Restricted Subsidiary at the time such Restricted Subsidiary became a Subsidiary of the Issuer; PROVIDED, HOWEVER, that (A) if any such Lien has been Incurred in anticipation of such transaction, such property, assets or shares of stock subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Issuer in connection with the acquisition of such Restricted Subsidiary and (2) the fair market value of all property and assets of such Restricted Subsidiary and (B) any such Lien will not extend to any other assets owned by the Issuer or any Restricted Subsidiary;
(ix) Liens on property or assets at the time the Issuer or any Restricted Subsidiary acquired such assets, including any acquisition by means of a merger or consolidation with or into the Issuer or such Restricted Subsidiary;
PROVIDED, HOWEVER, that (A) if any such Lien is Incurred in anticipation of such transaction, such property or assets subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of the aggregate purchase price paid or owed by the Issuer or such Restricted Subsidiary in connection with the acquisition thereof and of any other property and assets acquired simultaneously therewith and (2) the fair market value of all such property and assets acquired by the Issuer or such Restricted
Subsidiary and (B) any such Lien will not extend to any other property or assets owned by the Issuer or any Restricted Subsidiary; (x) Liens securing
Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or a Wholly Owned Subsidiary; (xi) Liens to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (vii), (viii) and
(ix); PROVIDED, HOWEVER, that any such Lien will be limited to all or part of the same property or assets that secured the original Lien (plus improvements on such property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of
(A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness described under clauses (vii), (viii) and (ix) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any premiums, fees and other expenses Incurred by the Issuer in connection with such refinancing, refunding, extension, renewal or replacement;
(xii) Liens on property or assets of the Issuer securing Interest Rate
Agreements and Currency Agreements, permitted under "--Certain Covenants--Limitation on Indebtedness", so long as the related Indebtedness is secured by a Lien on the same property securing the relevant Interest Rate Agreement or Currency Agreement; (xiii) Liens on property or assets of the Issuer or any Restricted Subsidiary securing Indebtedness under Sale/Leaseback Transactions permitted under "--Certain Covenants--Limitation on Sale/Leaseback Transactions"; PROVIDED, HOWEVER, that (A) the amount of Indebtedness Incurred in any specific case does not, at the time such Indebtedness is Incurred, exceed the lesser of the cost or fair market value of the property or asset subject to such Sale/Leaseback Transaction, (B) such Lien will attach to such property or asset upon commencement of such Sale/Leaseback Transaction and (C) no property or asset of the Issuer or any Restricted Subsidiary (other than the property subject to such Sale/Leaseback Transaction) are subject to any Lien securing such Indebtedness; and (ix) Liens securing Indebtedness permitted to be secured pursuant to the proviso to clause (ii) of paragraph (a) under "-- Certain Covenants--Limitation on Indebtedness."

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the

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distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "Public Equity Offering," means underwritten public offerings or quotations or placements of Capital Stock of the Issuer (other than Disqualified Stock) which has been registered with the Commission under the Securities Act.

    "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced; and (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and reasonable fees and expenses therewith); PROVIDED, HOWEVER, that if the Indebtedness being refinanced is Existing Indebtedness which was a purchase money obligation, mortgage or Capital Lease the Refinancing Indebtedness is an aggregate principal amount that is equal to or less than the lesser of the original principal amount of such Existing Indebtedness and the fair market value (determined on the date of such Refinancing Indebtedness is Incurred) of the personal property securing such Existing Indebtedness or the personal property of similar nature and quality replacing such personal property; PROVIDED, FURTHER, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary which refinances Indebtedness of the Issuer.

    "Related Brill Party" means (A) the spouse or immediate family member of Alan R. Brill or (B) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Alan R. Brill and/or such other Persons referred to in the immediately preceding clause (A).

    "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Subsidiary leases it from such Person.

    "Senior Indebtedness" means all Indebtedness of the Issuer and its Restricted Subsidiaries other than Subordinated Obligations.

    "Senior Secured Indebtedness" means Indebtedness of the Issuer and its Restricted Subsidiaries which is secured by a Lien; PROVIDED, HOWEVER, that for purposes of the Consolidated Senior Secured Leverage Ratio the full amount of Senior Secured Indebtedness permitted to be outstanding under clause (i) of paragraph (b) under "--Certain Covenants--Limitation on Indebtedness" shall be deemed to be outstanding.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

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    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

    "Subordinated Obligation" means any Indebtedness of the Issuer or a Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes and the Subsidiary Guarantees pursuant to a written agreement.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Issuer.

    "Subsidiary Guarantee" means the Guarantee of the Notes by a Subsidiary Guarantor.

    "Subsidiary Guarantor" means each Subsidiary of the Issuer on the Issue Date and each newly organized or acquired Restricted Subsidiary.

    "Tax Allowance Amount" means, with respect to any Member, for any calendar quarter, (i) forty percent (40%) of the excess of (a) the estimated taxable income allocable to such Member arising from its ownership of an interest in the Issuer for the fiscal year through such calendar quarter over (b) any losses of the Issuer for prior fiscal years and such fiscal year that are allocable to such Member that were not previously utilized in the calculation of Tax Allowance Amounts for any period minus (ii) prior distributions of Tax Allowance Amounts for such fiscal year, all as determined by the Accountants in good faith. The amount so determined by the Accountants shall be the Tax Allowance Amount for such period and shall be final and binding on all Members.

    "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

    "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter create, Incur, issue, assume, guarantee or otherwise becomes liable with respect to any Indebtedness other than Non-Recourse Debt and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

    "Unrestricted Subsidiary Advance" means loans made by the Issuer and its Restricted Subsidiaries to Unrestricted Subsidiaries.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Issuer, at least 95% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer or another Wholly-Owned Subsidiary.

                       DESCRIPTION OF APPRECIATION NOTES

GENERAL

    The Original Appreciation Notes were issued, and the Exchange Appreciation Notes are to be issued, under an indenture, dated as of December 30, 1997 (the "Appreciation Note Indenture"), between the Issuer and United States Trust Company of New York, as trustee (the "Trustee"), a copy of which is available upon request to the Issuer. The following is a summary of certain provisions of the Appreciation Note Indenture and the Appreciation Notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Appreciation Note Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Appreciation Notes. The definition of certain capitalized terms used in the following summary are set forth below under "Certain Definitions".

    Principal of, and interest and premium, if any, on the Appreciation Notes will be payable, and the Appreciation Notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee in New York, New York). Initially, the Trustee will act as Paying Agent and Registrar for the Appreciation Notes. The Appreciation Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Issuer may change any Paying Agent and Registrar without notice to holders of the Appreciation Notes.

    The Appreciation Notes will be issued only in fully registered form, without coupons, in denominations of any integral multiple of approximately $28.57. No service charge will be made for any registration of transfer or exchange of Appreciation Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF APPRECIATION NOTES


    The Appreciation Notes will mature on December 15, 2007 (the "Maturity Date"). Each Appreciation Note will entitle the holder thereof to receive on the Maturity Date a cash payment of principal and interest in the amount equal to the greater of (i) the principal amount thereof or (ii) the Specified Percentage (as defined) of the Value (as defined) of BMC on the Maturity Date. "Specified Percentage" of an Appreciation Note with a principal amount of $28.57 means
 .0000004761904761% (5% DIVIDED BY 105,000 Units), so that the holders of all Appreciation Notes will be entitled to receive, in the aggregate, 5% of the Value of BMC. The "Value" of BMC on the Maturity Date means an amount equal to the sum of (i) 12 times Media Cashflow for the then most recent four fiscal quarters for which financial statements of BMC are available plus (ii) the cash and Cash Equivalents of BMC and its Subsidiaries on the Maturity Date, less the aggregate amount of Indebtedness (as defined) of BMC and its Subsidiaries on a consolidated basis outstanding on the Maturity Date. Any Original Appreciation Notes that remain outstanding after consummation of the Exchange Offer and any Exchange Appreciation Notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Appreciation Note Indenture.


    The Appreciation Notes will not be entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

    Except as set forth below, the Appreciation Notes will not be redeemable at the option of the Issuer prior to June 15, 1999. Thereafter, if an Initial Public Offering has not occurred on or before a date set forth below, the Appreciation Notes will be redeemable, at the Issuer's option, in whole but not in part, on such date upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to the Pro Rata Percentage of each Appreciation

Note of the amount set forth below opposite such redemption date (which amount, in each case, represents payment in full of all principal and interest on the Appreciation Notes):


DATE                                                                               AMOUNT
-----------------------------------------------------------------------------  ---------------
June 15, 1999................................................................  $   3.0 million
June 15, 2000................................................................  $   8.3 million
June 15, 2001................................................................  $  12.8 million
June 15, 2002................................................................  $  18.0 million
June 15, 2003................................................................  $  24.0 million
June 15, 2004................................................................  $  31.0 million
June 15, 2005................................................................  $  39.0 million
June 15, 2006................................................................  $  48.0 million
June 15, 2007................................................................  $  58.0 million


    "Pro Rata Percentage" of an Appreciation Note having a principal value of $28.57 means .000009523809522.


MANDATORY REDEMPTION AT THE OPTION OF THE HOLDERS UPON THE OCCURRENCE OF CERTAIN
  EVENTS

    Upon the occurrence of an Initial Public Offering, a Sale of the Company or the liquidation of the Issuer (each such event, a "Specified Event"), each holder will have the right to require the Issuer to redeem all or any part of such holder's Appreciation Notes at the relevant Specified Event Purchase Price (as defined below) (which amount, in each case, represents payment in full of all principal and interest on the Appreciation Notes).

    Within 30 days following any Specified Event, unless the Issuer has mailed a redemption notice with respect to all the outstanding Appreciation Notes in connection with such Specified Event, the Issuer shall mail a notice to each holder with a copy to the Trustee stating: (1) that a Specified Event has occurred and that such holder has the right to require the Issuer to redeem such holder's Appreciation Notes at a purchase price in cash equal to the relevant Specified Event Purchase Price; (2) the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by the Issuer, consistent with the Appreciation Note Indenture, that a holder must follow in order to have its Appreciation Notes redeemed.

    The Issuer shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the redemption of Appreciation Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Appreciation Note Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Appreciation
Note Indenture by virtue thereof.

    The definition of "Sale of Company" includes, among other transactions, a disposition of all or substantially all of the property and assets of the Issuer and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Appreciation Note Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the law which governs the Appreciation Note Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Sale of the Company has occurred and whether the Issuer is required to make an offer to redeem the Appreciation Notes as described above.

MANDATORY REDEMPTION AT THE OPTION OF THE HOLDERS ON SPECIFIED DATES

    In addition, if an Initial Public Offering has not occurred on or before a date set forth below, the holders may require the Issuer to redeem its Appreciation Notes, in whole or in part, on such date at a redemption price equal to the Pro Rata Percentage of such Appreciation Note of the amount set forth below opposite such date (which amount, in each case, represents payment in full of all principal and interest thereon):

DATE                                                                               AMOUNT
-----------------------------------------------------------------------------  ---------------
June 30, 2003................................................................  $  24.0 million
June 30, 2004................................................................  $  20.0 million
June 30, 2005................................................................  $  13.0 million

    A holder may exercise its rights to require the redemption of the Appreciation Notes held by such holder by mailing a notice to the Trustee on or before a date as set forth above stating that such holder is demanding that the Issuer redeem the Appreciation Notes and the portion of the Appreciation Notes to be redeemed. Upon receipt of such notice the Issuer shall redeem the Appreciation Notes for which such notice has been received by no later than the 90th day following the relevant date.


    There can be no assurance that the Issuer shall have sufficient funds available at the time of any mandatory redemption of the Appreciation Notes to make any debt payment (including repurchases of Appreciation Notes) required under the Appreciation Note Indenture (as well as may be required pursuant to the other securities of the Issuer which might be outstanding at the time). The exercise by the holders of their right to require the Issuer to redeem the Appreciation Notes could cause a default under Senior Indebtedness of the Issuer and its Subsidiaries.


RANKING AND SUBORDINATION


    The payment of the principal on the Appreciation Notes is subordinated in right of payment, as set forth in the Appreciation Note Indenture, to the payment when due of all existing and future Senior Indebtedness of the Issuer, including the Notes. As of November 30, 1997, on a pro forma basis after giving effect to the Offering and the Transaction, the outstanding Senior Indebtedness and Guarantor Senior Indebtedness of the Issuer and the Subsidiary Guarantors to which the Appreciation Notes and the Guarantees thereof would have been subordinated would have been $99.3 million. The Appreciation Note Indenture does not contain any limitation on the amount of additional Indebtedness that the Issuer may incur.


    The Issuer may not pay the Appreciation Notes and may not otherwise purchase, redeem or otherwise retire any Appreciation Note (collectively, "pay the Appreciation Notes") if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. However, the Issuer may pay the Appreciation Note without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

    By reason of such subordination provisions contained in the Appreciation
Note Indenture, in the event of insolvency, creditors who are holders of Senior Indebtedness (including holders of the Notes) may recover more, ratably, than the holders of the Appreciation Notes, and creditors who are not holders of Senior Indebtedness (including holders of the Appreciation Notes) may recover less, ratably, than holders of Senior Indebtedness.

SUBSIDIARY GUARANTEES

    Each Subsidiary Guarantor unconditionally guarantees, jointly and severally, to each holder and the Trustee, on a subordinated basis, the full and prompt payment of principal of and interest on the Appreciation Notes, and of all other obligations of the Issuer under the Appreciation Note Indenture.

    The Indebtedness evidenced by each Guarantee of the Appreciation Notes will be subordinated to Guarantor Senior Indebtedness on substantially the same basis as the Appreciation Notes are subordinated to Senior Indebtedness. The Appreciation Note Indenture does not contain any limitations on the amount of additional Indebtedness that the Issuer's Subsidiaries may incur.

    The obligations of each Subsidiary Guarantor under its Guarantee of the Appreciation Notes are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Appreciation Note Indenture, result in the obligations of such Subsidiary Guarantor under its Guarantee of the Appreciation Notes not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee of the Appreciation Notes shall be entitled to a contribution from each other Subsidiary Guarantor in a PRO RATA amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

    Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Subsidiary Guarantor without limitation. Upon the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person which is not a Subsidiary Guarantor, such Subsidiary Guarantor shall be deemed released from all its obligations under the Appreciation Note Indenture and its Guarantee of the Appreciation Notes and such Guarantee shall terminate; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its Guarantees of, and under all of its pledges of assets or other security interests which secure any other Indebtedness of the Issuer shall also terminate upon such release, sale or transfer.

    Subsequent to the Issue Date, separate financial information for the Subsidiary Guarantors will not be provided except to the extent required by Regulation S-X under the Securities Act.

CERTAIN COVENANTS

    The Appreciation Note Indenture contains certain covenants including, among others, the following:

    MERGER AND CONSOLIDATION. The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Appreciation Notes and the Appreciation Note Indenture; (ii) immediately after giving effect to such transaction, the Successor Company shall have a Consolidated Net Worth equal or greater to the Consolidated Net Worth of the Issuer immediately prior to such transaction;
(iii) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Appreciation
Note Indenture; and (iv) there has been delivered to the Trustee an Opinion of Counsel to the effect that holders of Appreciation Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Appreciation Note Indenture, but, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of and interest on the Appreciation Notes.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Appreciation Note Indenture may be amended with the consent of the holders of a majority in principal amount of all outstanding series of Appreciation Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of all outstanding series of Appreciation Notes. However, without the consent of each holder of an outstanding Appreciation Note affected, no amendment may, among other things, (i) reduce the amount of Appreciation Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Appreciation Note, (iii) reduce the principal of or extend the Stated Maturity of any Appreciation Note, (iv) reduce the premium payable upon the redemption or repurchase of any Appreciation Note or change the time at which any Appreciation Note may be redeemed as described above, (v) make any Appreciation Note payable in money other than that stated in the Appreciation Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Appreciation Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Appreciation Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

    Without the consent of any holder, the Issuer and the Trustee may amend the Appreciation Note Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Issuer under the Appreciation Note Indenture (provided that there has been delivered to the Trustee an Opinion of Counsel to the effect that holders of Appreciation Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such assumption had not occurred), to provide for uncertificated Appreciation Notes in addition to or in place of certificated Appreciation Notes (provided that the uncertificated Appreciation Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Appreciation Notes are described in Section 163 (f) (2) (B) of the Code), to the Appreciation Notes, to secure the Appreciation Notes, to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Appreciation Note Indenture under the Trust Indenture Act.

    The consent of the holders is not necessary under the Appreciation Note Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Appreciation Note Indenture becomes effective, the Issuer is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders or any defect therein, will not impair or affect the validity of the amendment.

SATISFACTION AND DISCHARGE OF THE APPRECIATION NOTE INDENTURE

    The Appreciation Note Indenture will cease to be of further effect (except as otherwise expressly provided for in the Appreciation Note Indenture) when either (i) all outstanding Appreciation Notes have been delivered (other than lost, stolen or destroyed Appreciation Notes which have been replaced) to the Trustee for cancellation or (ii) all outstanding Appreciation Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to the terms of the Appreciation Note Indenture and the Issuer has irrevocably deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Appreciation Notes, including interest thereon (other than lost, stolen, mutilated or destroyed Appreciation Notes which have been replaced), and, in either case, the Issuer has paid all other sums payable under the Appreciation Note Indenture. The Trustee is required to acknowledge satisfaction and discharge of the Appreciation Note Indenture on demand of the Issuer accompanied by an Officer's Certificate and an Opinion of Counsel at the cost and expense of the Issuer.

TRANSFER AND EXCHANGE

    Upon any transfer of an Appreciation Note, the registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Appreciation Note Indenture. The registrar is not required to transfer or exchange any Appreciation Notes selected for redemption nor is the registrar required to transfer or exchange any Appreciation Notes for a period of 15 days before a selection of Appreciation Notes to be redeemed. The registered holder of an Appreciation Note may be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

    United States Trust Company of New York is to be the Trustee under the Appreciation Note Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Appreciation Notes. The Trustee's current address is 114 West 47th Street, New York, New York.

    The Appreciation Note Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

    The holders of a majority in aggregate principal amount of the then outstanding Appreciation Notes issued under the Appreciation Note Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Appreciation Note Indenture provides that in case a default shall occur (which shall not be cured) the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs would use. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Appreciation Note Indenture at the request of any of the holders of the Appreciation Notes issued thereunder unless they shall have offered to the Trustee security and indemnity satisfactory to it.

GOVERNING LAW

    The Appreciation Note Indenture provides that it and the Appreciation Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    "Board of Directors" means, as to the Issuer (i) so long as BMC or any successor to BMC is a limited liability company or partnership, the board of directors of Brill Media Management, Inc. which is the manager of BMC and (ii) at any other time the Board of Directors of the Issuer.

    "Capital Stock" of any Person means any and all shares, membership and other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

    "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

    "Consolidated EBITDA" means, for any period an amount equal to Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense (including the amortization of debt issuance costs), (v) all other non-cash items reducing Consolidated Net Income for such period (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Appreciation Notes or amortization of a pre-paid cash expense that was paid in a prior period), minus (b) all non-cash items increasing Consolidated Net Income for such period, in each case for the Issuer and its Subsidiaries for such period determined in accordance with GAAP.

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Issuer and its Subsidiaries determined in accordance with GAAP, PLUS, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations, (ii) capitalized interest, (iii) non-cash interest expense, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Issuer or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vi) net payments (whether positive or negative) pursuant to Interest Rate Agreements and
(vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness incurred by such plan or trust and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income.

    "Consolidated Net Income" means, for any period, the consolidated net income
(loss) of the Issuer and its consolidated Subsidiaries determined in accordance with GAAP.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Issuer and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the

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end of the most recent fiscal quarter of the Issuer ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Issuer plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Designated Senior Indebtedness" means any Senior Indebtedness in the case of the Issuer, or Guarantor Senior Indebtedness in the case of a Subsidiary Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $5 million and is specifically designated by the Issuer or such Subsidiary Guarantor in the instrument evidencing or governing such Senior Indebtedness or Guarantor Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Appreciation Note Indenture; PROVIDED, HOWEVER, that the Indebtedness of the Company under the Notes, and the Subsidiary Guarantee of each Subsidiary Guarantor under its Subsidiary Guarantee, shall always constitute Designated Senior Indebtedness.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, or any successor statute or statutes thereto.

    "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Issuer delivered to the Trustee.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Appreciation Note Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

    "Group" means any "group" for purposes of Section 13(d) of the Exchange Act.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter issued, all Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Issuer and all other Indebtedness of such Subsidiary Guarantor, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations of such Subsidiary Guarantor in respect of such Indebtedness are not superior in right of payment to the obligations of such Subsidiary Guarantor under the Guarantee of the Appreciation Notes; PROVIDED, HOWEVER, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Subsidiary Guarantor to the Issuer or any other Subsidiary of the Issuer

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or (2) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including any Guarantor Subordinated Indebtedness of such Subsidiary Guarantor.

    "Guarantor Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Guarantee of the Appreciation Notes and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank PARI PASSU in right of payment with the obligations of such Subsidiary Guarantor under the Guarantee of the Appreciation Notes.

    "Incur" means issue, assume, guarantee, incur or otherwise become liable for.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v) ) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except (x) trade payables and accrued expenses (including accrued management fees under the Administrative Managment Agreements) incurred in the ordinary course of business and (y) contingent or "earnout" payment obligations in respect of any business acquired by the Issuer or any Restricted Subsidiary), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Initial Public Offering" means an offering or offerings of Capital Stock of the Issuer under one or more effective registration statements under the Securities Act such that, after giving effect thereto, such offerings result in aggregate cash proceeds being received by the Issuer and the persons selling such Capital Stock of at least $25 million before deduction of underwriter's discounts and other expenses, as a result of such Capital Stock is listed or admitted to trading on a national securities exchange or quoted by NASDAQ.

    "Issue Date" means the date on which the Appreciation Notes are originally issued.

    "Managed Affiliate," solely for purposes of this Description of Appreciation Notes, means a Person at least 90% of the Capital Stock of which is owned, directly or indirectly, by Alan R. Brill.

    "Managed Affiliate Notes" mean any promissory notes of a Managed Affiliate, issued to the Issuer or a Subsidiary.

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    "Media Cashflow" for any period means for any Person an amount equal to
Consolidated EBITDA for such period plus interest income received in respect of the Managed Affiliate Notes during such period and the following to the extent deducted in calculating such Consolidated EBITDA (i) management fees charged by BMCLP under the Administrative Management Agreements, (ii) expenses accruing under Performance Compensation Agreements , (iii) consulting fees payable in connection with acquisitions and (iv) fees paid under Time Brokerage Agreements.


    "Membership Interests" means ownership interests in BMC.


    "Officer" means the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer or the Secretary of the Issuer.

    "Officer's Certificate" means a certificate signed by two Officers of the Issuer at least one of whom shall be the principal executive, financial or accounting officer of the Issuer.

    "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Trustee, from legal counsel who is acceptable to the Trustee.

    "Paying Agent" means United States Trust Company of New York.

    "Performance Compensation Agreement" means any agreements between the Issuer or any Restricted Subsidiary and any executive officer of such Subsidiary pursuant to which such Subsidiary provides deferred compensation to such officer by crediting amounts (as determined under a formula set forth in such agreement) to an identified account for the benefit of such executive officer.

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Related Brill Party" means (A) the spouse or immediate family member of Alan R. Brill or (B) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Alan R. Brill and/or such other Persons referred to in the immediately preceding clause (A).

    "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Subsidiary transfers such property to a Person and the Issuer or a Subsidiary leases it from such Person.

    "Sale of the Company" means (i) any sale, lease, exchange or other transfer (in one transaction or in a series of transactions) of all or substantially all of the assets of the Issuer or the Issuer and its Subsidiaries on a consolidated basis or (ii) the acquisition by any Person or Group (other than Alan R. Brill or any Related Brill Party) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Issuer, or any direct or indirect holding company thereof.

    "Senior Indebtedness" in the case of the Appreciation Notes means, whether outstanding on the Issue Date or thereafter issued, all obligations under the Notes and all other Indebtedness of the Issuer, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Appreciation Notes; PROVIDED, HOWEVER, that Senior Indebtedness will not include any obligation of the Issuer to any Subsidiary or any Subordinated Obligations.

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    "Specified Event Purchase Price" means for an Appreciation Note a redemption price equal to (i) in the case of a redemption with respect to an Initial Public Offering, the price at which Membership Interests are sold in such Initial
Public Offering (less underwriting discounts and commissions, if any), which represent a percentage interest in BMC equal to the Specified Percentage of such Appreciation Note, (ii) in the case of a Sale of the Company as defined in clause (i) of the definition thereof, the amount equal to the Specified Percentage of such Appreciation Note of the sum of the aggregate fair market value of all consideration received by the Issuer and its Subsidiaries, net of any debt repaid therewith, net of ordinary and customary transaction expenses of the related transfer and the fair market value of the Issuer as determined after giving effect to such sale, and (iii) in the case of a redemption with respect to Sale of the Company defined in clause (ii) of the definition thereof, the price at which Membership Interests are sold in such Sale of the Company or in the transaction which resulted in such Sale of the Company, which represent a percentage interest in BMC equal to the Specified Percentage of such Appreciation Notes, and (iv) in the case of a redemption with respect to a liquidation of the Company, an amount equal to the fair market value of the distribution received by Membership Interests in an amount equal to the Specified Percentage of such Appreciation Note in connection with such liquidation.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

    "Subordinated Obligations" means, with respect to the Issuer or any Subsidiary Guarantor, any Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate or junior in right of payment to the Appreciation Notes or such Subsidiary Guarantor's Guarantee of the Appreciation Notes, as the case may be, in each case pursuant to a written agreement.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Issuer.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


    In the opinion of Carter, Ledyard & Milburn, the following summary describes the material United States federal income tax consequences of the ownership and disposition of the Securities. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed United States Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein (possibly retroactively). This summary discusses only Securities held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules such as certain financial institutions, insurance companies, tax-exempt organizations, dealers or traders in securities or currencies, holders who hold Securities as a position in a "straddle" or as part of a "hedging," "conversion" or "integrated" transaction, holders whose functional currency is other than the U.S. dollar or holders that are not U.S. Holders (as defined below). Persons considering the Exchange Offer should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.


    As used herein, the term "U.S. Holder" means a holder of a Note or Appreciation Note, as the case may be, that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust's administration and (B) one or more United States persons have the authority to control all of the trust's substantial decisions. Notwithstanding the preceding sentence, to the extent provided in United States Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such dates, that elect to continue to be treated as United States persons also will be U.S. Holders.

ALLOCATION OF THE ISSUE PRICE BETWEEN A NOTE AND AN APPRECIATION NOTE

    The Original Notes and Original Appreciation Notes initially were issued together as units (the "Units"). The "issue price" of a Unit for United States federal income tax purposes was $922. the Company intends to treat $899.63 of the issue price of a Unit as allocable to the Note (which amount the Company will therefore treat as its "issue price" for United States federal income tax purposes) and $22.37 as allocable to the Appreciation Note (which amount the Company will therefore treat as its "issue price" for United States federal income tax purposes). The Company intends to file information returns with the Internal Revenue Service (the "IRS") based on such allocation.

    The Company's allocation of the issue price is binding on a U.S. Holder for United States federal income tax purposes unless the holder discloses the use of a different allocation in its United States federal income tax return for the year in which the Unit was acquired. However, the Company's allocation is not binding on the IRS, and there can be no assurance that the IRS will not challenge such allocation.

EXCHANGE OFFER


    The exchange of Original Securities for Exchange Securities by a U.S. Holder pursuant to the Exchange Offer will not constitute a taxable exchange for United States federal income tax purposes. A U.S. Holder will not recognize gain or loss upon the receipt of an Exchange Security pursuant to the Exchange Offer and should be required to continue to include interest on the Exchange Security in gross income for United States federal income tax purposes in the manner and to the extent described below. A U.S. Holder's holding period for an Exchange will include the holding period for the original note


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

exchanged pursuant to the Exchange Offer and such holder's adjusted basis in an Exchange Security will be the same as such holder's adjusted basis in such Original Security.


ORIGINAL ISSUE DISCOUNT


    BMC agrees, and each holder of an Appreciation Note by acceptance of an Appreciation Note will agree, to treat the Appreciation Notes as indebtedness for all United States federal income tax purposes and the following discussion assumes that the classification of the Appreciation Notes as indebtedness will be respected for United States federal income tax purposes. Due to significant legal and factual uncertainties, Carter, Ledyard & Milburn have not opined as to such classification. See "--Potential Classification as Membership Interests."


    Solely for purposes of the rules regarding original issue discount ("OID"), as such term is defined in the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations issued thereunder, the Notes and the Appreciation Notes will likely be aggregated and treated as a single debt instrument (the "Aggregated Note"). For all other purposes under the Code, the Notes and the Appreciation Notes will be treated as separate instruments.

    The Aggregated Note will be considered to be issued with OID. As a result, a U.S. Holder generally will be required to include in gross income (as interest) the sum of the "daily portions" of OID on such Aggregated Note calculated under a constant yield method for all days during the taxable year that the U.S. Holder owns such Note. In addition, a U.S. Holder will be required to include "qualified stated interest" (defined below) on such Aggregated Note in gross income (as interest) under such U.S. Holder's regular method of tax accounting. The amount of OID on the Aggregated Note allocable to an accrual period generally is determined by multiplying the "adjusted issue price" (as defined below) of such Note at the beginning of the accrual period by the yield to maturity of such Note (adjusting the yield to take into account the length of the particular accrual period) and subtracting from that product the amount payable as qualified stated interest during such accrual period. Generally, an accrual period is any period elected by a U.S. Holder, provided that each accrual period is no longer than one year and that each interest payment date is the first or last day of the accrual period. The "adjusted issue price" of the Aggregated Note at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments made with respect to such Note in all prior accrual periods. The "issue price" of the Aggregated Note for this purpose generally is the first price at which a substantial amount of the Units are sold to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate during the entire term of the debt instrument. The "stated redemption price at maturity" of the Aggregated Note will be the sum of all payments provided for under such Note other than qualified stated interest payments.

    Accordingly, a U.S. Holder will be required to include in gross income (as interest), in the manner set forth above, (i) qualified stated interest payments on the Aggregated Note and (ii) OID accruing on such Note. Stated interest on the Aggregated Note should be treated as qualified stated interest for United States federal income tax purposes to the extent of 7.5% per annum on the Note ("QSI"). The total amount of OID on the Aggregated Note will equal the total of
(i) the amount by which the issue price of the Note is less than the principal amount thereof and (ii) the amount by which stated interest payments payable under the Aggregated Note exceed QSI. BMC believes that it is significantly more likely than not that the call option on the Appreciation Notes will be exercised on June 15, 1999. Accordingly, the yield to maturity of the Aggregated Note will be determined as if such option were exercised on such date, thus ignoring possible payments in excess of $3 million. If such call is not exercised, solely for purposes of the OID rules, the Appreciation Notes would be treated as retired and then reissued on such date at the adjusted issue price thereof and the amount of OID on the Aggregated Note would increase substantially.

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Moreover, due to the interaction of the put and call provisions, if an
Appreciation Note remains outstanding after June 15, 2002, a deemed disposition of such Note could occur for U.S. federal income tax purposes.

    A U.S. Holder's tax basis in a Note will be increased by the amount of any OID included in the U.S. Holder's gross income with respect to such Note under the rules discussed above and decreased by the amount of any payment with respect to such Note other than qualified stated interest payments.

    While each U.S. Holder will be required to accrue OID income under a constant yield method, as described above, a U.S. Holder may also elect to include in gross income all income that accrues on the Aggregated Note (including stated interest and OID) under a constant yield method.

    It is possible that the Internal Revenue Service (the "IRS") could assert that the Additional Interest which BMC would be obligated to pay if the Exchange Offer Registration Statement is not filed or declared effective within the time periods set forth herein (or certain other actions are not taken) (as described above under "Exchange Offer and Registration Rights") are "contingent payments" for United States federal income tax purposes. If so treated, the Aggregated Note would be treated as a contingent payment debt instrument and certain adverse United States federal income tax consequences could result. However, the United States Treasury Regulations issued by the IRS regarding debt instruments that provide for one or more contingent payments provide that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. BMC believes that the possibility of the payment of Additional Interest is remote and, accordingly, does not intend to treat the Aggregated Note as a contingent payment debt instrument.

    BMC does not intend to treat the possibility of an optional or provisional redemption or repurchase of the Notes or the Appreciation Notes as giving rise to any additional accrual of OID or recognition of ordinary income upon redemption, sale of exchange.

SALE, EXCHANGE OR RETIREMENT

    Subject to the discussion of the Exchange Offer below, upon the sale, exchange or retirement of a Note or an Appreciation Note (other than a redemption of an Appreciation Note by BMC), a U.S. Holder would recognize gain or loss, if any, equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in such Note. Gain or loss recognized on the sale, exchange or retirement of such a Note will generally be capital gain or loss. In the case of a noncorporate U.S. Holder, the maximum marginal United States federal income tax rate applicable to such gain will be lower than the maximum marginal United States federal income tax rate applicable to ordinary income if such U.S. Holder's holding period for such Notes exceeds one year and will be further reduced if such Notes were held for more than 18 months. The use of capital losses by a U.S. Holder may be limited.

POTENTIAL CLASSIFICATION AS EQUITY INTERESTS


    The IRS may assert that an Appreciation Note represents an equity interest in BMC. In such case, a U.S. Holder of an Appreciation Note would be required to include in gross income such U.S. Holder's distributive share of income, gain, loss or deduction of BMC. Any amount so included in such U.S. Holder's gross income will increase its adjusted tax basis in its equity interest and any amount distributed to such U.S. Holder will reduce its adjusted tax basis. Alternatively, payments under an Appreciation Note may be treated as a "guaranteed payment" within the meaning of Section 707(c) of the Code. A member receiving a "guaranteed payment" must include in gross income as ordinary income the amount of such payment. U.S. Holders should consult their tax advisors regarding the complex rules addressing United States federal income taxation regarding interests in a partnership.

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    Holders of Appreciation Notes that are tax-exempt entities should note that if the Appreciation Notes are treated as an equity interest in BMC for United States federal income tax purposes that, as holders of a membership interest, they may be subject to United States federal income tax on their distributive share of BMC's income due to the application of Section 512 of the Code.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    A 31% backup withholding tax and information reporting requirements apply to certain payments of principal of, and premium, if any, and interest on, a security and to the proceeds of the sale or redemption of an obligation, to certain non-corporate U.S. Holders. Backup withholding will apply only if a U.S. Holder (other than an exempt recipient, such as a corporation) (i) fails to furnish its Taxpayer Identification Number ("TIN") which, in the case of an individual, would be his or her Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that is has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's United States federal income tax liability provided that the required information is furnished to the IRS.

    THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. HOLDERS OF ORIGINAL SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                              PLAN OF DISTRIBUTION

    Each Participating Broker-Dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Securities received in exchange for Original Securities where such Original Securities were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, for a period of 90 days after the date of this Prospectus, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

    The Issuer will not receive any proceeds from any sales of Exchange Securities by Participating Broker-Dealers. Exchange Securities received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Securities. Any Participating Broker-Dealer that resells the Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letters of Transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a

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Participating Broker-Dealer will not be deemed to admit that it is an
"underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letters of Transmittal.

                         BOOK-ENTRY; DELIVERY AND FORM

    The Original Securities were each issued in part as single, permanent global certificates in definitive, fully registered form (the "Original Global Securities") and in part in registered certificated form ("Certificated Securities"). Except for Exchange Securities issued to Non-Global Purchasers (as defined below), the Exchange Securities will each initially be issued in the form of one or more global certificates (collectively, the "Exchange Global Securities"). The Original Global Securities were deposited on the date of the closing of the Offering, and the Exchange Global Securities will be deposited on the date of closing of the Exchange Offer with, or on behalf of, the Depository and registered in the name of a nominee of DTC.

    Securities (i) originally purchased by or transferred to foreign purchasers or Accredited Investors who are not QIBs or (ii) held by QIBs who elect to take physical delivery of their certificates instead of holding their interest through Global Securities (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued as Certificated Securities. Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or such Global Security has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in such Global Security. "Global Securities" means the Original Global Securities or the Exchange Global Securities, as the case may be.

THE GLOBAL SECURITIES

    The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Securities, DTC or its custodian will credit, on its internal system, the principal amount of Notes or Appreciation Notes, as the case may be, of the individual beneficial interest represented by such Global Security to the respective accounts for persons who have accounts with DTC and
(ii) ownership of beneficial interests in the Global Securities will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons who have accounts with DTC ("Participants")) and the records of Participants (with respect to interests of persons other than Participants). Ownership of beneficial interests in the Global Securities will be limited to Participants or persons who hold interests through Participants. QIBs may hold their interests in the Global Securities directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system.

    So long as DTC or its nominee is the registered owner or holder of any of the Global Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Note or Appreciation Note represented by the applicable Global Security for all purposes under the Indenture or Appreciation Note Indenture, as the case may be. No beneficial owner of an interest in the Global Securities will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture or Appreciation Note Indenture, as the case may be.

    Payments on the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or the Transfer Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment in respect of a Global Security, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the applicable Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Securities held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell such Security to persons in states which require physical delivery of Certificated Securities, or to pledge such securities, such holder must transfer its interest in the applicable Global Security in accordance with the normal procedures of DTC.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Securities (including the presentation of the Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Securities are credited and only in respect of such portion of the Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Securities representing Notes for Certificated Securities, which it will distribute to its Participants.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchaser or any other person will have any responsibility for the performance by DTC or its Participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

    If DTC is at any time unwilling or unable to continue as depositary for the Global Securities and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Securities.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Exchange Notes and the Exchange Appreciation Notes offered hereby, including federal income tax consequences, will be passed upon for the Issuer by Carter, Ledyard & Milburn, New York, New York. As to matters of Virginia law, Carter, Ledyard & Milburn will rely upon the opinion of Thompson & McMullan, P.C., Richmond, Virginia.

                                    EXPERTS

    The combined financial statements of The Radio and Newspaper Businesses of Alan R. Brill at February 28, 1997 and February 29, 1996, and for each of the three years in the period ended February 28, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Issuer has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The Registration Statement can be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, at prescribed rates. The Issuer is filing the Registration Statement with the Commission electronically. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that Web site is http://www.sec.gov.


    The Issuer intends, and is required by the terms of the Indenture and the Appreciation Note Indenture as long as the Securities are outstanding to furnish the holders of the Exchange Notes and Exchange Appreciation Notes, respectively, with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

                         INDEX OF FINANCIAL STATEMENTS


                                                                                                                PAGE
                                                                                                                -----
THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

CONDENSED COMBINED FINANCIAL STATEMENTS--NOVEMBER 30, 1996 AND 1997 (UNAUDITED)
Condensed Combined Statements of Financial Position (February 28 and November 30, 1997)....................         F-2
Condensed Combined Statements of Operations................................................................         F-3
Condensed Combined Statement of Stockholder's and Members' Deficiency......................................         F-4
Condensed Combined Statements of Cash Flows................................................................         F-5
Notes to Condensed Combined Financial Statements...........................................................         F-6

COMBINED FINANCIAL STATEMENTS--FEBRUARY 28, 1995, FEBRUARY 29, 1996 AND FEBRUARY 28, 1997
Report of Independent Auditors.............................................................................         F-8
Combined Statements of Financial Position..................................................................         F-9
Combined Statements of Operations..........................................................................        F-10
Combined Statements of Stockholder's and Members' Deficiency...............................................        F-11
Combined Statements of Cash Flows..........................................................................        F-12
Notes to Combined Financial Statements.....................................................................        F-13

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

              CONDENSED COMBINED STATEMENTS OF FINANCIAL POSITION


                                                                                FEBRUARY 28,
                                                                                    1997        NOVEMBER 30, 1997
                                                                              ----------------  -----------------
                                                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................................   $      775,363    $       109,155
  Accounts receivable, net..................................................        3,165,668          4,026,176
  Inventories...............................................................          323,483            483,374
  Other current assets......................................................          208,598            412,553
                                                                              ----------------  -----------------
Total current assets........................................................        4,473,112          5,031,258

Notes receivable from managed affiliates....................................          412,007         15,423,339

Property and equipment......................................................       16,398,115         17,383,715
Less: Accumulated depreciation..............................................        7,831,300          8,561,054
                                                                              ----------------  -----------------
Net property and equipment..................................................        8,566,815          8,822,661

Goodwill and FCC licenses, net..............................................        5,407,598          6,670,508
Covenants not to compete, net...............................................          284,414          3,650,786
Other assets, net...........................................................        1,891,090          1,852,769
Other.......................................................................          271,553            223,349
                                                                              ----------------  -----------------
                                                                                    7,854,655         12,397,412
Due from affiliates.........................................................        5,135,648          --
                                                                              ----------------  -----------------
                                                                               $   26,442,237    $    41,674,670
                                                                              ----------------  -----------------
                                                                              ----------------  -----------------
LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
  Short-term note...........................................................   $      500,000    $       500,000
  Amounts payable to stockholder and affiliates.............................          378,637            110,245
  Accounts payable..........................................................          701,826          1,199,183
  Accrued expenses..........................................................          996,319            617,254
  Current maturities of long-term obligations...............................          882,439            745,855
                                                                              ----------------  -----------------
Total current liabilities...................................................        3,459,221          3,172,537

Long-term obligations.......................................................       49,592,989         80,360,378

Capital deficiency:
  Capital...................................................................            4,960              7,770
  Additional paid-in capital................................................       15,984,309          1,792,852
  Accumulated deficit.......................................................      (42,599,242)       (43,658,867)
                                                                              ----------------  -----------------
Net capital deficiency......................................................      (26,609,973)       (41,858,245)
                                                                              ----------------  -----------------
                                                                               $   26,442,237    $    41,674,670
                                                                              ----------------  -----------------
                                                                              ----------------  -----------------



                            See accompanying notes.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)


                                                                                          NINE MONTHS ENDED
                                                                                             NOVEMBER 30
                                                                                     ----------------------------
                                                                                         1996           1997
                                                                                     -------------  -------------
Revenues...........................................................................  $  20,941,200  $  22,975,007
Operating expenses:
  Operating departments............................................................     14,641,072     15,685,093
  Incentive plan...................................................................        470,975        545,000
  Management fees..................................................................      1,502,202      1,598,431
  Time brokerage agreement fee, net................................................        (66,500)        36,000
  Consulting.......................................................................         83,661        180,994
  Depreciation.....................................................................        738,159        772,720
  Amortization.....................................................................        283,876        525,165
                                                                                     -------------  -------------
                                                                                        17,653,445     19,343,403
                                                                                     -------------  -------------
Operating income...................................................................      3,287,755      3,631,604

Other income (expense):
  Interest--managed affiliates.....................................................       --            1,220,225
  Interest--stockholder and affiliates, net........................................        153,864        193,318
  Interest--other, net.............................................................     (5,303,735)    (7,450,455)
  Amortization of deferred financing costs.........................................       (415,487)      (481,824)
  Gain (loss) on sale of assets, net...............................................      1,066,215         (6,592)
  Other, net.......................................................................        (48,145)       (44,808)
                                                                                     -------------  -------------
                                                                                        (4,547,288)    (6,570,136)
                                                                                     -------------  -------------
Loss before income taxes...........................................................     (1,259,533)    (2,938,532)
Income tax provision...............................................................        121,018        102,750
                                                                                     -------------  -------------
Net loss...........................................................................  $  (1,380,551) $  (3,041,282)
                                                                                     -------------  -------------
                                                                                     -------------  -------------



                            See accompanying notes.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

     CONDENSED COMBINED STATEMENT OF STOCKHOLDER'S AND MEMBERS' DEFICIENCY


                                  (UNAUDITED)
                      NINE MONTHS ENDED NOVEMBER 30, 1997



                                                                      ADDITIONAL                         NET
                                                                       PAID-IN       ACCUMULATED       CAPITAL
                                                          CAPITAL      CAPITAL         DEFICIT        DEFICIENCY
                                                         ---------  --------------  --------------  --------------
Balance at February 28, 1997...........................  $   4,960  $   15,984,309  $  (42,599,242) $  (26,609,973)
Capital contributions..................................      3,010        --              --                 3,010
Net loss...............................................     --            --            (3,041,282)     (3,041,282)
Liquidation of combined companies......................       (200)    (14,191,457)     14,191,657        --
Dividends..............................................     --            --           (12,210,000)    (12,210,000)
                                                         ---------  --------------  --------------  --------------
Balance at November 30, 1997...........................  $   7,770  $    1,792,852  $  (43,658,867) $  (41,858,245)
                                                         ---------  --------------  --------------  --------------
                                                         ---------  --------------  --------------  --------------



                            See accompanying notes.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)


                                                                                           NINE MONTHS ENDED
                                                                                              NOVEMBER 30
                                                                                     -----------------------------
                                                                                         1996            1997
                                                                                     -------------  --------------
OPERATING ACTIVITIES
Net loss...........................................................................  $  (1,380,551) $   (3,041,282)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Depreciation and amortization..................................................      1,437,522       1,779,709
    Management fees accrual........................................................       (844,474)        553,933
    Affiliate interest accrual.....................................................       (142,289)       (198,235)
    Additional interest accrual....................................................      1,276,115       2,020,592
    Incentive plan accrual.........................................................        470,975         545,000
    (Gain) loss on sale of assets, net.............................................     (1,066,215)          6,592
    Changes in operating assets and liabilities:
    Accounts receivable............................................................       (664,544)       (720,295)
    Other current assets...........................................................         56,548        (344,196)
    Accounts payable...............................................................       (178,857)        445,010
    Other accrued expenses.........................................................       (464,462)       (392,971)
                                                                                     -------------  --------------
Net cash provided by (used in) operating activities................................     (1,500,232)        653,857

INVESTING ACTIVITIES
Purchase of property and equipment.................................................       (543,423)       (609,885)
Purchase of newspaper, net of cash acquired........................................        (17,222)       (899,642)
Proceeds from sale of radio station................................................      1,917,544        --
Proceeds from sale of assets.......................................................         12,190          30,415
Payment for non-competition agreement..............................................       --            (3,000,000)
Increase in other assets...........................................................       (428,594)       (127,295)
Loans to managed affiliates........................................................       --           (14,585,868)
Decrease in amounts due from affiliates............................................       --             4,157,453
                                                                                     -------------  --------------
Net cash provided by (used in) investing activities................................        940,495     (15,034,822)

FINANCING ACTIVITIES
Increase (decrease) in amounts due to stockholder and affiliates...................       (143,494)        353,108
Increase in deferred financing costs...............................................       (304,077)       (518,025)
Principal payments on long-term obligations........................................       (614,203)       (695,324)
Proceeds from long-term borrowings.................................................        113,890      26,781,988
Capital contributions..............................................................            200           3,010
Distributions......................................................................       --           (12,210,000)
                                                                                     -------------  --------------
Net cash provided by (used in) financing activities................................       (947,684)     13,714,757
                                                                                     -------------  --------------
Net decrease in cash and cash equivalents..........................................     (1,507,421)       (666,208)
Cash and cash equivalents at beginning of period...................................      2,074,739         775,363
                                                                                     -------------  --------------
Cash and cash equivalents at end of period.........................................  $     567,318  $      109,155
                                                                                     -------------  --------------
                                                                                     -------------  --------------
Supplemental disclosures of cash flow information:
  Interest paid....................................................................  $   2,665,156  $    5,363,589
  Income taxes paid................................................................         40,018          97,800



                            See accompanying notes.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL



                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS



                                  (UNAUDITED)



1. BASIS OF PRESENTATION



    The accompanying condensed combined financial statements as of November 30, 1996 and 1997, and for the periods then ended are unaudited and include the accounts of the following radio and newspaper businesses (collectively referred to herein as the Company) which are owned directly or indirectly by Alan R. Brill (Stockholder). The radio businesses include: Brill Radio, Inc. and its subsidiary, Reading Radio, Inc.; Northland Broadcasting, Inc.; Northland Broadcasting, LLC; Northland Holdings, LLC; NB II, Inc.; Fargo-Moorhead Radio, Inc.; Central Missouri Broadcasting, Inc.; CMB II, Inc.; Northern Colorado Radio, Inc.; NCR II, Inc.; Northern Colorado Holdings, LLC; NCH II, LLC; NCR III, LLC; and Tri-State Broadcasting, Inc. The newspaper businesses (collectively referred to herein as News) include St. Johns Newspapers, Inc.; Huron P.S., LLC; Huron Newspapers, LLC; Huron Holdings, LLC; Brill Newspapers, Inc., and its subsidiaries, which include CMN Holding, Inc., Central Michigan Distribution Co., L.P., and Central Michigan Newspapers, Inc. and its subsidiaries which include Cadillac Newspapers, Inc.; CMN Associated Publications, Inc.; Gladwin Newspapers, Inc.; Midland Buyer's Guide, Inc.; Central Michigan Distribution Co., Inc.; and Graph Ads Printing, Inc. All significant intercompany balances and transactions have been eliminated in combination.



    These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. These statements should be read in conjunction with the Company's audited combined financial statements for the year ended February 28, 1997, and the notes therein. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company's management, the condensed combined financial statements for the unaudited interim periods presented include all adjustments of a normal recurring nature necessary to fairly present the results of such interim periods and the financial position as of the end of said periods. Results for such interim periods are not necessarily indicative of the results for the respective entire years.



2. SUBSEQUENT EVENTS



    On December 30, 1997, Brill Media Company, LLC (BMC) and Brill Media Management, Inc. issued $105,000,000 of 12% Senior Notes (Senior Notes) due in 2007 and $3,000,000 of Appreciation Notes (Appreciation Notes) due in 2007. The Senior Notes bear cash interest, payable semiannually, at a rate of 7 1/2% through December 15, 1999, and at 12% after such date until maturity. The Appreciation Notes entitle the holder to a cash payment, at maturity, equal to the principal amount plus the amount by which the Specified Percentage, as defined, of the Value, as defined, of BMC at maturity, exceeds the principal amount. The Specified Percentage is approximately 5% and the Value of BMC is equal to 12 times Media Cashflow, as defined, for the most recent four fiscal quarters plus the cash and cash equivalents less the aggregate amount of Indebtedness, as defined, of BMC and its subsidiaries.



    In conjunction with the issuance of the Senior Notes and the Appreciation Notes, the radio and newspaper businesses were contributed, at historical cost, to a newly formed limited liability company, BMC Holdings, LLC (Holdings), which is a wholly owned subsidiary of another newly formed limited liability company, BMC. BMC is indirectly owned by the Stockholder. BMC and Holdings were formed with minimal capital contributions and had no operations prior to the contribution of the radio and newspaper businesses.



    BMC received proceeds of approximately $96.8 million from the issuance of the Senior Notes and the Appreciation Notes. BMC subsequently loaned the $96.8 million to Holdings which loaned the $96.8

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

                                  (UNAUDITED)



2. SUBSEQUENT EVENTS (CONTINUED)


million to the Company. The loans between BMC and Holdings and Holdings and the Company are due in 2007, bear cash interest at 7 1/2% through December 15, 1999, and at 12% after such date until maturity. The Company used approximately $5.5 million of the proceeds for fees and expenses associated with the Senior Notes and the Appreciation Notes and $74.7 million of the proceeds to refinance its existing senior note of $70 million, pay accrued interest of approximately $1.9 million and pay a prepayment penalty of $2.8 million.



    On February 24, 1998 the Company completed the asset acquisition of certain newspaper, printing and distribution operations located in northern Michigan. Total consideration amounted to approximately $8.5 million and included cash of $5.5 million and seller notes of $3.0 million. In addition, the Company entered into a non-compete agreement totaling approximately $365,000. The acquisition will be accounted for as a purchase and the Company's financial statements will include the respective results of operations of the newly acquired entities from February 24, 1998. In conjunction with such acquisition, the Company formed six new wholly-owned subsidiaries of Holdings, all of which are guarantors of the Senior Notes and Appreciation Notes.

                         REPORT OF INDEPENDENT AUDITORS

Alan R. Brill

    We have audited the accompanying combined statements of financial position of The Radio and Newspaper Businesses of Alan R. Brill as of February 28, 1997 and February 29, 1996, and the related combined statements of operations, stockholder's and members' deficiency, and cash flows for each of the three years in the period ended February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Radio and Newspaper Businesses of Alan R. Brill at February 28, 1997 and February 29, 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended February 28, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP


Chicago, Illinois
November 14, 1997,
except for Note 2 as to which
the date is December 12, 1997
and Note 10 and Note 12,
as to which the date is
December 30, 1997

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

                   COMBINED STATEMENTS OF FINANCIAL POSITION

                                                                                      FEBRUARY 29    FEBRUARY 28
                                                                                         1996           1997
                                                                                     -------------  -------------
                                      ASSETS
Current assets:
  Cash and cash equivalents........................................................  $   2,074,739  $     775,363
  Accounts receivable, net of allowance for doubtful accounts of 1996-- $184,902
    and 1997--$112,192.............................................................      2,967,540      3,165,668
  Inventories......................................................................        443,678        323,483
  Other current assets.............................................................        193,249        208,598
                                                                                     -------------  -------------
Total current assets...............................................................      5,679,206      4,473,112
Notes receivable from managed affiliates...........................................       --              412,007
Property and equipment.............................................................     17,991,335     16,398,115
Less: Accumulated depreciation.....................................................      9,177,746      7,831,300
                                                                                     -------------  -------------
Net property and equipment.........................................................      8,813,589      8,566,815
Goodwill and FCC licenses, net of accumulated amortization of 1996-- $1,619,481 and
  1997--$1,779,785.................................................................      5,298,744      5,407,598
Covenants not to compete, net of accumulated amortization of 1996-- $147,714 and
  1997--$236,706...................................................................        247,575        284,414
Other assets, net of accumulated amortization of 1996--$831,843 and
  1997--$1,250,740.................................................................      1,827,844      1,891,090
Other..............................................................................         37,032        271,553
                                                                                     -------------  -------------
                                                                                         7,411,195      7,854,655
Due from affiliates................................................................      4,106,551      5,135,648
                                                                                     -------------  -------------
                                                                                     $  26,010,541  $  26,442,237
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                      LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
  Short-term note..................................................................  $     500,000  $     500,000
  Notes payable to stockholder.....................................................        209,000        378,637
  Accounts payable.................................................................      1,122,273        701,826
  Accrued payroll and related expenses.............................................        397,362        399,131
  Accrued interest.................................................................        327,853        372,394
  Other accrued expenses...........................................................        172,516        224,794
  Current maturities of long-term obligations......................................        552,358        882,439
                                                                                     -------------  -------------
Total current liabilities..........................................................      3,281,362      3,459,221
Long-term obligations:
  Senior notes.....................................................................     42,253,160     44,502,075
  Obligations under capital leases.................................................        906,905        971,966
  Unsecured and subordinated obligations...........................................        915,555        846,387
  Incentive plan liability.........................................................      3,527,034      4,155,000
  Less:Current maturities of long-term obligations.................................       (552,358)      (882,439)
                                                                                     -------------  -------------
                                                                                        47,050,296     49,592,989
Due to affiliates..................................................................     14,033,350       --
Capital deficiency:
  Capital..........................................................................          3,750          4,960
  Additional paid-in capital.......................................................        948,852     15,984,309
  Accumulated deficit..............................................................    (39,307,069)   (42,599,242)
                                                                                     -------------  -------------
Net capital deficiency.............................................................    (38,354,467)   (26,609,973)
                                                                                     -------------  -------------
                                                                                     $  26,010,541  $  26,442,237
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                            See accompanying notes.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                     YEAR ENDED
                                                                   ----------------------------------------------
                                                                    FEBRUARY 28     FEBRUARY 29     FEBRUARY 28
                                                                        1995            1996            1997
                                                                   --------------  --------------  --------------
Revenues.........................................................  $   23,186,957  $   25,312,931  $   27,036,215

Operating expenses:
  Operating departments..........................................      17,530,406      18,639,701      19,042,885
  Incentive plan.................................................         633,688       1,467,034         627,966
  Management fees................................................       1,678,771       1,832,703       1,944,699
  Time brokerage agreement fee, net..............................        --              --               (54,500)
  Consulting.....................................................        --                37,493         140,992
  Depreciation...................................................         896,885         995,414       1,025,543
  Amortization...................................................         214,223         316,558         369,484
                                                                   --------------  --------------  --------------
                                                                       20,953,973      23,288,903      23,097,069
                                                                   --------------  --------------  --------------
Operating income.................................................       2,232,984       2,024,028       3,939,146

Other income (expense):
  Interest--stockholder and affiliates, net......................        (348,399)       (293,956)        246,909
  Interest--other, net...........................................      (5,287,211)     (6,338,941)     (7,190,504)
  Amortization of deferred financing costs.......................        (205,851)       (497,198)       (488,712)
  Gain (loss) on sale of assets, net.............................         (55,783)          3,780       1,076,181
  Other, net.....................................................         (88,419)        (84,067)        (68,689)
                                                                   --------------  --------------  --------------
                                                                       (5,985,663)     (7,210,382)     (6,424,815)
                                                                   --------------  --------------  --------------
Loss before income taxes and extraordinary item..................      (3,752,679)     (5,186,354)     (2,485,669)
Income tax provision (benefit)...................................          68,324         (38,869)        286,504
                                                                   --------------  --------------  --------------
Loss before extraordinary item...................................      (3,821,003)     (5,147,485)     (2,772,173)
Extraordinary item...............................................        --             6,915,435        --
                                                                   --------------  --------------  --------------
Net income (loss)................................................  $   (3,821,003) $    1,767,950  $   (2,772,173)
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                            See accompanying notes.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

          COMBINED STATEMENTS OF STOCKHOLDER'S AND MEMBERS' DEFICIENCY

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

                                                                      ADDITIONAL                         NET
                                                                        PAID-IN      ACCUMULATED       CAPITAL
                                                           CAPITAL      CAPITAL        DEFICIT        DEFICIENCY
                                                          ---------  -------------  --------------  --------------
Balance at February 28, 1994............................  $   3,550  $     948,852  $  (37,254,016) $  (36,301,614)
Capital contribution....................................        100       --              --                   100
Net loss................................................     --           --            (3,821,003)     (3,821,003)
                                                          ---------  -------------  --------------  --------------
Balance at February 28, 1995............................      3,650        948,852     (41,075,019)    (40,122,517)
Capital contribution....................................        100       --              --                   100
Net income..............................................     --           --             1,767,950       1,767,950
                                                          ---------  -------------  --------------  --------------
Balance at February 29, 1996............................      3,750        948,852     (39,307,069)    (38,354,467)
Capital contributions...................................      1,210     15,035,457        --            15,036,667
Net loss................................................     --           --            (2,772,173)     (2,772,173)
Dividends...............................................     --           --              (520,000)       (520,000)
                                                          ---------  -------------  --------------  --------------
Balance at February 28, 1997............................  $   4,960  $  15,984,309  $  (42,599,242) $  (26,609,973)
                                                          ---------  -------------  --------------  --------------
                                                          ---------  -------------  --------------  --------------

                            See accompanying notes.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                         YEAR ENDED
                                                                            -------------------------------------
                                                                            FEBRUARY 28  FEBRUARY 29  FEBRUARY 28
                                                                               1995         1996         1997
                                                                            -----------  -----------  -----------
OPERATING ACTIVITIES
Net income (loss).........................................................  ($3,821,003) $ 1,767,950  ($2,772,173)
Adjustments to reconcile net income (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization...........................................   1,111,108     1,311,972   1,395,027
  Amortization of deferred financing costs................................     205,851       313,481     488,712
  Management fees accrual.................................................     590,851       293,806    (620,451)
  Affiliate interest accrual..............................................     599,216       463,594       1,842
  Additional interest accrual.............................................   1,864,997     2,215,159   1,817,674
  Incentive plan accrual..................................................     633,688     1,467,034     627,966
  (Gain) loss on sale of assets, net......................................      55,783        (3,780) (1,076,181)
  Extraordinary item......................................................      --        (6,915,435)     --
  Changes in operating assets and liabilities:
    Accounts receivable...................................................    (190,587)     (251,820)   (135,593)
    Other current assets..................................................    (260,546)     (192,561)    109,418
    Accounts payable......................................................     304,899      (480,039)   (440,686)
    Other accrued expenses................................................    (174,393)       47,805      91,521
                                                                            -----------  -----------  -----------
Net cash provided by (used in) operating activities.......................     919,864        37,166    (512,924)
INVESTING ACTIVITIES
Change in restricted cash.................................................   1,157,955       --           --
Insurance proceeds on destroyed assets....................................   2,674,326       --          244,293
Purchase of replacement assets............................................  (2,654,623)      --           --
Purchase of property and equipment........................................    (973,805)     (976,938) (1,268,847)
Purchase of newspaper, net of cash acquired...............................      --           --          (17,222)
Purchase of radio stations................................................      --           (55,000)     --
Proceeds from sale of radio station.......................................      --           --        1,917,544
Proceeds from sale of assets..............................................      25,096        13,280      44,003
Loans to managed affiliates...............................................      --           --         (408,401)
Increase in other assets..................................................    (349,225)     (147,904)   (452,554)
                                                                            -----------  -----------  -----------
Net cash provided by (used in) investing activities.......................    (120,276)   (1,166,562)     58,816
FINANCING ACTIVITIES
Increase (decrease) in amounts due to stockholder and affiliates..........    (592,216)       32,254     (79,309)
Increase in deferred financing costs......................................      --        (1,616,923)   (491,168)
Principal payments on long-term obligations...............................  (1,038,824)  (36,241,465)   (742,698)
Proceeds from long-term borrowings........................................   1,179,247    40,479,877     142,697
Capital contributions.....................................................         100           100     845,210
Dividends.................................................................      --           --         (520,000)
                                                                            -----------  -----------  -----------
Net cash provided by (used in) financing activities.......................    (451,693)    2,653,843    (845,268)
                                                                            -----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents......................     347,895     1,524,447  (1,299,376)
Cash and cash equivalents at beginning of year............................     202,397       550,292   2,074,739
                                                                            -----------  -----------  -----------
Cash and cash equivalents at end of year..................................   $ 550,292   $ 2,074,739   $ 775,363
                                                                            -----------  -----------  -----------
                                                                            -----------  -----------  -----------
Supplemental disclosures of cash flow information:
  Interest paid...........................................................   $4,099,643  $ 4,161,993   $6,116,898
  Income taxes paid:
    Federal...............................................................      --               646      80,000
    State.................................................................      68,085       117,485     136,046

                            See accompanying notes.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

                     NOTES TO COMBINED FINANCIAL STATEMENTS

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION


    The combined financial statements include the accounts of the following radio and newspaper businesses (collectively referred to herein as the Company) which are owned directly or indirectly by Alan R. Brill (Stockholder). The radio businesses (collectively referred to herein as Radio) include: Brill Radio, Inc.
(BRI) and its subsidiary, Reading Radio, Inc. (RRI); Northland Broadcasting, Inc. (NBI); Northland Broadcasting, LLC (NBL); Northland Holdings, LLC (NHL); NB II, Inc. (NB2); Fargo-Moorhead Radio, Inc. (FMR); Central Missouri Broadcasting, Inc. (CMB); CMB II, Inc. (CB2); Northern Colorado Radio, Inc. (NCR); NCR II, Inc. (NR2); and Tri-State Broadcasting, Inc. (TSB). The newspaper businesses (collectively referred to herein as News) include St. Johns Newspapers, Inc.
(SJN); Brill Newspapers, Inc. (BNI) and its subsidiaries, which include CMN Holding, Inc. (CMNH), Central Michigan Distribution Co., L.P. (CMDLP), and Central Michigan Newspapers, Inc. (CMN) and its subsidiaries which include Cadillac Newspapers, Inc.; CMN Associated Publications, Inc.; Gladwin Newspapers, Inc.; Midland Buyer's Guide, Inc.; Central Michigan Distribution Co., Inc.; and Graph Ads Printing, Inc. News publishes one daily newspaper with circulation of approximately 12,000 and eleven separate weekly publications with circulation exceeding 185,000. All significant intercompany balances and transactions have been eliminated in combination.


CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories, consisting primarily of newsprint, are stated at the lower of cost (first in, first out) or market.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is provided under the straight-line method over the estimated useful lives of the various assets as follows:

                                                               10 to 40
Buildings and improvements...................................  years
                                                               10 to 40
Leasehold improvements.......................................  years
Towers and antennae..........................................  20 years
Machinery and equipment......................................  3 to 12 years
Broadcast equipment..........................................  3 to 13 years
Furniture and fixtures.......................................  3 to 10 years

INTANGIBLE ASSETS

    Goodwill and FCC licenses are being amortized as required by generally accepted accounting principles. Amortization is calculated on the straight-line basis over a period of 40 years.

    Covenants not to compete are being amortized on the straight-line basis over the agreements' terms of three to five years.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Deferred financing costs and favorable leasehold rights are being amortized on the straight-line basis over the terms of the underlying debt (36 to 44 months) or leases (3-20 years).

LONG-LIVED ASSETS


    The Company annually considers whether indicators of impairment of long-lived assets held for use (including intangibles) are present, determines that if such indicators are present whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amounts, and if so, would recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. The Company evaluated the ongoing value of its property and equipment and other long-lived assets as of February 28, 1997. From this evaluation, the Company determined that there were no indications of impairment and as such, no impairment loss has been recognized for the year ended February 28, 1997.


USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ADVERTISING

    Advertising costs are expensed as incurred and totaled $783,879, $801,356, and $838,534 for the years ended February 28, 1995, February 29, 1996, and February 28, 1997, respectively.

REVENUE RECOGNITION

    The Company recognizes advertising revenue when an ad is aired by Radio or printed by News. Radio also receives fees under time brokerage agreements, which are recognized based on a stated amount per month.

RECLASSIFICATIONS

    Certain amounts in the 1995 and 1996 financial statements have been reclassified to conform to the 1997 presentation.

2. DESCRIPTION OF THE COMPANY, ACQUISITIONS AND DISPOSITIONS

    The businesses of the Company are operating entities affiliated with Brill Media Company, L.P. (BMCLP), a group executive management operation which provides supervisory activities and certain corporate-wide services to the operating units. The management operation is compensated on a fee basis by the operating units under standard contractual arrangements. The Company was organized by the Stockholder in 1980 to own and operate media properties including radio stations, television stations, newspapers and related businesses, with a medium-market emphasis. The Company is structured with each operating unit self-contained in its own entity with respect to its assets, operations, and management.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

2. DESCRIPTION OF THE COMPANY, ACQUISITIONS AND DISPOSITIONS (CONTINUED)
    On May 1, 1995, CB2, a newly formed corporation owned by the Stockholder, acquired radio station KZMO-FM located in California, Missouri. CB2 paid cash of $25,000 and entered into note payable agreements with the seller of $250,000 and $149,500. CB2 also entered into a covenant not to compete agreement with the previous owner for $300,000, discounted at 11% to $165,290 for financial statement purposes -- see Note 7. The acquisition was accounted for as a purchase. Assets acquired include goodwill, FCC license, and tower lease of $50,000, $274,500, and $100,000, respectively. The financial statements include the results of operations of CB2 from May 1, 1995.

    On November 1, 1995, NB2, a newly formed corporation owned by the Stockholder, acquired radio station KLXK-FM located in Duluth, Minnesota. NB2 paid cash of $30,000 and entered into a note payable with the seller of $670,000. The acquisition was accounted for as a purchase. Assets acquired include goodwill, FCC license, and equipment of $50,000, $550,000, and $100,000, respectively. The financial statements include the results of operations of NB2 from November 1, 1995.

    On July 9, 1996, SJN, a newly formed corporation owned by the Stockholder, acquired the common stock of Clinton Distribution, Inc. (Clinton), which owned and operated the St. Johns Reminder, a weekly newspaper located in St. Johns, Michigan. SJN paid cash of $50,000 and entered into a note payable with the seller of $340,704. SJN also entered into a covenant not to compete with the Seller for $200,000, discounted at 12% to $127,430 for financial statement purposes -- see Note 7. On July 31, 1996, Clinton was merged into SJN under a tax-free liquidation. The acquisition of Clinton was accounted for as a purchase. The financial statements include the results of operations of Clinton/SJN from July 9, 1996.

    Pro forma combined operating results reflecting these acquisitions as if they had occurred at the beginning of the respective periods would not have been materially different from reported amounts.

    In February, 1996, FMR entered into a contract to sell all operating assets of its radio stations KQWB-FM and KQFN-AM located in Fargo, North Dakota, and Moorhead, Minnesota, for $2,000,000 in cash. The pretax gain was approximately $1,065,000, net of related expenses. FMR further contracted to lease the programming of the radio stations to the buyer under a time brokerage agreement
(TBA) beginning March 1, 1996, for $15,000 per month, until transfer of the FCC license on August 13, 1996. Accordingly, no broadcast revenue or operating expense is recorded for FMR subsequent to February 29, 1996.

    On June 27, 1996, NR2, a newly formed corporation owned by the Stockholder executed a TBA effective August 5, 1996, to operate radio station KTRR-FM located in Loveland, Colorado. The financial statements include the results of operations of NR2 from August 5, 1996. The TBA also gives the Company an option to purchase KTRR-FM. In connection with this option, NR2 made a nonrefundable deposit of $200,000 to the owner of KTRR-FM.

    In May 1997, NR2 exercised its option to purchase KTRR-FM for $2,000,000. The purchase price includes the $200,000 already on deposit, $550,000 in cash payable at closing, and a note payable to the seller in the amount of $1,250,000. NR2 will also enter into a five-year, $500,000 covenant not to compete. The purchase is pending various approvals.

    On July 25, 1997 the Company paid $3,000,000 for a non-competition agreement among the Company, one of the managed affiliates (see Note 10) and the seller of the related radio stations.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

2. DESCRIPTION OF THE COMPANY, ACQUISITIONS AND DISPOSITIONS (CONTINUED)
    On October 1, 1997, Huron P.S., LLC (HPL) and Huron Newspapers, LLC (HNL), newly formed limited liability companies owned principally by the Stockholder, entered into contracts to purchase the assets of Huron Postal Service, Inc., which owned and operated a 40,000-household distribution system for advertising supplements, newspapers, and shopping guides located in Tawas City, Michigan, and Northeastern Printers, Inc., which owned and operated two editions of the Northeastern Shopper, distributed to 40,000 households located in Tawas City, Michigan (collectively, Tawas) for $1,600,000. HPL and HNL paid combined cash of $900,000 at closing and entered into notes payable with the seller totaling $700,000. The notes bear interest at 10% and are due in October 2004. HPL and HNL also entered into six-year covenants not to compete, totaling $1,200,000.

    On October 24, 1997, CMB and CB2 entered into contracts to sell the operating assets of radio stations KTXY-FM and KLIK-AM located in Jefferson City, Missouri, and radio station KATI-FM located in California, Missouri, (the Missouri Properties) for a net cash price of $7,419,000, plus assumed liabilities of $256,000. The expected pretax gain will be approximately $5 million, net of related expenses. CMB and CB2 further contracted to lease the programming of the combined radio stations to the buyer under a TBA beginning November 1, 1997, for $50,000 per month, until transfer of the FCC licenses is complete. Accordingly, no broadcast revenue or operating expenses will be recorded for CMB or CB2 subsequent to October 31, 1997. The gain will be recognized upon transfer of the FCC licenses. Applications for transfer of the broadcast licenses of the Missouri Properties have been filed with the FCC by the buyers. A local market competitor has objected to the transfer of the licenses and on December 12, 1997, filed with the FCC a Petition to Deny the license transfers and to terminate the TBA. No action has been taken on the Petition to Deny by the FCC, and the Company believes that, even if the Petition to Deny were granted, the consequences to the Company would not be material.

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at February 29, 1996 and February 28, 1997:

                                                                                         1996           1997
                                                                                     -------------  -------------
Land...............................................................................  $     748,255  $     646,647
Buildings and improvements.........................................................      2,564,698      1,604,922
Leasehold improvements.............................................................        846,826        989,586
Towers and antennae................................................................      1,939,158      1,962,264
Machinery and equipment............................................................      3,771,769      4,162,151
Broadcast equipment................................................................      4,968,828      4,106,725
Furniture and fixtures.............................................................      2,907,508      2,425,820
Construction in progress...........................................................        244,293        500,000
                                                                                     -------------  -------------
                                                                                     $  17,991,335  $  16,398,115
                                                                                     -------------  -------------
                                                                                     -------------  -------------

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

3. PROPERTY AND EQUIPMENT (CONTINUED)
    Property and equipment includes the following assets under capital leases at February 28, 1997:

Buildings and improvements......................................................  $ 828,337
Towers and antennae.............................................................  1,050,000
Machinery and equipment.........................................................    277,661
Broadcast equipment.............................................................    212,168
Furniture and fixtures..........................................................    180,559
                                                                                  ---------
                                                                                  $2,548,725
                                                                                  ---------
                                                                                  ---------

4. INCOME TAXES

    The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    NCR, TSB, CB2, NB2, NR2, and SJN are "S" corporations whose taxable income or loss for federal and state income tax purposes is passed through to the Stockholder. NBL and NHL are limited liability companies whose taxable income or loss for federal and state income tax purposes is passed through to their members. CMDLP is a limited partnership whose taxable income or loss for federal and state income tax purposes is passed through to its partners. BRI, RRI, NBI, FMR, CMB, BNI, CMNH, and CMN are "C" corporations. RRI is included in the consolidated income tax return of BRI. CMNH and CMN are included in the consolidated income tax return of BNI. NBI and FMR are included in the consolidated income tax return of their parent. The Company calculates its current and deferred income tax provisions for NBI and FMR on a separate return basis (i.e., as if the corporations had not been included in the consolidated income tax return of their parent).

    At February 28, 1997, the "C" corporations noted above had net operating loss carryforwards of approximately $13 million for federal income tax purposes which expire in fiscal years 1998 through 2012.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

4. INCOME TAXES (CONTINUED)
    As a result of net operating loss carryforwards and temporary differences, the Company has net deferred tax assets and has established a valuation allowance at February 29, 1996 and February 28, 1997, as follows:

                                                                                          1996           1997
                                                                                     --------------  -------------
Gross deferred tax assets:
  Incentive plan expense...........................................................  $    1,448,043  $   1,685,877
  Net operating loss carryforwards.................................................       9,720,061      5,281,599
  Other............................................................................         281,472        313,814
                                                                                     --------------  -------------
                                                                                         11,449,576      7,281,290
Gross deferred tax liabilities:
  Deferred gain on replacement assets..............................................      (1,154,401)    (1,154,401)
  Other............................................................................        (255,113)      (104,786)
                                                                                     --------------  -------------
                                                                                         (1,409,514)    (1,259,187)
                                                                                     --------------  -------------
Net deferred tax asset.............................................................      10,040,062      6,022,103
Valuation allowance................................................................     (10,040,062)    (6,022,103)
                                                                                     --------------  -------------
Net deferred tax asset recognized in the balance sheet.............................  $     --        $    --
                                                                                     --------------  -------------
                                                                                     --------------  -------------

    Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    The provision (benefit) for income taxes for the "C" corporations differs from the amount of income tax benefit computed by applying the United States federal income tax rate to loss before income taxes and extraordinary item. A reconciliation of the differences is as follows:

                                                                                       YEAR ENDED
                                                                       -------------------------------------------
                                                                        FEBRUARY 28    FEBRUARY 29    FEBRUARY 28
                                                                           1995           1996           1997
                                                                       -------------  -------------  -------------
"C" corporations income tax benefit at statutory federal tax rate....  $  (1,366,137) $  (1,838,365) $    (870,606)
Increase (decrease) resulting from:
  State income taxes, net of federal benefit.........................       (195,989)      (350,071)       (17,343)
  Change in valuation allowance......................................      1,607,220      2,162,782      1,024,242
  Other, net.........................................................         23,230        (13,215)       150,211
                                                                       -------------  -------------  -------------
Income tax provision (benefit).......................................  $      68,324  $     (38,869) $     286,504
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

5. OTHER ASSETS

    Other assets consist of the following at February 29, 1996 and February 28, 1997:

                                                                                            1996          1997
                                                                                        ------------  ------------
Deferred financing costs..............................................................  $  1,614,046  $  2,105,218
Broadcasting contracts................................................................       120,000       --
Favorable leasehold rights............................................................       434,728       384,728
Other.................................................................................       490,913       651,884
                                                                                        ------------  ------------
                                                                                           2,659,687     3,141,830
Less:Accumulated amortization.........................................................       831,843     1,250,740
                                                                                        ------------  ------------
                                                                                        $  1,827,844  $  1,891,090
                                                                                        ------------  ------------
                                                                                        ------------  ------------

6. SHORT-TERM NOTE

    Short-term note at February 29, 1996 and February 28, 1997, consists of the following:

                                                                                               1996        1997
                                                                                            ----------  ----------
Note payable, interest payable annually at 6.85%..........................................  $  500,000  $  500,000

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

7. LONG-TERM OBLIGATIONS

    Senior notes payable at February 29, 1996 and February 28, 1997, consist of the following:

                                                                                         1996           1997
                                                                                     -------------  -------------
Senior note, interest only payable monthly at 12%, due September 30, 1999. Includes additional interest accrued at 5.5%, payable September 30, 1999..................  $  40,000,000  $  41,824,718
Mortgage note, payable in monthly installments of $7,645, including interest at 8%
  through September 1, 1997, then interest adjusted to prime lending rate plus 2%,
  due September 1, 2001............................................................        723,500        688,367
Mortgage note, interest at 11%.....................................................        113,683       --
Senior note, payable in monthly installments of $3,033 including interest at 8%,
  due May 1, 2005..................................................................        237,369        219,307
Senior note, payable in monthly installments of $3,850, including interest at bank
  prime lending rate plus 1%, due February 28, 2002................................        197,690        168,870
Senior note, payable in monthly installments of $9,074, including interest at 9%,
  due October 31, 2005.............................................................        670,000        653,622
Senior note, interest only payable monthly at 8% until July 9, 1997, thereafter payable in monthly installments of $4,436, including interest, due July 9,
  2006.............................................................................       --              340,010
Senior secured noncompetition agreement, payable in quarterly installments of
  $6,250, including imputed interest at 12%, due July 1, 2004......................       --              122,503
Other..............................................................................        310,918        484,678
                                                                                     -------------  -------------
                                                                                     $  42,253,160  $  44,502,075
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    The bank prime lending rate at February 28, 1997, was 8.25%.

    In February 1996, the Company and two managed affiliates under common control (collectively referred to herein as the Borrowers) jointly entered into a senior note agreement which provided $40 million of borrowings. In September 1996, the senior note was extended to September 1999. The note bears interest at 12%, payable monthly. Beginning May 1996, additional interest accrues at 5.5% and is payable in September 1999. At February 28, 1997, $1,824,718 of additional interest was accrued by the Company. On September 30, 1996, the Company entered into a $16 million line of credit to provide acquisition financing. The line has the same terms as the $41,824,718 senior note described above. In May 1997 and July 1997, the Company borrowed against the $16 million line of credit.

    On September 30, 1997, the Company refinanced its outstanding senior note with its existing lender and received additional financing of $14 million. The refinanced senior note bears interest at 10%, payable monthly. Additional interest accrues at 7.5%. Principal and additional interest are payable in September 1999. The Company is required to pay a 4% penalty in the event of prepayment of the outstanding senior note.

    The Borrowers are jointly and individually responsible for the full amount of the senior note. Accordingly, the Company has recorded the entire amount of the senior note in the accompanying statement of financial position and has recorded notes receivable from managed affiliates for the managed

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

7. LONG-TERM OBLIGATIONS (CONTINUED)
affiliates' portion of the borrowings under the agreement. The note restricts the Borrowers from the following: (a) sale or disposition of a subsidiary or significant assets other than in the normal course of business; (b) incurring additional indebtedness in excess of limitations; (c) payment of management fees, dividends, and payments to affiliates in excess of certain limitations and; (d) making aggregate capital expenditures or aggregate lease payments in excess of annual limitations. The note also requires attaining minimum cumulative operating cash flows, as defined. The common stock, membership interest, and assets of each operating entity and ARB Finance-One, Inc. (an affiliate) are pledged as security for the senior note. In addition, the Company's Stockholder has personally guaranteed the senior note.

    Obligations under capital leases relate to certain operating facilities and equipment. The future minimum lease payments and the present value of capital lease payments are as follows:

FISCAL YEAR                                                                          AMOUNT
--------------------------------------------------------------------------------  ------------
1998............................................................................  $    394,202
1999............................................................................       322,483
2000............................................................................       259,862
2001............................................................................       144,391
2002............................................................................        62,979
                                                                                  ------------
Total minimum obligations.......................................................     1,183,917
Less: Interest..................................................................       211,951
                                                                                  ------------
Present value of future minimum lease payments..................................  $    971,966
                                                                                  ------------
                                                                                  ------------

    During fiscal 1997, the Company entered into new capital leases totaling approximately $347,000. The present value of obligations under capital leases at February 28, 1997, includes $606,884 in amounts due to affiliates of the Company.

    Unsecured and subordinated obligations at February 29, 1996 and February 28, 1997, consist of the following:

                                                                                               1996        1997
                                                                                            ----------  ----------
Subordinated notes, payable in monthly installments including interest at 9%, due November
  3, 2000.................................................................................  $  458,131  $  401,448
Unsecured noncompetition agreement, payable in monthly installments of $1,666 through May
  1, 2000, then beginning June 1, 2000, payable in monthly installments of $3,333,
  including imputed interest at 11%, due May 1, 2005......................................     163,881     161,814
Unsecured note, payable in monthly installments of $3,790, including interest at 8%, due
  October 1, 2004.........................................................................     200,717     170,192
Other.....................................................................................      92,826     112,933
                                                                                            ----------  ----------
                                                                                            $  915,555  $  846,387
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    In conjunction with the $40 million senior note refinancing in February 1996, the Company paid $3,250,000 to a subordinated note holder. This payment reflected the original principal only, and $7,046,813 of contingent interest which had been accrued at the maximum rate was reduced at maturity pursuant to the terms of an alternative valuation formula, as defined in the agreement. The Company also

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

7. LONG-TERM OBLIGATIONS (CONTINUED)
wrote off certain previously deferred financing costs at the time of the refinancing totaling $131,378. The net gain of $6,915,435 related to these transactions has been reflected as an extraordinary item in the accompanying 1996 statement of operations.

    The Company has performance incentive plans with certain executives. Such plans accumulate value based on certain defined performance factors. The executives were vested to the extent of $3,527,034, and $4,155,000 as of February 29, 1996 and February 28, 1997, respectively, which was recorded as a long-term obligation. Payments under the terms of the plans would commence only upon the death, disability, retirement, or termination of employment of an executive, and can be made at the discretion of the Company in amounts and on terms no less favorable to the executive than quarterly payments of 2.5% of the vested amount.

    Aggregate maturities of long-term obligations during the next five years are as follows:

                                                                         OBLIGATIONS   UNSECURED
                                                                            UNDER         AND
                                                             SENIOR        CAPITAL    SUBORDINATED
FISCAL YEAR                                                   NOTES        LEASES     OBLIGATIONS       TOTAL
--------------------------------------------------------  -------------  -----------  ------------  -------------
1998....................................................  $     531,531   $ 279,576    $   71,332   $     882,439
1999....................................................        349,219     246,617        74,310         670,146
2000....................................................     41,363,333     220,314        81,290      41,664,937
2001....................................................        285,949     125,329       220,481         631,759
2002....................................................        246,736      53,655        98,697         399,088

8. COMMITMENTS

    The Company leases certain land, buildings, and equipment. Rent expense for fiscal years 1995, 1996, and 1997 was $119,998, $210,998, and $247,328,
respectively. Future minimum lease payments under operating leases that have initial or remaining noncancelable terms in excess of one year as of February 28, 1997, are as follows:

FISCAL YEAR                                                                           AMOUNT
----------------------------------------------------------------------------------  ----------
1998..............................................................................  $  181,388
1999..............................................................................     127,789
2000..............................................................................      40,477
2001..............................................................................      16,093
2002..............................................................................       8,792
                                                                                    ----------
Total minimum payments required...................................................  $  374,539
                                                                                    ----------
                                                                                    ----------

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

9. CAPITAL

    The authorized and issued common stock and membership interest of the individual companies included in the combined financial statements consists of the following at February 28, 1997:

                                                                      NUMBER OF SHARES
                                                                 --------------------------              ADDITIONAL
                                                                               ISSUED AND                  PAID-IN
                                                                 AUTHORIZED    OUTSTANDING    AMOUNT       CAPITAL
                                                                 -----------  -------------  ---------  -------------
Northland Broadcasting, Inc.:
  Common, $1 par value.........................................       1,000           100    $     100  $   5,653,505
Northland Broadcasting, LLC:
  Membership interest..........................................         N/A           N/A           10       --
Northland Holdings, LLC:
  Membership interest..........................................         N/A           N/A        1,000       --
NB II, Inc.:
  Common, $1 par value.........................................       1,000           100          100         63,000
Fargo-Moorhead Radio, Inc.:
  Common, $1 par value.........................................       1,000           100          100      8,537,952
Central Missouri Broadcasting, Inc.:
  Common, $1 par value.........................................       1,000         1,000        1,000       --
CMB II, Inc.:
  Common, $1 par value.........................................       1,000           100          100       --
Northern Colorado Radio, Inc.:
  Common, $1 par value.........................................       1,000           100          100      1,064,500
NCR II, Inc.:
  Common, $1 par value.........................................       5,000           100          100         16,000
St. Johns Newspapers, Inc.:
  Common, $1 par value.........................................       5,000           100          100       --
Tri-State Broadcasting, Inc.:
  Common, $1 par value.........................................       5,000           100          100         40,000
Brill Radio, Inc.:
  Common, $1 par value.........................................       1,000         1,000        1,000       --
Brill Newspapers, Inc.:
  Class A common stock, $1 par value, voting...................       1,000         1,000        1,000       --
  Class B common stock, $1 par value, nonvoting................       2,000           150          150        609,352
                                                                                             ---------  -------------
                                                                                             $   4,960  $  15,984,309
                                                                                             ---------  -------------
                                                                                             ---------  -------------

    CMB II, Inc. was organized during the year ended February 28, 1995; NB II, Inc. was organized during the year ended February 29, 1996, Northland Broadcasting, LLC, Northland Holdings, LLC, NCR II, Inc., and St. Johns Newspapers, Inc. were organized during the year ended February 28, 1997.

    During the year ended February 28, 1997, the Company received capital contributions of $15,036,667 (Northland Broadcasting, LLC--$10, Northland Holdings, LLC--$1,000, NBII, Inc.--$63,000, Northern Colorado Radio, Inc.--$725,000, NRII, Inc.--$16,100, Tri-State Broadcasting, Inc.--$40,000, St.
Johns Newspapers, Inc.--$100, Northland Broadcasting, Inc.--$5,653,505, and Fargo-Moorhead Radio, Inc.-- $8,537,952), primarily from BMCLP, of which $14,191,457 were outstanding affiliate receivables owed to

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

9. CAPITAL (CONTINUED)
BMCLP and were offset by affiliate payables to Media. During 1997, Brill Newspapers, Inc. paid dividends of $520,000.

    There were no other changes to capital for each of the three years in the period ended February 28, 1997.

10. TRANSACTIONS WITH AFFILIATES

    BMCLP provides certain administrative services to the Company for which it receives a management fee based on a percentage of revenue. The Company incurred management fees to BMCLP in fiscal years 1995, 1996, and 1997 of approximately $1,679,000, $1,833,000, and $1,945,000, respectively.

    The Company has operating management agreements and loans with managed affiliates who operate radio stations in the same markets as the Company. In accordance with the operating management agreements, the managed affiliates pay management fees based on a fixed amount plus a variable fee based on performance, as defined. The Company earned $40,000 in management fees from these managed affiliates for the year ended February 28, 1997, which is included in due from affiliates in the accompanying statement of financial position.

    At February 28, 1997, notes receivable from these managed affiliates include notes totaling $408,401 plus additional accrued interest of $3,606. The notes receivable bear interest at 12%, payable monthly. Additional interest accrues at 5.5%. Principal and additional interest are payable in September 1999.

    In connection with the borrowings under the $16 million line of credit subsequent to February 28, 1997--see Note 7, the Company made additional loans to managed affiliates totaling $13,903,955. In connection with the Company's refinancing of its outstanding senior note on September 30, 1997--see Note 7, the Company refinanced the outstanding notes receivable from managed affiliates. The refinanced notes receivable from managed affiliates bear interest at 10%, payable monthly. Additional interest accrues at 7.5%. Principal and additional interest are payable in September 1999.

    Through December 1997, the Company made additional loans to managed affiliates totaling $2 million. On December 30, 1997, the Company refinanced notes receivable from managed affiliates totaling approximately $16.3 million. The refinanced notes receivable from managed affiliates bear interest at 12%, payable semi-annually, and are due January 1, 2001.

    At February 29, 1996 and February 28, 1997, notes payable to stockholder include notes payable of $206,000 and $374,779, respectively, plus accrued interest of $3,000 and $3,858, respectively. At February 28, 1997, notes totaling $74,779 bear interest at 12% and notes totaling $300,000 bear interest at prime plus 1%. Notes payable to stockholder are subordinated to the notes payable to the respective senior lenders.

    At February 29, 1996 and February 28, 1997, due from affiliates includes notes receivable from stockholder totaling $4,106,551 and $3,966,194, respectively, plus accrued interest of $84,244 at February 28, 1997. The notes receivable bear interest at 5.5% and are due at various dates through 2001.

    At February 28, 1997, due from affiliates also includes $1,886,909 of affiliate notes receivable plus accrued interest of $28,840, accrued management fees payable of $144,153, and operating payables due to affiliates of $726,386.

              THE RADIO AND NEWSPAPER BUSINESSES OF ALAN R. BRILL

    YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997

10. TRANSACTIONS WITH AFFILIATES (CONTINUED)
    At February 29, 1996, due to affiliates includes accrued management fees payable of $2,972,870, various notes payable of $8,821,031 plus accrued interest on these notes totaling $4,923,144, affiliate notes receivable of $1,888,909 plus accrued interest on these notes of $115,541, and operating receivables due from affiliates of $679,245.

11. BUSINESS SEGMENTS

    The Company has been engaged in two principal businesses: operation of AM and FM radio stations (Radio) and publication of daily and weekly newspapers and shoppers (News).

    Information for the years ended February 28, 1995, February 29, 1996, and February 28, 1997, regarding the Company's major business segments is presented in the following table:

                                                                          RADIO          NEWS           TOTAL
                                                                      -------------  -------------  -------------
Revenues:
  1995..............................................................  $  12,649,594  $  10,537,363  $  23,186,957
  1996..............................................................     13,095,663     12,217,268     25,312,931
  1997..............................................................     13,595,820     13,440,395     27,036,215
Operating income:
  1995..............................................................        999,703      1,233,281      2,232,984
  1996..............................................................        883,897      1,140,131      2,024,028
  1997..............................................................      1,897,712      2,041,434      3,939,146
Identifiable assets:
  1995..............................................................     11,195,756     10,588,032     21,783,788
  1996..............................................................     14,499,338     11,511,203     26,010,541
  1997..............................................................     11,074,545     15,367,692     26,442,237
Depreciation and amortization expense:
  1995..............................................................        751,407        359,701      1,111,108
  1996..............................................................        807,917        504,055      1,311,972
  1997..............................................................        917,438        477,589      1,395,027
Capital expenditures:
  1995..............................................................        276,427        697,378        973,805
  1996..............................................................        819,440        157,498        976,938
  1997..............................................................        336,952        931,895      1,268,847

12. SUBSEQUENT EVENT


    Effective December 30, 1997, the radio and newspaper businesses were contributed, at historical cost, to a newly formed limited liability company, BMC Holdings, LLC (Holdings), which is a wholly-owned subsidiary of another newly formed limited liability company, Brill Media Company, LLC (BMC). BMC is indirectly owned by the Stockholder. BMC and Holdings were formed with minimal capital contributions and had no operations prior to the contribution of the radio and newspaper businesses.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           -----
Prospectus Summary....................           1
Risk Factors..........................          23
Use of Proceeds.......................          35
Capitalization........................          36
Pro Forma Financial Information.......          37
Selected Combined Financial Data......          46
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................          48
Business..............................          54
Legal Proceedings.....................          76
Management............................          76
Executive Compensation................          77
Certain Transactions..................          79
Recent or Pending Transactions........          81
The Exchange Offer....................          82
Description of Notes..................          92
Description of Appreciation Notes.....         123
Certain Federal Income Tax
  Considerations......................         134
Plan of Distribution..................         137
Book-Entry; Delivery and Form.........         138
Legal Matters.........................         139
Experts...............................         140
Available Information.................         140
Index of Financial Statements.........         F-1


                                     [LOGO]

                            BRILL MEDIA COMPANY, LLC
                          BRILL MEDIA MANAGEMENT, INC.

                               OFFER TO EXCHANGE
                           12% SENIOR NOTES DUE 2007
                                      FOR
                       12% SERIES B SENIOR NOTES DUE 2007
                        AND APPRECIATION NOTES DUE 2007
                                      FOR
                      SERIES B APPRECIATION NOTES DUE 2007

                            ------------------------

                                   PROSPECTUS

                             ---------------------

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 13.1-697 of the Virginia Stock Corporation Act (the "SCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

    The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not act in good faith and believed that his conduct was not in the corporation's best interests or that his conduct was opposed to the corporation's best interests, or with respect to any criminal proceeding, that he had reasonable cause to believe his conduct was unlawful.

    A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

    Indemnification with respect to a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

    Section 13.1-698 of the SCA also requires a corporation, unless limited by its articles of incorporation, to indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

    Section 13.1-699 of the SCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in SCA Section 13.1-697 above;
(ii) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

    The undertaking required in clause (ii) above shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Furthermore, determinations and authorizations of payments under this Section 13.1-699 shall be made in the manner specified in SCA Section 13.1-701 below.

    Section 13.1-700.1 provides that an individual who is made a party to a proceeding because he is or was a director of a corporation may apply to a court for an order directing the corporation to make advances or reimbursement for expenses or to provide indemnification. Such application may be made to the court conducting the proceeding or to another court of competent jurisdiction.

    The court shall order the corporation to make advances and/or reimbursement for expenses or to provide indemnification if it determines that the director is entitled to such advances, reimbursement or indemnification and shall also order the corporation to pay the director's reasonable expenses incurred to obtain the order.

    With respect to a proceeding by or in the right of the corporation, the court may (i) order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he was adjudged liable

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS. (CONTINUED) to the corporation and (ii) also order the corporation to pay the director's reasonable expenses incurred to obtain the order of indemnification.

    Neither (i) the failure of the corporation, including its board of directors, its independent legal counsel and its shareholders, to have made an independent determination prior to the commencement of any action permitted by this section that the applying director is entitled to receive advances and/or reimbursement nor (ii) the determination by the corporation, including its board of directors, its independent legal counsel and its shareholders, that the applying director is not entitled to receive advances and/or reimbursement or indemnification shall create a presumption to that effect or otherwise of itself be a defense to that director's application for advances for expenses, reimbursement or indemnification.

    Section 13.1-701 of the SCA provides that a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has conducted himself in good faith and he believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

    Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained under paragraph 1 of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (iii) by special legal counsel: (a) selected by the board of directors or its committee in the manner prescribed in paragraph 1 or 2 of this subsection; or (b) if a quorum of the board of directors cannot be obtained under paragraph 1 of this subsection and a committee cannot be designated under paragraph 2 of this subsection, selected by majority vote of the full board of directors, in which selection directors who are parties may participate; or (iv) by the shareholders, but shares owned by or voted under the control of directors who are the time parties to the proceeding may not be voted on the determination.

    Authorization of indemnification and evaluation as to reasonable-ness of expenses shall be made in the same manner as the determination that indemnification is permissible except that if the determination is made by special legal counsel, authorization or indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under clause (a) and
(b) above to select counsel.

    Section 13.01-702 of the SCA provides that unless limited by a corporation's articles of incorporation, (i) an officer of the corporation is entitled to mandatory indemnification under Section 13.1-698, and is entitled to apply for court-ordered indemnification under Section 13.1-700, in each case to the same extent as a director; and (ii) the corporation may indemnify and advance expenses under this article to an officer, employee, or agent of the corporation to the same extent as to a director.

    Section 13.1-703 of the SCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 13.1-697 or Section 13.1-698 above.

    Section 13.1-704 of the SCA provides that any corporation shall have power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS. (CONTINUED) make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against (i) his willful misconduct, or (ii) a knowing violation of the criminal law. Unless the articles of incorporation, or any such bylaw or resolution expressly provide otherwise, any determination as to the right to any further indemnity shall be made in accordance with Section13.1-701B. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such a person.

    Article X of the Bylaws of Brill Media Management, Inc. provides as follows:

        Any person (the "indemnitee") who, because he is or was an officer or director of the corporation, is, was, or is threatened to be made a party to any threatened, pending, or completed action, suit, proceeding, or appeal whether civil, criminal, administrative, or investigative and whether formal or informal (the "proceeding") (including any proceeding by or in the right of the corporation) shall be indemnified by the corporation against all liability (including the obligation to pay all or any part of a judgment, decree, settlement, penalty, fine or other such obligation) and reasonable expenses (including counsel fees, expert witness fees, and costs of investigation, litigation, and appeal, as well as any amounts expended in asserting any counterclaim or claim for indemnification from others) incurred in or as a result of the proceeding except such liability and expenses as are incurred because of his willful misconduct or a knowing violation of the criminal law. The corporation shall pay for or reimburse the reasonable expenses incurred by any indemnitee in advance of final disposition of any proceeding upon receipt of an unsecured undertaking from him to repay the sums if ultimately it is determined that he is not entitled to indemnification. A director shall be so indemnified without the necessity of any further determination or authorization, but in the case of an officer, the determination that indemnification is permissible and an evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific actions of the board of directors. The termination of a proceeding by a judgment, decree, order, settlement, or conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption that an indemnitee acted in such a manner as to make him ineligible for indemnification.

        In any proceeding brought by a shareholder in the right of the corporation or brought by or on behalf of shareholders of the corporation, the aggregate amount of all damages that may be assessed against an officer or director of the corporation arising out of any single transaction, occurrence, or course of conduct shall be limited to one dollar. This bylaw is adopted by the shareholders as a limitation on the liability of the corporation's officers and directors, and this limitation shall not apply if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any state securities law.

        This Article shall be applicable in and to all proceedings commenced after its adoption even though arising, in whole or in part, from conduct, actions, or events occurring or taken before its adoption. No amendment, modification, or repeal of this Article shall diminish the rights provided hereby with respect to any claim, issue, or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act occurring prior to such amendment, modification, or repeal. Reference herein to any director or officer shall include a former director or officer who has ceased to have the capacity of director or officer, as the case may be, and his heirs, executors, and administrators. The corporation may purchase and maintain insurance to indemnify it against all or any part of the liability to indemnify assumed by it in accordance with this Article.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22. UNDERTAKINGS.

The Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities act, each such post-effective amendment shall be deemed to be a registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of other securities being registered which remain unsold at the termination of the offering.

        (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, BRILL MEDIA COMPANY, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                BRILL MEDIA COMPANY, LLC

                                By:  BRILL MEDIA MANAGEMENT, INC.,
                                    Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                        Director, President, Chief Executive Officer and
                 ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                              Vice President, Controller, Secretary and Assistant
                 ------------------------------------------        Treasurer (Principal Financial and Accounting Officer)
                             Donald C. TenBarge

By                                   *                                                    Director
                 ------------------------------------------
                              Robert M. Leich

By                                   *                                                    Director
                 ------------------------------------------
                              Philip C. Fisher

By                                   *                               Director, Vice President, and Assistant Secretary
                 ------------------------------------------
                             Clifton E. Forrest

By                                   *                                                    Director
                 ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, BRILL MEDIA MANAGEMENT, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                BRILL MEDIA MANAGEMENT, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                      Alan R. Brill DIRECTOR, PRESIDENT, CHIEF
                                          EXECUTIVE OFFICER AND TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                        Director, President, Chief Executive Officer and
                 ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                              Vice President, Controller, Secretary and Assistant
                 ------------------------------------------        Treasurer (Principal Financial and Accounting Officer)
                             Donald C. TenBarge

By                                   *                                                    Director
                 ------------------------------------------
                              Robert M. Leich

By                                   *                                                    Director
                 ------------------------------------------
                              Philip C. Fisher

By                                   *                               Director, Vice President, and Assistant Secretary
                 ------------------------------------------
                             Clifton E. Forrest

By                                   *                                                    Director
                 ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, ADVERTISERS P.S., LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                ADVERTISERS P.S., LLC

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC., Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, President, Chief Executive Officer and
                ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                             Vice President, Controller, Secretary and Assistant
                ------------------------------------------            Treasurer (Principal Financial and Accounting
                            Donald C. TenBarge                                          Officer)

By                                   *                                                  Director
                ------------------------------------------
                              Robert M. Leich

By                                   *                                                  Director
                ------------------------------------------
                             Philip C. Fisher

By                                   *                              Director, Vice President, and Assistant Secretary
                ------------------------------------------
                            Clifton E. Forrest

By                                   *                                                  Director
                ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, BMC HOLDINGS, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                BMC HOLDINGS, LLC

                                By:  BRILL MEDIA COMPANY, LLC,
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC.,
                                    Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                      Alan R. Brill DIRECTOR, PRESIDENT, CHIEF
                                          EXECUTIVE OFFICER AND TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                        Director, President, Chief Executive Officer and
                 ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                              Vice President, Controller, Secretary and Assistant
                 ------------------------------------------        Treasurer (Principal Financial and Accounting Officer)
                             Donald C. TenBarge

By                                   *                                                    Director
                 ------------------------------------------
                              Robert M. Leich

By                                   *                                                    Director
                 ------------------------------------------
                              Philip C. Fisher

By                                   *                               Director, Vice President, and Assistant Secretary
                 ------------------------------------------
                             Clifton E. Forrest

By                                   *                                                    Director
                 ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, BRILL NEWSPAPERS, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                BRILL NEWSPAPERS, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, BRILL RADIO, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                BRILL RADIO, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

By                                   *                                Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, CADILLAC NEWSPAPERS, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                CADILLAC NEWSPAPERS, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, CENTRAL MICHIGAN DISTRIBUTION CO., INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                CENTRAL MICHIGAN DISTRIBUTION CO., INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, CENTRAL MICHIGAN DISTRIBUTION CO., L.P. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanville, in the State of Indiana, on February 26, 1998.


                                CENTRAL MICHIGAN DISTRIBUTION CO., L.P.

                                By:  CENTRAL MICHIGAN DISTRIBUTION CO., INC.
                                    General Partner

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

By                           /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, CENTRAL MICHIGAN NEWSPAPERS, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                CENTRAL MICHIGAN NEWSPAPERS, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, CENTRAL MISSOURI BROADCASTING, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                CENTRAL MISSOURI BROADCASTING, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

By                                   *                                Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, CENTRAL PRINTING SERVICE, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                CENTRAL PRINTING SERVICE, LLC

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC., Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, President, Chief Executive Officer and
                ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                             Vice President, Controller, Secretary and Assistant
                ------------------------------------------            Treasurer (Principal Financial and Accounting
                            Donald C. TenBarge                                          Officer)

By                                   *                                                  Director
                ------------------------------------------
                              Robert M. Leich

By                                   *                                                  Director
                ------------------------------------------
                             Philip C. Fisher

By                                   *                              Director, Vice President, and Assistant Secretary
                ------------------------------------------
                            Clifton E. Forrest

By                                   *                                                  Director
                ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, CMB II, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                CMB II, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, CMN ASSOCIATED PUBLICATIONS, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                CMN ASSOCIATED PUBLICATIONS, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

By                                   *                                Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, CMN HOLDING, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                CMN HOLDING, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

By                                   *                                Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, GLADWIN NEWSPAPERS, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                GLADWIN NEWSPAPERS, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, GRAPH ADS PRINTING, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                GRAPH ADS PRINTING, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                     Alan R. Brill DIRECTOR, VICE PRESIDENT AND
                                                     TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

By                           /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, HURON HOLDINGS, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                HURON HOLDINGS, LLC

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC.,
                                    Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, President, Chief Executive Officer and
                ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                             Vice President, Controller, Secretary and Assistant
                ------------------------------------------            Treasurer (Principal Financial and Accounting
                            Donald C. TenBarge                                          Officer)

By                                   *                                                  Director
                ------------------------------------------
                              Robert M. Leich

By                                   *                                                  Director
                ------------------------------------------
                             Philip C. Fisher

By                                   *                              Director, Vice President, and Assistant Secretary
                ------------------------------------------
                            Clifton E. Forrest

By                                   *                                                  Director
                ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, HURON NEWSPAPERS, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                HURON NEWSPAPERS, LLC

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC., Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, President, Chief Executive Officer and
                ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                             Vice President, Controller, Secretary and Assistant
                ------------------------------------------            Treasurer (Principal Financial and Accounting
                            Donald C. TenBarge                                          Officer)

By                                   *                                                  Director
                ------------------------------------------
                              Robert M. Leich

By                                   *                                                  Director
                ------------------------------------------
                             Philip C. Fisher

By                                   *                              Director, Vice President, and Assistant Secretary
                ------------------------------------------
                            Clifton E. Forrest

By                                   *                                                  Director
                ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, HURON P.S., LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                HURON P.S., LLC

                                By:  HURON HOLDINGS, LLC
                                    Manager

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC.,
                                    Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, President, Chief Executive Officer and
                ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                             Vice President, Controller, Secretary and Assistant
                ------------------------------------------            Treasurer (Principal Financial and Accounting
                            Donald C. TenBarge                                          Officer)

By                                   *                                                  Director
                ------------------------------------------
                              Robert M. Leich

By                                   *                                                  Director
                ------------------------------------------
                             Philip C. Fisher

By                                   *                              Director, Vice President, and Assistant Secretary
                ------------------------------------------
                            Clifton E. Forrest

By                                   *                                                  Director
                ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, MIDLAND BUYERS GUIDE, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                MIDLAND BUYERS GUIDE, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, NB II, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                NB II, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

By                                   *                                Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, NCH II, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                NCH II, LLC

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC.,
                                    Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, President, Chief Executive Officer and
                ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                             Vice President, Controller, Secretary and Assistant
                ------------------------------------------            Treasurer (Principal Financial and Accounting
                            Donald C. TenBarge                                          Officer)

By                                   *                                                  Director
                ------------------------------------------
                              Robert M. Leich

By                                   *                                                  Director
                ------------------------------------------
                             Philip C. Fisher

By                                   *                              Director, Vice President, and Assistant Secretary
                ------------------------------------------
                            Clifton E. Forrest

By                                   *                                                  Director
                ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, NCR II, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                NCR II, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                       Director, Vice President and Treasurer (Principal
                 ------------------------------------------                          Executive Officer)
                               Alan R. Brill

By                                   *                                  Assistant Treasurer (Principal Financial and
                 ------------------------------------------                         Accounting Officer)
                             Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, NCR III, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                NCR III, LLC

                                By:  NCH II, LLC
                                    Manager

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC.,
                                    Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, President, Chief Executive Officer and
                ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                             Vice President, Controller, Secretary and Assistant
                ------------------------------------------            Treasurer (Principal Financial and Accounting
                            Donald C. TenBarge                                          Officer)

By                                   *                                                  Director
                ------------------------------------------
                              Robert M. Leich

By                                   *                                                  Director
                ------------------------------------------
                             Philip C. Fisher

By                                   *                              Director, Vice President, and Assistant Secretary
                ------------------------------------------
                            Clifton E. Forrest

By                                   *                                                  Director
                ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, NORTHERN COLORADO HOLDINGS, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                NORTHERN COLORADO HOLDINGS, LLC

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC.,
                                    Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                        Director, President, Chief Executive Officer and
                 ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                              Vice President, Controller, Secretary and Assistant
                 ------------------------------------------        Treasurer (Principal Financial and Accounting Officer)
                             Donald C. TenBarge

By                                   *                                                    Director
                 ------------------------------------------
                              Robert M. Leich

By                                   *                                                    Director
                 ------------------------------------------
                              Philip C. Fisher

By                                   *                               Director, Vice President, and Assistant Secretary
                 ------------------------------------------
                             Clifton E. Forrest

By                                   *                                                    Director
                 ------------------------------------------
                            Charles W. Laughlin

By                           /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, NORTHERN COLORADO RADIO, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                NORTHERN COLORADO RADIO, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

 By                          /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

 By                                  *                                Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, NORTHLAND BROADCASTING, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                NORTHLAND BROADCASTING, LLC

                                By:  NORTHLAND HOLDINGS, LLC,
                                    Manager

                                By:  BMC HOLDINGS, LLC,
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC,
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC.,
                                    Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                        Director, President, Chief Executive Officer and
                 ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                              Vice President, Controller, Secretary and Assistant
                 ------------------------------------------        Treasurer (Principal Financial and Accounting Officer)
                             Donald C. TenBarge

By                                   *                                                    Director
                 ------------------------------------------
                              Robert M. Leich

By                                   *                                                    Director
                 ------------------------------------------
                              Philip C. Fisher

By                                   *                               Director, Vice President, and Assistant Secretary
                 ------------------------------------------
                             Clifton E. Forrest

By                                   *                                                    Director
                 ------------------------------------------
                            Charles W. Laughlin

By                           /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, NORTHLAND HOLDINGS, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.


                                NORTHLAND HOLDINGS, LLC

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC.,
                                    Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                            SIGNATURE                                                      TITLE
-----------------------------------------------------------------  ------------------------------------------------------

By                           /s/ ALAN R. BRILL                        Director, President, Chief Executive Officer and
                 ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                              Vice President, Controller, Secretary and Assistant
                 ------------------------------------------        Treasurer (Principal Financial and Accounting Officer)
                             Donald C. TenBarge

By                                   *                                                    Director
                 ------------------------------------------
                              Robert M. Leich

By                                   *                                                    Director
                 ------------------------------------------
                              Philip C. Fisher

By                                   *                               Director, Vice President, and Assistant Secretary
                 ------------------------------------------
                             Clifton E. Forrest

By                                   *                                                    Director
                 ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                        Attorney-in-Fact
                 ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, READING RADIO, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                READING RADIO, INC.,

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                     Alan R. Brill DIRECTOR, VICE PRESIDENT AND
                                                     TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on Feburary 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                           Director, Vice President and Treasurer
                ------------------------------------------                    (Principal Executive Officer)
                               Alan R. Brill

By                                   *                                Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, ST. JOHNS NEWSPAPERS, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                ST. JOHNS NEWSPAPERS, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

By                                   *                                Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

By                           /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, TRI-STATE BROADCASTING, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                TRI-STATE BROADCASTING, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                     Alan R. Brill DIRECTOR, VICE PRESIDENT AND
                                                     TREASURER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

By                        /s/ DONALD C. TENBARGE                      Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

    Pursuant to the requirements of the Securities Act, UPPER MICHIGAN HOLDINGS, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                UPPER MICHIGAN HOLDINGS, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER




                               POWER OF ATTORNEY



    Each person whose signature appears below constitutes and appoints Alan R. Brill his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities indicated on February 26, 1998.


                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

By                        /s/ DONALD C. TENBARGE                      Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

    Pursuant to the requirements of the Securities Act, UPPER MICHIGAN HOLDINGS, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                UPPER MICHIGAN HOLDINGS, LLC

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC., Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, President, Chief Executive Officer and
                ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                             Vice President, Controller, Secretary and Assistant
                ------------------------------------------            Treasurer (Principal Financial and Accounting
                            Donald C. TenBarge                                          Officer)

By                                   *                                                  Director
                ------------------------------------------
                              Robert M. Leich

By                                   *                                                  Director
                ------------------------------------------
                             Philip C. Fisher

By                                   *                              Director, Vice President, and Assistant Secretary
                ------------------------------------------
                            Clifton E. Forrest

By                                   *                                                  Director
                ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

    Pursuant to the requirements of the Securities Act, UPPER MICHIGAN MANAGEMENT, INC. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                UPPER MICHIGAN MANAGEMENT, INC.

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                       DIRECTOR, VICE PRESIDENT AND TREASURER



                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Alan R. Brill his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about teh premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities indicated on February 26, 1998.


                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, Vice President and Treasurer (Principal
                ------------------------------------------                         Executive Officer)
                               Alan R. Brill

By                        /s/ DONALD C. TENBARGE                      Assistant Treasurer (Principal Financial and
                ------------------------------------------                         Accounting Officer)
                            Donald C. TenBarge

    Pursuant to the requirements of the Securities Act, UPPER MICHIGAN NEWSPAPERS, LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, in the State of Indiana, on February 26, 1998.



                                UPPER MICHIGAN NEWSPAPERS, LLC

                                By:  BMC HOLDINGS, LLC
                                    Manager

                                By:  BRILL MEDIA COMPANY, LLC
                                    Manager

                                By:  BRILL MEDIA MANAGEMENT, INC., Manager

                                By               /s/ ALAN R. BRILL
                                     ------------------------------------------
                                                   Alan R. Brill
                                        DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1998.



                           SIGNATURE                                                      TITLE
----------------------------------------------------------------  -----------------------------------------------------

By                           /s/ ALAN R. BRILL                      Director, President, Chief Executive Officer and
                ------------------------------------------               Treasurer (Principal Executive Officer)
                               Alan R. Brill

By                                   *                             Vice President, Controller, Secretary and Assistant
                ------------------------------------------            Treasurer (Principal Financial and Accounting
                            Donald C. TenBarge                                          Officer)

By                                   *                                                  Director
                ------------------------------------------
                              Robert M. Leich

By                                   *                                                  Director
                ------------------------------------------
                             Philip C. Fisher

By                                   *                              Director, Vice President, and Assistant Secretary
                ------------------------------------------
                            Clifton E. Forrest

By                                   *                                                  Director
                ------------------------------------------
                            Charles W. Laughlin

*By                          /s/ ALAN R. BRILL                                      Attorney-in-Fact
                ------------------------------------------
                               Alan R. Brill

                                 EXHIBIT INDEX


   EXHIBIT
    NUMBER                                            DESCRIPTION OF EXHIBIT
--------------  --------------------------------------------------------------------------------------------------

 3(i)(a)        Articles of Organization of Brill Media Company, LLC*

 3(i)(b)        Articles of Incorporation of Brill Media Management, Inc.*

 3(i)(c)        Articles of Organization of BMC Holdings, LLC*

 3(i)(d)        Articles of Incorporation of Reading Radio, Inc.*

 3(i)(e)        Articles of Incorporation of Tri-State Broadcasting, Inc.*

 3(i)(f)        Articles of Incorporation of Northern Colorado Radio, Inc.*

 3(i)(g)        Articles of Incorporation of NCR II, Inc.*

 3(i)(h)        Articles of Incorporation of Central Missouri Broadcasting, Inc.*

 3(i)(i)        Articles of Incorporation of CMB II, Inc.*

 3(i)(j)        Articles of Organization of Northland Broadcasting, LLC*

 3(i)(k)        Articles of Incorporation of NB II, Inc.*

 3(i)(l)        Articles of Incorporation of Central Michigan Newspapers, Inc.*

 3(i)(m)        Articles of Incorporation of Cadillac Newspapers, Inc.*

 3(i)(n)        Articles of Incorporation of CMN Associated Publications, Inc.*

 3(i)(o)        Articles of Limited Partnership of Central Michigan Distribution Co., L.P.*

 3(i)(p)        Articles of Incorporation of Central Michigan Distribution Co., Inc.*

 3(i)(q)        Articles of Incorporation of Gladwin Newspapers, Inc.*

 3(i)(r)        Articles of Incorporation of Graph Ads Printing, Inc.*

 3(i)(s)        Articles of Incorporation of Midland Buyers Guide, Inc.*

 3(i)(t)        Articles of Incorporation of St. Johns Newspapers, Inc.*

 3(i)(u)        Articles of Organization of Huron P.S., LLC*

 3(i)(v)        Articles of Organization of Huron Newspapers, LLC*

 3(i)(w)        Articles of Organization of Huron Holdings, LLC*

 3(i)(x)        Articles of Organization of Northern Colorado Holdings, LLC*

 3(i)(y)        Articles of Organization of NCR III, LLC*

 3(i)(z)        Articles of Organization of NCH II, LLC*

 3(i)(aa)       Articles of Organization of Northland Holdings, LLC*

 3(i)(bb)       Articles of Incorporation of CMN Holding, Inc.*

 3(i)(cc)       Articles of Incorporation of Brill Radio, Inc.*

 3(i)(dd)       Articles of Incorporation of Brill Newspapers, Inc.*

 3(i)(ee)       Articles of Organization of Advertisers P.S., LLC**

 3(i)(ff)       Articles of Organization of Central Printing Service, LLC**

 3(i)(gg)       Articles of Incorporation of Upper Michigan Management, Inc.**

 3(i)(hh)       Articles of Organization of Upper Michigan Holdings, LLC**

 3(i)(ii)       Articles of Incorporation of Upper Michigan Holdings, Inc.**

   EXHIBIT
    NUMBER                                            DESCRIPTION OF EXHIBIT
--------------  --------------------------------------------------------------------------------------------------
 3(i)(jj)       Articles of Organization of Upper Michigan Newspapers, LLC**

 3(ii)(a)       Operating Agreement of Brill Media Company, LLC*

 3(ii)(b)       By-laws of Brill Media Management, Inc.*

 3(ii)(c)       Operating Agreement of BMC Holdings, LLC*

 3(ii)(d)       By-laws of Reading Radio, Inc.*

 3(ii)(e)       By-laws of Tri-State Broadcasting, Inc.*

 3(ii)(f)       By-laws of Northern Colorado Radio, Inc.*

 3(ii)(g)       By-laws of NCR II, Inc.*

 3(ii)(h)       By-laws of Central Missouri Broadcasting, Inc.*

 3(ii)(i)       By-laws of CMB II, Inc.*

 3(ii)(j)       Operating Agreement of Northland Broadcasting, LLC*

 3(ii)(k)       By-laws of NB II, Inc.*

 3(ii)(l)       By-laws of Central Michigan Newspapers, Inc.*

 3(ii)(m)       By-laws of Cadillac Newspapers, Inc.*

 3(ii)(n)       By-laws of CMN Associated Publications, Inc.*

 3(ii)(o)       Partnership Agreement of Central Michigan Distribution Co., L.P.*

 3(ii)(p)       By-laws of Central Michigan Distribution Co., Inc.*

 3(ii)(q)       By-laws of Gladwin Newspapers, Inc.*

 3(ii)(r)       By-laws of Graph Ads Printing, Inc.*

 3(ii)(s)       By-laws of Midland Buyers Guide, Inc.*

 3(ii)(t)       By-laws of St. Johns Newspapers, Inc.*

 3(ii)(u)       Operating Agreement of Huron P.S., LLC*

 3(ii)(v)       Operating Agreement of Huron Newspapers, LLC*

 3(ii)(w)       Operating Agreement of Huron Holdings, LLC*

 3(ii)(x)       Operating Agreement of Northern Colorado Holdings, LLC*

 3(ii)(y)       Operating Agreement of NCR III, LLC*

 3(ii)(z)       Operating Agreement of NCH II, LLC*

 3(ii)(aa)      Operating Agreement of Northland Holdings, LLC*

 3(ii)(bb)      By-laws of CMN Holding, Inc.*

 3(ii)(cc)      By-laws of Brill Radio, Inc.*

 3(ii)(dd)      By-laws of Brill Newspapers, Inc.*

 3(ii)(ee)      Operating Agreement of Advertisers P.S., LLC**

 3(ii)(ff)      Operating Agreement of Central Printing Service, LLC**

 3(ii)(gg)      By-laws of Upper Michigan Management, Inc.**

 3(ii)(hh)      Operating Agreement of Upper Michigan Holdings, LLC**

 3(ii)(ii)      By-laws of Michigan Holdings, Inc.**

 3(ii)(jj)      Operating Agreement of Upper Michigan Newspapers, LLC**

   EXHIBIT
    NUMBER                                            DESCRIPTION OF EXHIBIT
--------------  --------------------------------------------------------------------------------------------------
 4.1            Indenture dated as of December 30, 1997 among Brill Media Company, LLC, Brill Media Management,
                Inc., the Subsidiary Guarantors named therein, and United States Trust Company of New York, as
                Trustee, with the forms of 12% Senior Notes due 2007 and Series B 12% Senior Notes due 2007
                included therein*

 4.2            Indenture dated as of December 30, 1997 among Brill Media Company, LLC, Brill Media Management,
                Inc., the Subsidiary Guarantors named therein, and United States Trust Company of New York, as
                Trustee, with the forms of Appreciation Notes due 2007 and Series B Appreciation Notes due 2007
                included therein*

 4.3            Supplemental Indenture dated as of March   , 1998 among Brill Media Company, LLC, Brill Media
                Management, Inc., the Subsidiary Guarantors named therein, and United States Trust Company of New
                York, as Trustee***

4.4             Supplemental Indenture dated as of March   , 1998 among Brill Media Company, LLC, Brill Media
                Management, Inc., the Subsidiary Guarantors named therein, and United States Trust Company of New
                York, as Trustee***

 5.1            Opinion of Carter, Ledyard & Milburn including consent*

 5.2            Opinion of Thompson & McMullan, P.C. including consent*

 8              Opinion of Carter, Ledyard & Milburn regarding certain Federal income tax matters, including consent**

10.1(a)         Performance Incentive Plan Agreement dated November 26, 1985 between Central Michigan Newspapers,
                Inc. and Clifton E. Forrest*

10.1(b)         Performance Incentive Plan Agreement dated November 26, 1985 between WIOV, Inc. and Alan L. Beck*

10.2            Managed Affiliates Subordination Agreement dated December 30, 1997 among Brill Media Company, L.P.
                and certain Subsidiaries*

10.3            Management Agreements dated December 30, 1987 between various subsidiaries of Brill Media Company,
                LLC and Brill Media Company, L.P.*

10.4(a)         Managed Affiliate Management Agreement dated December 30, 1997 between Tri-State Broadcasting,
                Inc. and TSB III, LLC*

10.4(b)         Managed Affiliate Management Agreement dated December 30, 1997 between Tri-State Broadcasting,
                Inc. and TSB IV, LLC*

10.5(a)         Managed Affiliate Promissory Note dated December 30, 1997 of TSB III, LLC in favor of Tri-State
                Broadcasting, Inc.*

10.5(b)         Managed Affiliate Promissory Note dated December 30, 1997 of TSB IV, LLC in favor of Tri-State
                Broadcasting, Inc.*

10.6(a)         Asset Purchase Agreement dated October 24, 1997 between CMBH, Inc. and MVP Radio, Inc.*

10.6(b)         Asset Purchase Agreement dated October 24, 1997 between Central Missouri Broadcasting, Inc. and
                Zimmer Radio of Mid-Missouri, Inc.*

10.7            Amended and Restated Credit Agreement dated as of September 30, 1997 by and among the Borrowers named therein, Amresco Funding Corporation and Goldman Sachs Credit Partners L.P.***

10.8(a)         Time Brokerage Agreement dated November 1, 1997 between CMB II, Inc. and MVP Radio, Inc.*

   EXHIBIT
    NUMBER                                            DESCRIPTION OF EXHIBIT
--------------  --------------------------------------------------------------------------------------------------
10.8(b)         Time Brokerage Agreement dated November 1, 1997 between Central Missouri Broadcasting, Inc. and
                Zimmer Radio of Mid-Missouri, Inc.*

10.8(c)         Time Brokerage Agreement dated June 27, 1996 between NCR II, Inc. and Onyx, Inc.*

10.9            Purchase Agreement dated December 22, 1997 by and among Brill Media Company, LLC, Brill Media
                Management, Inc., the Subsidiary Guarantors named therein, and NatWest Capital Markets Limited*

10.10(a)        Registration Rights Agreement dated as of December 30, 1997 by and among Brill Media Company, LLC,
                Brill Media Management, Inc., the Subsidiary Guarantors named therein, and NatWest Capital Markets
                Limited*

10.10(b)        Appreciation Notes Registration Rights Agreement dated as of December 30, 1997 by and among Brill
                Media Company, LLC, Brill Media Management, Inc., the Subsidiary Guarantors named therein, and
                NatWest Capital Markets Limited*

10.11(a)        Revolving Credit Agreement dated December 30, 1997 between various Subsidiary Guarantors and BMC
                Holdings, LLC*

10.11(b)        Revolving Credit Note dated December 30, 1997 between various Subsidiary Guarantors and BMC
                Holdings, LLC*

10.11(c)        Promissory Note dated December 30, 1997 between BMC Holdings, LLC and Brill Media Company, LLC*

12.1            Ratio of Earnings to Fixed Charges**

21              Subsidiaries of Brill Media Company, LLC**

23.1            Consent of Carter, Ledyard & Milburn (included in its opinions filed as Exhibits 5.1 and 8)*

23.2            Consent of Ernst & Young LLP**

23.3            Consent of Thompson & McMullan, P.C. (included in its opinion filed as Exhibit 5.2)*

24              Power of Attorney (included on signature page)*

25.1            Statement of Eligibility on Form T-1 of Trustee (Series B 12% Senior Notes Due 2007)***

25.2            Statement of Eligibility on Form T-1 of Trustee (Series B Appreciation Notes Due 2007)***

27              Financial Data Schedule**

99.1            Form of Letter of Transmittal to Tender for Exchange 12% Senior Notes due 2007**

99.2            Form of Letter of Transmittal to Tender for Exchange Appreciation Notes due 2007**

99.3            Form of Exchange Agency Agreement among Brill Media Company, LLC, Brill Media Management, Inc.,
                the Subsidiary Guarantors named therein and United States Trust Company of New York, as Exchange
                Agent**


------------------------


*   Previously filed



**  Filed herewith



*** To be filed by amendment